                                                Filed Pursuant to Rule 424(b)(3)
                                                Registration File No.: 333-75072

The information contained in this prospectus supplement is not completed and may be changed. This prospectus supplement and accompanying prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 9, 2004
PROSPECTUS SUPPLEMENT
DATED MARCH , 2004 (TO PROSPECTUS DATED MARCH  , 2004)


              US$[ ] CLASS A-1 MORTGAGE-BACKED FLOATING RATE NOTES
             euro[ ] CLASS A-3 MORTGAGE-BACKED FLOATING RATE NOTES


                         MEDALLION TRUST SERIES 2004-1G

                            [MEDALLION LOGO OMITTED]


        SECURITISATION ADVISORY SERVICES PTY LIMITED (ABN 88 064 133 946)
                                     MANAGER


               COMMONWEALTH BANK OF AUSTRALIA (ABN 48 123 123 124)
                          AS A SELLER AND THE SERVICER


                    HOMEPATH PTY LIMITED (ABN 35 081 986 530)
                                   AS A SELLER


             PERPETUAL TRUSTEE COMPANY LIMITED (ABN 42 000 001 007)
        IN ITS CAPACITY AS TRUSTEE OF THE MEDALLION TRUST SERIES 2004-1G
                                 ISSUER TRUSTEE

                                    ---------

     The Offshore notes will be collateralized by a pool of housing loans secured by properties located in Australia. The Medallion Trust Series 2004-1G will be governed by the laws of New South Wales, Australia.

     The Offshore notes are not deposits and neither the notes nor the underlying housing loans are insured or guaranteed by any governmental agency or instrumentality. The Offshore notes represent obligations of the issuer trustee in its capacity as trustee of the Medallion Trust Series 2004-1G only and do not represent obligations of or interests in, and are not guaranteed by, Securitisation Advisory Services Pty Limited, Commonwealth Bank of Australia, Homepath Pty Limited, Perpetual Trustee Company Limited or the underwriters.

     Application will be made to the Irish Stock Exchange for each class of Offshore notes to be admitted to the Daily Official List. There can be no assurance that any such listing will be obtained. The issuance and settlement of each class of Offshore notes on the closing date is not conditioned on the listing of such Offshore notes on the Irish Stock Exchange.

     INVESTING IN THE OFFSHORE NOTES INVOLVES RISKS. SEE "RISK FACTORS" ON PAGE S-29.



                                                                                            UNDERWRITING
                                                            INITIAL                        DISCOUNTS AND       PROCEEDS
                            INITIAL PRINCIPAL BALANCE    INTEREST RATE   PRICE TO PUBLIC     COMMISSION    TO ISSUER TRUSTEE
                           --------------------------- ---------------- ----------------- --------------- ------------------
Class A-1 Notes ..........           US$[ ]              LIBOR + [ ]%          100%            US$[ ]            US$[ ]
Class A-3 Notes ..........          euro[ ]             EURIBOR + [ ]%         100%           euro[ ]           euro[ ]

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                   Joint Lead Managers and Joint Bookrunners

     CITIGROUP         DEUTSCHE BANK SECURITIES         NOMURA


                  Joint Lead Manager for the Class A-1 Notes

                        COMMONWEALTH BANK OF AUSTRALIA


                                  Co-Manager

                          CREDIT SUISSE FIRST BOSTON

                               TABLE OF CONTENTS

                                                       PAGE
                                                       ----
Important Notice About Information Presented
   in this Prospectus Supplement and the
   Accompanying Prospectus .........................    S-4
Disclaimers with Respect to Sales to Non-U S.
   Investors .......................................    S-5
Australian Disclaimers .............................    S-9
Summary ............................................   S-10
Parties to the Transaction .........................   S-10
Structural Diagram .................................   S-12
Summary of the Notes ...............................   S-13
   Structural Overview .............................   S-14
   Credit Enhancements .............................   S-15
   Liquidity Enhancements ..........................   S-16
   Redraws and Further Advances ....................   S-16
   Hedging Arrangements ............................   S-17
   Optional Redemption .............................   S-17
   The Housing Loan Pool ...........................   S-19
   Selected Housing Loan Pool Data as of the
     Commencement of Business on March 4, 2004 .....   S-19
   Withholding Tax .................................   S-20
   U S. Tax Status .................................   S-20
   Legal Investment ................................   S-21
   ERISA Considerations ............................   S-21
   Book-Entry Registration .........................   S-21
   Listing on the Irish Stock Exchange .............   S-21
   Collections .....................................   S-21
   Interest on the Notes and Redraw Bonds ..........   S-22
   Principal on the Notes and Redraw Bonds .........   S-23
   Allocation of Cash Flows ........................   S-24
   Determination of Available Income Amount
     for a Distribution Date .......................   S-25
   Distribution of Available Income Amount on a
     Distribution Date .............................   S-26
   Determination of Available Principal Amount
     for a Distribution Date .......................   S-27
   Distribution of Available Principal Amount on
     a Distribution Date ...........................   S-28
Risk Factors .......................................   S-29
Capitalized Terms ..................................   S-42
U.S. Dollar and Euro Presentation ..................   S-42
The Sellers ........................................   S-42
   Commonwealth Bank ...............................   S-42
   Homepath ........................................   S-43
Description of the Assets of the Trust .............   S-43
   Assets of the Trust .............................   S-43
   Use of Proceeds .................................   S-43

                                                       PAGE
                                                       ----
Description of the Pool of Housing Loans ...........   S-43
   General .........................................   S-43
   Homepath Residential Loan Program ...............   S-44
   Features of the Housing Loans ...................   S-44
   Homepath Housing Loan
     Product Types .................................   S-44
   Homepath Housing Loan Features ..................   S-45
   Commonwealth Bank Residential Loan
     Program .......................................   S-45
   Details of the Housing Loan Pool ................   S-45
   Substitution of Housing
     Loan Securities ...............................   S-46
   Representations, Warranties and Eligibility
     Criteria ......................................   S-46
Description of the Offshore Notes ..................   S-46
   General .........................................   S-46
   Form of the Offshore Notes ......................   S-47
   Distributions on the Notes ......................   S-49
   Key Dates and Periods ...........................   S-49
   Calculation of Available Income Amount ..........   S-50
   Liquidity Facility Advance ......................   S-52
   Principal Draw ..................................   S-52
   Distribution of the Available Income Amount .....   S-52
   Interest on the Notes ...........................   S-54
   Determination of the Available Principal
     Amount ........................................   S-56
   Distribution of the Available Principal
     Amount ........................................   S-57
   Allocation of Principal to the Notes ............   S-58
   Redraws and Further Advances ....................   S-60
   Principal Charge-Offs ...........................   S-61
   The Interest Rate Swaps .........................   S-62
   The Currency Swaps ..............................   S-67
   Optional Redemption of the Notes ................   S-72
   Final Maturity Date .............................   S-73
   Reports to Noteholders ..........................   S-73
Description of the Transaction
   Documents .......................................   S-75
   The Mortgage Insurance Policies .................   S-75
   The High LTV Master Mortgage Insurance
     Policy ........................................   S-75
   The Master Mortgage Insurance Policy ............   S-78
   Description of the Mortgage Insurers ............   S-81
   Liquidity Facility ..............................   S-82
   Standby Redraw Facility .........................   S-83
   Clean-Up and Extinguishment .....................   S-84
   Governing Law ...................................   S-85
Description of the Trustees and the Manager ........   S-85
   The Issuer Trustee ..............................   S-85
   The Security Trustee ............................   S-85

                                                    PAGE
                                                    ----
   The Security Trust Deed .....................    S-85
   Priorities under the Security
     Trust Deed ................................    S-87
   The Offshore Note Trustee ...................    S-89
   Retirement of Offshore Note Trustee .........    S-89
   The Manager .................................    S-89
Servicing ......................................    S-90
   General .....................................    S-90
   Transfer of Housing Loan Documents ..........    S-90
   Collection and Enforcement
     Procedures ................................    S-90
   Delinquency Experience ......................    S-90
Prepayment and Yield Considerations ............    S-94
   General .....................................    S-94
   Prepayments .................................    S-94
   Weighted Average Lives ......................    S-95
   Prepayment Model and Assumptions ............    S-95
Plan of Distribution - Underwriting ............    S-99
   Offering Restrictions .......................   S-100


                                                   PAGE
                                                   ----
United States Federal Income
   Tax Matters .................................   S-102
Australian Tax Matters .........................   S-104
ERISA Considerations ...........................   S-105
Exchange Controls and Limitations ..............   S-105
Authorization ..................................   S-106
Litigation .....................................   S-106
DTC, Euroclear and Clearstream, Luxembourg .....   S-106
Listing on Irish Stock Exchange ................   S-107
Announcement ...................................   S-107
Ratings of the Notes ...........................   S-107
Legal Matters ..................................   S-108
Glossary .......................................   S-111
Appendix A .....................................     A-1

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

For the purposes of the accompanying prospectus, the Class A-1 notes and the Class A-3 notes, collectively the Offshore notes, are US Dollar notes and the Class A-2 notes and the Class B notes are Australian Dollar notes. Unless specifically provided otherwise in this prospectus supplement, all references in the accompanying prospectus to "US Dollar notes", "US Dollar noteholders", "US Dollar note trustee", "US Dollar note trust deed", "US Dollar note terms and conditions", "US Dollar trust", "US Dollar definitive notes" and "US Dollar book-entry notes" are to be read as references to "Offshore notes", "Offshore noteholders", "Offshore note trustee", "Offshore note trust deed", "Offshore note terms and conditions", "Offshore trust", "Offshore definitive notes" and "Offshore book-entry notes", respectively. References to "US Dollar note registrar" are to be read as references to "US Dollar note registrar" or "Euro note registrar", as the case may be.

      The Offshore notes are described in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to this series of Offshore notes; and (2) this prospectus supplement, which describes the specific terms of this series of Offshore notes and may be different from the information in the accompanying prospectus.

      IF THE DESCRIPTION OF THE TERMS OF THE OFFSHORE NOTES VARIES BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

      Neither this prospectus supplement nor the accompanying prospectus contains all of the information included in the registration statement. The registration statement also includes copies of the various contracts and documents referred to in this prospectus supplement and the accompanying prospectus. You may obtain copies of these documents for review. See "Available Information" in the accompanying prospectus.

      If you require additional information, the mailing address of the Manager's office in the United States is Securitisation Advisory Services Pty Limited, c/o Commonwealth Bank of Australia, 599 Lexington Avenue, New York, New York 10022, Attention: Executive Vice President Head of North America.

      Definitions of capitalized terms used in this prospectus supplement and the accompanying prospectus are under the caption "Glossary" in this prospectus supplement and in the accompanying prospectus.


            DISCLAIMERS WITH RESPECT TO SALES TO NON-U.S. INVESTORS

      This section applies only to the offering of the Offshore notes in countries other than the United States of America. In this section of this prospectus supplement entitled "Disclaimers with Respect to Sales to Non-U.S. Investors", references to Perpetual Trustee Company Limited are to that company in its capacity as trustee of the Medallion Trust Series 2004-1G, and not its personal capacity.

Securitisation Advisory Services Pty Limited is responsible and liable for this prospectus supplement and accompanying prospectus in the United States of America.

      Other than in the United States of America, no person has taken or will take any action that would permit a public offer of the Offshore notes in any country or jurisdiction. The Offshore notes may be offered non-publicly in other jurisdictions. The Offshore notes may not be offered or sold, directly or indirectly, and neither this prospectus supplement and accompanying prospectus, nor any form of application, advertisement or other offering material may be issued, distributed or published in any country or jurisdiction, unless permitted under all applicable laws and regulations. Each underwriter has agreed to comply with all applicable securities laws and regulations in each jurisdiction in which it purchases, offers, sells or delivers Offshore notes or possesses or distributes this prospectus supplement and accompanying prospectus or any other offering material. The distribution of this prospectus supplement and accompanying prospectus and the offer or sale of the Offshore notes may be restricted in some jurisdictions. In particular, there are restrictions on the distribution of this prospectus supplement and accompanying prospectus and the offer and sale of the Offshore notes in Australia, the United Kingdom and in the United States of America. You should inform yourself about and observe any of these restrictions. For a description of further restrictions on offers and sales of the Offshore notes, see "Plan of Distribution--Underwriting" in this prospectus supplement.

      This prospectus supplement and accompanying prospectus do not and are not intended to constitute an offer to sell or a solicitation of any offer to buy any of the Offshore notes by or on behalf of Perpetual Trustee Company Limited or Securitisation Advisory Services Pty Limited in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make an offer or solicitation in such jurisdiction.

      Securitisation Advisory Services Pty Limited accepts responsibility for the information contained in this prospectus supplement and in the accompanying prospectus other than the information for which Commonwealth Bank of Australia, Perpetual Trustee Company Limited and The Bank of New York take responsibility for as described in the following three paragraphs. To the best of the knowledge and belief of Securitisation Advisory Services Pty Limited, which has taken all reasonable care to ensure that such is the case, the information contained in this prospectus supplement and accompanying prospectus, other than the information for which Commonwealth Bank of Australia, Perpetual Trustee Company Limited and The Bank of New York take responsibility for as described in the following three paragraphs, is in accordance with the facts and does not omit anything likely to affect the import of that information.

      Commonwealth Bank of Australia, for itself and on behalf of Homepath Pty Limited, accepts responsibility for the information contained in "The Issuer Trustee, Commonwealth Bank of Australia and the Manager--Commonwealth Bank" and "--The Manager", "Description of the Assets of a Trust--The Housing Loans",

"Commonwealth Bank Residential Loan Program" and "The Servicer" in the accompanying prospectus and "Summary of the Notes --The Housing Loan Pool" and "--Selected Housing Loan Pool Data as of the Commencement of Business on March 4, 2004", "The Sellers", "Description of the Pool of Housing Loans-- Homepath Residential Loan Program", "--Features of the Housing Loans", "--Homepath Housing Loan Product Types", "--Homepath Housing Loan Features", "--Commonwealth Bank Residential Loan Program", "--Details of the Housing Loan Pool" and "Appendix A", in this prospectus supplement. To the best of the knowledge and belief of Commonwealth Bank of Australia, which has taken all reasonable care to ensure that such is the case, the information contained in those sections is in accordance with the facts and does not omit anything likely to affect the import of that information.

      Perpetual Trustee Company Limited accepts responsibility for the information contained in "The Issuer Trustee, Commonwealth Bank and the Manager--the Issuer Trustee" in the accompanying prospectus and "Description of the Trustees and the Manager--The Issuer Trustee" in this prospectus supplement and "Description of the Trustees and the Manager--The Security Trustee" in this prospectus supplement. To the best of the knowledge and belief of Perpetual Trustee Company Limited, which has taken all reasonable care to ensure that such is the case, the information contained in that section is in accordance with the facts and does not omit anything likely to affect the import of that information.

      The Bank of New York accepts responsibility for the information contained in "Description of the US Dollar Notes--The US Dollar Note Trustee--Appointment of US Dollar Note Trustee" in the accompanying prospectus and "Description of the Offshore Notes--Form of the Offshore Notes--US Dollar Note Registrar and Euro Note Registrar" and "Description of the Trustees and the Manager--The Offshore Note Trustee" in this prospectus supplement. To the best of the knowledge and belief of The Bank of New York, which has taken all reasonable care to ensure that such is the case, the information contained in those sections is in accordance with the facts and does not omit anything likely to affect the import of that information.

      Except with respect to the information for which it accepts responsibility in the preceding four paragraphs, none of Securitisation Advisory Services Pty Limited, Commonwealth Bank of Australia, Homepath Pty Limited, Perpetual Trustee Company Limited, P.T. Limited or The Bank of New York accepts any responsibility for any information contained in this prospectus supplement and accompanying prospectus and has not separately verified the information contained in this prospectus supplement and accompanying prospectus and makes no representation, warranty or undertaking, express or implied, as to the accuracy or completeness of any information contained in this prospectus supplement and accompanying prospectus or any other information supplied in connection with the Offshore notes.

      Commonwealth Bank of Australia, Homepath Pty Limited, Perpetual Trustee Company Limited, Securitisation Advisory Services Pty Limited, P.T. Limited, The Bank of New York and the underwriters do not recommend that any person should purchase any of the Offshore notes and do not, except as described in the preceding five paragraphs, accept any responsibility or make any representation as to the tax consequences of investing in the Offshore notes.

      Each person receiving this prospectus supplement and accompanying prospectus:

       o acknowledges that he or she has not relied on the entities listed in the preceding paragraph nor on any person affiliated with any of them in connection with his or her investigation of the accuracy of the information in this prospectus supplement and accompanying prospectus or his or her investment decisions;

       o acknowledges that this prospectus supplement and accompanying prospectus and any other information supplied in connection with the Offshore notes is not intended to provide the basis of any credit or other evaluation;

       o acknowledges that the underwriters have expressly not undertaken to review the financial condition or affairs of the trust or any party named in this prospectus supplement and accompanying prospectus during the life of the Offshore notes;

       o should make their own independent investigation of the trust and the Offshore notes; and

       o should seek their own tax, accounting and legal advice as to the consequences of investing in any of the Offshore notes.

      No person has been authorized to give any information or to make any representations other than those contained in this prospectus supplement and accompanying prospectus in connection with the issue or sale of the Offshore notes. If such information or representation is given or received, it must not be relied upon as having been authorized by Perpetual Trustee Company Limited, Securitisation Advisory Services Pty Limited or any of the underwriters.

      Neither the delivery of this prospectus supplement and accompanying prospectus nor any sale made in connection with this prospectus supplement and accompanying prospectus shall, under any circumstances, create any implication that:

       o there has been no material change in the affairs of the trust or any party named in this prospectus supplement and accompanying prospectus since the date of this prospectus supplement and accompanying prospectus; or

       o any other information supplied in connection with the Offshore notes is correct as of any time subsequent to the date on which it is supplied or, if different, the date indicated in the document containing the same.

      Perpetual Trustee Company Limited's liability to make payments of interest and principal on the Offshore notes is limited to the assets of the trust available to be applied towards those payments in accordance with the transaction documents. All claims against Perpetual Trustee Company Limited in relation to the Offshore notes may only be satisfied out of the assets of the trust and are limited in recourse to the assets of the trust.

      Application will be made on the Irish Stock Exchange for the Offshore notes to be admitted to the Daily Official List. There can be no assurance that any such listing will be obtained. The issuance and settlement of each class of Offshore notes on the closing date is not conditioned on the listing of such Offshore notes on the Irish Stock Exchange. So long as the Offshore notes are listed on the Irish Stock Exchange, listed Offshore notes will be freely transferable and negotiable in accordance with the rules of the Irish Stock Exchange.

      THIS DOCUMENT MAY NOT BE COMMUNICATED IN THE UNITED KINGDOM OTHER THAN TO PERSONS HAVING PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 19, OR PERSONS QUALIFYING AS HIGH NET WORTH PERSONS UNDER ARTICLE 49, OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2001, AS AMENDED, OR TO ANY OTHER PERSON TO WHOM THIS DOCUMENT MAY OTHERWISE LAWFULLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED NOR MAY ANY NOTES BE OFFERED OR SOLD IN THE UNITED KINGDOM EXCEPT TO PERSONS WHOSE ORDINARY ACTIVITIES INVOLVE THEM IN ACQUIRING, HOLDING, MANAGING OR DISPOSING OF INVESTMENTS, AS PRINCIPAL OR AGENT, FOR THE PURPOSES OF THEIR BUSINESS OR WHO IT IS REASONABLE TO EXPECT WILL ACQUIRE, HOLD, MANAGE OR DISPOSE OF INVESTMENTS, AS PRINCIPAL OR AGENT, FOR THE PURPOSES OF THEIR BUSINESS OR OTHERWISE IN CIRCUMSTANCES THAT DO NOT RESULT IN AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE PUBLIC OFFERS OF SECURITIES REGULATIONS 1995, AS AMENDED. THIS DOCUMENT IS NOT AVAILABLE TO OTHER CATEGORIES OF PERSONS IN THE UNITED KINGDOM AND NO ONE FALLING OUTSIDE THE CATEGORIES STATED ABOVE IS ENTITLED TO RELY ON, AND MUST NOT ACT ON, ANY INFORMATION IN THIS DOCUMENT. THE TRANSMISSION OF THIS DOCUMENT TO ANY PERSON IN THE UNITED KINGDOM OTHER THAN THE CATEGORIES STATED ABOVE IS UNAUTHORIZED AND MAY CONTRAVENE THE FINANCIAL SERVICES AND MARKETS ACT 2000.

                            AUSTRALIAN DISCLAIMERS

       o The Offshore notes do not represent deposits or other liabilities of Commonwealth Bank of Australia, Homepath Pty Limited or the respective associates of Commonwealth Bank of Australia or Homepath Pty Limited.

       o The holding of the Offshore notes is subject to investment risk, including possible delays in repayment and loss of income and principal invested.

       o None of Commonwealth Bank of Australia, Homepath Pty Limited, any associate of Commonwealth Bank of Australia or Homepath Pty Limited, Perpetual Trustee Company Limited, P.T. Limited, The Bank of New York or any underwriter in any way stands behind the capital value or the performance of the Offshore notes or the assets of the trust except to the limited extent provided in the transaction documents for the trust.

       o None of Commonwealth Bank of Australia, Homepath Pty Limited, Perpetual Trustee Company Limited, Securitisation Advisory Services Pty Limited, P.T. Limited, The Bank of New York or any of the underwriters guarantees the payment of interest or the repayment of principal due on the Offshore notes.

       o None of the obligations of Perpetual Trustee Company Limited, in its capacity as trustee of the trust, or Securitisation Advisory Services Pty Limited, as manager, is guaranteed in any way by Commonwealth Bank of Australia, Homepath Pty Limited, any associate of Commonwealth Bank of Australia or Homepath Pty Limited or by Perpetual Trustee Company Limited or any associate of Perpetual Trustee Company Limited.

                                    SUMMARY

      This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. This summary contains an overview of some of the concepts and other information to aid your understanding. All of the information contained in this summary is qualified by the more detailed explanations in other parts of this prospectus supplement.


                          PARTIES TO THE TRANSACTION

TRUST:........................   Medallion Trust Series 2004-1G

ISSUER TRUSTEE:...............   Perpetual Trustee Company Limited (ABN 42 000
                                 001 007), in its capacity as trustee of the trust

MANAGER:......................   Securitisation Advisory Services Pty Limited
                                 (ABN 88 064 133 946), Level 7, 48 Martin Place,
                                 Sydney, NSW 2000
                                 Telephone no.: (612) 9378 2323

OFFSHORE NOTE TRUSTEE:........   The Bank of New York

SECURITY TRUSTEE:.............   P.T. Limited (ABN 67 004 454 666)

SELLERS:......................   Commonwealth Bank of Australia
                                 (ABN 48 123 123 124)
                                 Homepath Pty Limited
                                 (ABN 35 081 986 530)

SERVICER:.....................   Commonwealth Bank of Australia

PRINCIPAL PAYING AGENT:.......   The Bank of New York

AGENT BANK:...................   The Bank of New York

US DOLLAR NOTE REGISTRAR:.....   The Bank of New York

EURO NOTE REGISTRAR:..........   The Bank of New York, London Branch

IRISH LISTING AGENT AND IRISH
PAYING AGENT:.................   Ernst & Young

INCOME UNITHOLDER:............   Commonwealth Bank of Australia

CLASS A CAPITAL UNITHOLDER:...   CU Securitisation Services Pty Limited

CLASS B CAPITAL UNITHOLDER:...   Commonwealth Bank of Australia

UNDERWRITERS:.................   Citigroup Global Markets Inc., Deutsche Bank
                                 Securities Inc., Nomura International plc,
                                 Commonwealth Bank of Australia and Credit
                                 Suisse First Boston LLC.

LIQUIDITY FACILITY PROVIDER:...  Commonwealth Bank of Australia

STANDBY REDRAW FACILITY
PROVIDER:.....................   Commonwealth Bank of Australia

MORTGAGE INSURERS:............   GE Mortgage Insurance Pty Ltd
                                 (ABN 61 071 466 334)
                                 PMI Mortgage Insurance Ltd
                                 (ABN 70 000 511 071)
                                 GE Capital Mortgage Insurance Corporation
                                 (Australia) Pty Ltd
                                 (ABN 52 081 488 440)

FIXED RATE SWAP PROVIDER:.....   Commonwealth Bank of Australia

BASIS SWAP PROVIDER:..........   Commonwealth Bank of Australia

CURRENCY SWAP PROVIDER:.......   Commonwealth Bank of Australia

RATING AGENCIES:..............   Moody's Investors Service, Inc.
                                 Standard & Poor's (Australia) Pty. Ltd.

                               STRUCTURAL DIAGRAM

                                 [CHART OMITTED]

                                      ___________________             ___________________

                                            SELLER                          SELLER
                                         Homepath Pty                    Commonwealth
                                           Limited                     Bank of Australia
                                      ___________________             ___________________
                                              |                                 |
                                              |                                 |
                                              ___________________________________
________________________                                        |                                           ______________________
                                                                |
       MANAGER                                                  |                                              SECURITY TRUSTEE
Securitisation Advisory                      Payments from the  |  Equitable assignment                           P.T. Limited
 Services Pty Limited                            housing loans  |  of housing loans
________________________                                        |                                           ______________________
                                                                |                     Floating
                                              ___________________________________     charge over
________________________                                                              the assets            ______________________
                                                                                      of the trust
       SERVICER                                          ISSUER TRUSTEE                                            MORTGAGE
  Commonwealth Bank of                         Perpetual Trustee Company Limited                                   INSURERS
       Australia
________________________                                                              Payments from         GE Mortgage Insurance
                                                                                      mortgage                     Pty Ltd
                                               - - - - - - - - - - - - - - - -    ______________________
                                                                                                            PMI Mortgage Insurance
________________________                        Medallion Trust Series 2004-1G     insurance policies                Ltd

    STANDBY REDRAW                             - - - - - - - - - - - - - - - -                               GE Capital Mortgage
  FACILITY PROVIDER                                                                                         Insurance Corporation
     Commonwealth                             ___________________________________                            (Australia) Pty Ltd
  Bank of Australia                                            |                                            ______________________
________________________                                       |
                                                       A$ Payments on the
________________________                            Class A-1 notes and the                                 ______________________
                                                         Class A-3 notes
   LIQUIDITY FACILITY                                          |                       A$ Payments                  INCOME
        PROVIDER                                               |                       on the                     UNITHOLDER
      Commonwealth                                             |                       Class A-2 notes       Commonwealth Bank of
   Bank of Australia                                           |                       and the                    Australia
________________________                                       |                       Class B notes        ______________________
                                                               |
________________________  _____________________     ____________________
                                                                                                            ______________________
    FIXED RATE SWAP             BASIS SWAP             CURRENCY SWAP
       PROVIDER                  PROVIDER                 PROVIDER                                             CLASS B CAPITAL
     Commonwealth              Commonwealth                                                                       UNITHOLDER
  Bank of Australia         Bank of Australia                                                                Commonwealth Bank of
________________________  _____________________     Commonwealth Bank of                                          Australia
                                                          Australia                                         ______________________

                                                    ____________________
                                                               |                                            ______________________
                                                               |
                                                               |                                               CLASS A CAPITAL
                                                    ____________________                                          UNITHOLDER
                                                                                                              CU Securitisation
                                                      PRINCIPAL PAYING                                       Services Pty Limited
                                                            AGENT                                           ______________________
                                                    The Bank of New York
                                                    ____________________
                                                              |                                             ______________________
                                                              |
                                                              |                                                   AUSTRALIAN
                                                    ____________________        ____________________                DOLLAR
                                                                                                                 NOTEHOLDERS
                                                      CLEARING SYSTEMS             OFFSHORE NOTES           Class A-2 noteholders
                                                    The Depository Trust _______  Class A-1 notes            Class B noteholders
                                                     Company/Euroclear/           Class A-3 notes           ______________________
                                                  Clearstream, Luxembourg
                                                    ____________________        ____________________
                                                              |                          |
                                                              |                          |
                                                              |                          |
                                                    ____________________        ____________________         ____________________

                                                          OFFSHORE                 OFFSHORE NOTE                   EURO NOTE
                                                        NOTEHOLDERS                   TRUSTEE        _______       REGISTRAR
                                                   Class A-1 noteholders        The Bank of New York         The Bank of New York,
                                                   Class A-3 noteholders                                         London Branch
                                                    ____________________        ____________________         ____________________
                                                                                         |
                                                                                         |
                                                                                         |
                                                                                ____________________

                                                                                     US DOLLAR
                                                                                     REGISTRAR
                                                                                The Bank of New York
                                                                                ____________________


                             SUMMARY OF THE NOTES

      In addition to the Offshore notes, the issuer trustee will also issue Class A-2 notes and Class B notes collateralized by the same pool of housing loans. The issuer trustee may in certain circumstances also issue redraw bonds collateralized by the same pool of housing loans. The Class A-2 notes, the Class B notes and the redraw bonds have not been, and will not be, registered in the United States, and are not being offered by this prospectus supplement and accompanying prospectus.

      Unless otherwise specified, the term "Offshore notes" will mean the Class A-1 notes and the Class A-3 notes, the term "Class A notes" will mean the Class A-1 notes, the Class A-2 notes and the Class A-3 notes and the term "notes" will mean the Class A-1 notes, the Class A-2 notes, the Class A-3 notes and the Class B notes, in each case, when used in this prospectus supplement.



--------------------------------------------------------------------------------
                                                               CLASS A-1
--------------------------------------------------------------------------------
 Initial Principal Balance ............................... US$[   ]
--------------------------------------------------------------------------------
 % of Total .............................................. [   ]%
--------------------------------------------------------------------------------
 Anticipated Ratings:
 Moody's Investors Service Inc. .......................... Aaa
 Standard & Poor's (Australia) Pty. Ltd. ................. AAA
--------------------------------------------------------------------------------
 Interest rate up to but excluding the first               Three-month
 distribution date following the distribution date on      LIBOR plus
 which an optional redemption can first occur. ........... [   ]%
--------------------------------------------------------------------------------
 Interest rate with respect to each distribution date
 after the first distribution date on which an
 optional redemption can occur; provided that if
 the issuer trustee (i) proposes to redeem the notes
 and redraw bonds for an amount equal to the
 outstanding principal balance of the notes and
 redraw bonds as reduced by losses, plus accrued
 interest on the outstanding principal balance of
 the notes and the redraw bonds, and (ii) fails to
 obtain the approval of noteholders and redraw
 bondholders owning at least 75% of the aggregate
 outstanding principal balance of notes and redraw
 bonds owned by the noteholders and redraw
 bondholders present at a meeting of voting
 secured creditors, then the interest rate with            Three-month
 respect to each subsequent date will be the rate          LIBOR plus
 specified in the line above.                              [   ]%
--------------------------------------------------------------------------------
 Interest Accrual Method ................................. actual/360
--------------------------------------------------------------------------------
 Distribution Dates ......................................


--------------------------------------------------------------------------------
 Clearance/Settlement .................................... DTC/Euroclear/
                                                             Clearstream
                                                             Luxembourg
--------------------------------------------------------------------------------
 Cut-Off Date ............................................


--------------------------------------------------------------------------------
 Closing Date ............................................

--------------------------------------------------------------------------------
 Final Maturity Date .....................................


--------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------
                                                                 CLASS A-2          CLASS A-3          CLASS B
-----------------------------------------------------------------------------------------------------------------
 Initial Principal Balance ............................... A$[   ]               [   ]          A$[   ]
-----------------------------------------------------------------------------------------------------------------
 % of Total .............................................. [   ]%                [   ]%         [   ] %
-----------------------------------------------------------------------------------------------------------------
 Anticipated Ratings:
 Moody's Investors Service Inc. .......................... Aaa                   Aaa            Not rated
 Standard & Poor's (Australia) Pty. Ltd. ................. AAA                   AAA            AA
                                                           Three-month                          Three-month
-----------------------------------------------------------------------------------------------------------------
 Interest rate up to but excluding the first               Australian Bank       Three-month    Australian Bank
 distribution date following the distribution date on      Bill Rate plus        EURIBOR plus   Bill Rate plus
 which an optional redemption can first occur. ........... [   ]%                [   ]%         [   ]%
-----------------------------------------------------------------------------------------------------------------
 Interest rate with respect to each distribution date
 after the first distribution date on which an
 optional redemption can occur; provided that if
 the issuer trustee (i) proposes to redeem the notes
 and redraw bonds for an amount equal to the
 outstanding principal balance of the notes and
 redraw bonds as reduced by losses, plus accrued
 interest on the outstanding principal balance of
 the notes and the redraw bonds, and (ii) fails to
 obtain the approval of noteholders and redraw
 bondholders owning at least 75% of the aggregate
 outstanding principal balance of notes and redraw
 bonds owned by the noteholders and redraw
 bondholders present at a meeting of voting                Three-month
 secured creditors, then the interest rate with            Australian Bank       Three-month
 respect to each subsequent date will be the rate          Bill Rate plus        EURIBOR plus
 specified in the line above.                              [   ]%                [   ]%         As above
-----------------------------------------------------------------------------------------------------------------
 Interest Accrual Method ................................. actual/365            actual/360     actual/365
                                                           (fixed)                              (fixed)
-----------------------------------------------------------------------------------------------------------------
 Distribution Dates ...................................... 25th day or, if the 25th day is not a Business Day,
                                                           then the next Business Day, of each February, May,
                                                             August and November beginning on May 25, 2004.
-----------------------------------------------------------------------------------------------------------------

 Clearance/Settlement .................................... Offered in             Euroclear/    Offered in
                                                           Australia only         Clearstream   Australia only
                                                                                  Luxembourg
-----------------------------------------------------------------------------------------------------------------
 Cut-Off Date ............................................        Commencement of business March 11, 2004
-----------------------------------------------------------------------------------------------------------------
 Closing Date ............................................                On or about March 25, 2004
-----------------------------------------------------------------------------------------------------------------
 Final Maturity Date .....................................       The distribution date falling in May 2035
-----------------------------------------------------------------------------------------------------------------

STRUCTURAL OVERVIEW

      Commonwealth Bank of Australia established the Medallion Programme pursuant to a master trust deed dated October 8, 1997 between Securitisation Advisory Services Pty Limited as manager and Perpetual Trustee Company Limited as issuer trustee, as amended from time to time. The master trust deed provides the general terms and structure for securitizations under the program. A series supplement between the issuer trustee, the manager, Commonwealth Bank of Australia as the servicer and a seller, and Homepath Pty Limited as a seller, sets out the specific details of the Medallion Trust Series 2004-1G, which may vary from the terms set forth in the master trust deed. Each securitization under the Medallion Programme is a separate transaction with a separate trust. The assets of the Medallion Trust Series 2004-1G will not be available to pay the obligations of any other trust, and the assets of other trusts will not be available to pay the obligations of the Medallion Trust Series 2004-1G. See "Description of the Trusts" in the accompanying prospectus.

      The Medallion Trust Series 2004-1G involves the securitization of housing loans originated by Commonwealth Bank of Australia and Homepath Pty Limited and secured by mortgages on residential property located in Australia. Each of Commonwealth Bank of Australia and Homepath Pty Limited will equitably assign housing loans to the trust, which will in turn issue the Offshore notes, along with the Class A-2 notes and the Class B notes, to fund the acquisition of the housing loans.

      Perpetual Trustee Company Limited, as issuer trustee, will grant a floating charge over all of the assets of the trust under the security trust deed in favor of P.T. Limited, as security trustee, to secure the trust's payment obligations on the notes and the redraw bonds and to its other creditors. The floating charge is a first ranking charge over the assets of the trust subject only to a prior interest in favor of the issuer trustee to secure payment of certain expenses of the trust. A floating charge is a security interest on a class of assets, but does not attach to specific assets unless and until it crystallizes, which means it becomes a fixed charge. The charge will crystallize if an event of default occurs under the security trust deed (but in some cases will crystallize only over the assets affected by the event of default). While the charge is a floating charge, the issuer trustee may deal with the assets of the trust in accordance with the transaction documents and, if it acts contrary to its duties, may be able to deal with the assets of the trust in such a way as to prejudice the security trustee's interest in the assets in breach of the transaction documents. Once the floating charge crystallizes, the issuer trustee will no longer be able to dispose of or create interests in the assets of the trust affected by the crystallization except in accordance with the transaction documents. For a description of floating charges and crystallization see "Description of the Transaction Documents--The Security Trust Deed--Nature of the Charge" in the accompanying prospectus.

      Payments of interest and principal on the notes and the redraw bonds will come only from the housing loans and other assets of the trust. The assets of the parties to the transaction are not available to meet the payments of interest and principal on the notes and the redraw bonds. If there are losses on the housing loans, the trust may not have sufficient assets to repay the notes and the redraw bonds.

CREDIT ENHANCEMENTS

      Payments of interest and principal on the notes and the redraw bonds will be supported by the following forms of credit enhancement:

    SUBORDINATION AND ALLOCATION OF LOSSES

      The Class B notes will always be subordinated to the Class A notes in their right to receive interest payments.

      Prior to the occurrence of an event of default and enforcement of the charge under the security trust deed, the Class B notes will be subordinated to the Class A notes in their right to receive principal payments only in the circumstances and to the extent described in "Description of the Offshore Notes--Allocation of Principal to the Notes" in this prospectus supplement. Following the occurrence of an event of default and enforcement of the charge under the security trust deed, the Class B notes will be fully subordinated to the Class A notes in their right to receive principal payments.

      The Class B notes will bear all losses on the housing loans before the Class A notes as described in "Description of the Offshore Notes--Principal Charge-Offs" in this prospectus supplement. Any losses allocated to the Class A notes will be allocated rateably between the Class A-1 notes, the Class A-2 notes and the Class A-3 notes as described in "Application of Principal Chargeoffs" in this prospectus supplement. The support provided by the Class B notes is intended to enhance the likelihood that the Class A notes will receive expected payments of interest and principal. The following chart describes the initial support provided by the Class B notes:


                              INITIAL
               CREDIT         SUPPORT
 CLASS        SUPPORT        PERCENTAGE
 -----        -------        ----------
    A      Class B notes         1.5%

      The initial support percentage in the preceding table is the initial balance of the Class B notes, as a percentage of the aggregate invested amount of the notes to be issued on the closing date.

      In certain circumstances, the issuer trustee may issue redraw bonds as described in "Description of the Offshore Notes--Redraws and Further Advances--Issue of Redraw Bonds" in this prospectus supplement. If issued, redraw bonds will, prior to the occurrence of an event of default and enforcement of the charge under the security trust deed, rank equally with the Class A notes in their right to receive interest payments and will rank in priority to the Class A notes in their right to receive principal payments. Any losses allocated to the Class A notes and the redraw bonds will be allocated rateably between the Class A notes and the redraw bonds. Following the occurrence of an event of default and enforcement of the charge under the security trust deed, redraw bonds will rank equally with the Class A notes in their right to receive both interest and principal payments.


    MORTGAGE INSURANCE POLICIES

      A master mortgage insurance policy issued by GE Mortgage Insurance Pty Ltd and GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd will provide full coverage for all principal due on certain of the housing loans which are generally those which had a loan to value ratio greater than 80% at the time of origination.

      A master mortgage insurance policy issued by PMI Mortgage Insurance

Ltd will provide full coverage for all principal due on the balance of the housing loans.

    EXCESS AVAILABLE INCOME

      Any interest collections on the housing loans and other income of the trust remaining after payments of interest on the notes and the redraw bonds and the trust's expenses and reimbursement of any unreimbursed principal draws will be available to cover any losses on the housing loans that are not covered by the mortgage insurance policies.

      See "Description of the Offshore Notes--Principal Charge-Offs-- Reimbursement of Principal Charge-Offs" in this prospectus supplement.


LIQUIDITY ENHANCEMENTS

      Payments of interest on the notes and redraw bonds will be supported by the following forms of liquidity enhancement.

    LIQUIDITY FACILITY

      To cover possible liquidity shortfalls in the payments of interest on the notes and redraw bonds and other expenses of the trust, the issuer trustee will, in certain circumstances, be able to borrow funds under a liquidity facility to be provided by Commonwealth Bank of Australia.

    PRINCIPAL DRAWS

      To cover possible liquidity shortfalls in the payments of interest on the notes and redraw bonds and the other expenses of the trust, where the liquidity facility has been fully utilized, the manager will direct the issuer trustee to allocate available principal collections on the housing loans and other principal receipts of the trust towards meeting the shortfall.

REDRAWS AND FURTHER ADVANCES

      Under the terms of each variable rate housing loan, a borrower may, subject to certain conditions, redraw previously prepaid principal. A borrower may redraw an amount equal to the difference between the scheduled principal balance, being its principal balance if no amount had been prepaid, of his or her loan and the current principal balance of the loan. Commonwealth Bank of Australia or Homepath Pty Limited may also agree to make further advances to a borrower in excess of the scheduled principal balance of his or her loan. Commonwealth Bank of Australia or Homepath Pty Limited, as appropriate, will be reimbursed for any redraws, and for any further advances which exceed the scheduled principal balance of a housing loan by no more than one scheduled monthly installment on the housing loan, that it advances to borrowers from principal collections on the housing loans. Thus, the trust will have less funds available to pay principal to the notes on the next distribution date, but will have a corresponding greater amount of assets with which to make future payments.

      Where Commonwealth Bank of Australia or Homepath Pty Limited makes further advances which exceed the scheduled principal balance of a housing loan by more than one scheduled monthly installment, then Commonwealth Bank of Australia or Homepath Pty Limited will repurchase the loan from the pool.

      See "Commonwealth Bank Residential Loan Program", and "Description of the Transaction Documents--The Standby Redraw Facility" in the accompanying prospectus and "Description of the Pool of Housing Loans--Homepath Housing Loan

Features" and "Description of the Offshore Notes--Redraws and Further Advances" in this prospectus supplement.


HEDGING ARRANGEMENTS

      To hedge its interest rate and currency exposures, the issuer trustee will enter into the following hedge arrangements:

      o a basis swap to hedge the basis risk between the interest rate on the housing loans which accrue interest at a discretionary variable rate of interest and the floating rate obligations of the trust, including the issuer trustee's payment obligations under the currency swaps;

      o a fixed rate swap to hedge the basis risk between the interest rate on the housing loans which accrue interest at a fixed rate of interest and the floating rate obligations of the trust, including the issuer trustee's payment obligations under the currency swaps; and

      o two currency swaps to hedge the currency risk and the basis risk between the collections on the housing loans and the amounts received by the issuer trustee under the basis swap and the fixed rate swap, which are denominated in Australian dollars and, in the case of the basis swap and fixed rate swap, calculated by reference to the relevant Australian bank bill rate, and the obligation of the trust to pay

            o interest and principal on the Class A-1 notes, which are denominated in U.S. dollars and, in the case of interest, calculated by reference to quarterly LIBOR; and

            o interest and principal on the Class A-3 notes, which are denominated in Euro and, in the case of interest, calculated by reference to quarterly EURIBOR.

OPTIONAL REDEMPTION

      The issuer trustee will, if the manager directs it to do so, redeem all of the notes and redraw bonds on any distribution date falling on or after the date when the current total outstanding principal balance of the housing loans is less than 10% of the total outstanding principal balance of the housing loans on March 11, 2004.

      If the issuer trustee redeems the notes pursuant to the prior sentence, the noteholders will receive a payment equal to the outstanding principal balance of the notes plus any interest accrued on the outstanding principal balance of the notes, unless noteholders and redraw bondholders owning at least 75% of the aggregate outstanding principal balance of the notes and redraw bonds owned by noteholders and redraw bondholders present at a meeting of voting secured creditors consent to receiving the outstanding principal balance of the notes and redraw bonds, as reduced by losses allocated against the notes and redraw bonds, plus accrued interest on the outstanding principal balance of the notes and redraw bonds.

      The interest rate on the Class A notes with respect to each distribution date after the first distribution date on which an optional redemption can occur
will be three-month LIBOR plus [   ] %, in the case of the Class A-1 notes,
three-month Bank Bill Rate plus [   ]%, in the case of the Class A-2 notes, and
three-month EURIBOR plus [   ] %, in the case of the Class A-3 notes. If the
issuer trustee attempts but is unable to obtain the approval of noteholders and redraw bondholders owning at least 75% of the aggregate outstanding principal balance of the notes and redraw bonds owned by noteholders and the redraw bondholders present at a meeting of voting secured creditors to redeem the notes and redraw bonds for an amount equal to the outstanding principal balance as reduced by the amount of losses, if any, allocated to the notes and redraw bonds, then the interest rate on the Class A Notes will remain at, or return
to, as applicable, three-month LIBOR plus [   ]%, in the case of the Class A-1
notes, three-month Bank Bill Rate plus [   ]%, in the case of the Class A-2
notes, and three-month EURIBOR plus [   ]%, in the case of the Class A-3 notes.

                              THE HOUSING LOAN POOL

      The housing loan pool will consist of fixed rate and variable rate residential housing loans secured by mortgages on owner occupied and non-owner occupied one-to-four family residential properties. The housing loans will have terms to stated maturity as of the cut-off date of no more than 30 years. Commonwealth Bank of Australia expects the pool of housing loans to have characteristics similar to the following:

                      SELECTED HOUSING LOAN POOL DATA AS OF
                  THE COMMENCEMENT OF BUSINESS ON MARCH 4, 2004

Number of Housing Loans................................................23,671
Housing Loan Pool Size........................................A$3,500,031,071
Average Housing Loan Balance........................................A$147,862
Maximum Housing Loan Balance........................................A$750,000
Minimum Housing Loan Balance.........................................A$50,027
Total Valuation of the Properties.............................A$5,658,736,202
Maximum Remaining Term to Maturity in months..............................355
Maximum Current Loan-to-Value Ratio....................................95.00%
Weighted Average Seasoning in months.......................................19
Weighted Average Remaining Term to Maturity in months.....................311
Weighted Original Loan-to-Value Ratio..................................71.90%
Weighted Current Loan-to-Value Ratio...................................68.08%

      The original loan-to-value ratio of a housing loan is calculated by comparing the initial principal amount of the housing loan to the valuation of the property that is currently securing the housing loan at the time the housing loan was originated unless the property has been revalued in the limited circumstances described below. There will be no revaluation of the properties specifically for the purposes of the issue of the notes. Revaluations are only conducted in circumstances where a borrower under a housing loan seeks additional funding, or seeks to partially discharge an existing security, or where a borrower is in default and Commonwealth Bank of Australia or Homepath Pty Limited is considering enforcement action. Thus, if collateral has been released from the mortgage securing a housing loan or if the property securing the housing loan has reduced in value, the original loan-to-value ratio at the cut-off date may not reflect the loan-to-value ratio at the origination of that housing loan.

      Before the issuance of the notes, housing loans may be added to or removed from the housing loan pool. This addition or removal of housing loans may result in changes in the housing loan pool characteristics shown in the preceding table and could affect the weighted average lives and yields of the notes. Neither Commonwealth Bank of Australia nor Homepath Pty Limited will add or remove any housing loans prior to the closing date if this would result in a change of more than 5% in any of the characteristics of the pool of housing loans described in the above table other than a change in the Number of Housing Loans, the Housing Loan Pool Size or Total Valuation of the Properties where the change is due to adding or removing housing loans due to a fluctuation in the A$/US$ exchange rate or the A$/euro exchange rate, unless a revised prospectus supplement is delivered to prospective investors. See Appendix A for additional information regarding the housing loan pool.

      Each seller will select housing loans from its pool of eligible loans based on its selection criteria.

WITHHOLDING TAX

      Payments of principal and interest on the Offshore notes will be reduced by any applicable withholding taxes. The issuer trustee is not obliged to pay any additional amounts to the Offshore noteholders to cover any withholding taxes. Under present Australian law, the Offshore notes will not be subject to Australian withholding tax if they are issued in accordance with certain prescribed conditions. The issuer trustee will seek to issue the Offshore notes in a manner which will satisfy the conditions for an exemption from Australian withholding tax. One of these conditions is that the issuer trustee must not know or have reasonable grounds to suspect that an Offshore note, or an interest in an Offshore note, was being, or would later be, acquired directly or indirectly by Offshore Associates of the issuer trustee or Commonwealth Bank of Australia. Accordingly, persons who are Offshore Associates of the issuer trustee or Commonwealth Bank of Australia should not acquire Offshore notes. See "Australian Tax Matters" in the accompanying prospectus and "Australian Tax Matters" in this prospectus supplement.

      If, by virtue of a change in law:

      o the issuer trustee will be required to withhold or deduct amounts from payment of principal or interest to any class of noteholders or redraw bondholders due to taxes, duties, assessments or governmental charges; or

      o the issuer trustee ceases to receive the total amount of interest payable by borrowers on the housing loans due to taxes, duties, assessments or other governmental charges,

the manager may, at its sole option, direct the issuer trustee to redeem all of the notes and redraw bonds. If the issuer trustee redeems the Offshore notes, the Offshore noteholders will receive a payment equal to the outstanding principal balance of the Offshore notes plus accrued interest on the outstanding principal balance of the Offshore notes, unless noteholders and redraw bondholders owning 75% of the aggregate outstanding principal balance of the notes and redraw bonds consent to receiving the outstanding principal balance of the notes and redraw bonds, as reduced by losses allocated against the notes and redraw bonds, plus accrued interest on the outstanding principal balance of the notes and redraw bonds. However, if the withholding or deduction relates only to the Offshore notes, Offshore noteholders owning 75% of the aggregate outstanding principal balance of the Offshore notes may direct the issuer trustee not to redeem the notes and redraw bonds. See "Description of the US Dollar Notes--Redemption of the Notes for Taxation or Other Reasons" in the accompanying prospectus.

      If an Offshore noteholder is an Australian resident withholding tax of 48.5% must be deducted, unless the Offshore noteholder supplies the issuer trustee with their Australian Business Number or Tax File Number.


U.S. TAX STATUS

      In the opinion of Mayer, Brown, Rowe & Maw LLP, special tax counsel for the manager, the Offshore notes will be characterized as debt for U.S. federal income tax purposes. Each Offshore noteholder, by acceptance of an Offshore note, agrees to treat the notes as indebtedness. See "United States Federal Income Tax Matters" in this prospectus supplement and in the accompanying prospectus.


LEGAL INVESTMENT

      The Offshore notes will not constitute "mortgage-related securities" for the purposes of the Secondary Mortgage Market Enhancement Act of 1984 under United States federal law. No representation is made as to whether the notes constitute legal investments under any applicable statute, law, rule, regulation or order for any entity whose investment activities are subject to investment laws and regulations or to review by regulatory authorities. You are urged to consult your own legal advisors concerning the status of the Offshore notes as legal investments for you. See "Legal Investment Considerations" in the accompanying prospectus.


ERISA CONSIDERATIONS

      In general, subject to the restrictions described in "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus, the Offshore notes will be eligible for purchase by retirement plans subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the "Code"). Investors should consult their counsel with respect to the consequences under ERISA and the Code of the plan's acquisition and ownership of the Offshore notes.


BOOK-ENTRY REGISTRATION

      The Offshore notes will be initially issued in book-entry form only. Persons acquiring beneficial ownership of interests in the Class A-1 notes will hold their interests through The Depository Trust Company in the United States or Clearstream, Luxembourg or Euroclear outside of the United States. Persons acquiring beneficial ownership of interests in the Class A-3 notes will hold their interests through Clearstream, Luxembourg or Euroclear. Transfers within The Depository Trust Company, Clearstream, Luxembourg or Euroclear will be in accordance with the usual rules and operating procedures of the relevant system. Crossmarket transfers of Class A-1 notes between persons holding directly or indirectly through The Depository Trust Company, on the one hand, and persons holding directly or indirectly through Clearstream, Luxembourg or Euroclear, on the other hand, will take place in The Depository Trust Company through the relevant depositories of Clearstream, Luxembourg or Euroclear.


LISTING ON THE IRISH STOCK EXCHANGE

      Application will be made to the Irish Stock Exchange for each class of Offshore notes to be admitted to the Daily Official List. There can be no assurance that any such listing will be obtained. The issuance and settlement of each class of Offshore notes on the closing date is not conditional on listing of such Offshore notes on the Irish Stock Exchange. See "Listing on Irish Stock Exchange".


COLLECTIONS

      The issuer trustee will receive for each collection period amounts, which are known as collections, which include:

      o payments of interest, principal, fees and other amounts under the housing loans, excluding any insurance premiums and related charges payable to Commonwealth

            Bank of Australia or Homepath Pty Limited;

      o proceeds from the enforcement of the housing loans and mortgages and other securities relating to those housing loans;

      o     amounts received under mortgage insurance policies;

      o amounts received from Commonwealth Bank of Australia, either as a seller or the servicer, or Homepath Pty Limited, for breaches of representations or undertakings; and

      o interest on amounts in the collections account, other than certain excluded amounts, and income received on authorized short-term investments of the trust.

      Collections will be allocated between income and principal. Collections attributable to interest, plus some other amounts, are known as the available income amount. The collections attributable to principal, plus some other amounts, are known as the available principal amount.

      The available income amount is used to pay certain fees and expenses of the trust and interest on the notes and redraw bonds. The available principal amount is used to pay, among other things, principal on the notes and redraw bonds. If there is an excess of available income amount after the quarterly payment of such fees, expenses and interest on the notes, redraw bonds and the standby redraw facility, the excess income will be used to first reimburse any principal draws, second to reduce rateably any principal charge-offs on the Class A notes, the redraw bonds and the standby redraw facility and lastly to reduce any principal charge offs on the Class B notes. Any remaining excess will be used to pay the manager's arranging fee with the balance distributed to the income unitholder.


INTEREST ON THE NOTES AND REDRAW BONDS

      Interest on the notes and redraw bonds is payable in arrears on each distribution date.

      On each distribution date, the amount available to pay interest on the Class A notes and redraw bonds will be allocated rateably among the Class A notes and the redraw bonds.

      On each distribution date:

      o the Class A-1 interest amount will be payable by the issuer trustee to the currency swap provider under the Class A-1 currency swap and the currency swap provider will in turn pay to the principal paying agent the interest to be paid on the Class A-1 notes;

      o the Class A-2 interest amount will be payable by the issuer trustee to the Class A-2 noteholders; and

      o the Class A-3 interest amount will be payable by the issuer trustee to the currency swap provider under the Class A-3 currency swap and the currency swap provider will in turn pay to the principal paying agent the interest to be paid on the Class A-3 notes.

      Interest will be paid on the Class B notes only if there are sufficient funds available to make payments of interest on the Class A notes and the redraw bonds.

      Interest on each class of notes and the redraw bonds is calculated for each accrual period as follows:

      o     at the note's or redraw bond's interest rate;

      o on the outstanding principal balance of that note or redraw bond at the beginning of that accrual period; and

      o on the basis of the actual number of days in the relevant accrual period and a year of 360 days for the Offshore notes or a year of 365 days for the Class A-2 notes, the Class B notes and the redraw bonds.


PRINCIPAL ON THE NOTES AND REDRAW BONDS

      Principal on the notes and redraw bonds will be payable on each distribution date.

      The amount available to be paid in respect of principal on the notes and redraw bonds will be paid first to redraw bondholders with priority given to redraw bonds with earlier issue dates until the outstanding principal balance of the redraw bonds, as reduced by losses allocated against the redraw bonds, is reduced to zero.

      After payments in respect of the redraw bonds, the available principal up to a specified maximum amount will be allocated rateably among the Class A notes until the outstanding principal of the Class A notes, as reduced by losses allocated against the Class A notes, is reduced to zero.

      On each distribution date:

      o the principal amount available and so allocated to the Class A-1 notes will be paid by the issuer trustee to the currency swap provider under the Class A-1 currency swap; and the currency swap provider will in turn pay to the principal paying agent the amount of principal to be repaid on the Class A-1 notes;

      o the principal amount available and so allocated to the Class A-2 notes will be paid by the issuer trustee to the Class A-2 noteholders; and

      o the principal amount available and so allocated to the Class A-3 notes will be paid by the issuer trustee to the currency swap provider under the Class A-3 currency swap, and the currency swap provider will in turn pay to the principal paying agent the amount of principal to be repaid on the Class A-3 notes.

      The specified maximum amount to be applied to make repayments of principal on the notes will vary in accordance with the stepdown conditions, with the result that, in some circumstances, the Class B notes will receive principal rateably with the Class A notes.

      The balance of the available amount of principal will be paid on a distribution date to Class B noteholders in respect of principal on the Class B notes until the outstanding principal balance of the Class B notes, as reduced by losses allocated against the Class B notes, is reduced to zero.

      On each distribution date, the outstanding principal balance of each note and redraw bond will be reduced by the amount of the principal payment made on that date on that note or redraw bond. The outstanding principal balance of each note and redraw bond will also be reduced by the amount of principal losses on the housing loans allocated to that note or redraw bond.

      If the security trust deed is enforced after an event of default, the proceeds from the enforcement will be distributed rateably among all of the Class A notes, converted, in the case of the Class A-1 notes, to US$ and, in the case of the Class A-3 notes, to Euro, in accordance with the exchange rates specified in the security trust deed, and the redraw bonds and prior to any distributions to the Class B notes.


ALLOCATION OF CASH FLOWS

      On each distribution date, the issuer trustee will allocate interest and principal to each noteholder and redraw bondholder to the extent of the available income amount and available principal amount on that distribution date available to be applied for these purposes.

      The charts on the succeeding pages summarize the flow of payments.

                 DETERMINATION OF AVAILABLE INCOME AMOUNT FOR
                              A DISTRIBUTION DATE
                                [CHART OMITTED]

--------------------------------------------------------------------------------
                           FINANCE CHARGE COLLECTIONS

Amounts received by the issuer trustee during the preceding collection period under the housing loans in respect of interest, fees and certain other charges.

--------------------------------------------------------------------------------

                                       +

--------------------------------------------------------------------------------
                       MORTGAGE INSURANCE INCOME PROCEEDS


Amounts received pursuant to a mortgage insurance policy which the manager determines should be accounted for in respect of a finance charge loss.

--------------------------------------------------------------------------------

                                       +

--------------------------------------------------------------------------------
                                  OTHER INCOME

Certain other amounts received by the issuer trustee during the preceding collection period and certain other receipts in the nature of income (as determined by the manager) received by the preceding determined date.

--------------------------------------------------------------------------------

                                       +

--------------------------------------------------------------------------------
                            LIQUITY FACILITY ADVANCE


Any advance to be made under the liquidity facility on that distribution date.

--------------------------------------------------------------------------------

                                       +

--------------------------------------------------------------------------------
                                 PRINCIPAL DRAW

Any amount of the available amount to be allocated to the available income as a principal draw on that distribution date.
--------------------------------------------------------------------------------
                                       +

--------------------------------------------------------------------------------
                     OTHER AMOUNTS UNDER SUPPORT FACILITIES

Other amounts received from a Support Facility provider which the manager determines should be included in the available income amount.
--------------------------------------------------------------------------------

                                       =

--------------------------------------------------------------------------------
                            AVAILABLE INCOME AMOUNT
--------------------------------------------------------------------------------

         DISTRIBUTION OF AVAILABLE INCOME AMOUNT ON A DISTRIBUTION DATE

--------------------------------------------------------------------------------
On the first distribution date, pay the Accrued Interest Adjustment to Commonwealth Bank of Australia and Homepath Pty Limited.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Pay or make provision for taxes of the trust, if any.
--------------------------------------------------------------------------------
Pay to the issuer trustee its quarterly fee.
--------------------------------------------------------------------------------
Pay to the security trustee its quarterly fee, if any.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Pay to the manager its quarterly management fee.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Pay to the servicer its quarterly fee.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Pay to the liquidity facility provider the quarterly commitment fee in relation to the liquidity facility.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Pay rateably to the Support Facility providers amounts due under Support Facilities except those described above or below. These may include interest due on the liquidity facility and payments due under the basis swap and fixed rate swap.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Pay or make provision for all expenses of the trust except those described above or below.
--------------------------------------------------------------------------------
Pay to the standby redraw facility provider the quarterly commitment fee in relation to the standby redraw facility.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Repay to the liquidity facility provider outstanding advances under the liquidity facility made on prior distribution dates.
--------------------------------------------------------------------------------
Pay rateably to:

o the currency swap provider payment under the Class A-1 currency swap relating to interest due on the Class A-1 notes;

o   the Class A-2 noteholders interest due on the Class A-2 notes;

o the currency swap provider payment under the Class A-3 currency swap relating to interest due on the Class A-3 notes;

o   the redraw bondholders interest due on the redraw bonds; and

o the standby redraw facility provider interest due on the standby redraw facility.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Pay to Class B noteholders interest due on the Class B notes.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Allocate the amount of any unreimbursed principal draws to the available principal amount for distribution.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Allocate the amount of any unreimbursed principal charge-offs to the available principal amount for distribution.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Pay to the manager its quarterly arranging fee.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Distribute any remaining amounts to the income unitholder.
--------------------------------------------------------------------------------

       DETERMINATION OF AVAILABLE PRINCIPAL AMOUNT FOR A DISTRIBUTION DATE

--------------------------------------------------------------------------------
                             PRINCIPAL COLLECTIONS

Amounts received by the issuer trustee during the preceding collection period under the housing loans in respect of principal other than as described below.
--------------------------------------------------------------------------------

                                       +

--------------------------------------------------------------------------------
                     MORTGAGE INSURANCE PRINCIPAL PROCEEDS

Amounts received pursuant to a mortgage insurance policy which the manager determines should be accounted for in respect of a principal loss.
--------------------------------------------------------------------------------

                                       +

--------------------------------------------------------------------------------
                            OTHER PRINCIPAL AMOUNTS

Prepayments of principal on the housing loans, amounts rounded down from the preceding distribution date, certain other amounts received by the issuer trustee during the preceding collection period, certain other receipts in the nature of principal, as determined by the manager, received by the preceding determination date and, for the first distribution date, the amount, if any, by which the proceeds of issue of the notes exceeds the consideration for the housing loans acquired by the trust.
--------------------------------------------------------------------------------

                                       +

--------------------------------------------------------------------------------
                       PRINCIPAL CHARGE-OFF REIMBURSEMENT

The amount allocated from the available income amount on that distribution date towards unreimbursed principal charge-offs.
--------------------------------------------------------------------------------

                                       +

--------------------------------------------------------------------------------
                               REDRAW BOND AMOUNT

The proceeds of issue of any redraw bonds during the period ending on and including the preceding determination date and commencing on but excluding the determination date before that.
--------------------------------------------------------------------------------

                                       +

--------------------------------------------------------------------------------
                        STANDBY REDRAW FACILITY ADVANCE

Any advance to be made under the standby redraw facility on the distribution date.
--------------------------------------------------------------------------------

                                       +

--------------------------------------------------------------------------------
                          PRINCIPAL DRAW REIMBURSEMENT

The amount allocated from the available income amount on that distribution date towards unreimbursed principal draws.
--------------------------------------------------------------------------------

                                       =

--------------------------------------------------------------------------------
                           AVAILABLE PRINCIPAL AMOUNT
--------------------------------------------------------------------------------

                 DISTRIBUTION OF AVAILABLE PRINCIPAL AMOUNT ON
                              A DISTRIBUTION DATE
--------------------------------------------------------------------------------
                          REDRAWS AND FURTHER ADVANCES

Repay to the sellers rateably any redraws and further advances under the housing loans, other than further advances which cause the related housing loan to be removed from the trust, made by the sellers during or prior to the preceding collection period.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                PRINCIPAL DRAWS

Allocate an amount equal to the principal draw for the distribution date to the available income amount.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       STANDBY REDRAW FACILITY PRINCIPAL

Repay to the standby redraw facility provider the principal outstanding under the standby redraw facility as reduced by principal charge-offs or increased by reimbursement of principal charge-offs.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  REDRAW BONDS

Repay to the redraw bondholders the Stated Amount of the redraw bonds.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              CLASS A NOTEHOLDERS

Pay rateably as follows:

o an amount equal to or greater than the Class A-1 notes proportional share of the remaining available principal amount on that distribution date to the currency swap provider under the Class A-1 currency swap in relation to a repayment to the Class A-1 noteholders of the Stated Amount of the Class A-1 notes;

o an amount equal to or greater than the Class A-2 notes proportional share of the remaining available principal amount on that distribution date to the Class A-2 noteholders;

o an amount equal to or greater than the Class A-3 notes proportional share of the remaining available principal amount on that distribution date to the currency swap provider under the Class A-3 currency swap in relation to a repayment to the Class A-3 noteholders of the Stated Amount of the Class A-3 notes, until the Stated Amounts of the Class A-1 notes, the Class A-2 notes and the Class A-3 notes are reduced to zero.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              CLASS B NOTEHOLDERS

Repay to the Class B noteholders the Stated Amount of the Class B notes.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              CAPITAL UNITHOLDERS

Distribute any remaining amounts firstly to the Class A Capital unitholder (up to a maximum amount for all such distributions of A$1,000) and secondly to the Class B Capital unitholder.
--------------------------------------------------------------------------------

                                 RISK FACTORS

      The Offshore notes are complex securities issued by a foreign entity and secured by property located in a foreign jurisdiction. You should consider the following risk factors in deciding whether to purchase the Offshore notes. There may be other unforeseen reasons why you might not receive principal or interest on your Offshore notes. You should also read the detailed information set out elsewhere in this prospectus supplement and the accompanying prospectus.


THE OFFSHORE NOTES WILL BE PAID   o   The Offshore notes are debt obligations of
ONLY FROM THE ASSETS OF THE TRUST     the issuer trustee only in its capacity as
                                      trustee of the trust. The Offshore notes do not represent an interest in or obligation of the issuer trustee in any other capacity or of any of the other parties to the transaction. The assets of the trust will be the sole source of payments on the Offshore notes. The issuer trustee's personal assets will only be available to make payments on the Offshore notes if the issuer trustee is negligent, commits fraud or in some circumstances where the issuer trustee fails to comply with or breaches an obligation imposed upon it under the transaction documents.
                                      Therefore, if the assets of the trust are insufficient to pay the interest and principal on your Offshore notes when due, there will be no other source from which to receive these payments and you may not get back your entire investment or the yield you expected to receive.


YOU FACE AN ADDITIONAL POSSIBILITY  o Although Commonwealth Bank of Australia
OF LOSS BECAUSE THE ISSUER TRUSTEE    and Homepath Pty Limited could have
DOES NOT HOLD LEGAL TITLE TO THE      legally assigned the title to the
HOUSING LOANS                         housing loans to the issuer trustee,
                                      initially they will assign only equitable title to the housing loans to the issuer trustee. The borrowers will not be notified of the equitable assignment. The housing loans will be legally assigned to the issuer trustee only upon the occurrence of a perfection of title event, as described in "Description of the Assets of the Trust--Transfer and Assignment of the Housing Loans" in the accompanying prospectus. Because the issuer trustee does not hold legal title to the housing loans, you will be subject to the following risks,
                                     which may lead to a failure to receive
                                     collections on the housing loans, delays in receiving the collections or losses to you:


                                      o     The issuer trustee's interest in a
                                            housing loan and its related
                                            securities may be impaired by the
                                            subsequent creation of another
                                            interest over the related housing
                                            loan or its related securities by a
                                            seller prior to the issuer trustee
                                            acquiring a legal interest in the
                                            housing loans.


                                      o     Until a borrower has notice of the
                                            assignment, that borrower is not
                                            bound to make payments under its
                                            housing loan to anyone other than
                                            Commonwealth Bank of Australia or
                                            Homepath, Pty Limited as
                                            appropriate. Until a borrower
                                            receives notice of the assignment,
                                            any payments the borrower makes
                                            under his or her housing loan to
                                            Commonwealth Bank of Australia or
                                            Homepath Pty Limited will validly
                                            discharge the borrower's
                                            obligations under the borrower's
                                            housing loan even if the issuer
                                            trustee does not receive the
                                            payments from Commonwealth Bank of
                                            Australia or Homepath Pty Limited,
                                            as appropriate. Therefore, if
                                            Commonwealth Bank of Australia or
                                            Homepath Pty Limited does not
                                            deliver collections to the issuer
                                            trustee, for whatever reason,
                                            neither the issuer trustee nor you
                                            will have any recourse against the
                                            related borrowers for such
                                            collections.


                                      o     The issuer trustee may not be able
                                            to initiate any legal proceedings
                                            against a borrower to enforce a
                                            housing loan without the
                                            involvement of Commonwealth Bank of
                                            Australia or

                                            Homepath Pty Limited, as
                                            appropriate.


A BORROWER'S ABILITY TO OFFSET    o   It is possible that in the event of the
MAY AFFECT THE RETURN ON YOUR         insolvency of Commonwealth Bank of
OFFSHORE NOTES                        Australia, borrowers may be able to offset
                                      their deposits with Commonwealth Bank of Australia, against their liability under their housing loans. If this occurred, the assets of the trust might be insufficient to pay you principal and interest in full.


A SELLER AND THE SERVICER MAY     o   Before a seller or the servicer remits
COMMINGLE COLLECTIONS ON THE          collections to the collections account,
HOUSING LOANS WITH THEIR ASSETS       the collections may be commingled with the
                                      assets of that seller or the servicer. If a seller or the servicer becomes insolvent, the issuer trustee may only be able to claim those collections as an unsecured creditor of the insolvent company. This could lead to a failure to receive the collections on the housing loans, delays in receiving the collections, or losses to you.


THERE IS NO WAY TO PREDICT THE    o   The rate of principal and interest
ACTUAL RATE AND TIMING OF             payments on pools of housing loans varies
PAYMENTS ON THE HOUSING LOANS         among pools, and is influenced by a
                                      variety of economic, demographic, social, tax, legal and other factors, including prevailing market interest rates for housing loans and the particular terms of the housing loans. Australian housing loans have features and options that are different from housing loans in the United
                                      States and Europe, and thus will have
                                      different rates and timing of payments
                                      from housing loans in the United States
                                      and Europe. There is no guarantee as to
                                      the actual rate of prepayment on the
                                      housing loans, or that the actual rate of prepayments will conform to any model described in this prospectus supplement.
                                      The rate and timing of principal and
                                      interest payments and the ability to
                                      redraw principal on the housing loans will affect the rate and timing of payments of principal and interest on your Offshore notes. Unexpected prepayment rates could have the following negative effects:

                                      o     If you bought your Offshore notes
                                            for more than their face amount,
                                            the yield on your Offshore notes
                                            will drop if principal payments
                                            occur at a faster rate than you
                                            expecmt.

                                      o     If you bought your Offshore notes
                                            for less than their face amount,
                                            the yield on your Offshore notes
                                            will drop if principal payments
                                            occur at a slower rate than you
                                            expect.

LOSSES AND DELINQUENT PAYMENTS    o   If borrowers fail to make payments of
ON THE HOUSING LOANS MAY AFFECT       interest and principal under the housing
THE RETURN ON YOUR OFFSHORE           loans when due and the credit enhancement
NOTES                                 described in this prospectus supplement is
                                      not enough to protect your Offshore notes from the borrowers' failure to pay, then the issuer trustee may not have enough funds to make full payments of interest and principal due on your Offshore notes.
                                      Consequently, the yield on your Offshore notes could be lower than you expect and you could suffer losses.

ENFORCEMENT OF THE HOUSING        o   Substantial delays could be encountered in
LOANS MAY CAUSE DELAYS IN             connection with the liquidation of a
PAYMENT AND LOSSES                    housing loan, which may lead to shortfalls
                                      in payments to you to the extent those
                                      shortfalls are not covered by a mortgage insurance policy.

                                  o If the proceeds of the sale of a mortgaged property, net of preservation and liquidation expenses, are less than the amount due under the related housing loan, the issuer trustee may not have enough funds to make full payments of interest and principal due to you, unless the difference is covered under a mortgage insurance policy.


PRINCIPAL ON THE REDRAW BONDS o If redraw bonds are issued they will rank WILL BE PAID BEFORE PRINCIPAL ON ahead of your Offshore notes with respect
YOUR OFFSHORE NOTES                   to payment of principal prior to
                                      enforcement of
                                      the charge under the security trust deed, and you may not receive full repayment of principal on your Offshore notes.

THE CLASS B NOTES PROVIDE ONLY    o   The amount of credit enhancement provided
LIMITED PROTECTION AGAINST LOSSES     through the subordination of the Class B
                                      notes to the Offshore notes and redraw
                                      bonds is limited and could be depleted
                                      prior to the payment in full of the
                                      Offshore notes and redraw bonds. If the
                                      principal amount of the Class B notes is reduced to zero, you may suffer losses on your Offshore notes.

THE MORTGAGE INSURANCE POLICIES   o   The mortgage insurance policies are
MAY NOT BE AVAILABLE TO COVER         subject to some exclusions from coverage
LOSSES ON THE HOUSING LOANS           and rights of refusal or reduction of
                                      claims, some of which are described in
                                      "Description of the Transaction
                                      Documents--The Mortgage Insurance
                                      Policies". Therefore, a borrower's
                                      payments that are expected to be covered by the mortgage insurance policies may not be covered because of these exclusions, refusals or reductions and the issuer trustee may not have enough money to make full payments of principal and interest on your Offshore notes.

YOU MAY NOT BE ABLE TO RESELL     o   The underwriters are not required to
YOUR OFFSHORE NOTES                   assist you in reselling your Offshore
                                      notes. A secondary market for your
                                      Offshore notes may not develop.


                                  o   If a secondary market does develop, it
                                      might not continue or might not be
                                      sufficiently liquid to allow you to resell any of your Offshore notes readily or at the price you desire. The market value of your Offshore notes is likely to fluctuate, which could result in losses to you.


THE TERMINATION OF ANY OF THE     o   The issuer trustee will exchange the
SWAPS MAY SUBJECT YOU TO LOSSES       interest payments from the fixed rate
FROM INTEREST RATE OR CURRENCY        housing loans for variable rate
FLUCTUATIONS                          payments based upon the three-month
                                      Australian bank bill rate. If the fixed
                                      rate swap is terminated or the fixed rate swap provider fails to perform its obligations, you will be exposed to the risk that the floating rate of interest payable on the Offshore notes will be greater than the discretionary fixed rate set by the servicer on the fixed rate housing loans, which may lead to losses to you.


                                  o   The issuer trustee will exchange the
                                      interest payments from the variable rate housing loans for variable rate payments based upon the three-month Australian bank bill rate. If the basis swap is terminated, the manager will direct the servicer to, subject to applicable laws, set the rates at which interest set-off benefits are calculated under the mortgage interest saver accounts at a rate low enough to cover the payments owed by the trust or to zero, and if that does not produce sufficient income, to set the interest rates on the variable rate housing loans at a rate high enough to cover the payments owed by the trust. If the rates on the variable rate housing loans are set above the market interest rate for similar variable rate housing loans, the affected borrowers will have an incentive to refinance their loans with another institution, which may lead to higher rates of principal prepayment than you initially expected, which will affect the yield on your Offshore notes.


                                  o The issuer trustee will receive payments from the borrowers on the housing loans, the fixed rate swap provider and the basis swap provider in Australian dollars calculated, in the case of the swap providers, by reference to the Australian bank bill rate, and make payments to the Class A-1 noteholders in U.S. dollars calculated, in the case of interest, by reference to LIBOR, and payments to the Class A-3 noteholders in Euro calculated, in the case of interest, by reference to EURIBOR. Under the Class A-1 currency swap, the currency swap provider will exchange Australian dollar obligations for U.S. dollars, and in the case of interest, amounts calculated by reference to the Australian bank bill rate for amounts calculated by reference to LIBOR. Under the Class A-3 currency swap, the currency swap provider will exchange Australian dollar obligations for Euro, and in the case of interest, amounts calculated by reference to the Australian bank bill rate for amounts calculated by reference to EURIBOR. If the currency swap provider fails to perform its obligations under either currency swap or if a currency swap is terminated, the issuer trustee might have to exchange its Australian dollars for U.S. dollars or Euro and its Australian bank bill rate obligations for LIBOR or EURIBOR obligations at rates that do not provide sufficient U.S. dollars or Euro, as applicable, to make payments to you in full.

PREPAYMENTS DURING A COLLECTION   o   If a prepayment is received on a housing
PERIOD MAY RESULT IN YOU NOT          loan during a collection period, interest
RECEIVING YOUR FULL INTEREST          on the housing loan will cease to accrue
PAYMENTS                              on that portion of the housing loan that
                                      has been prepaid, starting on the date of prepayment. The amount prepaid will be invested in investments, or will be the subject of interest payable by the servicer commencing 5 Business Days after receipt by the servicer, that may earn a rate of interest lower than that paid on the housing loan. If it is less, and either the basis swap or the fixed rate swap has been terminated, the issuer trustee may not have sufficient funds to pay you the full amount of interest on the Offshore notes on the next distribution date.

PAYMENT HOLIDAYS MAY RESULT IN    o   If a borrower prepays principal on his or
YOU NOT RECEIVING YOUR FULL           her housing loan, the borrower is not
INTEREST PAYMENTS                     required to make any payments, including
                                      interest payments, until the outstanding principal balance of the housing loan plus unpaid interest equals the scheduled principal balance. If a significant number of borrowers take advantage of this feature at the same time and the liquidity facility and any principal draws do not provide enough funds to cover the interest payments on the housing loans that are not received, the issuer trustee may not have sufficient funds to pay you the full amount of interest on your Offshore notes on the next distribution date.

THE PROCEEDS FROM THE             o   If the security trustee enforces the
ENFORCEMENT OF THE SECURITY TRUST     security interest on the assets of the
DEED MAY BE INSUFFICIENT TO PAY       trust after an event of default under the
AMOUNTS DUE TO YOU                    security trust deed, there is no assurance
                                      that the market value of the assets of the trust will be equal to or greater than the outstanding principal and interest due on the Offshore notes and the other secured obligations that rank ahead of or equally with the Offshore notes, or that the security trustee will be able to realize the full value of the assets of the trust.
                                      The issuer trustee, the security trustee, the Offshore note trustee, the principal paying agent and any receiver, to the extent they are owed any fees, the liquidity facility provider to the extent of any outstanding cash advance deposit, the fixed rate swap provider and the basis swap provider in respect of any collateral lodged by them and the sellers to the extent of any unpaid accrued interest adjustment will generally be entitled to receive the proceeds of any sale of the assets of the trust before you.
                                      Consequently, the proceeds from the sale of the assets of the trust after an event of default under the security trust deed may be insufficient to pay you principal and interest in full.

IF THE MANAGER DIRECTS THE ISSUER  o  If the manager directs the issuer trustee
TRUSTEE TO REDEEM THE OFFSHORE        to redeem the notes and redraw bonds early
NOTES EARLY, YOU COULD SUFFER         as described in "Description of the
LOSSES AND THE YIELD ON YOUR          Offshore Notes--Optional Redemption of the
OFFSHORE NOTES COULD BE LOWER         Notes" in this prospectus supplement and
THAN EXPECTED                         principal charge-offs have occurred,
                                      noteholders and redraw bondholders owning at least 75% of the aggregate outstanding amount of the notes and redraw bonds may consent to receiving an amount equal to the outstanding principal amount of the notes and redraw bonds, less unreimbursed principal charge-offs, plus accrued interest.

                                      As a result, you may not fully recover
                                      your investment. In addition, the early
                                      retirement of your Offshore notes will
                                      shorten their average lives and
                                      potentially lower the yield on your
                                      Offshore notes.

TERMINATION PAYMENTS RELATING TO  o   If the issuer trustee is required to make
THE CURRENCY SWAP AND THE FIXED       a termination payment to the currency swap
RATE SWAP MAY REDUCE PAYMENTS         provider or the fixed rate swap provider
TO YOU                                upon the termination of a currency swap or
                                      the fixed rate swap, respectively, the
                                      issuer trustee will make the termination payment from the assets of the trust and, prior to enforcement of the security trust deed, in priority to payments on the Offshore notes. Thus, if the issuer trustee makes a termination payment, there may not be sufficient funds remaining to pay interest on your Offshore notes on the next distribution date, and the principal on your Offshore notes may not be repaid in full.

THE IMPOSITION OF A WITHHOLDING   o   If a withholding tax is imposed on
TAX WILL REDUCE PAYMENTS TO YOU       payments of interest on your Offshore
AND MAY LEAD TO AN EARLY              notes, you will not be entitled to receive
REDEMPTION OF THE OFFSHORE NOTES      grossed-up amounts to compensate for such
                                      withholding tax. Thus, you will receive
                                      less interest than is scheduled to be paid on your Offshore notes.

                                  o   If the option to redeem the notes and
                                      redraw bonds early, as a result of the
                                      imposition of a withholding or other tax on any notes or redraw bonds or in respect of the housing loans, is exercised and principal charge-offs have occurred, noteholders and redraw bondholders owning at least 75% of the aggregate outstanding amount of the notes and redraw bonds may consent to receiving an amount equal to the outstanding principal amount of the notes and redraw bonds, less unreimbursed principal charge-offs, plus accrued interest. As a result, you may not fully recover your investment. In addition, the early retirement of your Offshore notes will shorten their average lives and potentially lower the yield on your Offshore notes.

THE SERVICER'S ABILITY TO SET      o  The interest rates on the variable rate
THE INTEREST RATE ON VARIABLE RATE    housing loans are not tied to an objective
HOUSING LOANS MAY LEAD TO             interest rate index, but are set at the
INCREASED DELINQUENCIES OR            sole discretion of Commonwealth Bank of
PREPAYMENTS                           Australia as servicer of the housing
                                      loans. If Commonwealth Bank of Australia increases the interest rates on the variable rate housing loans, borrowers may be unable to make their required payments under the housing loans, and accordingly, may become delinquent or may default on their payments. In addition, if the interest rates are raised above market interest rates, borrowers may refinance their loans with another lender to obtain a lower interest rate. This could cause higher rates of principal prepayment than you expected and affect the yield on your Offshore notes.

THE FEATURES OF THE HOUSING LOANS  o  The features of the housing loans,
MAY CHANGE, WHICH COULD AFFECT        including  their interest rates, may be
THE TIMING AND AMOUNT OF              changed by Commonwealth Bank of Australia
PAYMENTS TO YOU                       or Homepath Pty Limited, either on its own
                                      initiative or at a borrower's request.
                                      Some of these changes may include the
                                      addition of newly developed features which are not described in this prospectus supplement and accompanying prospectus. As a result of these changes and borrowers' payments of principal, the concentration of housing loans with specific characteristics is likely to change over time, which may affect the timing and amount of payments you receive.

                                  o   If Commonwealth Bank of Australia or
                                      Homepath Pty Limited changes the features of the housing loans or fails to offer desirable features offered by their competitors, borrowers might elect to refinance their loan with another lender to obtain more favorable features. In addition, the housing loans included in the trust are not permitted to have some features. If a borrower opts to add one of these features to his or her housing loan, in effect the housing loan will be repaid and a new housing loan will be written which will not form part of the assets of the trust. The refinancing or removal of housing loans could cause you to experience higher rates of principal prepayment than you expected, which could affect the yield on your Offshore notes.

THERE ARE LIMITS ON THE AMOUNT    o   If the interest collections during a
OF AVAILABLE LIQUIDITY TO ENSURE      collection period are insufficient to
PAYMENTS OF INTEREST TO YOU           cover fees and  expenses of the trust and
                                      the interest payments due on the Offshore notes on the next distribution date, the issuer trustee will request an advance under the liquidity facility. If advances under the liquidity facility are insufficient for this purpose, funds may be allocated from the available principal amount towards meeting such fees, expenses and interest as a principal draw. In the event that there is not enough money available under the liquidity facility or by way of principal draw, you may not receive a full payment of interest on that distribution date, which will reduce the yield on your Offshore notes.


A DECLINE IN AUSTRALIAN ECONOMIC  o   If the Australian economy were to
CONDITIONS MAY LEAD TO LOSSES ON      experience a decline in economic
YOUR OFFSHORE NOTES                   conditions, an increase in interest rates,
                                      a fall in property values or any
                                      combination of these factors,
                                      delinquencies or losses on the housing
                                      loans might increase, which might cause
                                      losses on your Offshore notes.


CONSUMER PROTECTION LAWS MAY      o   Some of the borrowers may attempt to make
AFFECT THE TIMING OR AMOUNT OF        a claim to a court requesting changes in
INTEREST OR PRINCIPAL PAYMENTS TO     the terms and conditions of their housing
YOU                                   loans or compensation or penalties from
                                      Commonwealth Bank of Australia or Homepath
                                      Pty Limited for breaches of any
                                      legislation relating to consumer credit.
                                      Any changes which allow the borrower to
                                      pay less principal or interest under his or her housing loan may delay or decrease the amount of payments to you.

                                  o In addition, if the issuer trustee obtains legal title to the housing loans, the issuer trustee will be subject to the penalties and compensation provisions of the applicable consumer protection laws instead of Commonwealth Bank of Australia and Homepath Pty Limited. To the extent that the issuer trustee is unable to recover any such liabilities under the consumer protection laws from Commonwealth Bank of Australia or Homepath Pty Limited as appropriate, the assets of the trust will be used to indemnify the issuer trustee prior to payments to you. This may delay or decrease the amount of collections available to make payments to you.

THE USE OF PRINCIPAL COLLECTIONS  o   If principal collections are drawn upon to
TO COVER LIQUIDITY SHORTFALLS MAY     cover shortfalls in interest collections
LEAD TO PRINCIPAL LOSSES              and there is insufficient excess available
                                      income in succeeding collection periods to repay those principal draws, you may not receive full repayment of principal on your notes.

THE CONCENTRATION OF HOUSING      o   To the extent that the trust contains a
LOANS IN SPECIFIC GEOGRAPHIC          high concentration of housing loans
AREAS MAY INCREASE THE POSSIBILITY    secured by properties located within a
OFLOSS ON YOUR OFFSHORE NOTES         single state or region within Australia,
                                      any deterioration in the real estate
                                      values or the economy of any of those
                                      states or regions could result in higher rates of delinquencies, foreclosures and losses than expected on the housing loans.
                                      In addition, these states or regions may experience natural disasters, which may not be fully insured against and which may result in property damage and losses on the housing loans. These events may in turn have a disproportionate impact on funds available to the trust, which could cause you to suffer losses.

YOU WILL NOT RECEIVE PHYSICAL     o   You will not receive physical notes,
NOTES REPRESENTING YOUR OFFSHORE      except in limited circumstances. This
NOTES, WHICH CAN CAUSE DELAYS IN      could:
RECEIVING DISTRIBUTIONS AND
HAMPER YOUR ABILITY TO PLEDGE OR      o     cause you to experience delays in
RESELL YOUR OFFSHORE NOTES                  receiving payments on the Offshore
                                            notes because the principal paying
                                            agent will be sending distributions
                                            on the Offshore notes to DTC, in
                                            the case of Class A-1 notes, or the
                                            common depositary for and on behalf
                                            of Euroclear and Clearstream,
                                            Luxembourg, in the case of the
                                            Class A-3 notes, instead of
                                            directly to you;


                                      o     limit or prevent you from using
                                            your Offshore notes as collateral;
                                            and


                                      o     hinder your ability to resell the
                                            Offshore notes or reduce the price
                                            that you receive for them.

                                CAPITALIZED TERMS

      The capitalized terms used in this prospectus supplement, unless defined elsewhere in this prospectus supplement, have the meanings set forth in the Glossary starting on page S-111 of this prospectus supplement or in the Glossary in the accompanying prospectus.


                        U.S. DOLLAR AND EURO PRESENTATION

      In this prospectus supplement, references to "U.S. dollars" and "US$" are references to U.S. currency, references to "Euro" and "euro" are references to the lawful currency of the member states of the European Union that adopt the single currency in accordance with the EC treaty and references to "Australian dollars" and "A$" are references to Australian currency. Unless otherwise stated in this prospectus supplement, any translations of Australian dollars into U.S. dollars have been made at a rate of US$0.7587 = A$1.00, the noon buying rate in New York City for cable transfers in Australian dollars as certified for customs purposes by the Federal Reserve Bank of New York on March 5, 2004 and any translations of Australian dollars into Euro have been made at a rate of euro0.6146 = A$1.00, the exchange rate as displayed on the Bloomberg Service under EUAD currency HP on March 5, 2004. Use of such rate is not a representation that Australian dollar amounts actually represent such U.S. dollar amounts or Euro amounts, as the case may be, or could be converted into U.S. dollars or Euro, as the case may be, at that rate.


                                  THE SELLERS

      Commonwealth Bank of Australia, COMMONWEALTH BANK, and Homepath Pty Limited, HOMEPATH, will be the sellers for the Medallion Trust Series 2004-1G.


COMMONWEALTH BANK

      For a description of Commonwealth Bank see "The Issuer Trustee, Commonwealth Bank and the Manager--Commonwealth Bank" in the accompanying prospectus.

      Commonwealth Bank has a long term credit rating of AA from Fitch, Aa3 from Moody's and AA- from Standard & Poor's and a short term credit rating of A-1+ from Standard & Poor's, F1+ from Fitch and P-1 from Moody's.

      As at December 31, 2003 Commonwealth Bank and its subsidiaries, on a consolidated basis, had total assets of A$285.9 billion, deposits of A$158.9 billion and total regulatory capital of A$14.9 billion. Operating profit after tax and outside equity interests for the 6 months to December 31, 2003 was A$1,243 million.

      The 2003 Annual Report of Commonwealth Bank on Form 20-F was filed with the Securities and Exchange Commission on November 24, 2003. Commonwealth Bank will provide without charge to each person to whom this prospectus supplement and accompanying prospectus is delivered, on the request of any such person, a copy of the Form 20-F referred to above. Written requests should be directed to:
Commonwealth Bank of Australia, 599 Lexington Avenue, New York, NY 10022,
Attention: Executive Vice President, Head of North America.

HOMEPATH

      Homepath Pty Limited was established on March 16, 1998 as a provider of home loans and property related information services via the internet. Homepath is a wholly owned, but not guaranteed, subsidiary of Commonwealth Bank. Its registered office is at Level 7, 48 Martin Place, Sydney New South Wales, Australia.

      Homepath is consolidated with the Commonwealth Bank group in the Annual Report of the Commonwealth Bank group filed with the Securities and Exchange Commission on Form 20-F.

                    DESCRIPTION OF THE ASSETS OF THE TRUST

ASSETS OF THE TRUST

      The assets of the trust will include the following:

       o  the pool of housing loans, including all:

           o principal payments paid or payable on the housing loans at any time from and after the cut-off date; and

           o interest payments and fees paid or payable on the housing loans before or after the cut-off date (other than the Accrued Interest Adjustment which is to be paid on the first distribution date to Commonwealth Bank and Homepath as sellers of the housing loans);

       o rights under the mortgage insurance policies issued by PMI Mortgage Insurance Ltd, GE Mortgage Insurance Pty Ltd and GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd and the individual property insurance policies covering the mortgaged properties relating to the housing loans;

       o  rights under the mortgages in relation to the housing loans;

       o rights under collateral securities appearing on the records of Commonwealth Bank and Homepath as securing the housing loans;

       o amounts on deposit in the accounts established in connection with the creation of the trust and the issuance of the notes, including the collections account, and any instruments in which these amounts are invested; and

       o  the issuer trustee's rights under the transaction documents.

USE OF PROCEEDS

      The net proceeds from the sale of the Class A-1 notes, after being exchanged pursuant to the Class A-1 currency swap at the US$ Exchange Rate, and the Class A-3 notes, after being exchanged pursuant to the Class A-3 currency swap at the Euro Exchange Rate, will amount to A$[ ] and will be used by the issuer trustee, along with the proceeds from the issue of the Class A-2 notes and the Class B notes, to acquire from the sellers equitable title to the housing loans and related securities.

                    DESCRIPTION OF THE POOL OF HOUSING LOANS

GENERAL

      The housing loan pool to be assigned to the issuer trustee on the closing date, the HOUSING LOAN POOL, will be selected on the cut-off date from a larger pool of housing loans originated by Commonwealth Bank and Homepath, the SELECTION HOUSING LOAN POOL. The selection housing loan pool consists of 23,671 housing loans that have an aggregate principal balance outstanding as of March 4, 2004 of approximately A$3,500,031,071. Commonwealth Bank and Homepath originated the housing loans in the ordinary course of their businesses.

      Each housing loan will be secured by a registered first ranking mortgage, subject to any statutory charges and any prior charges of a body corporate, service company or equivalent, on properties located in Australia.


HOMEPATH RESIDENTIAL LOAN PROGRAM

      All Homepath applications are sourced through the internet from Homepath's website at "www.homepath.com.au". When a housing loan application is received it is processed by Commonwealth Bank as servicer for Homepath in accordance with the same process described in "Commonwealth Bank Residential Loan Program--Approval and Underwriting Process" in the accompanying prospectus.


FEATURES OF THE HOUSING LOANS

      The housing loans have the following features.

       o  Interest is calculated daily and charged in arrears.

       o In respect of Commonwealth Bank housing loans, payments can be on a monthly, bi-weekly or weekly basis. Payments are made by borrowers using a number of different methods, including cash payments at branches, cheques, and in most cases, automatic transfer.

       o In respect of Homepath housing loans, payments can be on a monthly, bi-weekly or weekly basis. Scheduled repayments can only be made by direct debit to a nominated bank account. Payments in addition to scheduled payments can also be made via electronic funds transfer.

       o They are governed by the laws of one of the following Australian States or Territories:

           o  New South Wales;

           o  Victoria;

           o  Western Australia;

           o  Queensland;

           o  South Australia;

           o  Northern Territory;

           o  the Australian Capital Territory; or

           o  Tasmania.


HOMEPATH HOUSING LOAN PRODUCT TYPES

      Homepath only offers a variable rate home loan product, the "Homepath
Loan".

HOMEPATH HOUSING LOAN FEATURES

      Homepath Loans have a variable interest rate which is not linked to the variable rate of Commonwealth Bank products and which may fluctuate independently of other standard variable rates in the market. The interest rate for the Homepath Loan historically has been less than that for the Commonwealth Bank standard variable rate product. Of the features described in "Commonwealth Bank Residential Loan Program--Special Features of the Housing Loans" in the accompanying prospectus, at present only those headed "Substitution of Security", "Redraw and Further Advances", "Payment Holiday", "Early Repayment" and "Interest Only Periods" are available for Homepath Loans. Homepath may from time to time offer additional features in relation to a housing loan or may cease to offer features that have been previously offered and may add, remove or vary any fees or other conditions applicable to such features.


COMMONWEALTH BANK RESIDENTIAL LOAN PROGRAM

      In addition to the processes described under "Commonwealth Bank Residential Loan Program--Approval and Underwriting Process" in the accompanying prospectus, housing loan applications sourced through Commonwealth Bank's approved mortgage brokers are also subject to a credit history search of the borrower which is provided by Baycorp Advantage Ltd, formerly known as Credit Advantage Ltd.

      In addition to the product features described as applicable to a Rate Saver Home Loan in "Commonwealth Bank Residential Loan Program--Commonwealth Bank's Product Types--Economiser Home Loan and Rate Saver Home Loan" in the accompanying prospectus, the product feature "Interest Only Periods" are now also available to borrowers of such loans. However, any such borrowers availing themselves of this product feature will currently cease to be eligible for the product feature "Redraws and Further Advances".


DETAILS OF THE HOUSING LOAN POOL

      The information in Appendix A, attached to this prospectus supplement, sets forth in tabular format various details relating to the selection housing loan pool from which the housing loans proposed to be sold to the trust on the closing date will be selected. The information is provided by Commonwealth Bank as of the commencement of business on March 4, 2004. All amounts have been rounded to the nearest Australian dollar. The sum in any column may not equal the total indicated due to rounding.

      Note that these details may not reflect the housing loan pool as of the closing date because a seller may add additional eligible housing loans or remove housing loans.

      The sellers will not add or remove any housing loans prior to the closing date if this would result in a change of more than 5% in any of the characteristics of the pool of housing loans described in "Summary of the Offshore Notes--The Housing Loan Pool" in this prospectus supplement other than a change in the Number of Housing Loans, the Housing Loan Pool Size or Total Valuation of the Properties where the change is due to adding or removing housing loans due to a fluctuation in the A$/US$ exchange rate or the A$/ exchange rate, unless a revised prospectus supplement is delivered to prospective investors.


SUBSTITUTION OF HOUSING LOAN SECURITIES

      Under the series supplement, the servicer is empowered in relation to each housing loan to, amongst other things, substitute any corresponding mortgage, or collateral security appearing in the records of Commonwealth Bank or Homepath as intending to secure the housing loan, as long as this is done in accordance with the relevant mortgage insurance policy and the servicing guidelines.


REPRESENTATIONS, WARRANTIES AND ELIGIBILITY CRITERIA

      Commonwealth Bank will make various representations and warranties to the issuer trustee as of the cut-off date with respect to each housing loan being equitably assigned by each seller to the issuer trustee. For a description of these representations and warranties, see "Description of the Assets of a Trust-- Representations, Warranties and Eligibility Criteria" in the accompanying prospectus. In addition to the representations and warranties described in the accompanying prospectus, Commonwealth Bank will also represent and warrant to the issuer trustee in relation to each housing loan that the terms of the loan agreement in relation to the housing loan require payments in respect of the housing loan to the relevant seller to be made free of set-off unless prohibited by law.

      For the purposes of the eligibility criteria, the amount outstanding on a housing loan, assuming all due payments have been made by the borrower, will not exceed A$750,000.

      The issuer trustee has not investigated nor made any inquiries regarding the accuracy of these representations and warranties and has no obligation to do so. The issuer trustee is entitled to rely entirely upon the representations and warranties being correct, unless an officer of the issuer trustee involved in the day to day administration of the trust has actual notice to the contrary.


                       DESCRIPTION OF THE OFFSHORE NOTES


GENERAL

      The issuer trustee will issue the Offshore notes on the closing date pursuant to a direction from the manager to the issuer trustee to issue the Offshore notes and the terms of the master trust deed, the series supplement, the Offshore note trust deed and the underwriting agreement. The Offshore notes will be governed by the laws of the State of New South Wales. The following summary, together with the description of the Offshore notes in the accompanying prospectus, describes the material terms of the Offshore notes. The summary does not purport to be complete and is subject to the terms and conditions of the Offshore notes, which are attached as "Appendix B" to this prospectus supplement, and to the terms and conditions of the Offshore note trust deed and the other transaction documents. The Offshore noteholders are bound by, and deemed to have notice of, all the provisions of the transaction documents. The Offshore note trust deed has been duly qualified under the Trust Indenture Act of 1939 of the United States.

FORM OF THE OFFSHORE NOTES

     BOOK-ENTRY REGISTRATION OF CLASS A-1 NOTES

      The Class A-1 notes will be issued only in permanent book-entry format in minimum denominations of US$100,000 and multiples of US$1,000 in excess of that amount.

      While the Class A-1 notes are in book-entry format, all references to actions by the Class A-1 noteholders will refer to actions taken by The Depository Trust Company, DTC, upon instructions from its participating organizations and all references in this prospectus supplement and accompanying prospectus to distributions, notices, reports and statements to Class A-1 noteholders will refer to distributions, notices, reports and statements to DTC or its nominee, as the registered noteholder, for distribution to owners of the Class A-1 notes in accordance with DTC's procedures. In addition to DTC, interests in Class A-1 notes may be held in Clearstream Banking, societe anonyme, (previously named Cedelbank), CLEARSTREAM, LUXEMBOURG, or the Euroclear System, EUROCLEAR, in Europe, which in turn hold through DTC, as described in the accompanying prospectus.

      For a description of book-entry registration, see "Descriptions of the US Dollar Notes--Form of the US Dollar Notes--Book-Entry Registration" in the accompanying prospectus.

     BOOK-ENTRY REGISTRATION OF CLASS A-3 NOTES

      The Class A-3 notes will be issued only in permanent book-entry format in minimum denominations of 100,000 and multiples of 1,000 in excess of that amount.

      The Class A-3 notes will be issued to a common depositary for and on behalf of Clearstream, Luxembourg and Euroclear. Investors in the Class A-3 notes may hold interests in the Class A-3 notes through Clearstream, Luxembourg or Euroclear.

      While the Class A-3 notes are in book-entry format, all references to actions by the Class A-3 noteholders will refer to actions taken by the common depositary for Clearstream, Luxembourg and Euroclear and all references in this prospectus supplement and accompanying prospectus to distributions, notices, reports and statements to Class A-3 noteholders will refer to distributions, notices, reports and statements to the common depositary, as the registered noteholder, for distribution to Clearstream, Luxembourg and Euroclear and then to owners of the Class A-3 notes in accordance with the procedures of Clearstream, Luxembourg and Euroclear respectively.

      Class A-3 notes will not be held through DTC and will not be tradable through DTC and the sections in the accompanying prospectus headed "Descriptions of the US Dollar Notes--Form of the US Dollar Notes", "--Global Clearance, Settlement and Tax Documentation Procedures" and "--Definitive Notes" are to be construed accordingly.

     DEFINITIVE NOTES

      Offshore notes issued in definitive form are referred to in this prospectus supplement as DEFINITIVE NOTES. Offshore notes will be issued as definitive notes, rather than in book-entry form to DTC, Euroclear or Clearstream, Luxembourg, as the case may be, or their nominees, only if one of the following events occurs:

DTC, Euroclear or Clearstream, Luxembourg, as the case may be, advises the Offshore note trustee in writing that it is no longer willing or able to discharge properly its responsibilities for the Offshore notes, and the manager is not able to locate a qualified successor;

the manager (at its option), advises the issuer trustee, the Offshore note trustee, DTC, Euroclear or Clearstream, Luxembourg, as the case may be, in writing that definitive Offshore notes are to be issued in replacement of the book-entry Offshore notes; or

after the occurrence of an event of default and the beneficial owners of the Offshore notes, holding a majority of the outstanding principal balance of the Offshore notes, advises the issuer trustee through DTC, Euroclear or Clearstream, Luxembourg, as the case may be, that the continuation of a book-entry system is no longer in the best interest of the beneficial owners of the Offshore notes.

      If any of these events occurs, the issuer trustee, at the direction of the manager, must within 30 days of such event instruct DTC, Euroclear or Clearstream, Luxembourg, as the case may be, to notify all of the beneficial owners of the Offshore notes of the occurrence of the event and of the availability of definitive notes. DTC, Euroclear or Clearstream, Luxembourg, as the case may be, will then surrender the relevant Offshore notes and provide the relevant registration instructions to the issuer trustee. The issuer trustee will then issue and execute and the Offshore note trustee will authenticate and deliver the definitive notes of the same Invested Amount as those Offshore book-entry notes. Offshore notes will be serially numbered if issued in definitive form.

      No Offshore noteholder will be entitled to receive a definitive note representing its interest, except as described in the preceding paragraph.

      Definitive notes will be transferable and exchangeable at the offices of the US Dollar note registrar or the Euro note registrar, as the case may be. The US Dollar note registrar or the Euro note registrar will not impose a service charge for any registration of transfer or exchange, but may require payment of an amount sufficient to cover any tax or other governmental charge.

   US DOLLAR NOTE REGISTRAR AND EURO NOTE REGISTRAR

      The Bank of New York is the initial US Dollar note registrar, in respect of the Class A-1 notes, and its initial specified offices are located at 101 Barclay Street, 21W, New York, New York, 10286 and c/o The Bank of New York, London Branch, 48th Floor, One Canada Square, London E14 5AL, U.K..

      The Bank of New York, London Branch is the initial Euro note registrar, in respect of the Class A-3 notes, and its initial specified office is 48th Floor, One Canada Square, London E14 5AL, U.K..

   OFFICES, CHARGES AND DUTIES OF US DOLLAR NOTE REGISTRAR AND EURO NOTE
   REGISTRAR

      The US Dollar note registrar or the Euro note registrar, as the case may be, must at all times have specified offices in London and New York. The US Dollar note registrar or the Euro note registrar, as the case may be, will not impose a service charge for any registration of transfer or exchange, but may require payment of an amount sufficient to cover any tax or other governmental charge. The US Dollar note registrar or the Euro note registrar, as the case may be, will not be required to register the transfer or exchange of definitive notes within the thirty days preceding a distribution date or within a period, not exceeding thirty days, specified by the Offshore note trustee prior to any meeting which includes Offshore noteholders under the master trust deed or the security trust deed.


DISTRIBUTIONS ON THE NOTES

      Collections in respect of interest and principal will be received during each collection period. Collections include the following:

       o payments of interest, principal, fees and other amounts under the housing loans, excluding any insurance premiums and related charges payable to Commonwealth Bank or Homepath;

       o proceeds from the enforcement of the housing loans and mortgages and other securities relating to those housing loans;

       o  amounts received under mortgage insurance policies;

       o amounts received from Commonwealth Bank or Homepath for breaches of representations or undertakings; and

       o interest on amounts in the collections account, other than certain excluded amounts, and income received on Authorized Short-Term Investments of the trust, other than certain excluded amounts.

      The issuer trustee will make its payments on a quarterly basis on each distribution date, including payments to noteholders and redraw bondholders, from collections received during the preceding collection period, and from amounts received under Support Facilities on or prior to the distribution date. Certain amounts received by the issuer trustee are not distributed on a distribution date. These amounts include cash collateral lodged with the issuer trustee by a Support Facility provider or Commonwealth Bank and interest on that cash collateral.


KEY DATES AND PERIODS

      The following are the relevant dates and periods for the allocation of cashflows and their payments:

ACCRUAL PERIOD ...............   means each period commencing on and including
                                 a distribution date and ending on but excluding the next distribution date. However, the first and last accrual periods are as follows:

                                  o first: the period from and including the closing date to but excluding the first distribution date; and

                                  o  last: the period from and including the
                                     distribution date immediately preceding
                                     the date upon which the relevant notes or bonds are redeemed to but excluding the date upon which the relevant notes or bonds are redeemed.

COLLECTION PERIOD ............   means, with respect to each determination
                                 date, the period commencing on and including the previous determination date and ending on but excluding that determination date. However, the first collection period is the period from and including the cut-off date to but excluding the first determination date.

DETERMINATION DATE ...........   The first day of each calendar month in which
                                 each distribution date occurs. The first determination date is May 1, 2004.

DISTRIBUTION DATE ............   The 25th day of February, May, August and
                                 November or, if the 25th day is not a Business
                                 Day, then the next Business Day. The first distribution date is May 25, 2004.

   EXAMPLE CALENDAR

      The following example calendar for a quarter assumes that all relevant days are Business Days:



COLLECTION PERIOD: ..........   May 1 to July 31
DETERMINATION DATE: .........   August 1
ACCRUAL PERIOD: .............   May 25 to August 24
DISTRIBUTION DATE: ..........   August 25

CALCULATION OF AVAILABLE INCOME AMOUNT

      Payments of interest, fees and amounts otherwise of an income nature, including payments of interest on the notes and redraw bonds, are made from the available income amount.

      The AVAILABLE INCOME AMOUNT for a determination date and the following distribution date means the aggregate of:

       o the FINANCE CHARGE COLLECTIONS for the preceding collection period which are the following amounts received by or on behalf of the issuer trustee during that collection period:

           o all amounts received in respect of interest, fees, government charges and other amounts due under the housing loans but not including principal and any insurance premiums and related charges payable to Commonwealth Bank or Homepath;

           o all amounts of interest in respect of the housing loans to the extent that the obligation to pay is discharged by a right of set-off or right to combine accounts; and

           o break costs but only to the extent that these are not paid to the fixed rate swap provider under the fixed rate swap;

       o the MORTGAGE INSURANCE INCOME PROCEEDS for that determination date. These are amounts received by the issuer trustee under a mortgage insurance policy which the manager determines should be accounted for on that determination date in respect of a loss of interest, fees, charges and certain property protection and enforcement expenses on a housing loan;

       o  OTHER INCOME for that collection period which means:

           o certain damages or equivalent, including amounts paid by Commonwealth Bank in respect of breaches of representations or warranties in relation to the housing loans, in respect of interest or fees on the housing loans received from the servicer, Commonwealth Bank or Homepath during the collection period;

           o other damages received by the issuer trustee during the collection period from the servicer, Commonwealth Bank or Homepath or any other person and allocated by the manager as other income;

           o amounts received upon a sale of the housing loans in respect of interest or fees if the trust terminates as described under "Description of the US Dollar Notes--Termination of a Trust" in the accompanying prospectus;

           o interest, if any, on the collections account, other than interest in respect of cash collateral lodged by a Support Facility provider in the collections account, and amounts, if any, paid by the servicer representing interest on collections retained by the servicer for longer than 5 Business Days after receipt;

           o income earned on Authorized Short-Term Investments received during the collection period other than interest in respect of cash collateral lodged by a Support Facility provider in an account other than the collections account;

          o  certain tax credits; and

           o other receipts in the nature of income, as determined by the manager, received by the determination date;

       o any advance under the liquidity facility due to be made on that distribution date in order to meet a gross income shortfall;

       o any Principal Draws due to be made on that distribution date in order to meet a net income shortfall; and

       o any other amounts received from a Support Facility provider on or prior to that distribution date which the manager determines should be included in the Available Income Amount.

      Based upon the margins payable by Commonwealth Bank on the basis swap and the fixed rate swap, and assuming that payments are made when due under the housing loans, it is expected that there will be sufficient Available Income Amount to cover all the known obligations of the trust on each distribution date, including interest on the notes, plus a buffer.

LIQUIDITY FACILITY ADVANCE

      If the manager determines on any determination date that there is a gross income shortfall, the manager must direct the issuer trustee to make a drawing under the liquidity facility in an amount equal to the lesser of the amount of the gross income shortfall and the unutilized portion of the liquidity limit, if any.

      A gross income shortfall is the amount by which the payments to be made from the Available Income Amount, other than reimbursement of principal draws and principal charge-offs, payment of the manager's arranging fee and payment to the income unitholder, exceeds the aggregate of the Finance Charge Collections, the Mortgage Insurance Income Proceeds and Other Income in relation to that determination date.


PRINCIPAL DRAW

      If the manager determines on any determination date that there is a net income shortfall, the manager must direct the issuer trustee to apply a portion of the Available Principal Amount, to the extent that funds are available as described in "Distribution of the Available Principal Amount" below to cover such net income shortfall in an amount equal to the lesser of the net income shortfall and the funds available from Available Principal Amount for this purpose.

      A net income shortfall is the amount by which the drawing, if any, available to be made under the liquidity facility on the following distribution date is insufficient to meet the gross income shortfall.

      Any application of the Available Principal Amount to cover a net income shortfall, a PRINCIPAL DRAW, will be reimbursed out of any Available Income Amount available for this purpose on subsequent distribution dates as described in "Distribution of the Available Income Amount" below.


DISTRIBUTION OF THE AVAILABLE INCOME AMOUNT

      Subject to the following, on each distribution date, the Available Income Amount for that distribution date is allocated in the following order of priority:

       o first, to payment of any taxes in relation to the trust including government charges paid by the servicer for the issuer trustee;

       o  second, payment of the issuer trustee's fee;

       o  third, payment of the security trustee's fee;

       o  fourth, payment to the manager of the management fee;

       o  fifth, payment of the servicer's fee;

       o sixth, payment of the commitment fee payable under the liquidity facility;

       o seventh, rateably towards payment of any amounts due to a Support Facility provider under a Support Facility, including interest due on advances outstanding under the liquidity facility and payments under the fixed rate swap and the basis swap, but not including any payments under support facilities detailed above or below or which are properly payable from the Available Principal Amount;

       o eighth, payment of all costs, charges and expenses incurred by the issuer trustee in administering the trust, other than as detailed above or below or which are payable from the Available Principal Amount;

       o ninth, payment of the commitment fee payable under the standby redraw facility;

       o tenth, repayment of any liquidity facility advance made on or prior to the previous distribution date and then outstanding;

       o eleventh, while the currency swaps remain in place for the Offshore notes and payments are being made under them by the issuer trustee, rateably between:

           o payment to the currency swap provider under the Class A-1 currency swap of the A$ Class A-1 Interest Amount in relation to that distribution date and any unpaid A$ Class A-1 Interest Amounts from prior distribution dates and interest on those unpaid amounts in return for which the currency swap provider will pay the principal paying agent for distribution to the Class A-1 noteholders as described in "--The Currency Swaps--Interest Payments under the Class A-1 Currency Swap";

           o payment of interest in relation to the Class A-2 notes for the accrual period ending on that distribution date, including unpaid interest in relation to the Class A-2 notes from prior distribution dates and interest on any unpaid interest;

           o payment to the currency swap provider under the Class A-3 currency swap of the A$ Class A-3 Interest Amount in relation to that distribution date and any unpaid A$ Class A-3 Interest Amounts from prior distribution dates and interest on those unpaid amounts in return for which the currency swap provider will pay the principal paying agent for distribution to the Class A-3 noteholders as described in "--The Currency Swaps--Interest Payments under the Class A-3 Currency Swap";

           o payment of interest in relation to the redraw bonds for the accrual period ending on that distribution date and any unpaid interest in relation to the redraw bonds from prior distribution dates and interest on that unpaid interest; and

           o payment of the interest due on the distribution date under the standby redraw facility and any interest remaining unpaid from prior distribution dates and interest on that unpaid interest;

       o twelfth, while the currency swaps remain in place for the Offshore notes and payments are being made under them by the issuer trustee, payment of interest in relation to the Class B notes for the accrual period ending on that distribution date, including unpaid interest in relation to the Class B notes from prior distribution dates and interest on any unpaid interest;

       o thirteenth, while the currency swaps remain in place for the Offshore notes and payments are being made under them by the issuer trustee, to reimburse any unreimbursed Principal Draws as an allocation to the Available Principal Amount on that distribution date;

       o fourteenth, while the currency swaps remain in place for the Offshore notes and payments are being made under them by the issuer trustee, to reimburse any principal charge-offs as an allocation to the Available Principal Amount on that distribution date;

       o fifteenth, while the currency swaps remain in place for the Offshore notes and payments are being made under them by the issuer trustee, payment to the manager of the arranging fee and any unpaid arranging fee from prior distribution dates; and

       o sixteenth, while the currency swaps remain in place for the Offshore notes and payments are being made under them by the issuer trustee, to the income unitholder.

      The issuer trustee shall only make a payment under the bullet points above to the extent that any Available Income Amount remains from which to make the payment after amounts with priority to that payment have been distributed or provided for in the collections account.

      On the first distribution date, prior to any allocation or payment described above, the issuer trustee will first apply the Available Income Amount to pay to each of Commonwealth Bank and Homepath its Accrued Interest Adjustment.


INTEREST ON THE NOTES

   CALCULATION OF INTEREST PAYABLE ON THE NOTES

      The period that any notes or redraw bonds accrue interest is divided into accrual periods. The first accrual period in respect of the notes commences on and includes the closing date and ends on but excludes the first distribution date. Each subsequent accrual period commences on and includes a distribution date, and ends on but excludes the following distribution date. The Offshore notes accrue interest from and including the closing date up to but excluding the day upon which the final accrual period ends.

      The final accrual period for the Offshore notes will end on, but exclude, the earlier of:

       o the date upon which the Stated Amount of the Offshore notes is reduced to zero and all accrued but previously unpaid interest is paid in full;

       o the date upon which the Offshore notes are redeemed, unless upon presentation payment is improperly withheld in which case interest will continue to accrue until the earlier of the day on which the noteholder receives all sums due in respect of the Offshore note or the seventh day after notice is given to the noteholder that, where this is required, upon presentation of the Offshore note such payment will be made, provided that payment is in fact made; and

       o  the date upon which the Offshore notes are deemed to be redeemed.

      Up to, but excluding, the first distribution date after the distribution date on which the total principal outstanding on the housing loans is less than 10% of the total principal outstanding on the housing loans at the commencement of business on March 11, 2004 (the STEP-UP DATE):

       o the interest rate for the Class A-1 notes for each accrual period will be equal to LIBOR for that accrual period plus [ ]%. If the issuer trustee has not redeemed or attempted to redeem all of the notes and redraw bonds by the Step-Up Date, then subject to the following, the interest rate for the Class A-1 notes for each accrual period commencing on or after that date will be equal to LIBOR for that accrual period plus [ ]%;

       o the interest rate for the Class A-2 notes for each accrual period will be equal to the Bank Bill Rate for that accrual period plus
          [ ]%. If the issuer trustee has not redeemed or attempted to redeem all of the notes and redraw bonds by the Step-Up Date, then subject to the following, the interest rate for the Class A-2 notes for each accrual period commencing on or after that date will be equal to the Bank Bill Rate for that accrual period plus [ ]%; and

       o the interest rate for the Class A-3 notes for each accrual period will be equal to EURIBOR for that accrual period plus [ ]%. If the issuer trustee has not redeemed or attempted to redeem all of the notes and redraw bonds by the Step-Up Date, then subject to the following, the interest rate for the Class A-3 notes for each accrual period commencing on or after that date will be equal to EURIBOR for that accrual period plus [ ]%.

      If the issuer trustee, at the direction of the manager, proposes to exercise its option to redeem the notes and redraw bonds on a distribution date on or after the date on which the total principal outstanding on the housing loans is less than 10% of the total principal outstanding on the housing loans at the commencement of business on March 11, 2004, as described in "Optional Redemption of the Notes" below, but is unable to do so because, following a meeting of noteholders and redraw bondholders convened under the provisions of the security trust deed by the manager for this purpose, the noteholders and redraw bondholders have not approved by an Extraordinary Resolution the redemption of the notes and redraw bonds at their Stated Amounts, then:

       o the interest rate for the Class A-1 notes for each accrual period commencing on or after that distribution date will be equal to LIBOR for that accrual period plus [ ]%;

       o the interest rate for the Class A-2 notes for each accrual period commencing on or after that distribution date will be equal to the Bank Bill Rate for that accrual period plus [ ]%; and

       o the interest rate for the Class A-3 notes for each accrual period commencing on or after that distribution date will be equal to
          EURIBOR for that accrual period plus [   ]%.

      The interest rate for the Class B notes for each accrual period will be equal to the Bank Bill Rate for that accrual period plus the margin applicable to the Class B notes. If redraw bonds are issued the interest rate applicable to them will be equal to the Bank Bill Rate plus a margin determined at the time of their issue. The interest rates for the Class B notes and the redraw bonds, if any, for each accrual period are calculated by the manager.

      With respect to any distribution date, interest on a note or any redraw bond will be calculated as the product of:

       o the Invested Amount of that note or redraw bond as of the first day of that accrual period, after giving effect to any payments of principal made with respect to such note or redraw bond on such day;

       o the interest rate for such note or redraw bond for that accrual period; and

       o a fraction, the numerator of which is the actual number of days in the accrual period, and the denominator of which is 360 days for the Offshore notes, or 365 days for the Class A-2 notes, the Class B notes and any redraw bonds.

      Interest will accrue on any unpaid interest in relation to a note or redraw bond at the interest rate that applies from time to time to that note or redraw bond until that unpaid interest is paid.

   CALCULATION OF LIBOR

      On the second business day in London and New York before the beginning of each accrual period, the agent bank will determine LIBOR for the next accrual period.

   CALCULATION OF EURIBOR

      On the second TARGET Settlement Day before the beginning of each accrual period, the agent bank will determine EURIBOR for the next accrual period.


DETERMINATION OF THE AVAILABLE PRINCIPAL AMOUNT

      Payments of principal, including repayment of principal on the notes and redraw bonds, are made from the Available Principal Amount. The AVAILABLE PRINCIPAL AMOUNT for a determination date and the following distribution date means the aggregate of:

       o the PRINCIPAL COLLECTIONS for the preceding collection period which are all amounts received during the collection period in respect of principal on the housing loans, except as described below, and includes principal to the extent that an obligation to pay principal on a housing loan is discharged by a right of set-off or right to combine accounts;

       o the MORTGAGE INSURANCE PRINCIPAL PROCEEDS for the determination date which are all amounts received by the issuer trustee under a mortgage insurance policy which the manager determines should be accounted for in respect of a loss of principal and certain property restoration expenses on a housing loan;

       o OTHER PRINCIPAL AMOUNTS which are amounts received in respect of principal on the housing loans including:

           o proceeds of the liquidation of a housing loan following enforcement, other than amounts included in Finance Charge Collections, received during the collection period;

           o principal prepayments under the housing loans received during the collection period;

           o certain damages or equivalent, including amounts paid by Commonwealth Bank in respect of breaches of representations or warranties in relation to the housing loans, in respect of principal received from the servicer or Commonwealth Bank or Homepath as a seller during the collection period;

           o other damages received by the issuer trustee during the collection period from the servicer, a seller or any other person and allocated by the manager as Other Principal Amounts;

           o amounts received upon a sale of the housing loans in respect of principal if the trust terminates as described under "Description of the US Dollar Notes--Termination of a Trust" in the accompanying prospectus;

           o in relation to the first determination date, the amount, if any, by which subscription proceeds of the notes exceed the aggregate of the principal outstanding on the housing loans as at the cut-off date;

           o any amount rounded down on payments of principal on the previous distribution date; and

           o any other receipts in the nature of principal as determined by the manager which have been received by the determination date;

       o PRINCIPAL CHARGE-OFF REIMBURSEMENT which is the amount of the Available Income Amount for the determination date available to be applied towards unreimbursed principal charge-offs;

       o PRINCIPAL DRAW REIMBURSEMENT which is the amount of the Available Income Amount for the determination date available to be applied towards unreimbursed principal draws;

       o STANDBY REDRAW FACILITY ADVANCE which is any advance to be made under the standby redraw facility on that distribution date; and

       o REDRAW BOND AMOUNT which is the total subscription proceeds of redraw bonds issued on the determination date or during the collection period, but after the immediately preceding determination date.

DISTRIBUTION OF THE AVAILABLE PRINCIPAL AMOUNT

      On each distribution date, the Available Principal Amount for that distribution date is allocated in the following order of priority:

       o first, repayment to Commonwealth Bank and Homepath of any redraws and further advances under the housing loans, other than further advances which cause the related housing loan to be removed from the trust, made during or prior to the collection period then ended and which are then outstanding;

       o second, to be allocated to the Available Income Amount as a Principal Draw to meet any net income shortfall;

       o third, repayment to the standby redraw facility provider of the principal outstanding under the standby redraw facility as reduced by any principal charge-offs or increased by any reimbursement of principal charge-offs on or prior to that distribution date;

       o fourth, equally amongst the redraw bonds in order of their issue until their Stated Amounts are reduced to zero on the basis that a redraw bond receives no principal repayment until the Stated Amount of all earlier issued redraw bonds has been reduced to zero;

       o fifth, while the currency swaps remain in place for the Offshore notes and payments are being made under them by the issuer trustee, to the currency swap provider under the Class A-1 currency swap in respect of principal repayments on the Class A-1 notes, amongst the Class A-2 notes in respect of principal repayments on the Class A-2 notes, to the currency swap provider under the Class A-3 currency swap in respect of principal repayments on the Class A-3 notes and amongst the Class B notes in respect of principal repayments on the Class B notes in the manner described below under the heading "Allocation of Principal to the Notes" below; and

       o sixth, while the currency swaps remain in place for the Offshore notes and payments are being made under them by the issuer trustee, firstly to the Class A Capital unitholder up to a maximum aggregate amount of A$1,000 for all such distributions and secondly to the Class B Capital unitholder.

      The issuer trustee shall only make a payment under the bullet points above to the extent that any Available Principal Amount remains from which to make the payment after amounts with priority to that payment have been distributed.


ALLOCATION OF PRINCIPAL TO THE NOTES

      That part of the Available Principal Amount which is available on a distribution date for repayment of the Stated Amount of the Class A notes and the Class B notes is applied as follows.

      The amount available for repayment of the Stated Amount of the notes, under the fifth bullet point above, is divided between NET PRINCIPAL COLLECTIONS and NET UNSCHEDULED PRINCIPAL. The Net Principal Collections are the remaining Principal Collections available after prior applications in the preceding four bullet points and the Net Unscheduled Principal is the remaining Mortgage Insurance Principal Proceeds, Other Principal Amounts, Principal Charge-Off Reimbursement,

Standby Redraw Facility Advance, Redraw Bond Amount and Principal Draw Reimbursement after prior applications in the preceding four bullet points. This is determined on the basis that in applying the Available Principal Amount, the issuer trustee first applies the Mortgage Insurance Principal Proceeds, the Other Principal Amounts, the Principal Charge-Off Reimbursement, the Standby Redraw Facility Advance, the Redraw Bond Amount and the Principal Draw Reimbursement and then, only after these have been applied in full, applies the Principal Collections.

      The amount to be applied towards repayment of the Stated Amount of the Class A notes on a distribution date is determined as follows:

      The amount to be applied to repayment is:

                      SACAN                         SACBN
     ((NPC+NUP) x  -----------   )   +   (   NUP x -------- x SP  )
                       SAN                           SAN

      where:

       o  NPC is the Net Principal Collections;

       o  NUP is the Net Unscheduled Principal;

       o  SACAN is the aggregate of:

           o the aggregate Stated Amount of the Class A-1 notes on the preceding determination date, converted to Australian dollars at the US$ Exchange Rate;

           o the aggregate Stated Amount of the Class A-2 notes on the preceding determination date; and

           o the aggregate Stated Amount of the Class A-3 notes on the preceding determination date, converted to Australian dollars at the Euro Exchange Rate;

       o SACBN is the aggregate Stated Amount of the Class B notes on the preceding determination date;

       o SAN is the aggregate Stated Amount of all notes on the preceding determination date, converted, in the case of the Class A-1 notes, to Australian dollars at the US$ Exchange Rate, and in the case of the Class A-3 notes, to Australian dollars at the Euro Exchange Rate; and

       o  SP is the Stepdown Percentage.

      The effect of the above calculation is that Class A noteholders are allocated their proportional share of the Net Principal Collections and the Net Unscheduled Principal, based upon the Stated Amounts of the notes, and are also allocated the Stepdown Percentage, which may vary between 0% and 100%, of the Class B noteholders' proportional share of the Net Unscheduled Principal.

      The amount to be applied towards repayment of the Stated Amounts of the Class A notes on the distribution date is allocated rateably:

       o to the currency swap provider under the Class A-1 currency swap in respect of repayment of the Stated Amount of the Class A-1 notes;

       o towards payment equally amongst the Class A-2 notes in repayment of the Stated Amount of the Class A-2 notes; and

       o to the currency swap provider under the Class A-3 currency swap in respect of repayment of the Stated Amount of the Class A-3 notes,

      until the Stated Amount of the Class A notes is reduced to zero.

      The balance of the Net Principal Collections and the Net Unscheduled Principal is applied on that distribution date equally amongst the Class B notes in reduction of the Stated Amount of the Class B notes until the Stated Amount of the Class B notes is reduced to zero.

REDRAWS AND FURTHER ADVANCES

      Commonwealth Bank and Homepath may each make redraws and further advances to borrowers under the housing loans. Commonwealth Bank and Homepath are entitled to be reimbursed by the issuer trustee for redraws and further advances which exceed the scheduled principal balance of the housing loan by no more than one scheduled monthly installment on the housing loan. Commonwealth Bank and Homepath, as applicable, will be reimbursed from the Available Principal Amount including proceeds of advances under the standby redraw facility and proceeds from the issue of redraw bonds.

      Where Commonwealth Bank or Homepath makes further advances which exceed the scheduled principal balance of a housing loan by more than one scheduled monthly installment, then Commonwealth Bank or Homepath, as applicable, will repurchase the housing loan from the pool.

   STANDBY REDRAW FACILITY

      If the manager determines that there is a redraw shortfall on a determination date, the manager may direct the issuer trustee in writing to make a drawing under the standby redraw facility on the corresponding distribution date equal to the lesser of the redraw shortfall and the unutilized portion of the redraw limit, if any.

      A redraw shortfall is the amount by which the redraws and further advances to be repaid to the sellers on that distribution date exceed the aggregate of the Principal Collections, the Mortgage Insurance Principal Proceeds, the Other Principal Amounts, the Principal Charge-off Reimbursement and the Principal Draw Reimbursement in relation to that distribution date less the amount of any Principal Draw on that distribution date.

   ISSUE OF REDRAW BONDS

      If prior to a determination date the manager considers that the aggregate of the Principal Collections, the Mortgage Insurance Principal Proceeds, the Other Principal Amounts, the Principal Charge-Off Reimbursement and the Principal Draw Reimbursement in relation to the determination date, less the amount of any Principal Draw on the following distribution date, and the Standby Redraw Facility Advance that will be available to be made with respect to that distribution date are likely to be insufficient to pay in full the manager's estimate of:

       o the redraws and further advances to be repaid to Commonwealth Bank or Homepath on that distribution date; and

       o the outstanding principal under the standby redraw facility as reduced by any principal charge-offs or increased by any reimbursement of principal charge-offs prior to that distribution date,

the manager may direct the issuer trustee to issue redraw bonds.

      The manager must not direct the issuer trustee to issue redraw bonds unless it considers that on the following distribution date, taking into account that issue of redraw bonds and any repayments of principal and principal charge-offs or reimbursement of principal charge-offs on the redraw bonds expected on that distribution date, the aggregate Stated Amount of all redraw bonds will not exceed on that distribution date A$50 million or such other amount agreed between the manager and the rating agencies and notified to the issuer trustee.

      Before issuing any redraw bonds, the issuer trustee must receive written confirmation from each rating agency that the proposed issue of redraw bonds will not result in a reduction, qualification or withdrawal of any credit rating assigned by that rating agency to a note or redraw bond. The redraw bonds will be denominated in Australian dollars and issued only in Australia.


PRINCIPAL CHARGE-OFFS

      In certain circumstances, amounts which are unrecoverable under a housing loan will be absorbed by reducing the Stated Amount of a note or redraw bond or by reducing the principal outstanding in respect of the standby redraw facility. That reduction of the Stated Amount of a note or redraw bond or the principal outstanding of the standby redraw facility is referred to as a principal charge-off.


   APPLICATION OF PRINCIPAL CHARGE-OFFS

      If on a determination date preceding a distribution date, the manager determines that a principal loss should be accounted for in respect of a housing loan, after taking into account proceeds of enforcement of that housing loan and its securities, any relevant payments under a mortgage insurance policy or damages from the servicer, Commonwealth Bank or Homepath, that principal loss will be allocated in the following order:

       o first, equally amongst the Class B notes until the Stated Amount of the Class B notes is reduced to zero; and

       o secondly, rateably as follows amongst the following according to, in the case of the notes or redraw bonds, their Stated Amount converted, in the case of the Class A-1 notes, to Australian dollars at the US$ Exchange Rate, and in the case of the Class A-3 notes, to Australian dollars at the Euro Exchange Rate:

           o  the Class A notes;

           o  the redraw bonds; and

           o  the principal outstanding of the standby redraw facility,

      until the Stated Amounts of the Class A notes, the redraw bonds, and the principal outstanding of the standby redraw facility is reduced to zero.

      To the extent allocated, the principal loss will reduce the Stated Amount of the notes and redraw bonds and will reduce the principal outstanding of the standby redraw facility as from the following distribution date. The principal loss allocated is an Australian dollar amount. Where this is allocated to an Offshore note, the Stated Amount of the Offshore note is reduced by an equivalent U.S. dollar amount converted at the US$ Exchange Rate, in the case of the Class A-1 notes, or an equivalent Euro amount converted at the Euro Exchange Rate, in the case of the Class A-3 notes.

   REIMBURSEMENTS OF PRINCIPAL CHARGE-OFFS

      Principal charge-offs may be reimbursed on a subsequent distribution date where there is excess available income after payment of all fees and expenses of the trust and interest on that distribution date and reimbursement of any unreimbursed Principal Draws. Reimbursement of principal charge-offs will only occur to the extent that there are unreimbursed principal charge-offs and will be allocated in the following order:

       o first, rateably amongst the following according to their unreimbursed principal charge-offs converted, in the case of the Class A-1 notes, to Australian dollars at the US$ Exchange Rate, and in the case of the Class A-3 notes, to Australian dollars at the Euro Exchange Rate:


           o  the Class A notes;

           o  the redraw bonds; and

           o  the principal outstanding of the standby redraw facility,

          in reduction of their unreimbursed charge-offs until these are reduced to zero; and

       o second, equally amongst the Class B notes until the unreimbursed charge-offs of the Class B notes are reduced to zero.

      A reimbursement of a principal charge-off on a note or redraw bond will increase the Stated Amount of that note or redraw bond and a reimbursement of a principal charge-off on the standby redraw facility will increase the principal outstanding of the standby redraw facility but the actual funds allocated in respect of the reimbursement will be distributed as described in "Distribution of the Available Principal Amount" above.

      The amounts allocated for reimbursement of principal charge-offs are Australian dollar amounts. Where such an amount is allocated to an Offshore note, the Stated Amount of the Offshore note is increased by an equivalent U.S. dollar amount converted at the US$ Exchange Rate, in the case of a Class A-1 note, or an equivalent Euro amount converted at the Euro Exchange Rate, in the case of a Class A-3 note.

THE INTEREST RATE SWAPS

   PURPOSE OF THE INTEREST RATE SWAPS

      Collections in respect of interest on the variable rate housing loans will be calculated based on Commonwealth Bank's or Homepath's, as appropriate, administered variable rates. Collections in respect of interest on the fixed rate housing loans will be calculated based on the relevant fixed rates. However, the payment obligations of the issuer trustee on the Class A-2 notes, the Class B notes and under the currency swaps are calculated by reference to the Bank Bill Rate. To hedge these interest rate exposures, the issuer trustee will enter into a basis swap with the basis swap provider and a fixed rate swap with the fixed rate swap provider. The basis swap and the fixed rate swap will be governed by a standard form ISDA Master Agreement, as amended by a supplementary schedule and confirmed by written confirmations in relation to each swap. The initial basis swap provider and fixed rate swap provider will be Commonwealth Bank of Australia, Level 1, 48 Martin Place, Sydney NSW 2000, Australia.


   BASIS SWAP

      On each distribution date the issuer trustee will pay to the basis swap provider an amount calculated by reference to the interest payable by borrowers on the variable rate housing loans during the relevant preceding collection period and the income earned by the trust on the collections account and any Authorized Short-Term Investments during that collection period. In return the basis swap provider will pay to the issuer trustee on each distribution date an amount calculated by reference to the aggregate principal amount outstanding of the relevant proportion of the variable rate housing loans as at the last day of the collection period preceding the previous distribution date and the Bank Bill Rate plus a margin.

      The basis swap will terminate if the interest rates on the Class A notes increase following the Step-Up Date, provided that the weighted average of the variable rates charged on the housing loans is sufficient, assuming that all relevant parties comply with their obligations under the housing loans and the transaction documents, to ensure that the issuer trustee has sufficient funds to comply with its obligations under the transaction documents as they fall due. See "Description of the Transaction Documents--Servicing of the Housing Loans--Administer Interest Rates" in the accompanying prospectus in relation to the servicer's obligations with respect to interest rates on the variable rate housing loans if the basis swap is terminated.


   FIXED RATE SWAP

      On each distribution date the issuer trustee will pay to the fixed rate swap provider an amount calculated by reference to the interest payable by borrowers on the fixed rate housing loans, other than housing loans in relation to which the issuer trustee has entered into an individual fixed rate swap as described below, during the relevant preceding collection period and the income earned by the trust on the collections account and any Authorized Short-Term Investments during that collection period. In return the fixed rate swap provider will pay to the issuer trustee on each distribution date an amount calculated by reference to the aggregate principal amount outstanding of the fixed rate housing loans as at the last day of the collection period preceding the previous distribution date and the Bank Bill Rate plus a margin.

      In addition, if a borrower prepays a loan subject to a fixed rate of interest, or otherwise terminates a fixed rate period under a housing loan, the issuer trustee will normally be entitled to receive from the borrower a break cost or the issuer trustee will be required to pay to the borrower a break benefit.

      A break cost is currently payable by the borrower to the issuer trustee where the terminated fixed rate under the housing loan is greater than the current equivalent fixed rate product offered by Commonwealth Bank for the remaining term of the housing loan. Under Commonwealth Bank's current policies and procedures, prepayments of up to $10,000 in any 12 month period may be made by a borrower without incurring break costs, see "Commonwealth Bank's Residential Loan Program--Special Features of the Housing Loans--Early Repayment" in the accompanying prospectus. A break benefit may be payable by the issuer trustee to the borrower where the terminated fixed rate under the housing loan is less than the equivalent fixed rate product offered by Commonwealth Bank for the remaining term of the housing loan unless, under Commonwealth Bank's current policies and procedures, the prepayments are less than or equal to $10,000 in any 12 month period. If the break period is not a whole year an interpolated rate is used.

      While the fixed rate swap is operating, the net difference between break costs and break benefits for all housing loans for a collection period is either paid by the fixed rate swap provider, where the difference is a negative number, or paid to the fixed rate swap provider, where the difference is a positive number, on each distribution date. While the fixed rate swaps are operating, break costs are not included within the Available Income Amount and break benefits are not considered to be expenses of the trust.

      The method for calculation of break costs and break benefits may change from time to time according to the business judgment of the servicer.

   OTHER SWAPS

      The issuer trustee and the fixed rate swap provider may agree to enter into separate fixed rate swaps in relation to one or more of the housing loans under which, on each distribution date, the issuer trustee will pay to the fixed rate swap provider an amount calculated by reference to the fixed interest payable by borrowers on those housing loans. In return the fixed rate swap provider will pay to the issuer trustee an amount calculated by reference to the Bank Bill Rate plus a margin.

      In addition, if the servicer offers interest rate cap products to borrowers, the issuer trustee and the fixed rate swap provider will enter into swaps to hedge the issuer trustee's risks in relation to such interest rate caps.

   TERMINATION BY THE BASIS SWAP AND FIXED RATE SWAP PROVIDERS

      The basis swap provider and fixed rate swap provider will each have the right to terminate the basis swap and the fixed rate swap, respectively, in the following circumstances:

       o if the issuer trustee fails to make a payment under a swap within 10 days after notice of failure is given to the issuer trustee;

       o if due to a change in law it becomes illegal for either party to make or receive payments, perform its obligations under any credit support document or comply with any other material provision of the basis swap or the fixed rate swap. However, only a swap affected by the illegality may be terminated and each party affected by the illegality must make efforts to transfer its rights and obligations to avoid this illegality; or

       o in the case of the basis swap only, at any time at the election of the basis swap provider provided that at the date of termination the weighted average of the variable rates charged on the housing loans is sufficient, assuming that all relevant parties comply with their obligations under the housing loans and the transaction documents, to ensure that the issuer trustee has sufficient funds to comply with its obligations under the transaction documents as they fall due.

    TERMINATION BY THE ISSUER TRUSTEE

      The issuer trustee will have the right to terminate the basis swap or the fixed rate swap in the following circumstances:

       o if the swap provider fails to make a payment within 10 days after notice of failure is given to the swap provider; or

       o if due to a change in law it becomes illegal for either party to make or receive payments, perform its obligations under any credit support document or comply with any other material provision of the basis swap or the fixed rate swap. However, only a swap affected by the illegality may be terminated and each party affected by the illegality must make certain efforts to transfer its rights and obligations to avoid this illegality.

   FIXED RATE SWAP PROVIDER DOWNGRADE

      If, as a result of the withdrawal or downgrade of its credit rating by any rating agency, on any determination date the fixed rate swap provider does not have:

       o either a short term credit rating of at least A-1 or a long term credit rating of A by Standard & Poor's; and

       o either a short term credit rating of at least P-1 or a long term credit rating of at least A2 by Moody's,

the fixed rate swap provider must:

       o where it ceases to have either a short term credit rating of at least P-1 or a long term credit rating of at least A2 by Moody's:

           o enter into an agreement novating its rights and obligations under the fixed rate swap to a replacement counterparty acceptable to the manager and which each rating agency confirms will not result in a reduction or withdrawal of any credit rating assigned by it to the notes or redraw bonds;

           o lodge cash collateral in an amount determined by the relevant rating agencies or, in certain circumstances, determined under the fixed rate swap; or

           o enter into other arrangements satisfactory to the manager which each rating agency confirms will not result in a reduction, qualification or withdrawal of any credit rating assigned by it to the notes or redraw bonds; and

       o where it ceases to have either a short term credit rating of at least A-1 or a long term credit rating of A from Standard & Poor's:

           o immediately seek to enter into, and enter into by no later than 60 days after the fixed rate swap provider ceases to have the relevant rating from Standard & Poor's, an agreement novating its rights and obligations under the fixed rate swap agreement in respect of the fixed rate swap to a replacement counterparty which holds the relevant ratings and, if a transfer has not occurred within 30 days, lodge cash collateral in an amount determined in accordance with the fixed rate swap; or

           o if the fixed rate swap provider is unable to effect a transfer in accordance with the above bullet point within 60 days or if the fixed rate swap provider so elects, enter into such other arrangements in respect of the fixed rate swap which are satisfactory to the manager and which each rating agency confirms will not result in a reduction, qualification or withdrawal of any credit rating assigned by it to the notes or redraw bonds.

      The fixed rate swap provider may satisfy its obligations following a withdrawal or downgrade of a credit rating in any of the above manners as it elects from time to time.


   BASIS SWAP PROVIDER DOWNGRADE

      If, as a result of the withdrawal or downgrade of its credit rating by any rating agency, on any determination date the basis swap provider does not have:

       o either a short term credit rating of at least A-1 or a long term credit rating of A by Standard & Poor's; and

       o  a short term credit rating of at least P-1 by Moody's,

the basis swap provider must:

       o prepay the amount that is expected to be due, as determined by the manager, from the basis swap provider to the issuer trustee on the next distribution date; or

       o enter into other arrangements satisfactory to the issuer trustee and the manager which each rating agency confirms will not result in a reduction, qualification or withdrawal of any credit rating assigned by it to the notes or redraw bonds.

      The basis swap provider may satisfy its obligations following a withdrawal or downgrade of a credit rating in either of the above manners as it elects from time to time.

  TERMINATION PAYMENTS

      Upon termination of the fixed rate swap, a termination payment will be due from the issuer trustee to the fixed rate swap provider or from the fixed rate swap provider to the issuer trustee.

      The termination payment in respect of the fixed rate swap will be determined, if possible, on the basis of quotations from leading dealers in the relevant market to enter into a replacement transaction that would have the effect of preserving the economic equivalent of any payment that would, but for the early termination, have been required under the terms of the fixed rate swap.

      No termination payment will be payable in respect of the termination of the basis swap.

      If the basis swap terminates then, unless and until the issuer trustee has entered into a replacement basis swap or other arrangements which the rating agencies have confirmed will not result in a reduction, qualification or withdrawal of the credit ratings assigned to the notes or redraw bonds, the servicer must adjust the rates of interest on the mortgage interest saver accounts and, if necessary, the housing loans as described in "Description of the Transaction Documents--Servicing of the Housing Loans--Administer Interest Rates" in the accompanying prospectus.


THE CURRENCY SWAPS

   PURPOSE OF THE CURRENCY SWAPS

      Collections on the housing loans and receipts under the basis swap and the fixed rate swap will be denominated in Australian dollars. However, the payment obligations of the issuer trustee on the Class A-1 notes are denominated in United States dollars and the payment obligations of the issuer trustee on the Class A-3 notes are denominated in Euro. In addition, receipts by the issuer trustee under the basis swap and the fixed rate swap are calculated by reference to the Bank Bill Rate but the interest obligations of the issuer trustee with respect to the Class A-1 notes are calculated by reference to LIBOR and the interest obligations of the issuer trustee with respect to the Class A-3 notes are calculated by reference to EURIBOR. To hedge these currency and interest rate exposures, the issuer trustee will enter into a currency swap in respect of the Class A-1 notes, the CLASS A-1 CURRENCY SWAP, and a currency swap in respect of the Class A-3 notes, the CLASS A-3 CURRENCY SWAP, with the currency swap provider. The Class A-1 currency swap and the Class A-3 currency swap will be governed by a standard form ISDA Master Agreement, as amended by a supplementary schedule and a credit support annex, which together act as a separate agreement in respect of each trust established under the master trust deed, and will each be confirmed by a written confirmation.


   PRINCIPAL PAYMENTS UNDER THE CLASS A-1 CURRENCY SWAP

      On the closing date, the issuer trustee will pay the currency swap provider under the Class A-1 currency swap the U.S. dollar proceeds of issue of the Class A-1 notes. In return, the currency swap provider will pay to the issuer trustee under the Class A-1 currency swap the Australian dollar equivalent of the proceeds of issue of the Class A-1 notes converted at the US$ Exchange Rate.

      On each distribution date, the issuer trustee will pay to the currency swap provider under the Class A-1 currency swap the Australian dollar amount available to be applied towards repayment of the Stated Amount of the Class A-1 notes. In return, the currency swap provider will pay to the principal paying agent on behalf of the issuer trustee the U.S. dollar equivalent of that amount converted at the US$ Exchange Rate for distribution to the Class A-1 noteholders in accordance with the agency agreement in reduction of the Stated Amount of the Class A-1 notes.


   PRINCIPAL PAYMENTS UNDER THE CLASS A-3 CURRENCY SWAP

      On the closing date, the issuer trustee will pay the currency swap provider under the Class A-3 currency swap the Euro proceeds of issue of the Class A-3 notes. In return, the currency swap provider will pay to the issuer trustee under the Class A-3 currency swap the Australian dollar equivalent of the proceeds of issue of the Class A-3 notes converted at the Euro Exchange Rate.

      On each distribution date, the issuer trustee will pay to the currency swap provider under the Class A-3 currency swap the Australian dollar amount available to be applied towards repayment of the Stated Amount of the Class A-3 notes. In return, the currency swap provider will pay to the principal paying agent on behalf of the issuer trustee the Euro equivalent of that amount converted at the Euro Exchange Rate for distribution to the Class A-3 noteholders in accordance with the agency agreement in reduction of the Stated Amount of the Class A-3 notes.


   INTEREST PAYMENTS UNDER THE CLASS A-1 CURRENCY SWAP

      On each distribution date, the issuer trustee will pay to the currency swap provider under the Class A-1 currency swap an aggregate amount, the A$ CLASS A-1 INTEREST AMOUNT, calculated by reference to the Australian dollar equivalent of the aggregate Invested Amount of the Class A-1 notes as at the preceding distribution date converted at the US$ Exchange Rate and the Bank Bill Rate plus a margin.

      In return, the currency swap provider will pay to the principal paying agent on behalf of the issuer trustee amounts in aggregate equal to the interest due in respect of the Class A-1 notes on that distribution date for distribution to Class A-1 noteholders in accordance with the agency agreement.

      If the issuer trustee does not have sufficient funds under the series supplement to pay the full amount owing to the currency swap provider in respect of the above payment under the Class A-1 currency swap, the currency swap provider is not required to make the corresponding payments to the principal paying agent and, after the applicable grace period, the currency swap provider may terminate the Class A-1 currency swap. The manner of determining whether the issuer trustee will have sufficient funds to pay the currency swap provider that amount under the Class A-1 currency swap on a distribution date is described in "Distribution of the Available Income Amount". A failure of the issuer trustee to pay an amount owing under the Class A-1 currency swap, if not remedied within the applicable grace period, will be an event of default under the security trust deed.


   INTEREST PAYMENTS UNDER THE CLASS A-3 CURRENCY SWAP

      On each distribution date, the issuer trustee will pay to the currency swap provider under the Class A-3 currency swap an aggregate amount, the A$ CLASS A-3

INTEREST AMOUNT, calculated by reference to the Australian dollar equivalent of the aggregate Invested Amount of the Class A-3 notes as at the preceding distribution date converted at the Euro Exchange Rate and the Bank Bill Rate plus a margin.

      In return, the currency swap provider will pay to the principal paying agent on behalf of the issuer trustee amounts in aggregate equal to the interest due in respect of the Class A-3 notes on that distribution date for distribution to Class A-3 noteholders in accordance with the agency agreement.

      If the issuer trustee does not have sufficient funds under the series supplement to pay the full amount owing to the currency swap provider in respect of the above payment under the Class A-3 currency swap, the currency swap provider is not required to make the corresponding payments to the principal paying agent and, after the applicable grace period, the currency swap provider may terminate the Class A-3 currency swap. The manner of determining whether the issuer trustee will have sufficient funds to pay the currency swap provider that amount under the Class A-3 currency swap on a distribution date is described in "-Distribution of the Available Income Amount". A failure of the issuer trustee to pay an amount owing under the Class A-3 currency swap, if not remedied within the applicable grace period, will be an event of default under the security trust deed.

   TERMINATION BY THE CURRENCY SWAP PROVIDER

      The currency swap provider will have the right to terminate the currency swaps in the following circumstances:

       o if the issuer trustee fails to make a payment under the currency swaps within 10 days after notice of failure is given to the issuer trustee;

       o if due to a change in or a change in interpretation of law it becomes illegal other than as a result of the introduction of certain exchange controls by an Australian governmental body for either party to make or receive payments, perform its obligations under any credit support document or comply with any other material provision of the currency swaps. However, if the currency swap provider is the party affected by the illegality, it must make efforts to transfer its rights and obligations to avoid this illegality;

       o if due to any action taken by a taxation authority or a change in tax law the currency swap provider is required to receive payments from which amounts have been withheld or deducted on account of tax. However, the currency swap provider will only have the right to terminate the currency swaps if the Offshore note trustee is satisfied that all amounts owing to Offshore noteholders will be paid in full on the date on which the Offshore notes are to be redeemed. In addition, whether or not the currency swap provider can terminate the currency swaps, following the occurrence of such an event, the currency swap provider may transfer the currency swaps to another counterparty, provided that each rating agency has confirmed that this will not result in there being a reduction, qualification or withdrawal of any credit rating assigned by it to the Offshore notes;

       o if certain bankruptcy related events occur in relation to the issuer trustee; and

       o if an event of default occurs under the security trust deed and the security trustee has declared the Offshore notes immediately due and payable.

   TERMINATION BY THE ISSUER TRUSTEE

      The issuer trustee will have the right to terminate the currency swaps in the following circumstances:

       o if the currency swap provider fails to make a payment under the currency swaps within 10 days after notice of failure is given to the currency swap provider;

       o if certain bankruptcy related events occur in relation to the currency swap provider;

       o if the currency swap provider merges with, or otherwise transfers all or substantially all of its assets to, another entity and the new entity does not assume all of the obligations of the currency swap provider under the currency swaps;

       o if due to a change in or a change in interpretation of law it becomes illegal other than as a result of the introduction of certain exchange controls by an Australian governmental body for either party to make or receive payments, perform its obligations under any credit support document or comply with any other material provision of the currency swaps. However, if the issuer trustee is the party affected by the illegality, it must make efforts to transfer its rights and obligations to avoid this illegality;

       o if due to any action taken by a taxation authority or a change in tax law the issuer trustee is required to receive payments from which amounts have been withheld or deducted on account of tax;

       o if as a result of the currency swap provider merging with, or otherwise transferring all or substantially all of its assets to another entity, the issuer trustee is required to receive payments from which a deduction or withholding has been made on account of a non-resident withholding tax liability and no entitlement to a corresponding gross-up arises other than as a result of its failure to perform certain tax covenants, or, in certain circumstances, a breach of its tax representations;

       o if the currency swap provider fails to comply with its obligations described in "Currency Swap Provider Downgrade" below following a downgrade of its credit ratings, and that failure is not remedied within 10 Business Days of notice of the failure being given to the currency swap provider or such longer period as the issuer trustee and the manager agree and the rating agencies confirm will not result in a reduction, qualification or withdrawal of the credit ratings assigned by them to the Offshore notes; and

       o if an event of default occurs under the security trust deed and the security trustee has declared the Offshore notes immediately due and payable.

      The issuer trustee may only terminate the currency swaps with the prior written consent of the Offshore note trustee.

   TERMINATION BY THE OFFSHORE NOTE TRUSTEE

      If following an event that allows the issuer trustee to terminate the currency swaps the issuer trustee does not terminate the currency swaps, the Offshore note trustee may terminate the currency swaps.

   CURRENCY SWAP PROVIDER DOWNGRADE

      If, as a result of the withdrawal or downgrade of the currency swap provider's credit rating by any rating agency, the currency swap provider does not have:

       o either a long term credit rating of at least AA- by Standard & Poor's or a short term credit rating of at least A-1+ by Standard & Poor's; and

       o a long term credit rating of at least A2 by Moody's and a short term credit rating of at least P-1 by Moody's,

the currency swap provider must within:

       o 30 Business Days, if the currency swap provider still has a long term credit rating of at least A- by Standard & Poor's or a short term credit rating of at least A-1 by Standard & Poor's, and both a long term credit rating of at least A3 by Moody's and a short term credit rating of at least P-2 by Moody's; or

       o  5 Business Days, in any other case,

or, in either case, such greater period as is agreed to in writing by the relevant rating agency, at their cost and at their election:

       o if the short term credit rating by Standard & Poor's is greater than or equal to A-1 or the long term credit rating by Standard & Poor's is greater than or equal to A-, lodge collateral as determined under the currency swaps and the credit support annex;

       o enter into an agreement novating the currency swaps to a replacement counterparty acceptable to the manager and which each rating agency has confirmed will not result in there being a reduction, qualification or withdrawal of any credit rating assigned by it to the Offshore notes; or

       o enter into other arrangements which each rating agency has confirmed will not result in there being a reduction, qualification or withdrawal of any credit rating assigned by it to the Offshore notes.


      The currency swap provider may satisfy its obligations following a withdrawal or downgrade of a credit rating in any of the above manners as it elects from time to time.

      If the currency swap provider lodges cash collateral with the issuer trustee, any interest or income on that cash collateral will be paid to the currency swap provider.

   TERMINATION PAYMENTS

      Upon termination of the currency swaps, a termination payment will be due from the issuer trustee to the currency swap provider or from the currency swap provider to the issuer trustee in respect of each currency swap.

      The termination payment in respect of each currency swap will be determined, if possible, on the basis of quotations from leading dealers in the relevant market to enter into a replacement transaction that would have the effect of preserving the economic equivalent of any payment that would, but for the early termination, have been required under the terms of the applicable currency swap.

      If termination payments are due from the currency swap provider to the issuer trustee, they will be denominated in U.S. dollars in respect of the Class A-1 currency swap and in Euro in respect of the Class A-3 currency swap.

   REPLACEMENT OF THE CURRENCY SWAPS

      If the currency swaps are terminated prior to their scheduled termination date, the issuer trustee may, at the direction of the manager, enter into replacement currency swaps on terms and with a counterparty which the rating agencies confirm will not result in a reduction, qualification or withdrawal of the credit ratings assigned by them to the Offshore notes. Any termination payments received by the issuer trustee upon termination of the currency swaps may be applied towards a premium payable to enter into replacement currency swaps and any premium received by the issuer trustee upon entering into a new currency swap may be applied towards a termination payment in respect of the terminated currency swaps.

   CURRENCY SWAP PROVIDER

      The currency swap provider will be Commonwealth Bank of Australia.

      For a description of The Commonwealth Bank of Australia see "The Issuer Trustee, Commonwealth Bank and the Manager--Commonwealth Bank" in the accompanying prospectus and "The Sellers--Commonwealth Bank" in this prospectus supplement.


OPTIONAL REDEMPTION OF THE NOTES

      The issuer trustee must, when directed by the manager, at the manager's option, redeem all of the notes and the redraw bonds at their then Invested Amounts, subject to the following, together with accrued but unpaid interest to, but excluding, the date of redemption, on any distribution date falling on or after the date on which the total principal outstanding on the housing loans is less than 10% of the total principal outstanding on the housing loans at the commencement of business on March 11, 2004.

      The issuer trustee may redeem the notes and redraw bonds at their Stated Amounts instead of at their Invested Amounts, together with accrued but unpaid interest to but excluding the date of redemption, if so approved by an Extraordinary Resolution of noteholders and redraw bondholders together. However, the issuer trustee will not redeem the notes or redraw bonds unless it is in a position on the relevant distribution date to repay the then Invested Amounts or the Stated Amounts, as required, of the notes and the redraw bonds together with all accrued but unpaid interest to but excluding the date of redemption and to discharge all its liabilities in respect of amounts which are required under the security trust deed to be paid in priority to or equally with the notes or redraw bonds if the charge under the security trust deed were enforced.

      If the issuer trustee, at the direction of the manager, proposes to exercise its option to redeem the notes and redraw bonds on a distribution date on or after the date on which the total principal outstanding on the housing loans is less than 10% of the total principal outstanding on the housing loans at the commencement of business on March 11, 2004 at their Stated Amounts rather than their Invested Amounts, as described above, but is unable to do so because, following a meeting of noteholders and redraw bondholders convened under the provisions of the security trust deed by the manager for this purpose, the noteholders and redraw bondholders have not approved by an Extraordinary Resolution the redemption of the notes and redraw bonds at their Stated Amounts, then the margins for the Offshore notes for each accrual period commencing on or after that distribution date will remain at, or if that distribution date is after the Step-Up Date revert to, the margins applying at the closing date.

      Offshore noteholders must be given notice of a redemption not more than 60 nor less than 45 days prior to the date of redemption. Notice of redemption will also be filed with the Irish Stock Exchange, so long as any of the Offshore notes are listed thereon.


FINAL MATURITY DATE

      Unless previously redeemed, the issuer trustee must redeem the notes and redraw bonds by paying the Stated Amount, together with all accrued and unpaid interest, in relation to each note and redraw bond on or by the distribution date falling in May 2035. The failure of the issuer trustee to pay the Stated Amount, together with all accrued and unpaid interest, within 10 days of the due date for payment, other than amounts due to the Class B noteholders, will be an event of default under the security trust deed.


REPORTS TO NOTEHOLDERS

      On the Business Day immediately prior to each distribution date, the manager will deliver to the principal paying agent, the Offshore note trustee, the issuer trustee and the Offshore noteholders, a quarterly servicing report containing the following information for the relevant periods or dates specified in the report:

       o  the Invested Amount and the Stated Amount of each class of notes;

       o the interest payments and principal distributions on each class of notes;

       o  the Available Income Amount;

       o the aggregate of all seller advances made during the preceding collection period;

       o  the redraw shortfall, if any;

       o the gross income shortfall, if any, and the net income shortfall, if any;

       o the liquidity facility advances, if any, for that distribution date, together with the outstanding liquidity facility advances as at the preceding determination date;

       o  the Principal Draw, if any;

       o  the Available Principal Amount;

       o  the Principal Collections;

       o  the Standby Redraw Facility Advance;

       o  the Redraw Bond Amount;

       o the principal charge-off in relation to the preceding determination date;

       o  the Other Principal Amounts;

       o  the Principal Draw Reimbursement, if any;

       o  the Principal Charge-Off Reimbursement, if any;

       o the principal charge-offs, if any, allocated each class of notes and the standby redraw facility principal;

       o the Principal Charge-Off Reimbursement, if any, allocated to each class of notes and the standby redraw facility principal;

       o the note factor for each class of notes and redraw bonds which, is the aggregate of the Invested Amount of the class of notes or redraw bonds less all principal payments on that class of notes or redraw bonds to be made on that distribution date, divided by the aggregate initial Invested Amount for that class of notes or redraw bonds;

       o  if relevant, the threshold rate at that distribution date;

       o the interest rates on each class of notes and redraw bonds for the related accrual period;

       o  scheduled and unscheduled payments of principal on the housing loans;


       o the aggregate outstanding principal balance of the fixed rate housing loans and the aggregate outstanding principal balance of the variable rate housing loans; and

       o delinquency, mortgagee in possession and loss statistics with respect to the housing loans.

      As described in "Description of the US Dollar Notes-Reports to Noteholders" in the accompanying prospectus, unless and until definitive Offshore notes are issued, beneficial owners of the Offshore notes will receive reports and other information provided for under the transaction documents only if, when and to the extent provided by DTC and its participating organizations, in the case of the Class A-1 notes or, Clearstream, Luxembourg or Euroclear and their participating organizations, in the case of the Class A-3 notes.

      For so long as any of the Offshore notes are listed on the Irish Stock Exchange and the rules of the Irish Stock Exchange so require, all notices to Offshore noteholders will be filed with the Irish Stock Exchange.

      The manager may also arrange for information in relation to the notes, the trust or the housing loans to be published on the electronic information system made available to subscribers by Bloomberg L.P. or a similar electronic reporting service.

                    DESCRIPTION OF THE TRANSACTION DOCUMENTS


THE MORTGAGE INSURANCE POLICIES


   GENERAL

      The mortgage insurance policies consist of:

       o a high LTV master mortgage insurance policy in relation to housing loans which generally had a loan-to-value ratio of greater than around 80% at the time that they were originated; and

       o a master mortgage insurance policy to provide mortgage insurance in relation to the balance of the housing loans.


   THE HIGH LTV MASTER MORTGAGE INSURANCE POLICY

      The high LTV master mortgage insurance policy represents a liability of GE Mortgage Insurance Pty Ltd and GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd.

      The high LTV master mortgage insurance policy insures the issuer trustee against losses in respect of housing loans insured under it, which generally had a loan-to-value ratio of greater than around 80% at the time of origination. Each seller will equitably assign their rights under the high LTV master mortgage insurance policy to the issuer trustee on the closing date. Each borrower paid a single upfront premium for their respective housing loan to be insured under the high LTV master mortgage insurance policy and no further premium is payable by the sellers or the issuer trustee.


   PERIOD OF COVER

      The issuer trustee has the benefit of the high LTV master mortgage insurance policy in respect of each housing loan insured under it generally from the latest of:

       o  the date monies are first advanced under the housing loan;

       o the date the mortgage securing the housing loan is granted to or acquired by the issuer trustee; or

       o  the date the premium in respect of the housing loan is paid,

       until the earliest of:

       o midnight on the day immediately preceding the date the housing loan or the mortgage securing the housing loan is beneficially assigned;

       o the date the housing loan or the mortgage securing the housing loan is assigned, transferred or mortgaged to a person other than a person who is or becomes entitled to the benefit of the policy;

       o  the date the housing loan is repaid in full;

       o the date the housing loan ceases to be secured by the relevant mortgage (other than where the mortgage is discharged by the operation of a compulsory acquisition or sale by a government for public purpose);

       o the expiry date set out in the certificate of insurance issued by the mortgage insurer in relation to the housing loan or as extended with the written consent of the mortgage insurer or as varied by a court under the Australian Consumer Credit Code; or

       o the date the high LTV master mortgage insurance policy is cancelled in respect of the housing Loan in accordance with the terms of the high LTV master mortgage insurance policy.

   COVER FOR LOSSES

      If a loss date occurs in respect of a housing loan insured under the high LTV master mortgage insurance policy, the mortgage insurer will pay to the issuer trustee the loss in respect of that housing loan.

      A loss date means:

       o if a default occurs under the housing loan and the mortgaged property is sold pursuant to enforcement proceedings, the date on which the sale is completed;

       o if a default occurs under the housing loan and the issuer trustee or a prior approved mortgagee becomes the absolute owner by foreclosure of the mortgaged property, the date on which this occurs;

       o if a default occurs under the housing loan and the mortgagor sells the mortgaged property with the prior approval of the issuer trustee and the mortgage insurer, the date on which the sale is completed;

       o if the mortgaged property is compulsorily acquired or sold by a government for public purposes and there is a default under the housing loan (or where the mortgage has been discharged by the operation of the compulsory acquisition or sale and there is a failure in repayment of the housing loan which would have been a default but for the occurrence of that event), the later of the date of the completion of the acquisition or sale or 28 days after the date of the default; or

       o where the mortgage insurer has agreed to pay a claim under the high LTV master mortgage insurance policy, the date specified in that agreement.

      A "default" in respect of an insured housing loan means any event which triggers the issuer trustee's power of sale in relation to the mortgaged property.

      The loss payable by the mortgage insurer to the issuer trustee in respect of an insured loan is the amount outstanding, less the deductions referred to below, in relation to the housing loan, in each case calculated as at the loss date.

      The amount outstanding under a housing loan is the aggregate of the following:

       o the principal amount outstanding together with any additional advance approved by the mortgage insurer or loan redraw, and any interest, fees or charges outstanding as at the loss date;

       o  fees and charges paid or incurred by the issuer trustee; and

       o other amounts, including fines or penalties, approved by the mortgage insurer,

which the issuer trustee is entitled to recover under the housing loan or a related guarantee.

      The mortgage insurer may make the following deductions:

       o where the mortgaged property is sold, the sale price, or where the mortgaged property is compulsorily acquired, the amount of compensation, less, in either case, any amount required to discharge any approved prior mortgage;

       o where foreclosure action occurs, the value of the issuer trustee's interest in the mortgaged property, including the interest of any unapproved prior mortgagee;

       o any amount received by the issuer trustee under any collateral security;

       o any amounts paid to the issuer trustee by way of rents, profits or proceeds in relation to the mortgaged property or under any insurance policy relating to the mortgaged property and not applied in restoration or repair;

       o any interest that exceeds interest at the non-default interest rate payable in relation to the housing loan, unless the Australian Consumer Credit Code applies;

       o  any fees or charges other than:

           o premiums for general insurance policies, levies and other charges payable to a body corporate under the Australian strata titles system, rates, taxes and other statutory charges;

           o reasonable and necessary legal and other fees and disbursements of enforcing or protecting the issuer trustee's rights under the housing loan, up to a maximum of A$2,000, unless otherwise approved in writing by the mortgage insurer;

           o repair, maintenance and protection of the mortgaged property, up to a maximum amount of A$1,000, unless otherwise approved in writing by the mortgage insurer;

           o reasonable costs of the sale of the mortgaged property up to a maximum amount of A$1,000 plus the selling agent's commission, unless otherwise approved in writing by the mortgage insurer.

      In addition, any fees and charges exceeding those recoverable under the Australian Consumer Credit Code, less any amount that must be accounted for to the borrower or the relevant mortgagor, will be excluded;

       o  losses arising out of damage to the mortgaged property other than:

           o  fair wear and tear; or

           o losses recovered and applied in the restoration or repair of the mortgaged property or losses recovered under a general insurance policy and applied to reduce the amount outstanding under the housing loan; and

       o any amounts by which a claim may be reduced under the high LTV master mortgage insurance policy.

   REFUSAL OR REDUCTION OF CLAIMS

      The mortgage insurer may refuse or reduce the amount of a claim with respect to a housing loan in certain circumstances, including where:

       o the mortgaged property is not insured under a general home owner's insurance policy;

       o  there is not a servicer approved by the mortgage insurer;

       o the housing loan has not been duly registered with the land titles office in the relevant jurisdiction;

       o the issuer trustee does not comply with the obligation to seek the mortgage insurer's consent under certain circumstances;

       o the issuer trustee does not comply with certain reporting obligations;

       o the issuer trustee has failed to comply with a condition, provision or requirement of the high LTV master mortgage insurance policy which has prejudiced the mortgage insurer's interests; or

       o the issuer trustee does not lodge a claim within 28 days after the loss date under the high LTV master mortgage insurance policy, and the mortgage insurer suffers loss from such a failure to lodge the claim within 28 days.

   EXCLUSIONS

      The high LTV master mortgage insurance policy does not cover any loss arising from:

       o  any war or warlike activities;

       o the use, existence or escape of nuclear weapons or nuclear contamination;

       o the existence or escape of any pollution or environmentally hazardous material;

       o the fact that the housing loan or any collateral security is void or unenforceable; or

       o any failure of the housing loan mortgagor guarantee or collateral security to comply with the requirements of the Australian Consumer Credit Code.

THE MASTER MORTGAGE INSURANCE POLICY

   COVER

      The master mortgage insurance policy is provided by PMI Mortgage Insurance Ltd. The master mortgage insurance policy insures the issuer trustee against losses in respect of housing loans which are not insured under the high LTV master mortgage insurance policy. Commonwealth Bank and Homepath will prior to the closing date pay a single upfront premium for the master mortgage insurance policy. No further premium is payable by a seller or the issuer trustee.

   PERIOD OF COVER

      The insurance under the mortgage insurance policy in respect of a housing loan terminates on the earliest of the following:

       o  repayment in full of the housing loan;

       o the expiry date of the mortgage insurance policy, however if before 14 days after the expiry date of the mortgage insurance policy notice is given of default under the housing loan, the mortgage insurance policy will continue solely for the purposes of a claim on that default;

       o the date of payment of a claim for loss under the mortgage insurance policy; or

       o cancellation of the mortgage insurance policy in accordance with the Insurance Contracts Act 1984 of Australia.

   COVER FOR LOSSES

      Subject to the exclusions outlined below, PMI Mortgage Insurance Ltd must pay the insured's loss in respect of a housing loan being the aggregate of the following amounts owed to the insured:

       o the balance of the loan account (being the total of the relevant loan amount and interest on the loan amount outstanding under the insured housing loan) at the settlement date (being the day the sale of the relevant mortgaged property is completed);

       o interest on the balance of the loan account from the settlement date to the date of claim to a maximum of 30 days;

       o  costs incurred on sale of the mortgaged property which include:

           o costs properly incurred for insurance premiums, rates, land tax (calculated on a single holding basis) and other statutory charges on the mortgaged property and in respect of amounts payable to a body corporate, service company or equivalent in relation to the mortgaged property;

           o reasonable and necessary legal fees and disbursements incurred in enforcing or protecting rights under the insured mortgage including reasonable costs of the servicer's internal legal department;

           o reasonable agent's commission, advertising costs, valuation costs and other costs relating to the sale of the mortgaged property;

           o reasonable and necessary costs incurred in maintaining (but not restoring) the mortgaged property, provided that amounts exceeding A$1,500 will only be included if incurred by the insured with the prior written consent of PMI Mortgage Insurance Ltd;

           o any goods and services tax incurred by the insured on the sale or transfer of the mortgaged property to a third party in or towards the satisfaction of any debt that the borrower owes the insured under the loan account, including the amount of any goods and services tax included in such costs, fees, disbursements or commissions specifically identified under the bullet point above headed "costs incurred on sale of the mortgaged property which include"; and

           o any amounts applied with the prior written consent of PMI Mortgage Insurance Ltd to discharge a security interest having priority over the insured mortgage,

       o  less the following deductions:

           o  the gross proceeds of sale of the mortgaged property; and

           o the following amounts to the extent they have not already been applied to the credit of the loan account:

               o compensation received for any part of the mortgaged property or any collateral security that has been resumed or compulsorily acquired;

               o all rents collected and other profits received relating to the mortgaged property or any collateral security;

               o any sums received under any insurance policy relating to the mortgaged property not applied to restoration of the mortgaged property following damage or destruction;

               o all amounts recovered from exercising rights relating to any collateral security;

               o any other amount received relating to the insured mortgage or any collateral security including any amounts received from the borrower, any guarantor or prior mortgagee; and

               o the amount of any input tax credit to which the insured is entitled in respect of an acquisition which relates to any costs, fees, disbursements or commissions specifically identified under the bullet point above headed "costs incurred on sale of the mortgaged property which include".

      Amounts owed to the insured for the purposes of the above calculations do not include the following amounts:

       o  interest charged in advance;

       o  default rate interest;

       o  early repayment fees;

       o  break funding costs;

       o any higher interest rate payable because of failure to make prompt payment;

       o fines, fees or charges debited to the loan account (except for any monthly account- keeping fee, switching fee or loan establishment fee);

       o costs of restoration following damage to or destruction of the mortgaged property;

       o costs of removal, clean up and restoration arising from contamination of the mortgaged property;

       o additional funds advanced to the borrower without PMI Mortgage Insurance Ltd's written consent (except where permitted);

       o amounts paid by the insured in addition to the loan amount to complete improvements;

       o  cost overruns; and

       o any civil or criminal penalties imposed on the insured under legislation including the Australian Consumer Credit Code.

   REDUCTION IN A CLAIM

      The amount of a claim under the mortgage insurance policy may be reduced by the amount by which the insured's loss is increased due to the insured making a false or misleading statement, assurance or representation to the borrower or any guarantor, or the insured consenting to, without the written approval of PMI Mortgage Insurance Ltd:

       o the creation of any lease, licence, easement, restriction or other notification affecting the mortgaged property; or

       o an increase in or acceleration of the payment obligation of the borrower under any security interest having priority over the insured mortgage.

      Under the PMI master policy, the amount of a claim may also be reduced in other circumstances including where a seller, the servicer, the manager or the issuer trustee do not comply with their duties of disclosure or the requirements of the PMI master policy.

      The mortgage insurance policy does not cover losses resulting from a credit tribunal or court re-opening an unjust insured mortgage, collateral security or loan account under section 70 of the Australian Consumer Credit Code or annulling or reducing any unconscionable interest rate change, fee or charge under section 72 of the Australian Consumer Credit Code.

   SUBMISSION FOR PAYMENT OF CLAIMS

      The insured must submit a claim for loss providing all documents and information reasonably required by PMI Mortgage Insurance Ltd within 30 days of:

       o  settlement of the sale of the corresponding mortgaged property; or

       o notification by PMI Mortgage Insurance Ltd to submit a claim for loss.

DESCRIPTION OF THE MORTGAGE INSURERS

   PMI MORTGAGE INSURANCE LTD

      PMI Mortgage Insurance Ltd (ABN 70 000 511 071) has been providing lenders' mortgage insurance in Australia since 1965 and in New Zealand since 1988.

      PMI Mortgage Insurance Ltd's parent is PMI Mortgage Insurance Australia (Holdings) Pty Ltd, a subsidiary of PMI Mortgage Insurance Co. which is a subsidiary of the PMI Group Inc. PMI Mortgage Insurance Co. is a leading monoline mortgage insurer in the United States currently having an insurer financial strength rating of AA+ by Standard & Poor's and Fitch and Aa2 by Moody's.

      As of May 1, 2003, Standard & Poor's has revised its outlook on The PMI Group Inc. and its rated subsidiaries, including PMI Mortgage Insurance Ltd, from "stable" to "negative". No assurances are given regarding any future outlook or the future levels of the credit ratings of each of The PMI Group Inc. and PMI Mortgage Insurance Ltd by any of Standard & Poor's, Moody's or Fitch.

      As of December 31, 2002, the audited financial statements of PMI Mortgage Insurance Ltd had total assets of A$535 million and shareholder's equity of A$287 million. PMI Mortgage Insurance Ltd currently has a claims paying ability rating by Standard & Poor's of AA, by Fitch of AA and by Moody's of Aa3.

      The business address of PMI Mortgage Insurance Ltd is Level 23, 50 Bridge Street, Sydney, New South Wales, Australia 2000.

   GE MORTGAGE INSURANCE PTY LTD AND GE CAPITAL MORTGAGE INSURANCE CORPORATION (AUSTRALIA) PTY LTD

      GE Mortgage Insurance Pty Ltd, ABN 61 071 466 334, is Australia's leading mortgage insurer and is an indirect wholly owned subsidiary of General Electric Company.

      GE Mortgage Insurance Pty Ltd currently has a claims paying ability rating of AA by Standard & Poor's and Fitch and Aa2 by Moody's.

      As at December 31, 2003, GE Mortgage Insurance Pty Ltd had total assets of A$329,407,000 and shareholder's equity of A$287,712,000.

      GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd, ABN 52 081 488 440 commenced operations in March 1998. GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd currently has a claims paying ability rating of AA by Standard & Poor's and Fitch and Aa2 by Moody's. As at December 31, 2003 GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd had total assets of A$851,425,000 and shareholder's equity of A$276,952,000.

      GE Mortgage Insurance Pty Ltd and GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd's ultimate parent, General Electric Company, is a diversified industrial and financial services company with operations in over 100 countries. General Electric Company is rated AAA by Standard & Poor's and Fitch and Aaa by Moody's. General Electric Company is the indirect owner of lenders mortgage insurance businesses in the United States, United Kingdom, Canada, New Zealand and Australia

      The business address of GE Mortgage Insurance Pty Ltd and GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd is Level 23, AAP Centre, 259 George Street, Sydney, 2000, NSW, Australia.


LIQUIDITY FACILITY

      Under the liquidity facility agreement, the liquidity facility provider agrees to make advances to the issuer trustee for the purpose of meeting shortfalls between the Finance Charge Collections, Mortgage Insurance Income Proceeds and Other Income on a distribution date and the payments to be made from the Available Income Amount, other than reimbursements of Principal Draws, reimbursements of principal charge-offs, payments of the manager's arranging fee and payments to the income unitholder, on that distribution date.

      The liquidity facility provider agrees to make advances to the issuer trustee up to the liquidity limit. The liquidity limit is equal to the least of:

       o  A$35 million;

       o  the Performing Housing Loans Amount at that time; and

       o the amount agreed by the liquidity facility provider, the manager and the rating agencies.

      Interest is payable to the liquidity facility provider on the principal outstanding under the liquidity facility, and a commitment fee is payable to the liquidity facility provider, in arrears on each distribution date to the extent that funds are available for this purpose as described in "--Distribution of the Available Income Amount".

      The liquidity facility will terminate upon the earlier to occur of:

       o  the distribution date in May 2035;

       o the date on which the liquidity facility provider declares the liquidity facility terminated following an event of default under the liquidity facility or where it becomes unlawful or impossible to maintain or give effect to its obligations under the liquidity facility;

       o  the date one month after all notes and redraw bonds are redeemed;

       o the distribution date upon which the issuer trustee, as directed by the manager, appoints a replacement liquidity facility provider, provided that each rating agency has confirmed that this will not result in a reduction, qualification or withdrawal of any credit rating assigned by it to the notes or redraw bonds; and

       o the date on which the liquidity limit is reduced to zero by agreement between the liquidity facility provider, the manager and the rating agencies.

STANDBY REDRAW FACILITY

      Under the standby redraw facility agreement, the standby redraw facility provider agrees to make advances to the issuer trustee for the purpose of reimbursing redraws and further advances made by a seller to the extent that the aggregate of the Principal Collections, Mortgage Insurance Principal Proceeds, Other Principal Amounts and Principal Charge-off Reimbursements, less any Principal Draw, are insufficient to fund such redraws and further advances on a distribution date.

      The standby redraw facility provider agrees to make monthly advances to the issuer trustee up to the redraw limit. The redraw limit is equal to the lesser of:

       o  A$50 million; and

       o  the Performing Housing Loans Amount at that time,

      or such greater or lesser amount agreed by the standby redraw facility provider, the manager and the rating agencies.

      Interest is payable on the principal outstanding under the standby redraw facility, adjusted for principal charge-offs and principal charge-off reimbursements, in arrears on each distribution date to the extent that funds are available for this purpose as described in "--Distribution of the Available Income Amount".

      A commitment fee is payable to the standby redraw facility provider in arrears on each distribution date to the extent that funds are available for this purpose as described in "--Distribution of the Available Income Amount".

      Advances under the standby redraw facility are repayable on the following distribution date from the funds available for this purpose as described in "--Distribution of the Available Income Amount".

      In certain circumstances, the principal outstanding under the standby redraw facility will be reduced by way of principal charge-off or increased by a reimbursement of principal charges-offs, as described in "Description of the Offshore Notes--Principal Charge-Offs" in this prospectus supplement. The amount of principal to be repaid under the standby redraw facility on a distribution date is the outstanding principal as reduced by any principal charge-offs or increased by any principal charge-off reimbursements.

CLEAN-UP AND EXTINGUISHMENT

      Commonwealth Bank, for itself and on behalf of Homepath, will have certain rights to extinguish the issuer trustee's interest in the housing loans and their related securities, mortgage insurance policies and other rights, or to otherwise regain the benefit of the housing loans and their related securities, mortgage insurance policies and other rights, if:

       o the date on which the total principal outstanding on the housing loans is less than 10% of the total principal outstanding on the housing loans at commencement of business on March 11, 2004 has occurred or is expected to occur on or before the next distribution date; or

       o  both of the following events occur:

           o the issuer trustee will be entitled to redeem the notes and redraw bonds because of the imposition of a withholding or other tax; and

           o Commonwealth Bank has previously notified the manager that the Australian Prudential Regulation Authority will permit it to exercise on behalf of itself and Homepath its rights to extinguish the issuer trustee's interest in the housing loans notwithstanding that the total principal outstanding on the housing loans is greater than 10% of the total principal outstanding on the housing loans at commencement of business on March 11, 2004.

      For a description of these rights see "Description of the Transaction Documents--Clean-Up and Extinguishment" in the accompanying prospectus.

GOVERNING LAW

      The underwriting agreement and the credit support annex to the currency swap agreement are governed by the laws of New York. All the other transaction documents, and the balance of the currency swap agreement, are governed by the laws of New South Wales, Australia.


                  DESCRIPTION OF THE TRUSTEES AND THE MANAGER


THE ISSUER TRUSTEE

      Perpetual Trustee Company Limited is appointed as trustee of the trust on the terms set out in the master trust deed and the series supplement. For a description of Perpetual Trustee Company Limited, see "The Issuer Trustee, Commonwealth Bank and the Manager--The Issuer Trustee" in the accompanying prospectus.

      The issuer trustee will be entitled to a fee on each distribution date.

      The issuer trustee has 4,000,000 ordinary shares issued with a paid amount of A$1.00 per share. The shares are held by Perpetual Trustees Australia Limited, a public company.

      The principal activities of the issuer trustee are the provision of trustee and other commercial services. The issuer trustee is an authorized trustee corporation. Perpetual Trustees Australia Limited and its subsidiaries provide a range of services including custodial and administrative arrangements to the funds management, superannuation, property, infrastructure and capital markets. Perpetual Trustees Australia Limited and its subsidiaries are leading trustee companies in Australia with in excess of A$95 billion under administration. The directors of the issuer trustee are as follows:



NAME                                      BUSINESS ADDRESS          PRINCIPAL ACTIVITIES
---------------------------------   ----------------------------   ---------------------
Philip Andrew Vernon ............   Level 7, 39 Hunter Street,     Director
                                    Sydney NSW 2000

Andrew John McKee ...............   Level 7, 39 Hunter Street,     Director
                                    Sydney NSW 2000

David Michael Deverall ..........   Level 7, 39 Hunter Street,     Director
                                    Sydney NSW 2000

Jane Lachlan Couchman ...........   Level 7, 39 Hunter Street,     Director
                                    Sydney NSW 2000

THE SECURITY TRUSTEE

      P.T. Limited, of Level 7, 39 Hunter Street, Sydney, Australia, a wholly owned subsidiary of Perpetual Trustees Australia Limited, will be the security trustee for the trust.


THE SECURITY TRUST DEED

      The issuer trustee will grant a floating charge, registered with the Australian Securities and Investments Commission, over all of the trust assets in favor of the security trustee. The floating charge will secure the Secured Moneys owing to the noteholders, the redraw bondholders, the servicer, the Offshore note trustee in its personal capacity and for and on behalf of the Offshore noteholders, each agent, the sellers, the liquidity facility provider, the standby redraw facility provider and each swap provider. These secured parties are collectively known as the SECURED CREDITORS.

      The security trustee will act as trustee on behalf of the Secured Creditors as described in "Description of Transaction Documents--The Security Trust Deed" in the accompanying prospectus. Under the security trust deed, if there is a conflict between the duties owed by the security trustee to any Secured Creditor or class of Secured Creditors and the interests of the noteholders and redraw bondholders as a whole, the security trustee must give priority to the interests of the noteholders and redraw bondholders. In addition, the security trustee must give priority to the interests of the Class A noteholders and redraw bondholders if, in the security trustee's opinion, there is a conflict between the interests of Class A noteholders and redraw bondholders and the interests of the Class B noteholders or other persons entitled to the benefit of the charge.


   VOTING PROCEDURES

      For the purposes of "Description of the Transaction Documents--The Security Trust Deed--Voting Procedures" in the accompanying prospectus, at any meeting of Voting Secured Creditors a poll is demanded, every person who is present will have one vote for every A$10 of Secured Moneys owing to it, converted, in the case of the Class A-1 noteholders, to Australian dollars at either the US$ Exchange Rate or the spot rate used for the calculation of amounts payable on the early termination of the Class A-1 currency swap, and in the case of the Class A-3 noteholders, to Australian dollars at either the Euro Exchange Rate or the spot rate used for the calculation of amounts payable on the early termination of the Class A-3 currency swap, in each case, whichever produces the lowest amount in Australian dollars.


   VOTING ENTITLEMENTS

      For the purposes of the definition of "Voting Entitlements" in the accompanying prospectus, Secured Moneys in respect of the Class A-1 note will be converted to Australian dollars at either the US$ Exchange Rate or the spot rate used for the calculation of amounts payable on the early termination of the Class A-1 currency swap, and Secured Moneys in respect of the Class A-3 note will be converted to Australian dollars at either the Euro Exchange Rate or the spot rate used for the calculation of amounts payable on the early termination of the Class A-3 currency swap, in each case, whichever produces the lowest amount in Australian dollars.


   INDEMNIFICATION

      The issuer trustee has agreed to indemnify the security trustee and each person to whom duties, powers, trusts, authorities or discretions may be delegated by the security trustee from and against all losses, costs, liabilities, expenses and damages arising out of or in connection with the execution of their respective duties under the security trust deed, except to the extent that they result from the fraud, negligence or willful default on the part of such persons.

PRIORITIES UNDER THE SECURITY TRUST DEED

      The proceeds from the enforcement of the charge are to be applied in the following order of priority, subject to any statutory or other priority which may be given priority by law and subject to the application of proceeds of the termination of the currency swap as described in the next paragraph:

       o first, rateably to pay amounts owing or payable under the security trust deed to indemnify the security trustee, the manager, the Offshore note trustee and the receiver against all loss and liability incurred by such parties in acting under the security trust deed, except the receiver's remuneration, and in payment of the Prior Interest;

       o second, to pay rateably any fees and any liabilities, losses, costs, claims, expenses, actions, damages, demands, charges, stamp duties and other taxes due to the security trustee, the Offshore note trustee or any agent and the receiver's remuneration;

       o third, to pay rateably other outgoings and liabilities that the receiver, the security trustee or the Offshore note trustee have incurred in acting under the security trust deed, and, in the case of the Offshore note trustee, under the Offshore note trust deed;

       o fourth, to pay any security interests over the assets of the trust of which the security trustee is aware having priority to the charge under the security trust deed, other than the Prior Interest, in the order of their priority;

       o  fifth, to pay:

           o the Class A-1 noteholders the proceeds, if any, of any termination payment received from the currency swap provider in respect of the Class A-1 currency swap toward satisfaction of any Secured Moneys owing in relation to the Class A-1 notes; and

           o the Class A-3 noteholders the proceeds, if any, of any termination payment received from the currency swap provider in respect of the Class A-3 currency swap toward satisfaction of any Secured Moneys owing in relation to the Class A-3 notes;

       o sixth, to pay the liquidity facility provider any unutilized cash collateral lodged with the issuer trustee by the liquidity facility provider and any unpaid interest on that cash collateral;

       o  seventh, to pay rateably:

           o  the sellers any unpaid Accrued Interest Adjustment; and

           o the fixed rate swap provider and the basis swap provider amounts in respect of collateral or prepayments owing under the fixed rate swaps or basis swaps;

       o  eighth, to pay rateably:

           o the Class A noteholders and redraw bondholders all other Secured Moneys owing in relation to the Class A notes and redraw bonds.

              For this purpose, the Secured Moneys owing in respect of the Class A notes and redraw bonds will be calculated based on a principal component of their Stated Amount and in the case of the Class A-1 notes will be converted from U.S. dollars to Australian dollars at the US$ Exchange Rate or the spot exchange rate used for the calculation of any termination payment upon the termination of the Class A-1 currency swap, and in the case of the Class A-3 notes will be converted from Euro to Australian dollars at the Euro Exchange Rate or the spot exchange rate used for the calculation of any termination payment upon the termination of the Class A-3 currency swap, as determined by the security trustee in each case, which ever rate produces the lesser amount of Australian dollars. This will be applied:

               o first, rateably towards all unpaid interest on the Class A notes and redraw bonds; and

               o second, rateably to reduce the Stated Amount of the Class A notes and redraw bonds;

           o any other Secured Moneys owing to the liquidity facility provider;

           o any Secured Moneys owing to the standby redraw facility provider provided that for this purpose the Secured Moneys owing in respect of the principal component of the standby redraw facility will exclude unreimbursed principal charge-offs;

           o  rateably all other Secured Moneys owing to each swap provider;
              and

           o  all unpaid redraws and further advances owing to each seller;

       o ninth, to pay rateably to the Class A noteholders, the redraw bondholders and the standby redraw facility provider all unreimbursed principal charge-offs constituting remaining Secured Moneys owing in respect of the Class A notes, the redraw bonds and the standby redraw facility. For this purpose, the Secured Moneys in respect of the Class A-1 notes will be converted from U.S. dollars to Australian dollars at the US$ Exchange Rate or the spot exchange rate used for the calculation of any termination payment upon the termination of the Class A-1 currency swap, and the Secured Moneys in respect of the Class A-3 notes will be converted from Euro to Australian dollars at the Euro Exchange Rate or the spot exchange rate used for the calculation of any termination payment upon the termination of the Class A-3 currency swap, as determined by the security trustee in each case, which ever rate produces the lesser amount of Australian dollars;

       o tenth, if there are still Secured Moneys owing in respect of the Offshore notes, after the application of the preceding paragraphs, to pay the remaining Secured Moneys owing in relation to the Offshore notes;

       o  eleventh, equally to the Class B noteholders;

       o twelfth, to pay rateably to each Secured Creditor any monetary liabilities owing to that Secured Creditor under any transaction document and not satisfied under the preceding paragraphs;

       o thirteenth, to pay subsequent security interests over the assets of the trust of which the security trustee is aware, in the order of their priority; and

       o fourteenth, to pay any surplus to the issuer trustee to be distributed in accordance with the terms of the master trust deed and the series supplement. The surplus will not carry interest as against the security trustee.

      Any proceeds from the termination of the currency swaps must be applied first in accordance with the fifth bullet point above, with any remaining proceeds to be applied in accordance with the order of priority set out above.

      Payments to Class A-1 noteholders will be effected in US$ obtained by the security trustee either from a US$ termination payment received from the currency swap provider in respect of the Class A-1 currency swap or by converting the A$ available for such payments, based on the priority set out above, at the spot exchange rate. Payments to Class A-3 noteholders will be effected in Euro obtained by the security trustee either from a Euro termination payment received from the currency swap provider in respect of the Class A-3 currency swap or by converting the A$ available for such payments, based on the priority set out above, at the spot exchange rate.

      Upon enforcement of the security created by the security trust deed, the net proceeds may be insufficient to pay all amounts due on redemption to the noteholders and redraw bondholders. Any claims of the noteholders and redraw bondholders remaining after realization of the security and application of the proceeds shall be extinguished.


THE OFFSHORE NOTE TRUSTEE

      The Bank of New York will be the Offshore note trustee for the trust. The corporate trust office of the Offshore note trustee responsible for the administration of the Offshore note trustee's obligations in relation to the trust is located at 101 Barclay Street, 21W, New York, New York 10286.


RETIREMENT OF OFFSHORE NOTE TRUSTEE

      The Offshore note trustee may retire at any time on 3 months', or such lesser period as the manager, the issuer trustee and the Offshore note trustee agree, notice in writing to the issuer trustee, the manager and the rating agencies, without giving any reason and without being responsible for any liabilities incurred by reason of its retirement provided that the period of notice may not expire within 30 days before a distribution date.


THE MANAGER

      Securitisation Advisory Services Pty Limited will be the manager for the trust. The manager will be entitled to a management fee and an arranging fee on each distribution date.

                                   SERVICING


GENERAL

      Under the series supplement, Commonwealth Bank will be appointed as the initial servicer of the housing loans with a power to delegate to related companies within the Commonwealth Bank group. The day to day servicing of the housing loans will be performed by the servicer at Commonwealth Bank's loan processing centers, presently located in Sydney, Melbourne, Brisbane, Perth and Adelaide, and at the retail branches and telephone banking and marketing centers of Commonwealth Bank and a Homepath contact center operated by the Commonwealth Bank. Servicing procedures undertaken by loan processing centres include partial loan security discharges, loan security substitutions, consents for subsequent mortgages and arrears management. Customer enquiries are dealt with by the retail branches and telephone banking and marketing centers of Commonwealth Bank and a Homepath contact centre operated by the Commonwealth Bank. For a further description of the duties of the servicer, see "Description of the Transaction Documents--Servicing of the Housing Loans" in the accompanying prospectus.


TRANSFER OF HOUSING LOAN DOCUMENTS

      Of the circumstances where the servicer will transfer custody of the housing loan documents to the issuer trustee set out under "Description of the Transaction Documents--Custody of the Housing Loan Documents--Transfer of the Housing Loan Documents" in the accompanying prospectus, the downgrading of the long term debt rating of the servicer no longer applies and will not result in a transfer of the housing loan documents.


COLLECTION AND ENFORCEMENT PROCEDURES

   HOMEPATH -- COLLECTION AND ENFORCEMENT PROCEDURES

      The scheduled repayments on Homepath loans are only made by way of direct debits to a nominated bank account. The Commonwealth Bank carries out the collection and enforcement process for Homepath loans in the same manner described under "The Servicer--Commonwealth Bank--Collection and Enforcement Procedures" and "--Commonwealth Bank--Collection and Enforcement Process" in the accompanying prospectus.


DELINQUENCY EXPERIENCE

      The following table summarizes the delinquency and loss experience of the home loan portfolio serviced by Commonwealth Bank including securitised loans. This portfolio includes loans originated by Commonwealth Bank, Homepath and, from June 30, 2001, the former Colonial State Bank. Pursuant to the Financial Sector (Transfer of Business) Act 1999 (Cth), Commonwealth Bank became the successor in law to the assets and liabilities of the Colonial State Bank on June 4, 2001, as a result of which the assets and liabilities of Colonial State Bank became assets and liabilities of Commonwealth Bank.

      This information is provided by Commonwealth Bank.

                      ONE-TO-FOUR-FAMILY RESIDENTIAL LOANS
                               COMMONWEALTH BANK

                           30-JUN-96   30-JUN-97   30-JUN-98   30-JUN-99
                          ----------- ----------- ----------- -----------
TOTAL OUTSTANDING
 BALANCES ($M) ..........    30,355      35,833      40,429      45,398
NUMBER OF LOANS .........   549,789     624,585     642,919     651,753
% ARREARS BY NUMBER
 30-59 days .............      0.60%       0.61%       0.51%       0.40%
 60-89 days .............      0.29%       0.27%       0.20%       0.15%
 90-119 days ............      0.18%       0.14%       0.13%       0.08%
 120+ days ..............      0.58%       0.41%       0.36%       0.23%
                            -------     -------     -------     -------
 TOTAL ..................      1.65%       1.43%       1.20%       0.86%
                            -------     -------     -------     -------

% ARREARS BY BALANCES
 30-59 days .............      0.73%       0.74%       0.63%       0.45%
 60-89 days .............      0.37%       0.36%       0.25%       0.18%
 90-119 days ............      0.24%       0.19%       0.17%       0.11%
 120+ days ..............      0.81%       0.58%       0.45%       0.29%
                            -------     -------     -------     -------
 TOTAL ..................      2.15%       1.87%       1.50%       1.03%
                            -------     -------     -------     -------

NET LOSSES ($M)
 (excluding securitized
 loans) .................       5.1         8.6        10.0         8.8
NET LOSSES AS % OF
 AVERAGE BALANCES
 (excluding securitized
 loans) .................     0.018%      0.026%      0.026%      0.021%
                            -------     -------     -------     -------



                           30-JUN-00   30-JUN-01   30-JUN-02   30-JUNE-03    31-DEC-03
                          ----------- ----------- ----------- ------------ ------------
TOTAL OUTSTANDING
 BALANCES ($M) ..........    52,466      64,771      76,243       86,869       94,855
NUMBER OF LOANS .........   655,951     766,054     756,787      767,435      778,813
% ARREARS BY NUMBER
 30-59 days .............      0.37%       0.38%       0.40%        0.38%        0.32%
 60-89 days .............      0.14%       0.20%       0.15%        0.15%        0.11%
 90-119 days ............      0.07%       0.11%       0.09%        0.07%        0.05%
 120+ days ..............      0.20%       0.35%       0.29%        0.23%        0.23%
                            -------     -------     -------      -------      -------
 TOTAL ..................      0.78%       1.04%       0.93%        0.83%        0.71%
                            -------     -------     -------      -------      -------

% ARREARS BY BALANCES
 30-59 days .............      0.40%       0.51%       0.42%        0.37%        0.32%
 60-89 days .............      0.16%       0.24%       0.15%        0.15%        0.11%
 90-119 days ............      0.08%       0.14%       0.09%        0.07%        0.05%
 120+ days ..............      0.22%       0.53%       0.36%        0.35%        0.38%
                            -------     -------     -------      -------      -------
 TOTAL ..................      0.86%       1.42%       1.03%        0.94%        0.86%
                            -------     -------     -------      -------      -------

NET LOSSES ($M)
 (excluding securitized
 loans) .................       7.6         6.2         7.5          6.4          1.4
NET LOSSES AS % OF
 AVERAGE BALANCES
 (excluding securitized
 loans) .................     0.016%      0.010%      0.010%       0.008%       0.002%
                            -------     -------     -------      -------      -------

      The higher delinquency figures as at June 30, 2001 are largely attributable to the inclusion in the portfolio of home loans previously serviced by Colonial State Bank. This is demonstrated by the following table which summarizes the delinquency and loss experience of the home loan portfolio originated by Commonwealth Bank and Homepath including securitised loans but excluding the home loans previously serviced by Colonial State Bank. After June 5, 2001, all home loans originated by Colonial State Bank have been serviced using Commonwealth Bank's collection and enforcement procedures described in "The Servicer--Commonwealth Bank--Collection and Enforcement Procedures" and "--Collection and Enforcement Process" in the accompanying prospectus.

      This information is provided by Commonwealth Bank.

        ONE-TO-FOUR FAMILY RESIDENTIAL LOANS ORIGINATED BY COMMONWEALTH
                               BANK AND HOMEPATH

                                             30-JUN-96     30-JUN-97     30-JUN--98     30-JUN-99     30-JUN-00      30-JUN-01
                                            -----------   -----------   ------------   -----------   -----------   ------------
TOTAL OUTSTANDING BALANCES ($M) .........      30,335        35,833         40,429        45,398        52,466         54,524
NUMBER OF LOANS .........................     549,789       624,585        642,919       651,753       655,951        676,936
% ARREARS BY NUMBER .....................
 30-59 days .............................        0.60%         0.61%          0.51%         0.40%         0.37%          0.27%
 60-89 days .............................        0.29%         0.27%          0.20%         0.15%         0.14%          0.13%
 90-119 days ............................        0.18%         0.14%          0.13%         0.08%         0.07%          0.07%
 120+ days ..............................        0.58%         0.41%          0.36%         0.23%         0.20%          0.22%
                                              -------       -------        -------       -------       -------        -------
 Total ..................................        1.65%         1.43%          1.20%         0.86%         0.78%          0.69%
                                              -------       -------        -------       -------       -------        -------

% ARREARS BY BALANCES ...................
 30-59 days .............................        0.73%         0.74%          0.63%         0.45%         0.40%          0.33%
 60-89 days .............................        0.37%         0.36%          0.25%         0.18%         0.16%          0.14%
 90-119 days ............................        0.24%         0.19%          0.17%         0.11%         0.08%          0.08%
 120+ days ..............................        0.81%         0.58%          0.45%         0.29%         0.22%          0.28%
                                              -------       -------        -------       -------       -------        -------
 Total ..................................        2.15%         1.87%          1.50%         1.03%         0.86%          0.83%
                                              -------       -------        -------       -------       -------        -------

NET LOSSES ($M)
 (excluding securitised loans) ..........         5.1           8.6           10.0           8.8           7.6            4.6
NET LOSSES AS % OF
 AVERAGE BALANCES
 (excluding securitised loans) ..........       0.018%        0.026%         0.026%        0.021%        0.016%         0.010%
                                              -------       -------        -------       -------       -------        -------

* Separate loss data for loans originated by Commonwealth Bank is not available after 30 June 01. There have been no losses for Homepath Loans.



      The housing loan pool does not include any loans originated by the former Colonial State Bank, see "Description of the Pool of Housing Loans--General" in this prospectus supplement.

      Loan losses for each period are net of recoveries including claims under mortgage insurance policies in respect of loans with an LTV of greater than 80%. Percentage losses are calculated based on the average outstanding balance for the period.

      The sellers do not have available details of their foreclosure experience. It is the servicer's policy on behalf of the sellers on enforcement of a housing loan to enter into possession of the mortgaged property as mortgagee in possession rather than to foreclose on the mortgage. See "The Servicer--Commonwealth Bank--Collection and Enforcement Process" in the accompanying prospectus. The servicer has undertaken to collect details of its mortgagee in possession experience for the housing loans in the pool on an ongoing basis.

      There can be no assurance that the delinquency and loss experience with respect to the housing loans comprising the housing loan pool will correspond to the delinquency and loss experience of the mortgage portfolios of Commonwealth Bank and Homepath set forth in the foregoing tables. The statistics shown in the preceding tables represent the delinquency and loss experience for the total residential mortgage portfolio for each of the years presented, whereas the aggregate delinquency and loss experiences on the housing loans will depend on the results obtained over the life of the housing loan pool. In addition, the foregoing statistics include housing loans with a variety of payment and other characteristics that may not correspond to those of the housing loans comprising the housing loan pool. Moreover, if the residential real estate market should experience an overall decline in property values such that the principal balances of the housing loans comprising the housing loan pool become equal to or greater than the value of the related mortgaged properties, the actual rates of delinquencies and losses could be significantly higher than those previously experienced by the servicer. In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the housing loans and, accordingly, the rates of delinquencies, bankruptcies and losses with respect to the housing loan pool. You should note that Australia experienced a period of relatively low interest rates during the period covered in the preceding tables. If interest rates were to rise significantly, it is likely that the rate of delinquencies and losses would increase. See "The Servicer--Commonwealth Bank Collection and Enforcement Procedures" and "--Collection and Enforcement Process" in the accompanying prospectus and "Servicing--Collection and Enforcement Procedures--Homepath--Collection and Enforcement Procedures" in this prospectus supplement for a description of the servicing procedures of Commonwealth Bank and Homepath.

                      PREPAYMENT AND YIELD CONSIDERATIONS

      The following information is given solely to illustrate the effect of prepayments of the housing loans on the weighted average life of the notes under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced.


GENERAL

      The rate of principal payments and aggregate amount of distributions on the notes and the yield to maturity of the notes will relate to the rate and timing of payments of principal on the housing loans. The rate of principal payments on the housing loans will in turn be affected by the amortization schedules of the housing loans and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the housing loans due to defaults, casualties, condemnations and repurchases by the seller. Subject, in the case of fixed rate housing loans, to the payment of applicable fees, the housing loans may be prepaid by the mortgagors at any time.


PREPAYMENTS

      Prepayments, liquidations and purchases of the housing loans, including optional purchase of the remaining housing loans in connection with the termination of the trust, will result in early distributions of principal amounts on the notes. Prepayments of principal may occur in the following situations:

       o  refinancing by mortgagors with other financiers;

       o receipt by the issuer trustee of enforcement proceeds due to a mortgagor having defaulted on its housing loan;

       o receipt by the issuer trustee of insurance proceeds in relation to a claim under a mortgage insurance policy in respect of a housing loan;


       o repurchase by Commonwealth Bank or Homepath as a result of a breach by it of certain representations, if any;

       o repurchase by Commonwealth Bank or Homepath upon a further advance being made which exceeds the then scheduled balance of the housing loan by more than one scheduled monthly installment;

       o repurchase of the housing loans as a result of an optional termination or a redemption for taxation or other reasons;

       o receipt of proceeds of enforcement of the security trust deed prior to the final maturity date of the notes; and

       o receipt of proceeds of the sale of housing loans if the trust is terminated while notes are outstanding, for example, if required by law, and the housing loans are then either

           o repurchased by Commonwealth Bank under its right of first refusal; or

           o  sold to a third party.

      The prepayment amounts described above are reduced by repayment to the seller of redraws and further advances as described in "Commonwealth Bank Residential Loan Program--Special Features of the Housing Loans--Redraws and Further Advances" in the accompanying prospectus and "Description of the Offshore Notes--Redraws and Further Advances" in this prospectus supplement.

      Since the rate of payment of principal of the housing loans cannot be predicted and will depend on future events and a variety of factors, no assurance can be given to you as to this rate of payment or the rate of principal prepayments. The extent to which the yield to maturity of any note may vary from the anticipated yield will depend upon the following factors:

       o  the degree to which a note is purchased at a discount or premium; and


       o the degree to which the timing of payments on the note is sensitive to prepayments, liquidations and purchases of the housing loans.

      A wide variety of factors, including economic conditions, the availability of alternative financing and homeowner mobility may affect the trust's prepayment experience with respect to the housing loans. In particular, under Australian law, unlike the law of the United States, interest on loans used to purchase a principal place of residence is not ordinarily deductible for taxation purposes.

WEIGHTED AVERAGE LIVES

      The weighted average life of a note refers to the average amount of time that will elapse from the date of issuance of the note to the date each dollar in respect of principal repayable under the note is reduced to zero.

      Usually, greater than anticipated principal prepayments will increase the yield on notes purchased at a discount and will decrease the yield on notes purchased at a premium. The effect on your yield due to principal prepayments occurring at a rate that is faster or slower than the rate you anticipated will not be entirely offset by a subsequent similar reduction or increase, respectively, in the rate of principal payments. The amount and timing of delinquencies and defaults on the housing loans and the recoveries, if any, on defaulted housing loans and foreclosed properties will also affect the weighted average life of the notes.

      The following tables are based on a constant prepayment rate model. Constant prepayment rate represents an assumed constant rate of prepayment each month, expressed as a per annum percentage of the principal balance of the pool of mortgage loans for that month. Constant prepayment rate does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of housing loans, including the housing loans in your pool. Neither Commonwealth Bank nor the manager believe that any existing statistics of which it is aware provide a reliable basis for noteholders to predict the amount or timing of receipt of housing loan prepayments.

PREPAYMENT MODEL AND ASSUMPTIONS

     The following tables are based upon the assumptions in the following paragraph, and not upon the actual characteristics of the housing loans. Any discrepancies between characteristics of the actual housing loans and the assumed housing loans may have an effect upon the percentages of the principal balances outstanding and weighted average lives of the notes set forth in the tables. Furthermore, since these discrepancies exist, principal payments on the notes may be made earlier or later than the tables indicate.

      For the purpose of the following tables, it is assumed that:

       o  the housing loan pool consists of fully-amortizing housing loans;

       o  the cut-off date is the commencement of business on March 11, 2004;

       o  closing date for the notes is March 25, 2004;

       o payments on the notes are made on each distribution date, regardless of the day on which payment actually occurs, commencing in May 2004 in accordance with the priorities described in this prospectus supplement;

       o the housing loans' prepayment rates are equal to the respective percentages of constant prepayment rate indicated in the tables;

       o the scheduled monthly payments of principal and interest on the housing loans will be timely delivered on the first day of each month commencing in April 2004;

       o there are no redraws, substitutions or payment holidays with respect to the housing loans;

       o all prepayments are prepayments in full received on the last day of each month and include 30 days' interest on the prepayment, commencing in March 2004;

       o principal collections are distributed according to the rules of distribution set forth in this prospectus supplement;

       o  all payments under the swaps are made as scheduled;

       o the manager does not direct the issuer trustee to exercise its right of optional redemption of the notes, except with respect to the line titled "Weighted Average Remaining Term to Maturity (in months)"; and


       o  the exchange rates are US$0.7587 = A$1.00 and 0.6146 = A$1.00.

      The tables indicate the projected weighted average life of the notes and set forth the percentage of the initial aggregate principal balance of the notes that is projected to be outstanding after each of the payment dates shown at specified constant prepayment rate percentages. The tables also assume that (i) the housing loans have an aggregate principal balance of A$3,500,031,071 as of the cut-off date, and (ii) the housing loans have been aggregated into six hypothetical pools with all of the housing loans within each such pool having the characteristics described below:

                                                    WEIGHTED AVERAGE
                                                   REMAINING TERM TO
CURRENT BALANCE (A$)      WEIGHTED AVERAGE RATE   MATURITY (IN MONTHS)
------------------------ ----------------------- ---------------------
 $28,488,541.88                 6.716%                    95
 $110,812,772.51                6.740%                   158
 $312,049,716.39                6.704%                   217
 $570,297,467.37                6.609%                   277
 $285,719,848.90                6.718%                   323
 $2,192,662,723.58              6.508%                   342

      It is not likely that the housing loans will pay at any assumed constant prepayment rate to maturity or that all housing loans will prepay at the same rate. In addition, the diverse remaining terms to maturity of the housing loans could produce slower or faster distributions of principal than indicated in the tables at the assumed constant prepayment rate specified, even if the weighted average remaining term to maturity of the housing loans is the same as the weighted average remaining term to maturity of the assumptions described in this section. You are urged to make your investment decisions on a basis that includes your determination as to anticipated prepayment rates under a variety of the assumptions discussed in this prospectus supplement as well as other relevant assumptions.

      In the following tables, the percentages have been rounded to the nearest whole number and the weighted average life of a class of notes is determined by the following three step process:

       o multiplying the amount of each payment of principal thereof by the number of months from the date of issuance to the related payment date,

       o  summing the results, and

       o dividing the sum by the aggregate distributions of principal referred to in the first clause above, expressing the result in years, and rounding to two decimal places.

      The source of the information in the following table is Commonwealth Bank.


PERCENT OF INITIAL PRINCIPAL OUTSTANDING AT THE FOLLOWING PERCENTAGES OF
                           CONSTANT PREPAYMENT RATE

DATE                             0%        15%       20%       23%       25%       28%       30%       35%       45%
---------------------------- ---------- --------- --------- --------- --------- --------- --------- --------- ---------
Initial Balance ............     100       100       100       100       100       100       100       100       100
February 25, 2005 ..........      98        85        80        77        75        72        71        66        56
February 25, 2006 ..........      97        70        62        58        55        51        48        42        30
February 25, 2007 ..........      95        58        49        43        40        36        33        26        16
February 25, 2008 ..........      93        48        38        33        29        25        22        17         9
February 25, 2009 ..........      90        40        30        25        22        18        15        11         5
February 25, 2010 ..........      88        33        23        18        16        12        10         7         2
February 25, 2011 ..........      86        27        18        14        11         9         7         4         1
February 25, 2012 ..........      83        23        14        10         8         6         5         3         1
February 25, 2013 ..........      80        19        11         8         6         4         3         2         *
February 25, 2014 ..........      77        15         8         6         4         3         2         1         *
February 25, 2015 ..........      74        12         6         4         3         2         1         *         0
February 25, 2016 ..........      71        10         5         3         2         1         1         *         0
February 25, 2017 ..........      67         8         4         2         1         1         *         *         0
February 25, 2018 ..........      64         7         3         2         1         *         *         0         0
February 25, 2019 ..........      60         5         2         1         1         *         *         0         0
February 25, 2020 ..........      56         4         1         1         *         *         *         0         0
February 25, 2021 ..........      52         3         1         *         *         *         0         0         0
February 25, 2022 ..........      48         2         1         *         *         0         0         0         0
February 25, 2023 ..........      43         2         1         *         *         0         0         0         0
February 25, 2024 ..........      39         1         *         *         *         0         0         0         0
February 25, 2025 ..........      35         1         *         *         0         0         0         0         0
February 25, 2026 ..........      30         1         *         *         0         0         0         0         0
February 25, 2027 ..........      25         1         *         0         0         0         0         0         0
February 25, 2028 ..........      21         *         *         0         0         0         0         0         0
February 25, 2029 ..........      17         *         *         0         0         0         0         0         0
February 25, 2030 ..........      12         *         0         0         0         0         0         0         0
February 25, 2031 ..........       7         *         0         0         0         0         0         0         0
February 25, 2032 ..........       3         *         0         0         0         0         0         0         0
February 25, 2033 ..........       0         0         0         0         0         0         0         0         0
February 25, 2034 ..........       0         0         0         0         0         0         0         0         0
Weighted Average Life --
 To Maturity ...............    16.65      5.30      4.10      3.58      3.29      2.93      2.72      2.30      1.71
Weighted Average Life --
 To Call ...................    16.54      4.91      3.76      3.28      3.00      2.67      2.48      2.09      1.57

*     indicates a value of less than 0.5 and greater than 0.

                     PLAN OF DISTRIBUTION -- UNDERWRITING

      Under the terms and subject to the conditions contained in the underwriting agreement, the issuer trustee has agreed to sell to each of the underwriters, and each of the underwriters has agreed to purchase the principal amount of the Offshore notes set forth opposite its name below:

                                                PRINCIPAL AMOUNT OF     PRINCIPAL AMOUNT OF
                                                     CLASS A-1               CLASS A-3
UNDERWRITERS                                        NOTES (US$)             NOTES (euro)
--------------------------------------------   ---------------------   --------------------

   Citigroup Global Markets Inc. ...........
   Deutsche Bank Securities Inc. ...........
   Nomura International plc. ...............
   Commonwealth Bank of Australia. .........
   Credit Suisse First Boston LLC. .........

      The underwriting agreement provides that the underwriters are obligated, subject to certain conditions in the underwriting agreement, to purchase all of the Offshore notes if any are not purchased. In certain circumstances, the underwriting agreement may be terminated if there is a default by an underwriter.

      The underwriters propose to initially offer the Offshore notes at the public offering price on the cover page of this prospectus supplement and to selling group members at the public offering price less a concession not in excess of the amount set forth in the following table, expressed as a percentage of the relative principal balance. The underwriters and selling group members may reallow a discount not in excess of the amount set forth in the following table to other broker/dealers. After the initial public offering, the public offering price and concessions and discounts to broker/dealers may be changed by the representative of the underwriters.

                                    SELLING       REALLOWANCE
                                  CONCESSIONS      DISCOUNT
                                 -------------   ------------
     Class A-1 notes .........      [    ]%         [    ]%
     Class A-3 notes .........      [    ]%         [    ]%

      Commonwealth Bank estimates that the out-of-pocket expenses for this offering will be approximately US$6,100,000.

      [    ] has informed Commonwealth Bank and the manager that the
underwriters do not expect discretionary sales by them to exceed 5% of the principal balance of the Offshore notes.

      The representative, on behalf of the underwriters, may engage in transactions that stabilize, maintain or otherwise affect the price of the Offshore notes. The underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. In this regard:

       o Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position;

       o Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum;

       o Syndicate covering transactions involve purchases of the Offshore notes in the open market after the distribution has been completed in order to cover syndicate short positions; and

       o Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the Offshore notes originally sold by a syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

      Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Offshore notes to be higher than it would otherwise be in the absence of these transactions. These transactions, if commenced, may be discontinued at any time.

      Commonwealth Bank, an affiliate of the manager, is not registered as a broker-dealer in the United States. Commonwealth Bank will participate in the distribution of the Offshore notes in the United States through Commonwealth Bank of Australia, New York Branch acting as agent for Commonwealth Bank, in reliance on federal and state banking and securities laws, regulations and interpretive positions allowing banks to offer and sell mortgage-backed securities representing interests in mortgage assets originated or purchased by the banking organization.

      Nomura International plc will participate in the distribution of the Offshore notes in the United States through Nomura Securities International, Inc., acting as agent for Nomura International plc.

      Pursuant to the underwriting agreement, the manager, Commonwealth Bank and the issuer trustee have agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act, or contribute to certain payments which the underwriters may be responsible for.

      In the ordinary course of its business, some of the underwriters and some of their affiliates have in the past and may in the future engage in commercial and investment banking activities with Commonwealth Bank and its affiliates.


OFFERING RESTRICTIONS

   UNITED KINGDOM

      Each Underwriter has agreed that the Offshore notes have only been offered or sold and, prior to the expiry of six months from the closing date, will only be offered or sold in or from the United Kingdom: (a) to persons (i) whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, as principal or agent, for the purposes of their businesses; or (ii) to persons who it is reasonable to expect will acquire, hold, manage or dispose of investments, as principal or agent, for the purposes of their businesses; or (iii) otherwise in circumstances that have not resulted and will not result in an offer to the public under the Public Offers of Securities Regulations 1995 (as amended); and (b) in compliance with all applicable provisions of the Financial Services and Markets Act 2000 (FISMA), and rules and regulations made thereunder with respect to anything done in relation to the Offshore notes in, from or otherwise involving the United Kingdom. Any invitation or inducement to engage in investment activity, within the meaning of Section 21 of FISMA, will only be communicated or caused to be communicated in circumstances when Section 21 of FISMA does not apply, including to persons authorized under FISMA or otherwise any professional with experience on matters relating to investments and qualifying as investment professionals under Article 19 or to high net worth persons under Article 49 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001, as amended or to any other person to whom an invitation or inducement to enter into investment activity of this type may otherwise lawfully be communicated.

   AUSTRALIA

      Each underwriter has agreed that it will not sell Offshore notes to, or invite or induce offers for the Offshore notes from, any person identified as an associate of the issuer trustee, Commonwealth Bank or the manager on a list provided, or from time to time specified in writing to the relevant underwriter, by the issuer trustee, Commonwealth Bank and the manager respectively.

   SPAIN

      The sale of the Offshore notes to which this prospectus supplement refers, by each underwriter on behalf of the issuer, does not form part of any public offer of such Offshore notes in Spain. Each sale of Offshore notes is an individual transaction and has been negotiated and/or agreed with the relevant underwriters in respect of the Offshore notes. Each investor in respect of the Offshore notes acknowledges that they have not received any advertising or marketing material from the relevant underwriters regarding this prospectus supplement and the accompanying prospectus. Any subsequent transaction they execute regarding the Offshore notes to which this prospectus supplement refers, including requesting the relevant underwriter to transfer the Offshore notes to any entity managed or controlled by them, will be executed on their own behalf only and not on behalf of or for the account of the relevant underwriter. These Offshore notes may not be directly/indirectly sold, transferred or delivered in any manner, at any time other than to institutional investors in Spain, defined under Spanish law to include only pension funds, collective investment schemes, insurance companies, banks, saving banks and securities companies.

      Should any investor purchase the Offshore notes, they will be deemed to have represented that (i) they have made their own independent decision to purchase the Offshore notes and have not relied on any recommendation or advice from any underwriter; and (ii) they already have all required information and understand all the terms, conditions and restrictions of these Offshore notes.

   OTHER JURISDICTIONS

      Other than in the United States of America, no person has taken or will take any action that would permit a public offer of the Offshore notes in any country or jurisdiction. The Offshore notes may be offered non-publicly in other jurisdictions. The Offshore notes may not be offered or sold, directly or indirectly, and neither this prospectus supplement and accompanying prospectus nor any form of application, advertisement or other offering material may be issued, distributed or published in any country or jurisdiction, unless permitted under all applicable laws and regulations.

                    UNITED STATES FEDERAL INCOME TAX MATTERS

      The Offshore Notes will be characterized as debt for U.S. federal income tax purposes. See "United States Federal Income Tax Matters" in the accompanying prospectus.

      The United States federal income tax consequences of holding a Class A-3 note vary from those described under "United States Federal Income Tax Matters" in the accompanying prospectus. The following is a summary of the material United States federal income tax consequences of the purchase, ownership and disposition of the Class A-3 notes. The following discussion does not discuss the unique tax consequences of the purchase, ownership and disposition of the Class A-3 notes by investors that are given special treatment under the United States federal income tax laws, including, for example, investors who have a functional currency other than the U.S. dollar for purposes of Code section 988 and persons other than "United States persons" as defined in Code section 7701(a)(30).


INTEREST INCOME ON THE CLASS A-3 NOTES

      If you are a cash method taxpayer and you receive an interest payment in Euro on a Class A-3 note, you will be required to include in income the U.S. dollar value of such payment (determined using the spot rate on the date such payment is received) regardless of whether such payment is in fact converted into US dollars on the date received.

      If you are an accrual method taxpayer, you generally will be required to include in income the U.S. dollar value of the amount of interest income that has accrued on a Class A-3 note in a taxable year, determined by translating such income into U.S. dollars at the average rate of exchange for the relevant accrual period (or portion thereof). The average rate of exchange for an accrual period (or portion thereof) is the simple average of the exchange rates for each business day of such period (or such other average that is reasonably derived and consistently applied). In the alternative, an accrual method holder may elect to translate interest income on a Class A-3 note using the spot rate on the last day of the accrual period or the spot rate on the date of receipt or payment if such date is within five business days of the last day of an accrual period. Such elections (i) must be made in a statement filed with the U.S. holder's United States federal income tax return, (ii) are applicable to all debt instruments held by you for such year and thereafter acquired and
(iii) may not be changed without the consent of the Internal Revenue Service.

      Upon actual receipt of payment of interest on a Class A-3 note, an accrual method taxpayer will recognize ordinary gain or loss in an amount equal to the difference between the U.S. dollar value of the payment received (determined using the spot rate on the date such payment is received) and the U.S. dollar value of the interest income previously accrued during such accrual period as described in the preceding paragraph. Any such ordinary gain or loss generally will be treated as U.S. source ordinary income or loss and not as an adjustment to interest income. The United States federal income tax consequences of the conversion of Euros into U.S. dollars under other circumstances is described below.

SALE, RETIREMENT OR OTHER DISPOSITION OF CLASS A-3 NOTES

      If you sell or otherwise dispose of a Class A-3 note, you generally will recognize gain or loss equal to the difference between the amount realized on the sale or other disposition (or, if it is realized in other than U.S. dollars, the U.S. dollar value of the amount using the spot rate on the date of such sale or other disposition) and your adjusted tax basis in such Class A-3 note. Your adjusted tax basis in a Class A-3 note generally will be the U.S. dollar value of the purchase price of such note on the date of a purchase (determined by translating the purchase price into U.S. dollars at the spot rate on the date of purchase). You will recognize exchange gain or loss on the sale of a Class A-3 note equal to the difference between (i) the amount realized on the sale (or the U.S. dollar amount if the amount received is denominated in other than U.S. dollars) and (ii) your purchase price translated into U.S. dollars at the spot rate on the date of purchase. You will recognize exchange gain or loss on the sale of a Class A-3 note equal to the difference between the U.S. dollar value of the issue price of such note on the date of its disposition and the U.S. dollar value of the issue price of such note on the issue date.

      Any exchange gain or loss on a Class A-3 note will be treated as U.S. source ordinary income or loss and generally will not be treated as an adjustment to interest income. Such foreign currency gain or loss is recognized on the sale of a Class A-3 note only to the extent of total gain or loss recognized on such sale.

MARKET DISCOUNT WITH RESPECT TO CLASS A-3 NOTES

      In the case of the Class A-3 notes, (i) market discount, if any, is determined in Euro, (ii) accrued market discount taken into account upon the receipt of any partial principal payment or upon the sale, exchange, retirement or other disposition of the Class A-3 note (other than accrued market discount required to be taken into account currently) is translated into U.S. dollars at the exchange rate on such disposition date (and no part of such accrued market discount is treated as exchange gain or loss) and (iii) accrued market discount currently includible in income for any accrual period is translated into U.S. dollars on the basis of the average exchange rate in effect during such accrual period, and the exchange gain or loss is determined upon the receipt of any partial principal payment or upon the sale, exchange, retirement or other disposition of the note in the manner described under "United States Federal Income Tax Matters - Interest Income on the US Dollar Notes" in the accompanying Prospectus with respect to computation of exchange gain or loss on accrued interest.

TRANSACTIONS IN EUROS

      Euros received as interest on a Class A-3 note or as proceeds of the sale, exchange or redemption of, a Class A-3 note will have a tax basis equal to their U.S. dollar value at the time of receipt. If you hold Euro, you will recognize U.S. source income or loss on a sale or other disposition of such Euro equal to the difference between (1) the amount of U.S. dollars, or the U.S. dollar value of the other currency or property received in such sale or other disposition and
(2) the adjusted tax basis of such Euro.

      If you purchase a Class A-3 note with previously owned Euros, you generally would recognize gain or loss in an amount equal to the difference, if any, between your tax basis in such Euro and the U.S. dollar fair market value of such Class A-3 note on the date of purchase. Generally, any gain or loss will be U.S. source ordinary income or loss. However, if you convert U.S. dollars to Euro and immediately use such Euro to purchase a Class A-3 note, you ordinarily would not recognize any exchange gain or loss in connection with such conversion or purchase.


                             AUSTRALIAN TAX MATTERS


STAMP DUTY

      The manager has received advice that neither the issue, the transfer, nor the redemption of the notes will currently attract stamp duty in any jurisdiction of Australia.


INTEREST WITHHOLDING TAX

      Further to the press release dated August 29, 2001 in relation to the definition of "associate" for the purposes of section 128F of the Income Tax Assessment Act 1936 under "Australian Tax Matters--Payments of Principal, Premiums and Interest" in the accompanying prospectus, legislation has now been introduced to Parliament. On April 2, 2003 the Taxation Laws Amendment Act (No.
1) 2003 was given royal assent. This Act changed the public offer test and the carve-out for interest paid to associates for the purposes of section 128F of the 1936 Act. The effect of the Act is that Offshore notes acquired by associates of the issuer trustee who are either:

       o Australian tax residents that acquire the Offshore notes in connection with their Australian operations, or

       o non-residents that acquire the Offshore notes through a permanent establishment in Australia,

will not cause the public offer test to be failed. These measures will apply from August 29, 2001. This exception from the "public offer test" will also apply to offshore entities acting in the capacity of a dealer, manager or underwriter in relation to the placement of the Offshore notes or clearing house, paying agent, custodian or funds manager, as these entities do not normally hold debentures for their own benefit.

      In addition, further to the discussion under "Australian Tax Matters-- Payments of Principal, Premiums and interest" in the accompanying prospectus on the classification of arrangements as either debt or equity, on July 1, 2001, amendments to the Income Tax Assessment Act 1997 took effect to address this classification.


ENTITY TAXATION AND CONSOLIDATION

      Of the tax reform proposals listed under "Australian Tax Matters--Tax Reform Proposals" in the accompanying prospectus, the section entitled "--Entity Taxation" is no longer applicable and the section entitled "--Consolidation" is replaced with the following discussion.

      If 100% of the units in the trust are owned by the Commonwealth Bank group, the trust will, if the head company of that group elects to consolidate, be consolidated as part of that group. As the Class A Capital Unit in the trust will be held by CU Securitisation Services Pty Limited, which is not a member of the Commonwealth Bank consolidatable group the trust will not be able to be consolidated as part of the Commonwealth Bank group. If the unitholders in the trust change so that they are 100% owned by a single group, the following discussion is relevant.

      Consolidation measures have been progressively introduced into the Income Tax Assessment Act 1997. The consolidation measures have effect from July 1, 2002.

      The Consolidation measures repealed the existing group taxation provisions from July 1, 2003. The old group taxation provisions are replaced by a system where, although elective, groups would have to consolidate to maintain group taxation benefits.

      Consolidation is made at the election of an Australian head company. The consolidated group would consist of the head company and all of its wholly owned subsidiaries including trusts (provided all members are 100% beneficially owned directly or indirectly through interposed entities by the head company). An election to consolidate would consolidate the entire group, not merely selected entities.

      There are specific rules dealing with the recovery of income tax owing by the head company of the consolidated group, where the head company defaults on its primary obligation for the income tax debts of the consolidated group. All group members are jointly and severally liable for all the tax liabilities of the consolidated group. This is subject to specific rules that allow "tax sharing" arrangements, limiting each group member's liability, to be entered into.

      A tax sharing agreement must provide that "a particular amount could be determined" following default by the head entity. It is a requirement that a tax sharing agreement makes a reasonable allocation of group tax liabilities.

      A tax sharing agreement will only be enforceable against the Commissioner if the agreement was not entered into for the purposes of prejudicing the Commissioner's recovery powers.


                              ERISA CONSIDERATIONS

      Subject to the considerations discussed in this section and "ERISA Considerations" in the accompanying prospectus, the Offshore notes are eligible for purchase by employee benefit plans. By its acquisition of an Offshore note, each investor shall be deemed to represent and warrant that either (i) it is not acquiring the Offshore note with the assets of a benefit plan or (ii) its purchase and holding of the Offshore note will not result in a non-exempt prohibited transaction under ERISA or the Code or any substantially similar applicable law. See "ERISA Considerations" in the accompanying prospectus.


                        EXCHANGE CONTROLS AND LIMITATIONS

      Under temporary Australian foreign exchange controls, which may change in the future, payments by an Australian resident to, by order of or on behalf of the following payees may only be made with Reserve Bank of Australia approval:

       o  any of the following:

           o the Embassy or Consulate-General of the Federal Republic of Yugoslavia (Serbia and Montenegro) (in respect of any amount in excess of $100,000);

           o the Narodna Banka Jugoslavije (including Banque Nationale de Yugoslavie) (in respect of any amount in excess of $100,000);or

           o certain other persons and entities listed in instruments issued under the Australian Banking (Foreign Exchange) Regulations and published on behalf of the Reserve Bank of Australia in the Commonwealth of Australia Gazette on 24 October 2001; or

       o certain ministers and senior officials of the government of Zimbabwe listed in instruments issued under the Australian Banking (Foreign Exchange) Regulations and published on behalf of the Reserve Bank of Australia in the Commonwealth of Australia Gazette on 11 December 2002.

      Additionally, under Part 4 of the Charter of the United Nations Act 1945 and the Australian Charter of United Nations (Terrorism and Dealings with Assets) Regulations 2002, the approval of the Australian Minister for Foreign Affairs, or the Minister's delegate, is required with respect to certain payments and actions in relation to an asset prescribed under, or which is owned or controlled directly or indirectly by a person or entity prescribed under, those provisions or is an asset derived or generated from such assets (prescribed persons presently include, amongst others, the Taliban, Usama bin Laden and other persons and entities connected with them). Such restrictions may change in the future.


                                 AUTHORIZATION

      The issuer trustee has obtained all necessary consents, approvals and authorizations in connection with the issue and performance of the Offshore notes. The issue of the Offshore notes has been authorized by the resolutions of the board of directors of Perpetual Trustee Company Limited passed on March
[    ], 2004.


                                  LITIGATION

      The issuer trustee is not, and has not been, involved in any litigation or arbitration proceedings that may have, or have had during the twelve months preceding the date of this prospectus supplement, a significant effect on its financial position nor, so far as it is aware, are any such litigation or arbitration proceedings pending or threatened.


                  DTC, EUROCLEAR AND CLEARSTREAM, LUXEMBOURG

      The Offshore notes have been accepted for clearance through DTC, Euroclear and Clearstream, Luxembourg with the following CUSIP numbers, ISINs and Common
Codes:

                                 CUSIP      ISIN      COMMON CODE
                               --------   --------   -------------

   Class A-1 notes .........    [    ]     [    ]     [    ]
   Class A-3 notes .........    [    ]     [    ]     [    ]

                         LISTING ON IRISH STOCK EXCHANGE

      Application will be made to the Irish Stock Exchange for the Offshore notes to be admitted to the Daily Official List. There can be no assurance that such listing will be granted. In connection with the listing of Offshore notes on the Irish Stock Exchange, this prospectus supplement and accompanying prospectus will be filed with the Registrar of Companies of Ireland pursuant to Regulation 13 of the European Communities (Stock Exchange) Regulations, 1984 of Ireland.

      For fourteen days following the date of this prospectus supplement and accompanying prospectus, copies of the constitution of the manager, notice of creation of trust for Medallion Trust Series 2004-1G, conformed master trust deed, series supplement, security trust deed, Offshore note trust deed, Offshore note conditions, agency agreement, liquidity facility agreement, standby redraw facility agreement, interest rate swap agreement, currency swap agreement will be available for inspection and will be obtainable at the offices of Ernst & Young in Dublin, Ireland, and the registered office of the manager, where copies thereof may be obtained upon request.

      If and for so long as any Offshore notes are listed on the Irish Stock Exchange, copies of the constitution of the manager, notice of creation of trust for Medallion Trust Series 2004-1G and the resolutions of the board of directors of the issuer trustee authorizing the issuance of the Offshore notes will be available for inspection at the office of the manager.

                                 ANNOUNCEMENT

      By distributing or arranging for the distribution of this prospectus supplement and accompanying prospectus to the underwriters and the persons to whom this prospectus supplement and accompanying prospectus are distributed, the issuer trustee announces to the underwriters and each such person that:

       o the Offshore notes will initially be issued in the form of book-entry notes and will be registered in the name of Cede & Co., as nominee of DTC, in the case of the Class A-1 notes, or a common depositary for and on behalf of Clearstream, Luxembourg and Euroclear, in the case of the Class A-3 notes;

       o in connection with the issue, DTC, Clearstream, Luxembourg and Euroclear, as the case may be, will confer rights in the Offshore notes to the noteholders and will record the existence of those rights; and

       o as a result of the issue of the Offshore notes in this manner, these rights will be created.

                             RATINGS OF THE NOTES

      The issuance of the Class A notes will be conditioned on obtaining a rating of AAA by Standard & Poor's and Aaa by Moody's. The issuance of the Class B notes will be conditioned on obtaining a rating of AA by Standard & Poor's. You should independently evaluate the security ratings of each class of notes from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities. A rating does not address the market price or suitability of the Offshore notes for you. A rating may be subject to revision or withdrawal at any time by the rating agencies. The rating does not address the expected schedule of principal repayments other than to say that principal will be returned no later than the final maturity date of the notes. The ratings of the Offshore notes will be based primarily on the creditworthiness of the housing loans, the subordination provided by the Class B notes with respect to the Offshore notes, the availability of excess available income after payment of interest on the notes and the trust's expenses, the mortgage insurance policies, the availability of the liquidity facility and Principal Draws, the creditworthiness of the swap providers and the mortgage insurer. None of the rating agencies have been involved in the preparation of this prospectus supplement and accompanying prospectus.

      For so long as any Offshore notes are listed on the Irish Stock Exchange and the rules of the Irish Stock Exchange so require, the manager will inform the Irish Stock Exchange and file a notice with the Irish Stock Exchange if the ratings assigned to any such notes are reduced or withdrawn.


                                 LEGAL MATTERS

      Mayer, Brown, Rowe & Maw, LLP, New York, New York, will pass upon some legal matters with respect to the Offshore notes, including the material U.S. federal income tax matters, for Commonwealth Bank and Securitisation Advisory Services Pty Limited. Clayton Utz, Sydney, Australia, will pass upon some legal matters, including the material Australian tax matters, with respect to the Offshore notes for Commonwealth Bank and Securitisation Advisory Services Pty Limited. Sidley Austin Brown & Wood LLP will pass upon some legal matters for the underwriters.

                                    DIRECTORY


                                     MANAGER
                  SECURITISATION ADVISORY SERVICES PTY LIMITED
                            Level 7, 48 Martin Place,
                       Sydney, New South Wales, Australia


                                    SERVICER
                         COMMONWEALTH BANK OF AUSTRALIA
                            Level 6, 48 Martin Place,
                       Sydney, New South Wales, Australia


                                 ISSUER TRUSTEE
                        PERPETUAL TRUSTEE COMPANY LIMITED
                            Level 7, 39 Hunter Street
                       Sydney, New South Wales, Australia


                                SECURITY TRUSTEE
                                  P.T. LIMITED
                            Level 7, 39 Hunter Street
                       Sydney, New South Wales, Australia


                 OFFSHORE NOTE TRUSTEE, PRINCIPAL PAYING AGENT,
                     AGENT BANK AND US DOLLAR NOTE REGISTRAR
                              THE BANK OF NEW YORK
                  101 Barclay Street, New York, New York 10286
                            United States of America


                      EURO NOTE REGISTRAR AND PAYING AGENT
                       THE BANK OF NEW YORK, LONDON BRANCH
                          48th Floor, One Canada Square
                              London E14 5AL, U.K.


                        AUSTRALIAN COUNSEL TO THE MANAGER
                                   CLAYTON UTZ
                                   Level 27-35
                             No. 1 O'Connell Streetc
                       Sydney, New South Wales, Australia


                             IRISH LISTING AGENT AND
                               IRISH PAYING AGENT
                                  ERNST & YOUNG
                             Ernst & Young Building
                        Harcourt Centre, Harcourt Street
                                Dublin 2, Ireland

          UNITED STATES COUNSEL TO             UNITED STATES COUNSEL TO
               THE MANAGER                         THE UNDERWRITERS
        MAYER, BROWN, ROWE & MAW LLP        SIDLEY AUSTIN BROWN & WOOD LLP
              1675 Broadway                       787 Seventh Avenue
            New York, New York 10019           New York, New York 10019
            United States of America           United States of America

          UNITED STATES COUNSEL TO               AUSTRALIAN COUNSEL TO
          THE OFFSHORE NOTE TRUSTEE               THE ISSUER TRUSTEE
         EMMET, MARVIN & MARTIN, LLP           MALLESONS STEPHEN JAQUES
               120 Broadway                     Governor Phillip Tower
            New York, New York 10271                1 Farrer Place
                                          Sydney, New South Wales, Australia
            AUSTRALIAN COUNSEL TO
          THE OFFSHORE NOTE TRUSTEE
            MALLESONS STEPHEN JAQUES
             Governor Phillip Tower
              1 Farrer Place
     Sydney, New South Wales, Australia

                                   GLOSSARY

      Additional definitions of capitalized terms used in this prospectus supplement can be found under the caption "Glossary" in the accompanying prospectus. When a capitalized term is both defined below and in the accompanying prospectus, the definition below will apply for the purpose of this prospectus supplement and the accompanying prospectus in relation to the Offshore notes.


A$ CLASS A-1 INTEREST AMOUNT...  see page S-68.

A$ CLASS A-3 INTEREST AMOUNT...  see page S-68.

AVERAGE DELINQUENT
 PERCENTAGE....................  in relation to a determination date means the amount (expressed as a percentage) calculated as follows:

                                 ADP    =  SDP
                                          -----
                                            12

                                 where:

                                 ADP    = the Average Delinquent Percentage;
                                          and

                                 SDP    = the sum of the Delinquent Percentages
                                          for the 12 collection periods
                                          immediately preceding or ending, as
                                          the case may be, on the determination
                                          date, provided that if on that
                                          determination date there has not yet
                                          been 12 collection periods the
                                          Average Delinquent Percentage in
                                          relation to that determination date
                                          means the amount (expressed as a
                                          percentage) calculated as follows:

                                 ADP    = SDP
                                         -----
                                           N
                                 where:

                                 ADP    = the Average Delinquent Percentage;

                                 SDP    = the sum of the Delinquent Percentages
                                          for all of the collection periods
                                          preceding or ending, as the case may
                                          be, on the determination date; and

                                 N      = the number of collection periods
                                          preceding the determination date.

AVAILABLE INCOME AMOUNT.......   see page S-50.

AVAILABLE PRINCIPAL AMOUNT....   see page S-56.

BANK BILL RATE................   in relation to an accrual period means the
                                 rate appearing at approximately 10.00 am Sydney time on the first day of that accrual period on the Reuters Screen page "BBSW" as being the average of the mean buying and selling rates appearing on that page for a bill of exchange having a tenor of three months.

                                 If:

                                  o  on the first day of an accrual period
                                     fewer than 4 banks are quoted on the
                                     Reuters Screen page "BBSW"; or

                                  o for any other reason the rate for that day cannot be determined in accordance with the foregoing procedures,

                                 then the "BANK BILL RATE" means such rate as is specified by the Manager having regard to comparable indices then available. Notwithstanding the foregoing, if the initial accrual period is less than or greater than three months, the Bank Bill Rate for the initial accrual period will be determined by linear interpolation calculated with reference to the duration of the first accrual period.

CLASS A-1 CURRENCY SWAP.......   see page S-68.

CLASS A-3 CURRENCY SWAP.......   see page S-68.

CLASS B AVAILABLE SUPPORT.....   in relation to a determination date means an
                                 amount (expressed as a percentage) calculated as follows:

                                 CBAS   =    SAB
                                         ------------
                                          ASA + SRFL

                                 where:

                                 CBAS   = the Class B Available Support;

                                 SAB    = the aggregate Stated Amount for the
                                          Class B notes on that determination
                                          date;

                                 ASA    = the aggregate of the Stated Amounts
                                          of the Class A-1 notes converted to
                                          Australian dollars at the US$ Exchange
                                          Rate, the Stated Amounts of the Class
                                          A-3 notes converted to Australian
                                          dollars at the Euro Exchange Rate and
                                          the Stated Amounts for all other notes
                                          and redraw bonds on that determination
                                          date; and

                                 SRFL   = the redraw limit under the standby
                                          redraw facility on that determination
                                          date.

CLASS B REQUIRED SUPPORT......   in relation to a determination date means the
                                 amount (expressed as a percentage) calculated as follows:

                                 CBRS   =  IIA
                                         ------
                                          AIIA

                                 where:

                                 CBRS   = the Class B Required Support;

                                 IIA    = the aggregate Invested Amount of the
                                          Class B notes upon the issue of the
                                          Class B notes; and

                                 AIIA   = the aggregate of the initial Invested
                                          Amounts of the Class A-1 notes upon
                                          the issue of the Class A-1 notes
                                          converted to Australian dollars at
                                          the US$ Exchange Rate, the initial
                                          Invested Amounts of the Class A-3
                                          notes upon the issue of the Class A-3
                                          notes converted to Australian dollars
                                          at the Euro Exchange Rate and the
                                          initial Invested Amounts of all other
                                          notes and redraw bonds, on that
                                          determination date.

DELINQUENT PERCENTAGE.........   in relation to a collection period means the
                                 amount (expressed as a percentage) calculated as follows:

                                 DP     = DMLP
                                         ------
                                          AMLP
                                 where:

                                 DP     = the Delinquent Percentage;

                                 DMLP   = the aggregate, on the last day of the
                                          collection period, of the principal
                                          outstanding with respect to those
                                          housing loans in relation to which a
                                          payment due from the borrower has
                                          been in arrears (on that day) by more
                                          than 60 days; and

                                 AMLP   = the aggregate principal outstanding
                                          in relation to the housing loans on
                                          the last day of the collection
                                          period.
EURIBOR.......................   means:

                                  o the rate for three-month deposits in Euro which appears on Telerate Page 248 as of
                                     11.00 am, Brussels time on the second
                                     TARGET Settlement Day before the beginning of the accrual period;

                                  o if that rate does not appear, the EURIBOR for that accrual period will be determined as if the issuer trustee and the agent bank had specified "EUR-EURIBOR-Telerate" as the applicable Floating Rate Option under the Definitions of the International Swaps and Derivates Association, Inc.

                                 The EURIBOR for the first accrual period will be determined by linear interpolation calculated with reference to the duration of the first accrual period.

EURO/euro......................  means the lawful currency of the member states of the European Union that adopt the single currency in accordance with the EC Treaty.

EURO EXCHANGE RATE............   means a rate of 1.00 = A$[  ].

FINANCE CHARGE COLLECTIONS....   see page S-50.

FITCH.........................   Fitch Ratings (Australia) Limited ABN 93 081
                                 339 184

LIBOR.........................   means:

                                  o  the rate for three-month deposits in U.S.
                                     dollars which appears on Telerate Page
                                     3750 as of 11.00 am, London time on the
                                     second London and New York Business Day
                                     before the beginning of the accrual
                                     period;

                                  o  if that rate does not appear, the
                                     USD-LIBOR-BBA for that accrual period will be determined as if the issuer trustee and the agent bank had specified
                                     "USD-LIBOR-Reference Banks" as the
                                     applicable Floating Rate Option under the Definitions of the International Swaps and Derivates Association, Inc.

                                 The LIBOR for the first accrual period will be
                                 determined by linear interpolation calculated
                                 with reference to the duration of the first
                                 accrual period.
MOODY'S.......................   Moody's Investor Service Inc.

MORTGAGE INSURANCE INCOME
PROCEEDS......................   see page S-51.

MORTGAGE INSURANCE PRINCIPAL
PROCEEDS......................   see page S-56.

NET PRINCIPAL COLLECTIONS.....   see page S-58.

NET UNSCHEDULED PRINCIPAL.....   see page S-58.

OFFSHORE ASSOCIATE............   means, in relation to the issuer trustee or
                                 Commonwealth Bank of Australia, an associate
                                 (as defined in section 128F(9) of the Income
                                 Tax Assessment Act 1936) of the relevant entity
                                 (other than associate acquiring the notes or an interest in the notes in the capacity of dealer, manager or underwriter in relation to the placement of the notes, or in the capacity of a clearing house, custodian, funds manager or responsible entity of a registered scheme), that is either:

                                  o a non resident of Australia that does not acquire the notes or an interest in the notes in carrying on a business in Australia at or through a permanent establishment of the associate in Australia; or

                                  o a resident of Australia that acquires the notes or an interest in the notes in carrying on a business in a country outside Australia at or through a permanent establishment of the associate in that country.

OTHER INCOME..................   see page S-51.

OTHER PRINCIPAL AMOUNTS.......   see page S-57.

PRINCIPAL CHARGE-OFF
REIMBURSEMENT.................   see page S-57.

PRINCIPAL COLLECTIONS.........   see page S-56.

PRINCIPAL DRAW................   see page S-52.

PRINCIPAL DRAW REIMBURSEMENT...  see page S-57.

REDRAW BOND AMOUNT............   see page S-57.

STANDARD &POOR'S..............   Standard & Poor's (Australia) Pty Limited ABN
                                 62 007 324 852.

SECURED CREDITORS.............   see page S-86.


STANDBY REDRAW FACILITY
ADVANCE.......................   see page S-57.

STEPDOWN CONDITIONS...........   are satisfied on a determination date if:

                                  o  the following applies:

                                      o   the Class B Available Support on the
                                          determination date is equal to or
                                          greater than two times the Class B
                                          Required Support on the determination
                                          date;

                                      o   the aggregate Stated Amount for the
                                          Class B notes on the determination
                                          date is equal to or greater than
                                          0.25% of the aggregate Invested
                                          Amount of all the notes upon the
                                          issue of the Class B notes;

                                      o   either:

                                           o  the Average Delinquent Percentage
                                              on the determination date does
                                              not exceed 2% and the aggregate
                                              of all unreimbursed principal
                                              charge-offs on the determination
                                              date does not exceed 30% of the
                                              aggregate of the Invested Amounts
                                              of the Class B notes upon the
                                              issue of the Class B notes; or

                                           o  the Average Delinquent Percentage
                                              on the determination date does
                                              not exceed 4% and the aggregate
                                              of all unreimbursed principal
                                              charge-offs on the determination
                                              date does not exceed 10% of the
                                              aggregate of the Invested Amounts
                                              of the Class B notes upon the
                                              issue of the Class B notes; and

                                           o  the total principal outstanding
                                              on the housing loans is not, and
                                              is not expected to be on or prior
                                              to the next monthly distribution
                                              date, less than 10% of the total
                                              principal outstanding on the
                                              housing loans on March 11, 2004;
                                              or

                                  o  the following applies:

                                      o   the determination date falls on or
                                          after the fifth anniversary of the
                                          closing date;

                                      o   the Average Delinquent Percentage on
                                          the determination date does not
                                          exceed 2%;

                                      o   the Stated Amount of the aggregate of
                                          all outstanding notes is greater than
                                          10% of the original issued amount;

                                      o   the aggregate Stated Amount for the
                                          Class B notes on the determination
                                          date is equal to or greater than
                                          0.25% of the aggregate Invested
                                          Amount of all the notes upon the
                                          issue of the Class B notes; and

                                      o   the aggregate of all unreimbursed
                                          principal charge-offs on the
                                          determination date does not exceed,
                                          if the determination date falls on or
                                          after the:

                                           o  fifth but prior to the sixth
                                              anniversary of the closing date,
                                              30% of the aggregate of the
                                              initial Invested Amounts of the
                                              Class B notes;

                                           o  sixth but prior to the seventh
                                              anniversary of the closing date,
                                              35% of the aggregate of the
                                              initial Invested Amounts of the
                                              Class B notes;

                                           o  seventh but prior to the eighth
                                              anniversary of the closing date,
                                              40% of the aggregate of the
                                              initial Invested Amounts of the
                                              Class B notes;

                                           o  eighth but prior to the ninth
                                              anniversary of the closing date,
                                              45% of the aggregate of the
                                              initial Invested Amounts of the
                                              Class B notes; or

                                           o  ninth anniversary of the closing
                                              date, 50% of the aggregate of the
                                              initial Invested Amounts of the
                                              Class B notes.

STEPDOWN PERCENTAGE...........   on a determination date is determined as
                                 follows. If the Stepdown Conditions are not satisfied on that determination date, the Stepdown Percentage is 100%. If the Stepdown
                                 Conditions are satisfied on that determination date, the Stepdown Percentage is 100% unless the following apply:

                                  o if the determination date falls prior to the third anniversary of the closing date the Stepdown Percentage is 50%;

                                  o  if:

                                      o   the determination date falls on or
                                          after the third anniversary of the
                                          closing date
                                          but prior to the tenth anniversary of
                                          the closing date; and

                                      o   the Class B Available Support on the
                                          determination date is equal to or
                                          greater than two times the Class B
                                          Required Support on the determination
                                          date;

                                    the Stepdown Percentage is 0%;

                                  o  if:

                                      o   the preceding 3 bullet points do not
                                          apply;

                                      o   the determination date falls on or
                                          after the fifth anniversary of the
                                          closing date but prior to the tenth
                                          anniversary of the closing date; and

                                      o   the Class B Available Support on the
                                          determination date is equal to or
                                          greater than the Class B Required
                                          Support on the determination date;

                                     then if the determination date falls on or after the:

                                      o   fifth but prior to the sixth
                                          anniversary of the closing date, the
                                          Stepdown Percentage is 70%;

                                      o   sixth but prior to the seventh
                                          anniversary of the closing date, the
                                          Stepdown Percentage is 60%;

                                      o   seventh but prior to the eighth
                                          anniversary of the closing date, the
                                          Stepdown Percentage is 40%;

                                      o   eighth but prior to the ninth
                                          anniversary of the closing date, the
                                          Stepdown Percentage is 20%;

                                      o   ninth but prior to the tenth
                                          anniversary of the closing date, the
                                          Stepdown Percentage is 0%; or

                                      o   if the determination date falls on or
                                          after the tenth anniversary of the
                                          closing date, the Stepdown Percentage
                                          is 0%.

STEP-UP DATE..................   see page S-55.

SUPPORT FACILITY..............   means the Class A-1 currency swap, the Class
                                 A-3 currency swap, the basis swap, the fixed rate swap, the liquidity facility, the standby redraw facility and the mortgage insurance policies.

TARGET SETTLEMENT DAY.........   means any day on which TARGET (the
                                 Trans-European Automated Real-time Gross settlement Express Transfer system) is open.

US$ EXCHANGE RATE.............   means a rate of US$1.00 = A$[  ].

                                  APPENDIX A


                           HOUSING LOAN INFORMATION


                           POOL PROFILE BY ORIGINATOR


                                                                                                    WEIGHTED
                                                                                                    AVERAGE
                                                                          WEIGHTED     WEIGHTED     TERM TO
                                            TOTAL LOAN         % BY        AVERAGE      AVERAGE     MATURITY
                               NO. OF        BALANCE           LOAN       INTEREST      CURRENT       (IN
ORIGINATOR                      LOANS          (A$)          BALANCE      RATE (%)      LTV (%)     MONTHS)
---------------------------   --------   ---------------   -----------   ----------   ----------   ---------
Commonwealth Bank .........    23,136      3,392,556,733         96.93%        6.58%      68.11%       311
Homepath ..................       535        107,474,338          3.07%        6.15%      67.04%       312
                               ------      -------------        ------         ----       -----        ---
TOTAL .....................    23,671      3,500,031,071        100.00%        6.57%      68.08%       311
                               ======      =============        ======         ====       =====        ===

                        YEAR OF ORIGINATION (QUARTERLY)




                                                                              AVERAGE
                                                                   WEIGHTED     LOAN      % BY
                       NO. OF    TOTAL SECURITY     TOTAL LOAN      AVERAGE   BALANCE     LOAN
YEAR OF ORIGINATION     LOANS   VALUATIONS (A$)    BALANCE (A$)     LTV (%)     (A$)     BALANCE
--------------------- -------- ----------------- ---------------- ---------- --------- ----------
2000 Q2 .............     159       27,554,750       16,723,573      63.53%   105,180      0.48%
2000 Q3 .............     104       18,825,304       11,950,428      66.97%   114,908      0.34%
2000 Q4 .............     144       27,929,286       16,735,774      64.64%   116,221      0.48%
2001 Q1 .............     351       68,691,708       41,740,655      64.65%   118,919      1.19%
2001 Q2 .............   1,179      233,380,977      143,002,796      65.84%   121,292      4.09%
2001 Q3 .............   2,527      509,102,460      324,113,921      68.61%   128,260      9.26%
2001 Q4 .............   3,436      708,660,950      453,250,495      69.42%   131,912     12.95%
2002 Q1 .............   4,007      875,435,612      551,157,993      69.25%   137,549     15.75%
2002 Q2 .............   3,454      813,786,381      510,354,025      69.28%   147,757     14.58%
2002 Q3 .............   2,666      691,549,590      425,735,971      68.30%   159,691     12.16%
2002 Q4 .............   1,981      564,867,687      344,515,752      67.51%   173,910      9.84%
2003 Q1 .............   1,165      371,065,547      233,833,963      69.73%   200,716      6.68%
2003 Q2 .............   1,539      482,014,863      276,103,660      64.66%   179,405      7.89%
2003 Q3 .............     959      265,871,087      150,812,066      62.96%   157,260      4.31%
                        -----      -----------      -----------      -----    -------    ------
TOTAL ...............  23,671    5,658,736,202    3,500,031,071      68.08%   147,862    100.00%
                       ======    =============    =============      =====    =======    ======

                   POOL PROFILE BY GEOGRAPHIC DISTRIBUTION(1)




                                                                             WEIGHTED                    % BY
                                 NO. OF    TOTAL SECURITY     TOTAL LOAN      AVERAGE   AVERAGE LOAN     LOAN
REGION                            LOANS   VALUATIONS (A$)    BALANCE (A$)     LTV (%)   BALANCE (A$)    BALANCE
------------------------------- -------- ----------------- ---------------- ---------- -------------- ----------
AUSTRALIAN CAPITAL TERRITORY
Metro .........................     643      152,772,080       99,328,397      70.65%      154,477        2.84%
                                    ---      -----------       ----------      -----       -------      ------
NEW SOUTH WALES
Metro .........................   4,936    1,794,640,985    1,103,066,905      68.47%      223,474       31.52%
Other .........................   4,982    1,032,321,592      667,812,069      70.60%      134,045       19.08%
                                  -----    -------------    -------------      -----       -------      ------
QUEENSLAND
Metro .........................   1,441      282,510,370      180,010,587      69.59%      124,921        5.14%
Non Metro--Gold Coast .........     523      111,357,233       67,998,029      67.26%      130,015        1.94%
Non Metro--Sunshine ...........     266       58,697,162       33,077,588      62.02%      124,352        0.95%
Non Metro--Other ..............     829      124,707,369       85,627,810      72.88%      103,290        2.45%
                                  -----    -------------    -------------      -----       -------      ------
VICTORIA
Metro .........................   5,168    1,233,878,305      720,402,411      64.21%      139,397       20.58%
Other .........................   1,352      218,598,388      137,244,445      67.63%      101,512        3.92%
                                  -----    -------------    -------------      -----       -------      ------
WESTERN AUSTRALIA
Metro .........................   1,624      326,974,095      201,909,428      67.96%      124,328        5.77%
Other .........................     227       38,257,426       25,748,864      71.37%      113,431        0.74%
                                  -----    -------------    -------------      -----       -------      ------
SOUTH AUSTRALIA
Metro .........................     828      153,851,376       93,707,592      66.14%      113,173        2.68%
Other .........................     238       37,014,076       22,966,185      67.79%       96,497        0.66%
                                  -----    -------------    -------------      -----       -------      ------
NORTHERN TERRITORY
Metro .........................      77       15,797,208        9,984,431      69.48%      129,668        0.29%
Other .........................      33        7,092,700        4,803,005      74.37%      145,546        0.14%
                                  -----    -------------    -------------      -----       -------      ------
TASMANIA
Metro .........................     303       43,283,330       29,072,321      71.65%       95,948        0.83%
Other .........................     201       26,982,507       17,271,005      69.30%       85,925        0.49%
                                  -----    -------------    -------------      -----       -------      ------
TOTAL FOR ALL REGIONS .........  23,671    5,658,736,202    3,500,031,071      68.08%      147,862      100.00%
                                 ======    =============    =============      =====       =======      ======

(1) Geographic distributions are split by State or Territory and by metropolitan (metro) or country (other). Metro areas comprise the city and surrounding suburbs of the capital city of each State or Territory and Other comprise all other areas.

                      POOL PROFILE BY BALANCE OUTSTANDING

                                            TOTAL
                                           SECURITY       TOTAL LOAN     WEIGHTED   AVERAGE LOAN      % BY
CURRENT LOAN                   NO. OF     VALUATIONS        BALANCE       AVERAGE      BALANCE        LOAN
BALANCE (A$)                    LOANS        (A$)            (A$)         LTV (%)       (A$)        BALANCE
----------------------------- -------- --------------- ---------------- ---------- -------------- -----------
50,001 to 100,000 ...........   7,815   1,162,176,784     612,417,167      59.56%       78,364       17.50%
100,001 to 150,000 ..........   6,985   1,428,047,701     864,480,442      66.78%      123,762       24.70%
150,001 to 200,000 ..........   4,385   1,170,449,010     757,637,215      70.12%      172,779       21.65%
200,001 to 250,000 ..........   2,117     703,590,475     470,695,332      72.27%      222,341       13.45%
250,001 to 300,000 ..........   1,125     458,531,385     307,273,441      72.47%      273,132        8.78%
300,001 to 350,000 ..........     536     254,892,006     172,429,957      72.68%      321,698        4.93%
350,001 to 400,000 ..........     281     157,428,124     104,943,614      71.35%      373,465        3.00%
400,001 to 450,000 ..........     167     110,211,260      70,954,983      69.68%      424,880        2.03%
450,001 to 500,000 ..........     117      84,096,707      55,500,342      71.08%      474,362        1.59%
500,001 to 550,000 ..........      48      39,298,000      25,090,821      67.56%      522,725        0.72%
550,001 to 600,000 ..........      52      42,905,250      29,887,179      72.07%      574,753        0.85%
600,001 to 650,000. .........      16      16,071,000       9,922,953      65.22%      620,185        0.28%
650,001 to 700,000 ..........      18      20,262,500      12,247,914      65.97%      680,440        0.35%
700,001 to 750,000 ..........       9      10,776,000       6,549,710      66.69%      727,746        0.19%
                                -----   -------------     -----------      -----       -------      ------
TOTAL .......................  23,671   5,658,736,202   3,500,031,071      68.08%      147,862      100.00%
                               ======   =============   =============      =====       =======      ======

               POOL PROFILE BY CURRENT LOAN TO VALUE RATIO (LTV)




                                        TOTAL
                                      SECURITY        TOTAL LOAN     WEIGHTED   AVERAGE LOAN     % BY
                          NO. OF     VALUATIONS         BALANCE       AVERAGE      BALANCE       LOAN
CURRENT LTV (%)            LOANS        (A$)             (A$)         LTV (%)       (A$)        BALANCE
------------------------ -------- ---------------- ---------------- ---------- -------------- ----------
10.01 to 15.00 .........       5       3,098,000          395,175      12.80%       79,035        0.01%
15.01 to 20.00 .........      12       4,687,691          844,918      18.11%       70,410        0.02%
20.01 to 25.00 .........     152      56,574,900       13,330,438      23.64%       87,700        0.38%
25.01 to 30.00 .........     672     270,087,378       74,549,563      27.67%      110,937        2.13%
30.01 to 35.00 .........     917     351,922,380      114,545,132      32.61%      124,913        3.27%
35.01 to 40.00 .........   1,178     414,822,735      156,068,334      37.68%      132,486        4.46%
40.01 to 45.00 .........   1,340     428,767,895      181,997,476      42.49%      135,819        5.20%
45.01 to 50.00 .........   1,071     262,311,893      124,786,140      47.62%      116,514        3.57%
50.01 to 55.00 .........   1,198     279,723,895      147,010,889      52.60%      122,714        4.20%
55.01 to 60.00 .........   1,322     296,574,583      170,336,151      57.47%      128,847        4.87%
60.01 to 65.00 .........   1,453     308,234,017      193,380,403      62.78%      133,090        5.53%
65.01 to 70.00 .........   2,331     519,810,818      351,283,040      67.61%      150,701       10.04%
70.01 to 75.00 .........   3,549     750,010,745      545,038,628      72.70%      153,575       15.57%
75.01 to 80.00 .........   3,707     822,419,227      635,947,731      77.35%      171,553       18.17%
80.01 to 85.00 .........     791     150,512,233      124,645,483      82.84%      157,580        3.56%
85.01 to 90.00 .........   1,731     336,102,294      295,168,724      87.84%      170,519        8.43%
90.01 to 95.00 .........   2,242     403,075,518      370,702,846      91.98%      165,345       10.59%
                           -----     -----------      -----------      -----       -------      ------
TOTAL ..................  23,671   5,658,736,202    3,500,031,071      68.08%      147,862      100.00%
                          ======   =============    =============      =====       =======      ======

                        POOL PROFILE BY YEAR OF MATURITY

                               TOTAL
                             SECURITY        TOTAL LOAN     WEIGHTED   AVERAGE LOAN     % BY
                 NO. OF     VALUATIONS         BALANCE       AVERAGE      BALANCE       LOAN
MATURITY YEAR     LOANS        (A$)             (A$)         LTV (%)       (A$)        BALANCE
--------------- -------- ---------------- ---------------- ---------- -------------- ----------
2007 ..........       9       2,296,900        1,216,123      62.75%      135,125        0.03%
2008 ..........       6       1,692,500          701,802      47.28%      116,967        0.02%
2009 ..........      16       2,813,000        1,279,594      48.16%       79,975        0.04%
2010 ..........      16       3,306,000        1,345,317      44.07%       84,082        0.04%
2011 ..........      61      11,450,250        5,410,458      50.79%       88,696        0.15%
2012 ..........     118      23,173,500       10,599,973      50.30%       89,830        0.30%
2013 ..........      79      15,172,451        6,673,735      47.65%       84,478        0.19%
2014 ..........      82      14,538,182        7,153,224      52.92%       87,234        0.20%
2015 ..........      76      14,643,545        7,509,582      56.16%       98,810        0.21%
2016 ..........     243      43,918,000       22,998,516      57.17%       94,644        0.66%
2017 ..........     470      91,116,573       45,771,498      55.65%       97,386        1.31%
2018 ..........     247      51,330,722       25,590,555      55.83%      103,605        0.73%
2019 ..........     183      34,664,260       19,553,504      61.03%      106,850        0.56%
2020 ..........     215      40,979,548       23,279,394      61.22%      108,276        0.67%
2021 ..........     633     122,249,602       70,837,265      62.11%      111,907        2.02%
2022 ..........   1,155     247,987,353      132,185,968      59.34%      114,447        3.78%
2023 ..........     514     116,840,351       61,684,903      59.03%      120,010        1.76%
2024 ..........     277      60,498,212       33,727,189      61.65%      121,759        0.96%
2025 ..........     337      69,218,346       40,626,842      63.85%      120,554        1.16%
2026 ..........     993     200,771,670      122,506,150      65.34%      123,370        3.50%
2027 ..........   1,919     436,853,072      263,665,888      65.99%      137,398        7.53%
2028 ..........     725     192,653,960      112,774,562      64.43%      155,551        3.22%
2029 ..........     296      62,817,691       38,676,466      66.36%      130,664        1.11%
2030 ..........     481     100,447,647       62,145,737      66.76%      129,201        1.78%
2031 ..........   3,293     665,104,912      444,394,771      71.56%      134,951       12.70%
2032 ..........   8,104   2,004,510,883    1,303,563,703      71.29%      160,854       37.24%
2033 ..........   3,123   1,027,687,072      634,158,352      68.64%      203,061       18.12%
                  -----   -------------    -------------      -----       -------      ------
TOTAL .........  23,671   5,658,736,202    3,500,031,071      68.08%      147,862      100.00%
                 ======   =============    =============      =====       =======      ======

                         POOL PROFILE BY OWNERSHIP TYPE

                                       TOTAL
                                      SECURITY                     WEIGHTED   AVERAGE LOAN      % BY
                          NO. OF     VALUATIONS      TOTAL LOAN     AVERAGE      BALANCE        LOAN
LOAN PURPOSE               LOANS        (A$)        BALANCE (A$)    LTV (%)       (A$)        BALANCE
------------------------ -------- --------------- --------------- ---------- -------------- -----------
Owner Occupied .........  19,177   4,234,823,971   2,655,348,924     68.97%     138,465         75.87%
Investment .............   4,494   1,423,912,231     844,682,146     65.28%     187,958         24.13%
                          ------   -------------   -------------     -----      -------        ------
TOTAL ..................  23,671   5,658,736,202   3,500,031,071     68.08%     147,682        100.00%
                          ======   =============   =============     =====      =======        ======

                          POOL PROFILE BY AMORTIZATION

                                               TOTAL                                  AVERAGE
                                              SECURITY       TOTAL LOAN    WEIGHTED     LOAN       % BY
                                  NO. OF     VALUATIONS       BALANCE       AVERAGE   BALANCE      LOAN
PAYMENT TYPE                       LOANS        (A$)            (A$)        LTV (%)     (A$)     BALANCE
-------------------------------- -------- --------------- --------------- ---------- --------- -----------
Principal and Interest .........  21,851   4,946,066,917   3,084,443,840     68.41%   141,158      88.13%
Interest Only ..................   1,820     712,669,285     415,587,231     65.61%   228,345      11.87%
                                  ------   -------------   -------------     -----    -------     ------
TOTAL ..........................  23,671   5,658,736,202   3,500,031,071     68.08%   147,862     100.00%
                                  ======   =============   =============     =====    =======     ======

                         MORTGAGE INSURER DISTRIBUTION

                                     TOTAL                                  AVERAGE
                          NO.       SECURITY       TOTAL LOAN    WEIGHTED     LOAN       % BY
                          OF       VALUATIONS       BALANCE       AVERAGE   BALANCE      LOAN
MORTGAGE INSURER         LOANS        (A$)            (A$)        LTV(%)      (A$)     BALANCE
---------------------- -------- --------------- --------------- ---------- --------- -----------
PMI ..................  17,964  4,556,340,145    2,577,501,921     61.78%   143,482      73.64%
GEMICO (LMI) .........   5,707  1,102,396,057      922,529,150     85.66%   161,649      26.36%
                        ------  -------------    -------------     -----    -------     ------
TOTAL ................  23,671  5,658,736,202    3,500,031,071     68.08%   147,862     100.00%
                        ======  =============    =============     =====    =======     ======

                            POOL PROFILE BY PRODUCT

                                                        TOTAL
                                                       SECURITY       TOTAL LOAN    WEIGHTED   AVERAGE LOAN      % BY
                                           NO. OF     VALUATIONS       BALANCE       AVERAGE      BALANCE        LOAN
LOAN TYPE                                   LOANS        (A$)            (A$)        LTV (%)       (A$)        BALANCE
----------------------------------------- -------- --------------- --------------- ---------- -------------- -----------
STANDARD VARIABLE
RATE LOANS AND
HOMEPATH LOANS ..........................  11,302   2,675,723,953   1,625,630,829     67.02%      143,836        46.45%
FIXED RATE LOANS
 1 yr fixed .............................     596     140,886,446      92,517,582     70.90%      155,231         2.64%
 2 yr fixed .............................     861     195,346,723     127,805,838     70.68%      148,439         3.65%
 3 yr fixed .............................   3,647     870,672,875     529,737,617     67.35%      145,253        15.14%
 4 yr fixed .............................     180      39,187,136      23,242,645     65.97%      129,126         0.66%
 5 yr fixed .............................   1,439     326,707,513     196,455,221     66.40%      136,522         5.61%
ECONOMISER AND RATE SAVER LOANS .........   5,646   1,410,211,556     904,641,338     70.18%      160,227        25.85%
                                           ------   -------------   -------------     -----       -------       ------
TOTAL. ..................................  23,671   5,658,736,202   3,500,031,071     68.08%      147,862       100.00%
                                           ======   =============   =============     =====       =======       ======

                     DISTRIBUTION BY CURRENT INTEREST RATES

                                      TOTAL                                   AVERAGE
                                    SECURITY        TOTAL LOAN     WEIGHTED     LOAN      % BY
                        NO. OF     VALUATIONS         BALANCE       AVERAGE   BALANCE     LOAN
CURRENT RATE (%)         LOANS        (A$)             (A$)         LTV (%)     (A$)     BALANCE
---------------------- -------- ---------------- ---------------- ---------- --------- ----------
5.01 to 5.50 .........     264     111,990,016       70,329,102      70.24%   266,398      2.01%
5.51 to 6.00 .........   2,149     580,405,694      353,254,514      67.46%   164,381     10.09%
6.01 to 6.50 .........   5,586   1,510,942,731      959,481,219      69.90%   171,765     27.41%
6.51 to 7.00 .........   6,801   1,640,171,300    1,001,531,749      67.08%   147,262     28.61%
7.01 to 7.50 .........   8,825   1,806,953,690    1,110,150,520      67.46%   125,796     31.72%
7.51 to 8.00 .........      42       7,767,271        4,987,272      67.81%   118,745      0.14%
8.01 to 8.50 .........       4         505,500          296,694      60.96%    74,174      0.01%
                         -----   -------------    -------------      -----    -------    ------
TOTAL ................  23,671   5,658,736,202    3,500,031,071      68.08%   147,862    100.00%
                        ======   =============    =============      =====    =======    ======

                                   APPENDIX B

                   TERMS AND CONDITIONS OF THE OFFSHORE NOTES

      The following, subject to amendments, are the terms and conditions of the Offshore Notes, substantially as they will appear on the reverse of the Offshore Notes.

      Offshore Notes will initially be issued in book-entry form. Offshore Notes in definitive form will only be issued in limited circumstances. While the Offshore Notes remain in book-entry form, the same terms and conditions govern them, except to the extent that they are appropriate only to the Offshore Notes in definitive form.

1.    GENERAL

      The issue of the:

      (a)        US$[   ] Class A-1 Mortgage Backed Floating Rate Notes due 25
                 May 2035 (the "CLASS A-1 NOTES");

      (b)        the A$[   ] Class A-2 Mortgage Backed Floating Rate Notes due
                 25 May 2035 (the "CLASS A-2 NOTES");

      (c)        the euro[   ] Class A-3 Mortgage Backed Floating Rate Notes due
                 25 May 2035 (the "CLASS A-3 NOTES"); and

      (d)        the A$[   ] Class B Mortgage Backed Floating Rate Notes due 25
                 May 2035 (the "CLASS B NOTES" and together with the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, the "NOTES"),

      by Perpetual Trustee Company Limited ABN 42 000 001 007, ("PERPETUAL") in its capacity as trustee of the Medallion Trust Series 2004-1G (the "SERIES TRUST") (Perpetual in such capacity, the "ISSUER") was authorised
      by a resolution of the board of directors of Perpetual passed on [   ]
      March 2004.

      The Class A-1 Notes and the Class A-3 Notes (together the "OFFSHORE
      NOTES"):

      (a)        are constituted by an Offshore Note Trust Deed (the "OFFSHORE
                 NOTE TRUST DEED") dated on or about [   ] March 2004 made
                 between the Issuer, Securitisation Advisory Services Pty Limited ABN 88 064 133 946 (the "MANAGER") and The Bank of New York (the "OFFSHORE NOTE TRUSTEE") as trustee for the several persons who are for the time being registered holders of the:

          (i) Class A-1 Notes (each a "CLASS A-1 NOTEHOLDER" and together the "CLASS A-1 NOTEHOLDERS"); and

          (ii) Class A-3 Notes (each a "CLASS A-3 NOTEHOLDER" and together the "CLASS A-3 NOTEHOLDERS"),

      (the Class A-1 Noteholders together with the Class A-3 Noteholders, being the "OFFSHORE NOTEHOLDERS");

      (b) are issued subject to, and with the direct or indirect benefit of, amongst other things:

          (i) a Master Trust Deed (the "MASTER TRUST DEED") dated 8 October 1997 made between the Manager and Perpetual, as amended from time to time;

          (ii)       a Series Supplement (the "SERIES SUPPLEMENT") dated on or
                     about [   ] March 2004 made between Commonwealth Bank of
                     Australia ABN 48 123 123 124 (generally the "BANK" and in its respective capacities under the Series Supplement, a "SELLER" and the initial "SERVICER"), Homepath Pty Limited ABN 35 081 986 530 (a "SELLER"), the Manager and Perpetual;

          (iii)      a Security Trust Deed (the "SECURITY TRUST DEED") dated on
                     or about [   ] March 2004 made between the Issuer, the
                     Manager, the Offshore Note Trustee and P.T. Limited ABN 67 004 454 666 (the "SECURITY TRUSTEE");

          (iv)       the Offshore Note Trust Deed;

          (v)        these terms and conditions (the "CONDITIONS"); and

          (vi)       the Agency Agreement (as defined below).

      Certain provisions of these Conditions (including the definitions herein) are summaries of the Transaction Documents and are subject to the detailed provisions of the Transaction Documents, a copy of which may be inspected as indicated in CONDITION 3.

      Payments of interest and principal, and the calculation of certain amounts and rates, under these Conditions in respect of the Offshore Notes will be made pursuant to an Agency Agreement (the "AGENCY
      AGREEMENT") dated on or about [   ] March 2004 made between the Issuer,
      the Offshore Note Trustee, the Manager, The Bank of New York, as the initial principal paying agent (the "PRINCIPAL PAYING AGENT") (together with any other paying agent appointed from time to time under the Agency Agreement, the "PAYING AGENTS"), as the initial agent bank (the "AGENT BANK") and as the initial US Dollar note registrar for the Class A-1 Notes (the "US DOLLAR NOTE REGISTRAR") and The Bank of New York, London Branch as an initial paying agent for the Offshore Notes and the initial Euro note registrar for the Class A-3 Notes (the "EURO NOTE REGISTRAR" and, together with the US Dollar Note Registrar, the "OFFSHORE NOTE REGISTRARS").

      The Issuer has entered into an ISDA Master Agreement (the "CURRENCY SWAP AGREEMENT") with the Bank (the "CURRENCY SWAP PROVIDER") and the Manager, together with a schedule and a credit support annex dated 13 March 2003 and:

      (a)        a confirmation dated on or about [   ] March 2004 relating
                 thereto in respect of the Class A-1 Notes (such confirmation documenting the "CLASS A-1 CURRENCY SWAP"); and

      (b)        a confirmation dated on or about [   ] March 2004 relating
                 thereto in respect of the Class A-3 Notes (such confirmation documenting the "CLASS A-3 CURRENCY SWAP" and, together with the Class A-1 Currency Swap, the "CURRENCY SWAPS").

      Application will be made to the Irish Stock Exchange for the Offshore Notes to be admitted to the Daily Official List.

      "TRANSACTION DOCUMENTS" means the Master Trust Deed in so far as it relates to the Series Trust, the Series Supplement, the Currency Swap Agreement, the Interest Rate Swap Agreement, the Liquidity Facility Agreement, the Standby Redraw Facility Agreement, the PMI Mortgage Insurance Policy, the Security Trust Deed, the Dealer Agreement, the Underwriting Agreement, the Offshore Note Trust Deed, these Conditions, the Agency Agreement and any other document which is agreed by the Manager and the Issuer to be a Transaction Document in relation to the Series Trust.

      "DEALER AGREEMENT", "PMI MORTGAGE INSURANCE POLICY", "INTEREST RATE SWAP AGREEMENT", "LIQUIDITY FACILITY AGREEMENT", "STANDBY REDRAW FACILITY AGREEMENT" and "UNDERWRITING AGREEMENT" have the same respective meanings as in the Series Supplement.

      "US$" means the lawful currency for the time being of the United States of America, "euro" means the lawful currency of the member states of the European Union that adopt the single currency in accordance with the EC Treaty and "A$" means the lawful currency for the time being of the Commonwealth of Australia.

2.    DEFINITIONS AND INTERPRETATION

2.1   INCORPORATED DEFINITIONS AND OTHER PROVISIONS

      Where in these Conditions a word or expression is defined by reference to its meaning in another Transaction Document or there is a reference to another Transaction Document or to a provision of another Transaction Document, any amendment to the meaning of that word or expression, to that other Transaction Document or to that provision (as the case may be) will be of no effect for the purposes of these Conditions unless and until the amendment:

      (a) if it does not effect a Payment Modification (as defined in CONDITION 10.3) is either:

          (i) if the Offshore Note Trustee is of the opinion that the amendment will not be materially prejudicial to the interests of the Offshore Noteholders, consented to by the Offshore Note Trustee; or

          (ii) otherwise, approved by a Special Majority (as defined in CONDITION 10.3) of the Offshore Noteholders under the Offshore Note Trust Deed; or

      (b) if the amendment does effect a Payment Modification (as defined in CONDITION 10.3), is consented to by each Offshore Noteholder.

2.2   INTERPRETATION

      In these Conditions, unless the context otherwise requires:

      (a) a reference to a party includes that party's executors, administrators, successors, substitutes and assigns, including any person replacing that party by way of novation;

      (b) a reference to any regulation or to any section or provision thereof includes any statutory modification or re-enactment or any statutory provision substituted therefore and all ordinances, by-laws, regulations and other statutory instruments issued thereunder;

      (c) subject to CONDITION 2.1, a reference to any document or agreement is a reference to such document or agreement as amended, varied, supplemented or replaced from time to time;

      (d) words importing the singular include the plural (and vice versa);

      (e)        words denoting a given gender include all other genders; and

      (f) headings are for convenience only and do not affect the interpretation of these Conditions.

2.3   CALCULATIONS

      Except as expressly provided otherwise in these Conditions, all calculations in a given currency under these Conditions will be rounded down to the nearest cent in that currency and all other calculations and percentages determined hereunder will be rounded down to the nearest 4 decimal places.

3.    OFFSHORE NOTEHOLDERS BOUND

      The Offshore Noteholders are bound by, and are deemed to have notice of, all the provisions of the Transaction Documents. A copy of each Transaction Document is available for inspection during normal business hours on New York business days at the registered office for the time being of the Offshore Note Trustee (which is, at the date of these Conditions, 101 Barclay Street, 21W, New York, New York, 10286).

4. FORM, DENOMINATION AND TITLE OF AND TO, AND THE ISSUE OF DEFINITIVE, OFFSHORE NOTES

4.1   FORM AND DENOMINATION

      The Offshore Notes will be issued in registered form and:

      (a) in the case of the Class A-1 Notes, in minimum denominations of US$100,000 and integral multiples of US$1,000; and

      (b) in the case of the Class A-3 Notes, in minimum denominations of (euro)100,000 and integral multiples of (euro)1,000.

      The initial principal amount of each Offshore Note (the "INITIAL INVESTED AMOUNT" in relation to that Offshore Note) will be stated on its face.

4.2   TITLE

      Title to the Offshore Notes will only be shown on, and will only pass by registration in, the registers (the "OFFSHORE NOTE REGISTERS") maintained by the Offshore Note Registrars in accordance with the Agency Agreement. Offshore Notes may be transferred, or may be exchanged for other Offshore Notes of the same class in any authorised denominations and a like Invested Amount (as defined in CONDITION 6.5), upon the surrender of the Offshore

      Notes to be transferred or exchanged duly endorsed with or accompanied by a written instrument of transfer and exchange duly executed (with such execution guaranteed by an eligible guarantor institution) and the provision of such other documents as the relevant Offshore Note Registrar may reasonably require, to a specified office of the relevant Offshore Note Registrar (as set out at the end of these Conditions or otherwise notified to Offshore Noteholders) subject to and in accordance with the Agency Agreement. No service charge may be made for any transfer or exchange, but the relevant Offshore Note Registrar may require payment by the Offshore Noteholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Offshore Notes. The relevant Offshore Note Registrar need not register transfers or exchanges of Offshore Notes for a period of 30 days preceding the due date for any payment with respect to the Offshore Notes or for a period, not exceeding 30 days, specified by the Offshore Note Trustee prior to any meeting, which includes Offshore Noteholders, under the Master Trust Deed or the Security Trust Deed. The Issuer, the Offshore Note Trustee, the Manager, the Agent Bank and each Paying Agent may accept the correctness of the Offshore Note Registers and any information provided to it by the relevant Offshore Note Registrar and is not required to enquire into its authenticity. None of the Issuer, the Offshore Note Trustee, the Manager, the Agent Bank, any Paying Agent or the relevant Offshore Note Registrar is liable for any mistake in the Offshore Note Registers or in any purported copy except to the extent that the mistake is attributable to its own fraud, negligence or wilful default.

5. STATUS, SECURITY AND RELATIONSHIP BETWEEN THE OFFSHORE NOTES, THE CLASS A-2 NOTES, THE CLASS B NOTES AND THE REDRAW BONDS

5.1   STATUS OF THE SECURITIES

      The Notes and the Redraw Bonds (as defined in CONDITION 5.6) (together the "SECURITIES") are direct, secured (as described in CONDITION 5.2) limited recourse (as described in CONDITION 5.3) obligations of the Issuer.

5.2   SECURITY

      The obligations of the Issuer under the Securities are (amongst the other payment obligations of the Issuer comprising the Secured Moneys (as defined below)) secured, pursuant to the Security Trust Deed, in favour of the Security Trustee as trustee for the Secured Creditors (as defined below), by a floating charge (the "CHARGE") over all of the assets and property, real and personal (including choses in action and other rights), tangible and intangible, present or future, of the Series Trust (the "CHARGED PROPERTY"). The Charged Property includes an equitable interest in certain mortgage loans, and related mortgages, acquired by the Issuer from the Sellers. The Charge is a first ranking security, subject only to the Prior Interest in the Charged Property.

      "INVESTED AMOUNT" in relation to an Offshore Note is defined in CONDITION
      6.5 and in relation to a Class A-2 Note, Class B Note or Redraw Bond (as defined in CONDITION 5.6) means A$100,000 less the aggregate of all amounts previously paid in relation to that Class A-2 Note, Class B Note or Redraw Bond on account of principal pursuant to clause 10.5 of the Series Supplement.

      "PRIOR INTEREST" means the lien over, and right of indemnification from, the Charged Property held by the Issuer under, and calculated in accordance with, the Master Trust Deed for the fees, costs, charges and expenses incurred by or payable to the Issuer (in its capacity as trustee of the Series Trust) in accordance with the Master Trust Deed and the Series Supplement (other than the Secured Moneys and other than the Arranging Fees (as defined in the Series Supplement) payable to the Manager) which are unpaid or paid by the Issuer but not reimbursed to the Issuer from the assets and property of the Series Trust.

      "SECURED CREDITORS" means the Offshore Note Trustee (in its personal capacity and as trustee of the Offshore Note Trust established under the Offshore Note Trust Deed), each Agent, each Securityholder, each Hedge Provider (as defined in the Series Supplement), the Liquidity Facility Provider (as defined in the Series Supplement), the Standby Redraw Facility Provider (as defined in the Series Supplement), the Servicer and each Seller.

      "SECURED MONEYS" means, without double counting, the aggregate of all moneys owing to the Security Trustee or to a Secured Creditor under any of the Transaction Documents, whether such amounts are liquidated or not or are contingent or presently accrued due, and includes all rights sounding in damages only provided that:

      (a) the amount owing by the Issuer in relation to the principal component of a Security is to be calculated by reference to the Invested Amount of that Security;

      (b) the amount owing by the Issuer in relation to the principal component of the Standby Redraw Facility Agreement is to be calculated by reference to the aggregate of the Standby Redraw Facility Principal and the Unreimbursed Principal Chargeoffs (as defined in CONDITION 7.10) in relation to the Standby Redraw Facility Principal; and

      (c) the Secured Moneys do not include any fees or value added tax payable to the Offshore Note Trustee or an Agent referred to in clause 12.7 of the Offshore Note Trust Deed or Clause 12.6 of the Agency Agreement.

      "SECURITYHOLDERS" means the Offshore Noteholders, the Class A-2 Noteholders (as defined in the Series Supplement), the Class B Noteholders (as defined in the Series Supplement) and the Redraw Bondholders (as defined in the Series Supplement).

      "STANDBY REDRAW FACILITY PRINCIPAL" has the same meaning as in the Series Supplement.

5.3   LIMITED RECOURSE

      The liability of the Issuer to make interest and principal payments on the Offshore Notes is limited, except in certain circumstances described in

      CONDITION 12, to the assets and property of the Series Trust available for this purpose in accordance with, and subject to the order of priority of payments in, the Series Supplement (prior to enforcement of the Charge) or the Security Trust Deed (following enforcement of the Charge).


      The net proceeds of realisation of the assets and property of the Series Trust (including following enforcement of the Charge) may be insufficient to pay all amounts due to the Offshore Noteholders and any other amounts ranking in priority to or equally with amounts due to the Offshore Noteholders. Except in the limited circumstances described in CONDITION 12, the assets of Perpetual held in its personal capacity will not be available for payment of any shortfall arising and all claims in respect of such shortfall will be extinguished. The assets of Perpetual held in its capacity as trustee of any other trust (including any other series trust established pursuant to the Master Trust Deed) will not in any circumstances be available to pay any amounts due to Offshore Noteholders.

      None of the Bank, either Seller, the Manager, the Offshore Note Trustee, the Security Trustee, any Agent, the Currency Swap Provider or the Managers (as defined in the Underwriting Agreement), amongst others, has any obligation to any Offshore Noteholder for payment of any amount owed by the Issuer in respect of the Offshore Notes.

5.4   NO PREFERENCE WITHIN THE OFFSHORE NOTES

      The Offshore Notes rank equally and rateably and without any preference or priority among themselves except for, after enforcement of the Charge, the application of any termination payment payable by the Currency Swap Provider to the Issuer under a Currency Swap. Any such termination payment in respect of the Class A-1 Currency Swap will be applied rateably amongst the Class A-1 Noteholders and any such termination payment in respect of the Class A-3 Currency Swap will be applied rateably amongst the Class A-3 Noteholders.

5.5   RANKING OF OFFSHORE NOTES AND CLASS A-2 NOTES

      (a) Prior to the enforcement of the Charge, under the Series Supplement the Offshore Notes and Class A-2 Notes will rank equally and rateably in relation to the allocation and payment of interest and principal. The amounts payable by the Issuer under the Series Supplement in relation to the Offshore Notes will be calculated by reference to the applicable Australian dollar amounts payable by the Issuer to the Currency Swap Provider, which rank equally and rateably with amounts payable in respect of the Class A-2 Notes, which in turn will be applied to meet the payment of interest and the repayment of principal (as applicable) on the Offshore Notes as explained, respectively, in CONDITIONS 6.10 and 7.2.

      (b) Following enforcement of the Charge, under the Security Trust Deed the payment of amounts owing in relation to the Offshore Notes and the Class A-2 Notes will rank rateably (the amounts owing in respect of the Offshore Notes will, for the purposes of determining distributions to, and allocations between, the Offshore Noteholders, the Class A-2 Noteholders and the other Secured Creditors, be converted into A$ in accordance with the Security Trust Deed).

5.6   ISSUE OF REDRAW BONDS

      Under the Series Supplement, the Issuer is entitled to issue debt securities ("REDRAW BONDS") from time to time at the direction of the Manager. If prior to a Determination Date, the Manager considers that the aggregate of:

      (a) the amount by which the aggregate of the Principal Collections, the Principal Draw Reimbursement, the Principal Chargeoff Reimbursements (as defined in CONDITION 7.10) and the Other Principal Amounts for the Collection Period ending on the Determination Date exceeds any Net Income Shortfall on that Determination Date; and

      (b) the Standby Redraw Facility Advance (if any) to be made on the next Distribution Date (as defined in CONDITION 6.2),

      as estimated by the Manager are likely to be insufficient to meet in full the aggregate of:

      (c)        the Seller Advances; and

      (d)        the Standby Redraw Facility Principal,

      that the Manager estimates will be outstanding on the Determination Date, the Manager may direct the Issuer to issue Redraw Bonds for a principal amount specified in the direction. The maximum Stated Amount (as hereinafter defined) of the Redraw Bonds outstanding on any Distribution Date (as defined in CONDITION 6.2) (after taking into account any expected repayment of principal on the Redraw Bonds on that Distribution
      Date) must not exceed the Redraw Bond Principal Limit.

      "COLLECTION PERIOD", "DETERMINATION DATE", "NET INCOME SHORTFALL", "OTHER PRINCIPAL AMOUNT", "PRINCIPAL COLLECTIONS", "PRINCIPAL DRAW REIMBURSEMENT", "REDRAW BOND PRINCIPAL LIMIT", "SELLER ADVANCE", "STANDBY REDRAW FACILITY ADVANCE" and "STATED AMOUNT" in relation to the Redraw Bonds have the same respective meanings as in the Series Supplement.

      Prior to the enforcement of the Charge, under the Series Supplement: (i) the payment of interest on the Redraw Bonds will rank equally and rateably with the payment of interest on the Offshore Notes and Class A-2 Notes (or, in the case of the Offshore Notes, equally and rateably with the payment of the relevant A$ amounts by the Issuer to the Currency Swap Provider which in turn will be applied to meet the payment of interest on the Offshore Notes as explained in CONDITION 6.10); and (ii) the repayment of principal on the Redraw Bonds will rank ahead of the repayment of principal on the Offshore Notes and Class A-2 Notes (or, in the case of the Offshore Notes, ahead of the payment of the relevant
      A$ amounts by the Issuer to the Currency Swap Provider which in turn will be applied to meet the repayment of principal on the Offshore Notes as explained in CONDITION 7.2).

      Following the enforcement of the Charge, under the Security Trust Deed the payment of amounts owing in relation to the Redraw Bonds will rank rateably with the payment of amounts owing in relation to the Offshore Notes (the amounts owing in respect of the Offshore Notes will, for the purposes of determining distributions to, and allocations between, the Offshore Noteholders and Redraw Bondholders and other Secured Creditors, be converted into A$ in accordance with the Security Trust Deed).

5.7   SUBORDINATION OF CLASS B NOTES

      Prior to the enforcement of the Charge, the payment of interest in relation to the Class B Notes is subordinated to, amongst other things, the payment of interest on the Offshore Notes, the Class A-2 Notes and the Redraw Bonds in accordance with the Series Supplement; and the repayment of the principal on the Class B Notes is, to a certain extent, subordinated to, amongst other things, the repayment of the principal on the Offshore Notes, the Class A-2 Notes and the Redraw Bonds in accordance with the calculations to be made of the amounts to be paid by the Issuer under the Series Supplement (in the case of the Offshore Notes, the subordination of the Class B Notes is in respect of the relevant A$ amounts payable by the Issuer to the Currency Swap Provider which in turn will be applied to meet the payment of interest and the repayment of principal on the Offshore Notes as explained, respectively, in CONDITIONS 6.10 and 7.2.).

      Following the enforcement of the Charge, in the distribution of the net proceeds (if any) arising from the enforcement of the Charge, any payment in relation to the Class B Notes will be subordinated to, amongst other things, payment of all amounts due in relation to the Offshore Notes, the Class A-2 Notes and the Redraw Bonds (the amounts owing in respect of the Offshore Notes will, for the purposes of determining distributions to, and allocations between, the Offshore Noteholders, Class A-2 Noteholders, Class B Noteholders and other Secured Creditors, be converted into A$ in accordance with the Security Trust Deed).

      The Security Trust Deed contains provisions requiring the Security Trustee, subject to other provisions of the Security Trust Deed, to give priority to the interests of the Offshore Noteholders, Class A-2 Noteholders and the Redraw Bondholders if there is a conflict between the interests of the Offshore Noteholders, Class A-2 Noteholders and the Redraw Bondholders (on the one hand) and any other Secured Creditor, including the Class B Noteholders (on the other hand). In determining the interests of the Offshore Noteholders, the Security Trustee may rely on a determination of the Offshore Note Trustee.

5.8   THE SECURITIES RANK EQUALLY EXCEPT AS PROVIDED IN THE TRANSACTION
      DOCUMENTS

      The Securities enjoy the same rights, entitlements, benefits and restrictions except as expressly provided in the Transaction Documents.

6.    INTEREST

6.1   PERIOD OF ACCRUAL

      Each Offshore Note accrues interest from (and including) 25 March 2004 (the "CLOSING DATE") and ceases to accrue interest on (but excluding) the earliest of:

      (a) the date on which the Stated Amount (as hereinafter defined) of the Offshore Note is reduced to zero and all accrued but previously unpaid interest, is paid in full;

      (b) the date on which the Offshore Note is redeemed or repaid in full in accordance with CONDITION 7 (other than CONDITION 7.6) unless, upon presentation, payment is improperly withheld or refused in which case the Offshore Note will continue to bear interest in accordance with this CONDITION 6 (both before and after judgment) until (but excluding) whichever is the earlier of:

          (i) the day on which all sums due in respect of the Offshore Note up to that day are received by or on behalf of the Offshore Noteholder; and

          (ii) the seventh day after notice is given to the Offshore Noteholder (either in accordance with CONDITION 11.1 or individually) that, where required by CONDITION 8.2, upon presentation thereof being duly made, such payment will be made, provided that upon such presentation payment is in fact made; and

      (c) the date on which the Offshore Note is deemed to be redeemed in accordance with CONDITION 7.6.

      "STATED AMOUNT" in relation to:

      (a) an Offshore Note at any given time means the Initial Invested Amount of that Offshore Note less the sum of:

          (i) the aggregate of all amounts previously paid in relation to that Offshore Note on account of principal pursuant to CONDITION 7.2(C); and

          (ii) the aggregate of all then Unreimbursed Principal Chargeoffs (as defined in CONDITION 7.10) in relation to that Offshore Note; and

      (b) any A$ Security (as defined in the Series Supplement) at any given time means A$100,000 less the sum of:

          (i) the aggregate of all amounts previously paid in relation to that A$ Security on account of principal pursuant to clause 10.3(d) of the Series Supplement; and

          (ii) the aggregate of all then Unreimbursed Principal Chargeoffs (as defined in the Series Supplement) in relation to that A$ Security.

6.2   ACCRUAL PERIODS

      The period that an Offshore Note accrues interest in accordance with CONDITION 6.1 is divided into periods (each an "ACCRUAL PERIOD"). The first Accrual Period for an Offshore Note commences on (and includes) the Closing Date and ends on (but does not include) the first Distribution Date thereafter. Each succeeding Accrual Period for a Class A Note commences on (and includes) a Distribution Date and ends on (but does not include) the next Distribution Date. The final Accrual Period for an Offshore Note ends on (but does not include) the date on which interest ceases to accrue on the Offshore Note pursuant to CONDITION 6.1.

      "DISTRIBUTION DATE" means the 25th day of February, May, August and November in each year (or, if such a day is not a Business Day, the next Business Day). The first Distribution Date is 25 May 2004 (or, if that day is not a Business Day, the next Business Day).

      "BUSINESS DAY" means any day on which banks are open for business in Sydney, New York City and London and any TARGET Settlement Day, other than a Saturday, a Sunday or a public holiday in Sydney, New York City or London.

      "TARGET SETTLEMENT DAY" means any day on which TARGET (the Trans-European Automated Real-time Gross Settlement Express Transfer System) is open.

6.3   INTEREST RATE FOR THE CLASS A-1 NOTES

      The rate of interest ("INTEREST RATE") payable from time to time in respect of a Class A-1 Note and an Accrual Period is the aggregate of USD-LIBOR-BBA (as hereinafter defined) for that Accrual Period and the Issue Margin (as hereinafter defined) in relation to the Class A-1 Note.

      "USD-LIBOR-BBA" for an Accrual Period will be calculated by the Agent Bank in accordance with paragraph (a) (or, if applicable, paragraph (b)) below (subject, in the case of the first Accrual Period, to paragraph (c) below):

      (a) on the second Banking Day before the beginning of the Accrual Period (a "CLASS A-1 RATE SET DATE") the Agent Bank will determine the rate "USD-LIBOR-BBA" as the applicable Floating Rate Option under the 2000 ISDA Definitions of the International Swaps and Derivatives Association, Inc. ("ISDA") (the "ISDA DEFINITIONS") being the rate applicable to any Accrual Period for three-month deposits in US dollars in the London inter-bank market which appears on the Class A-1 Rate Page (as hereinafter defined) as of 11.00am, London time, on the Class A-1 Rate Set Date;

      (b) if such rate does not appear on the Class A-1 Rate Page at that time, the USD-LIBOR-BBA for that Accrual Period will be determined as if the Issuer and the Agent Bank had specified "USD-LIBOR-Reference Banks" as the applicable Floating Rate Option under the ISDA Definitions. For this purpose "USD-LIBOR-Reference Banks" means that the rate for an Accrual Period will be determined on the basis of the rates at which deposits in US dollars are offered by the Reference Banks (being four major banks in the London interbank market determined by the Agent Bank) at approximately 11.00am, London time, on the Class A-1 Rate Set Date to prime banks in the London interbank market for a period of three months commencing on the first day of the Accrual Period and in a Representative Amount (as defined in the ISDA Definitions). The Agent Bank will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the USD-LIBOR-BBA for that Accrual Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the USD-LIBOR-BBA for that Accrual Period will be the arithmetic mean of the rates quoted by not less than two major banks in New York City, selected by the Agent Bank and the Currency Swap Provider, at approximately 11.00am, New York City time, on that Class A-1 Rate Set Date for loans in US dollars to leading European banks for a period of three months commencing on the first day of the Accrual Period and in a Representative Amount. If no such rates are available in New York City, then the USD-LIBOR-BBA for such Accrual Period will be the most recently determined rate in accordance with paragraph (a); and

      (c) the USD-LIBOR-BBA for the first Accrual Period will be the rate determined by linear interpolation calculated in accordance with paragraph (a) or, if applicable, paragraph (b) above with reference to the duration of the first Accrual Period.

      "BANKING DAY" means any day on which banks are open for business in London and New York City, other than a Saturday, a Sunday or a public holiday in London or New York City.

      "CLASS A-1 RATE PAGE" means Telerate Page 3750 or, if Telerate Page 3750 ceases to quote the relevant rate, such other page, section or part of Telerate as quotes the relevant rate and is selected by the Agent Bank or, if there is no such page, section or part of such other page, section or part of a different screen information service as quotes the relevant rate selected by the Agent Bank and approved by the Offshore Note Trustee.

      "ISSUE MARGIN" in relation to a Class A-1 Note means, subject to the following:

      (a) for the period from, and including, the Closing Date to, but excluding, the first Distribution Date (the "STEP-UP DATE") after the Distribution Date on which the aggregate Mortgage Loan Principal (as defined in the Series Supplement) expressed as a percentage of the aggregate Mortgage Loan Principal at the beginning of business (Sydney time) on 11 March 2004 falls below 10%, [ ]% per annum; and

      (b) for the period from, and including, the Step-Up Date to, but excluding, the date on which that Class A-1 Note ceases to accrue interest in accordance with CONDITION 6.1, [ ]% per annum.

      If the Issuer, at the direction of the Manager, proposes to exercise its option to redeem the Securities at their Stated Amount in accordance with CONDITION 7.3 on a Distribution Date but is unable to do so because, following a meeting of Securityholders convened under the provisions of the Security Trust Deed by the Manager for this purpose, the Securityholders have not approved by an Extraordinary Resolution (as defined in CONDITION 9.1) the redemption of the Securities at their Stated Amount, then the Issue Margin in relation to each Class A-1 Note from, and including, that Distribution Date to, but excluding, the date on which that Class A-1 Note ceases to accrue interest in accordance with CONDITION 6.1, is [ ]% per annum.

      There is no maximum or minimum Interest Rate for the Class A-1 Notes.

6.4   INTEREST RATE FOR THE CLASS A-3 NOTES

      The Interest Rate payable from time to time in respect of a Class A-3 Note and an Accrual Period is the aggregate of EUR-EURIBOR-Telerate (as hereinafter defined) for that Accrual Period and the Issue Margin (as hereinafter defined) in relation to the Class A-3 Note.

      "EUR-EURIBOR-TELERATE" for an Accrual Period will be calculated by the Agent Bank in accordance with paragraph (a) (or, if applicable, paragraph
      (b)) below (subject, in the case of the first Accrual Period, to paragraph (c) below):

      (a) on the second TARGET Settlement Day before the beginning of the Accrual Period (a "CLASS A-3 RATE SET DATE") the Agent Bank will determine the rate "EUR-EURIBOR-TELERATE" as the applicable Floating Rate Option under the ISDA Definitions being the rate applicable for three-month deposits in Euros which appears on the Class A-3 Rate Page (as hereinafter defined) as of 11.00 a.m., Brussels time, on the Class A-3 Rate Set Date;

      (b) if such rate does not appear on the Class A-3 Rate Page at that time, the EUR-EURIBOR-Telerate for that Accrual Period will be determined as if the Issuer and the Agent Bank had specified "EUR-EURIBOR-REFERENCE BANKS" as the applicable Floating Rate Option under the ISDA Definitions. For this purpose "EUR-EURIBOR-REFERENCE BANKS" means that the rate for an Accrual Period will be determined on the basis of the rates at which deposits in Euros are offered by the Reference Banks (being four major banks in the Euro-zone interbank market determined by the Agent Bank) at approximately 11.00 a.m., Brussels time, on the Class A-3 Rate Set Date to prime banks in the Euro-zone interbank market for a period of three months commencing on the first day of that Accrual Period and in a Representative Amount (as defined in the ISDA Definitions). The Agent Bank will request the principal Euro-zone office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the EUR-EURIBOR-Telerate for that Accrual Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the EUR-EURIBOR-Telerate for that Accrual Period will be the arithmetic mean of the rates quoted by not less than two major banks in the Euro-zone, selected by the Agent Bank, at approximately 11.00 a.m., Brussels time, on that Class A-3 Rate Set Date for loans in Euros to leading European banks for a period of three months commencing on the first day of that Accrual Period and in a Representative Amount. If no such rates are available in Brussels, then the EUR-EURIBOR-Telerate for such Accrual Period will be the most recently determined rate in accordance with paragraph (a); and

      (c) the EUR-EURIBOR-Telerate for the first Accrual Period will be the rate determined by linear interpolation calculated in accordance with paragraph (a) or, if applicable, paragraph (b) above with reference to the duration of the first Accrual Period.

      "CLASS A-3 RATE PAGE" means Telerate Page 248 or, if Telerate Page 248 ceases to quote the relevant rate, such other page, section or part of Telerate as quotes the relevant rate and is selected by the Agent Bank or, if there is no such page, section or part of such other page, section or part of a different screen information service as quotes the relevant rate selected by the Agent Bank and approved by the Offshore Note Trustee.

      "ISSUE MARGIN" in relation to a Class A-3 Note means, subject to the following:

      (a) for the period from, and including, the Closing Date to, but excluding, the first Distribution Date (the "STEP-UP DATE") after the Distribution Date on which the aggregate Mortgage Loan Principal (as defined in the Series Supplement) expressed as a percentage of the aggregate Mortgage Loan Principal at the beginning of business (Sydney time) on 11 March 2004 falls below 10%, [ ]% per annum; and

      (b) for the period from, and including, the Step-Up Date to, but excluding, the date on which that Class A-3 Note ceases to accrue interest in accordance with CONDITION 6.1, [ ]% per annum.

      If the Issuer, at the direction of the Manager, proposes to exercise its option to redeem the Securities at their Stated Amount in accordance with CONDITION 7.3 on a Distribution Date but is unable to do so because, following a meeting of Securityholders convened under the provisions of the Security Trust Deed by the Manager for this purpose, the Securityholders have not approved by an Extraordinary Resolution (as defined in CONDITION 9.1) the redemption of the Securities at their Stated Amount, then the Issue Margin in relation to each Class A-3 Note from, and including, that Distribution Date to, but excluding, the date on which that Class A-3 Note ceases to accrue interest in accordance with CONDITION 6.1, is [ ]% per annum.

      There is no maximum or minimum Interest Rate for the Class A-3 Notes.

6.5   CALCULATION OF INTEREST ON THE OFFSHORE NOTES

      (a) Interest on each Class A-1 Note for an Accrual Period (the "CLASS A-1 INTEREST AMOUNT") is calculated by applying the Interest Rate for that

                 Class A-1 Note for that Accrual Period to the Invested Amount of that Class A-1 Note on the first day of the Accrual Period (after taking into account any reductions in the Invested Amount of that Class A-1 Note on that day), by then multiplying such product by the actual number of days in the Accrual Period divided by 360 and rounding the resultant figure down to the nearest cent.

      (b) Interest on each Class A-3 Note for an Accrual Period (the "CLASS A-3 INTEREST AMOUNT") is calculated by applying the Interest Rate for that Class A-3 Note for that Accrual Period to the Invested Amount of that Class A-3 Note on the first day of the Accrual Period (after taking into account any reductions in the Invested Amount of that Class A-3 Note on that day), by then multiplying such product by the actual number of days in the Accrual Period divided by 360 and rounding the resultant figure down to the nearest cent.

      "INVESTED AMOUNT" in relation to a Offshore Note means the Initial Invested Amount of that Offshore Note less the aggregate of all amounts previously paid in relation to that Offshore Note on account of principal pursuant to CONDITION 7.2(C).

6.6   DETERMINATION OF INTEREST RATES AND INTEREST AMOUNTS

      (a) The Agent Bank will, as soon as practicable after 11.00am (London time or, if applicable, New York City time) on each Class A-1 Rate Set Date, determine the Interest Rate in relation to the Class A-1 Notes, and calculate the Class A-1 Interest Amount, for the immediately succeeding Accrual Period in accordance with, respectively, CONDITIONS 6.3 and 6.5(a). The determination of the Interest Rate in relation to the Class A-1 Notes, and the calculation of the Class A-1 Interest Amount, by the Agent Bank in accordance with, respectively, CONDITIONS 6.3 and 6.5(a) will (in the absence of manifest error, wilful default or bad faith) be final and binding upon all parties.

      (b) The Agent Bank will, as soon as practicable after 11.00am (Brussels time) on each Class A-3 Rate Set Date, determine the Interest Rate in relation to the Class A-3 Notes, and calculate the Class A-3 Interest Amount, for the immediately succeeding Accrual Period in accordance with, respectively, CONDITIONS 6.3 and 6.5(B). The determination of the Interest Rate in relation to the Class A-3 Notes, and the calculation of the Class A-3 Interest Amount, by the Agent Bank in accordance with, respectively, CONDITIONS 6.3 and 6.5(B) will (in the absence of manifest error, wilful default or bad faith) be final and binding upon all parties.

6.7   NOTIFICATION AND PUBLICATION OF INTEREST RATES AND INTEREST AMOUNTS

      The Agent Bank will cause the Interest Rates for the Class A-1 Notes and the Class A-3 Notes and the Class A-1 Interest Amount and the Class A-3 Interest Amount for each Accrual Period, and the date of the next Distribution Date, to be notified to the Issuer, the Manager, the Offshore Note Trustee, the Currency Swap Provider, the Paying Agents and the Irish Stock

      Exchange (for so long as the Offshore Notes are listed on the Daily Official List of the Irish Stock Exchange) on or as soon as practical after the Agent Bank has determined the Interest Rates for the Class A-1 Notes and the Class A-3 Notes and calculated the Class A-1 Interest Amount and the Class A-3 Interest Amount or on such earlier date as the Irish Stock Exchange may require (for so long as the Offshore Notes are listed on the Daily Official List of the Irish Stock Exchange) and will cause the same to be published in accordance with CONDITION 11.2 as soon as practical after that notification. The Class A-1 Interest Amount, the Class A-3 Interest Amount and the Distribution Date may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without notice in the event of an extension or shortening of the Accrual Period. If following the occurrence of an Event of Default (as defined in CONDITION 9.1), the Security Trustee declares in accordance with the Security Trust Deed that the Offshore Notes are immediately due and payable, the Class A-1 Interest Amount, the Class A-3 Interest Amount and the Interest Rates in respect of the Class A-1 Notes and the Class A-3 Notes will nevertheless continue to be calculated by the Agent Bank in accordance with this Condition, but no publication of the Class A-1 Interest Amount, the Class A-3 Interest Amount or the Interest Rates for the Class A-1 Notes and the Class A-3 Notes so calculated or the Distribution Dates needs to be made unless, in the case of the Class A-1 Interest Amount, the Class A-3 Interest Amount or the Interest Rates for the Class A-1 Notes and the Class A-3 Notes, the Offshore Note Trustee otherwise requires.

6.8   DETERMINATION OR CALCULATION BY THE OFFSHORE NOTE TRUSTEE

      If the Agent Bank at any time for any reason does not determine the Interest Rates in respect of the Class A-1 Notes and the Class A-3 Notes, or calculate the Class A-1 Interest Amount or the Class A-3 Interest Amount, in accordance with this CONDITION 6, the Offshore Note Trustee will do so and each such determination or calculation by the Offshore Note Trustee will be as if made by the Agent Bank. In doing so, the Offshore Note Trustee will apply the foregoing provisions of this CONDITION 6, with any necessary consequential amendments, to the extent that it can and in all other respects it will do so in such a manner as it considers to be fair and reasonable in all the circumstances.

6.9   AGENT BANK

      The Issuer will procure that, for so long as any of the Offshore Notes remain outstanding, there will at all times be an Agent Bank. The Issuer, at the direction of the Manager, may with the prior written approval of the Offshore Note Trustee, terminate the appointment of the Agent Bank immediately on the occurrence of certain events specified in the Agency Agreement in relation thereto or, otherwise, by giving not less than 60 days' notice in writing to, amongst others, the Agent Bank. Notice of that termination will be given by the Issuer to the Offshore Noteholders in accordance with CONDITION 11.1. If any person is unable or unwilling to continue to act as the Agent Bank, or if the appointment of the Agent Bank is terminated, the Issuer, at the direction of the Manager, will appoint a successor Agent Bank to act as such in its place, provided that neither the resignation nor removal of the Agent Bank will take effect until a successor approved by the Offshore Note Trustee has been appointed and notice of the appointment of the successor has been given by the Issuer to the Offshore Noteholders in accordance with CONDITION 11.1. The initial Agent Bank and its specified office are set out at the end of these Conditions.

6.10  PAYMENT OF THE INTEREST AMOUNTS

      The Class A-1 Interest Amount for each Accrual Period in relation to a Class A-1 Note is payable in arrears in US$ on the Distribution Date which is the last day of the Accrual Period. The Class A-3 Interest Amount for each Accrual Period in relation to a Class A-3 Note is payable in arrears in Euro on the Distribution Date which is the last day of the Accrual Period. On each Distribution Date prior to the enforcement of the Charge, the Issuer must:

      (a) to the extent that there are funds available for this purpose in accordance with the Series Supplement pay, in accordance with the directions of the Manager:

          (i) the A$ Class A-1 Interest Amount and any A$ Class A-1 Unpaid Interest Amount in relation to that Distribution Date to the Currency Swap Provider in accordance with the Class A-1 Currency Swap; and

          (ii) the A$ Class A-3 Interest Amount and any A$ Class A-3 Unpaid Interest Amount in relation to that Distribution Date to the Currency Swap Provider in accordance with the Class A-3 Currency Swap;

      (b) direct the Currency Swap Provider (which direction may be contained in the applicable Currency Swap) to pay the Class A-1 Interest Payments and the Class A-3 Interest Payments on each Distribution Date to the Principal Paying Agent in accordance with the Agency Agreement; and

      (c) direct the Principal Paying Agent (which direction may be contained in the Agency Agreement) to pay:

          (i) the Class A-1 Interest Payments received by it from the Currency Swap Provider under the Class A-1 Currency Swap on a Distribution Date rateably amongst the Class A-1 Notes based on their Stated Amounts towards the Class A-1 Interest Amount in relation to each Class A-1 Note in relation to the Accrual Period ending on that Distribution Date and any then Class A-1 Unpaid Interest Amount (as defined in CONDITION 6.11) in relation to each Class A-1 Note (to the extent included in the Class A-1 Interest Payment) in accordance with, and subject to, these Conditions and the Agency Agreement; and

          (ii) the Class A-3 Interest Payments received by it from the Currency Swap Provider under the Class A-3 Currency Swap on a Distribution

                     Date rateably amongst the Class A-3 Notes based on their Stated Amounts towards the Class A-3 Interest Amount in relation to each Class A-3 Note in relation to the Accrual Period ending on that Distribution Date and any then Class A-3 Unpaid Interest Amount (as defined in CONDITION 6.11) in relation to each Class A-3 Note (to the extent included in the Class A-3 Interest Payment) in accordance with, and subject to, these Conditions and the Agency Agreement.

      "A$ CLASS A-1 INTEREST AMOUNT", "A$ CLASS A-1 UNPAID INTEREST AMOUNT", "CLASS A-1 INTEREST PAYMENT", "A$ CLASS A-3 INTEREST AMOUNT", "A$ CLASS A-3 UNPAID INTEREST AMOUNT" and "CLASS A-3 INTEREST PAYMENT" have the same respective meanings as in the Series Supplement.

6.11  INTEREST ON UNPAID INTEREST AMOUNTS

      If interest is not paid in respect of an Offshore Note on the date when due and payable, that unpaid interest will itself bear interest at the Interest Rate in relation to that Offshore Note applicable from time to time until (but excluding the date of payment) the unpaid interest, and interest on it, is paid in accordance with CONDITION 6.10 (the unpaid interest and interest on that unpaid interest, in relation to a Class A-1 Note, is a "CLASS A-1 UNPAID INTEREST AMOUNT" and the unpaid interest and interest on that unpaid interest, in relation to a Class A-3 Note, is a "CLASS A-3 UNPAID INTEREST AMOUNT").

7.    REDEMPTION OF THE OFFSHORE NOTES

7.1   FINAL REDEMPTION OF THE OFFSHORE NOTES

      Unless previously redeemed (or deemed to be redeemed) in full, the Issuer will redeem the Offshore Notes at their then Stated Amount, together with all then accrued but unpaid interest, on the Distribution Date occurring in May 2035 (the "SCHEDULED MATURITY DATE").

7.2   PART REDEMPTION OF OFFSHORE NOTES

      Subject to CONDITIONS 7.3, 7.4 and 7.6, on each Distribution Date prior to the enforcement of the Charge until the Stated Amount of the Offshore Notes is reduced to zero the Issuer must:

      (a)        pay, in accordance with the directions of the Manager:

          (i) the A$ Class A-1 Principal Amount (if any) in relation to that Distribution Date to the Currency Swap Provider in accordance with the Class A-1 Currency Swap; and

          (ii) the A$ Class A-3 Principal Amount (if any) in relation to that Distribution Date to the Currency Swap Provider in accordance with the Class A-3 Currency Swap;

      (b) direct the Currency Swap Provider (which instruction may be contained in the applicable Currency Swap) to pay on each Distribution Date to the Principal Paying Agent in accordance with the Agency Agreement:

          (i) the US$ Equivalent of the amount of the A$ Class A-1 Principal Amount (such US$ Equivalent of the A$ Class A-1 Principal

                     Amount being the "CLASS A-1 PRINCIPAL AMOUNT") received under the Class A-1 Currency Swap by the Currency Swap Provider from the Issuer on that Distribution Date; and

          (ii) the Euro Equivalent of the amount of the A$ Class A-3 Principal Amount (such Euro Equivalent of the A$ Class A-3 Principal Amount being the "CLASS A-3 PRINCIPAL AMOUNT") received under the Class A-3 Currency Swap by the Currency Swap Provider from the Issuer on that Distribution Date; and

      (c) direct the Principal Paying Agent (which direction may be contained in the Agency Agreement) to pay:

          (i) the Class A-1 Principal Amount received under the Class A-1 Currency Swap from the Currency Swap Provider equally amongst the Class A-1 Notes towards the repayment of the Stated Amount on the Class A-1 Notes; and

          (ii) the Class A-3 Principal Amount received under the Class A-3 Currency Swap from the Currency Swap Provider equally amongst the Class A-3 Notes towards the repayment of the Stated Amount on the Class A-3 Notes, in accordance with, and subject to, these Conditions and the Agency Agreement. Such payments of the Stated Amounts on an Offshore Note will constitute a redemption of that Offshore Note in part to the extent of such repayment and, upon such repayment, the obligation of the Issuer with respect to that Offshore Note will be discharged to the extent of such repayment.

      "A$ CLASS A-1 PRINCIPAL AMOUNT", "A$ CLASS A-3 PRINCIPAL AMOUNT", "EURO EQUIVALENT" and "US$ EQUIVALENT" have the same respective meanings as in the Series Supplement.

7.3   CALL OPTION

      The Issuer will, subject to the other provisions of this CONDITION 7 and prior to the enforcement of the Charge, when directed by the Manager (at the Manager's option), redeem all, but not some only, of the Securities at their then Invested Amount, subject to the following, together with all accrued but unpaid interest in respect of the Securities to (but excluding) the date of redemption, on any Distribution Date falling on or after the date on which the aggregate Mortgage Loan Principal (as defined in the Series Supplement) expressed as a percentage of the aggregate Mortgage Loan Principal at the beginning of business (Sydney time) on [ ] March 2004 falls below 10%.

      Notwithstanding the foregoing, the Issuer may redeem the Securities at their Stated Amount, instead of at their Invested Amount, together with accrued but unpaid interest in respect of the Securities to (but excluding) the date of redemption, if so approved by an Extraordinary Resolution (as defined in CONDITION 9.1) of the Securityholders together.


      The Manager will not direct the Issuer to, and the Issuer will not, so redeem the Securities on such a Distribution Date unless the Issuer is in a position on the Distribution Date to repay in respect of the Securities their then Invested Amount or Stated Amount, as required, together with all accrued but unpaid interest to (but excluding) the date of redemption and to discharge all its liabilities in respect of amounts which are required under the Security Trust Deed to be paid in priority to or equally with the Securities of all classes if the Charge were enforced.

      The Issuer will give not more than 60 nor less than 45 days' notice (which will be irrevocable) of the Distribution Date on which a proposed redemption under this CONDITION 7.3 will occur to the Sellers, the Offshore Note Trustee, the Principal Paying Agent, the Agent Bank and to the Offshore Noteholders in accordance with CONDITION 11.1.

7.4   REDEMPTION FOR TAXATION OR OTHER REASONS

      If the Manager satisfies the Issuer and the Offshore Note Trustee immediately prior to giving the notice referred to below that by virtue of a change in law of the Commonwealth of Australia or any of its political subdivisions or any of its authorities or any other jurisdiction to which the Issuer becomes subject (or the application or official interpretation thereof) (a "RELEVANT JURISDICTION") from that in effect on the Closing Date, either:

      (a) on the next Distribution Date the Issuer will be required to deduct or withhold from any payment of principal or interest in respect of the Offshore Notes or any other class of the Securities any amount for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by a Relevant Jurisdiction; or

      (b) the total amount payable in respect of interest in relation to any of the Mortgage Loans (as defined in the Series Supplement) for a Collection Period (as defined in the Series Supplement) ceases to be receivable (whether or not actually received) by the Issuer during such Collection Period by reason of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by a Relevant Jurisdiction, and, in each case, such obligation cannot be avoided by the Issuer taking reasonable measures available to it, the Issuer must, when so directed by the Manager (at the Manager's option), redeem all, but not some only, of the Securities on any subsequent Distribution Date at their then Invested Amount, subject to the following, together with accrued but unpaid interest in respect of the Securities to (but excluding) the date of redemption. Notwithstanding the foregoing, the Issuer may redeem the Securities at their Stated Amount, instead of at their Invested Amount, together with accrued but unpaid interest in respect of the Securities to (but excluding) the date of redemption, if so approved by an Extraordinary Resolution (as defined in CONDITION 9.1) of the Securityholders together.

      The Manager will not direct the Issuer to, and the Issuer will not, so redeem the Securities unless the Issuer is in a position on such Distribution Date to repay in respect of the Securities their then Invested Amount or Stated Amount, as required, together with all accrued but unpaid interest to (but excluding) the date of redemption and to discharge all its liabilities in respect of amounts which are required under the Security Trust Deed to be paid in priority to or equally with the Securities of all classes if the Charge were enforced.

      The Issuer will give not more than 60 nor less than 45 days' notice (which will be irrevocable) of the Distribution Date on which a proposed redemption under this CONDITION 7.4 will occur to the Offshore Note Trustee, the Sellers, the Principal Paying Agent, the US Dollar Note Registrar, the Euro Note Registrar, the Agent Bank and the Offshore Noteholders in accordance with CONDITION 11.1.

      If an event referred to in paragraph (a) of this CONDITION 7.4 occurs in respect of only the Offshore Notes (and not any other Securities) and as a result thereof the Issuer gives notice in accordance with this CONDITION 7.4 that it proposes to redeem all of the Securities on the Distribution Date referred to in that notice, the Offshore Noteholders may by a Special Majority (as defined in CONDITION 10.3) in accordance with the Offshore Note Trust Deed elect that they do not require the Issuer to redeem the Offshore Notes. If the Offshore Noteholders make such an election they (or the Offshore Note Trustee on their behalf) must notify the Issuer and the Manager not less than 21 days before the proposed Distribution Date for the redemption of the Offshore Notes. Upon receipt of such a notice, the Issuer must not so redeem the Securities.

7.5   CERTIFICATION

      For the purpose of any redemption made under CONDITION 7.3 or 7.4, the Issuer and the Offshore Note Trustee may rely on any certificate of an Authorised Officer (as defined in the Master Trust Deed) of the Manager that the Issuer will be in a position to repay in respect of the Securities their then Invested Amount or Stated Amount, as applicable, together with all accrued but unpaid interest to (but excluding) the date of redemption and to discharge all its liabilities in respect of amounts required under the Security Trust Deed to be paid in priority to or equally with the Securities if the Charge were enforced.

7.6   REDEMPTION ON FINAL PAYMENT

      Upon a final distribution being made in respect of the Offshore Notes under clause 26.12 of the Series Supplement or clause 13.1 of the Security Trust Deed, the Offshore Notes will thereupon be deemed to be redeemed and discharged in full and any obligation to pay any accrued but then unpaid Class A-1 Interest Amount, Class A-3 Interest Amount, Class A-1 Unpaid Interest Amount or any Class A-3 Unpaid Interest Amount or any then unpaid Invested Amount, Stated Amount or other amounts in relation to the Offshore Notes will be extinguished in full.

7.7   CANCELLATION

      All Offshore Notes redeemed in full (or deemed to be redeemed in full) pursuant to the above Conditions will be cancelled and may not be resold or reissued.

7.8   NO PAYMENT IN EXCESS OF STATED AMOUNT

      Subject to CONDITIONS 7.3 and 7.4, no amount of principal will be repaid in respect of an Offshore Note in excess of the Stated Amount of the Offshore Note.

7.9   APPLICATION OF PRINCIPAL CHARGEOFFS

      (a) If on a Determination Date (as hereinafter defined) any Principal Chargeoff is allocated to the Class A-1 Notes in accordance with the Series Supplement, it will reduce the Stated Amount of the Class A-1 Notes (equally and rateably according to their Stated Amount) by an amount equal to the US$ Equivalent of the amount so allocated until the Stated Amount of the Class A-1 Notes is reduced to zero.

      (b) If on a Determination Date (as hereinafter defined) any Principal Chargeoff is allocated to the Class A-3 Notes in accordance with the Series Supplement, it will reduce the Stated Amount of the Class A-3 Notes (equally and rateably according to their Stated Amount) by an amount equal to the Euro Equivalent of the amount so allocated until the Stated Amount of the Class A-3 Notes is reduced to zero.

      A reduction in the Stated Amount of an Offshore Note in accordance with the foregoing will take effect on the next Distribution Date.

      "DETERMINATION DATE" and "PRINCIPAL CHARGEOFF" have the same respective meanings as in the Series Supplement.

7.10  PRINCIPAL CHARGEOFF REIMBURSEMENT

      (a) If on a Determination Date any Principal Chargeoff Reimbursement is allocated to the Class A-1 Notes in accordance with the Series Supplement, it will reduce the Unreimbursed Principal Chargeoffs of the Class A-1 Notes (rateably according to their amount of Unreimbursed Principal Chargeoffs) by an amount equal to the US$ Equivalent of the amount so allocated until the Unreimbursed Principal Chargeoffs in respect of the Class A-1 Notes are reduced to zero.

      (b) If on a Determination Date any Principal Chargeoff Reimbursement is allocated to the Class A-3 Notes in accordance with the Series Supplement, it will reduce the Unreimbursed Principal Chargeoffs of the Class A-3 Notes (rateably according to their amount of Unreimbursed Principal Chargeoffs) by an amount equal to the Euro Equivalent of the amount so allocated until the Unreimbursed Principal Chargeoffs in respect of the Class A-3 Notes are reduced to zero.

      A reduction in the Unreimbursed Principal Chargeoffs in respect of the Offshore Notes in accordance with the foregoing, and the resultant increase in the Stated Amount of the Offshore Notes, will take effect on the next Distribution Date.

      "DETERMINATION DATE" and "PRINCIPAL CHARGEOFF REIMBURSEMENT" have the same meaning as in the Series Supplement.

      "UNREIMBURSED PRINCIPAL CHARGEOFFS" means:

      (a) in relation to a Class A-1 Note at any time means the aggregate of the US$ Equivalent of the Principal Chargeoffs up to and including that time allocated to the Class A-1 Note in accordance with CONDITION 7.9 less the aggregate of the US$ Equivalent of the Principal Chargeoff Reimbursements prior to that time allocated to the Class A-1 Note in accordance with this CONDITION 7.10; and

      (b) in relation to a Class A-3 Note at any time means the aggregate of the Euro Equivalent of the Principal Chargeoffs up to and including that time allocated to the Class A-3 Note in accordance with CONDITION 7.9 less the aggregate of the Euro Equivalent of the Principal Chargeoff Reimbursements prior to that time allocated to the Class A-3 Note in accordance with this CONDITION 7.10.

7.11  CALCULATION OF CLASS A PRINCIPAL AMOUNTS, STATED AMOUNTS AND OTHER
      AMOUNTS

      (a) No later than two Business Days prior to each Distribution Date, the Manager will determine: (i) the amount of any Class A-1 Principal Amount and Class A-3 Principal Amount payable in respect of each Offshore Note on the Distribution Date; (ii) the Stated Amount and Invested Amount of each Offshore Note as at the first day of the Accrual Period commencing on the Distribution Date (after deducting any Class A-1 Principal Amounts or Class A-3 Principal Amounts due to be paid in respect of such Offshore Note on that Distribution Date and after making any other adjustments to the Stated Amount or the Invested Amount (as the case may be) of the Offshore Note in accordance with these Conditions on or with effect from that Distribution Date); (iii) the Class A-1 Note Factor and the Class A-3 Note Factor (each as defined below) as at that Distribution Date; and (iv) the amount of the Class A-1 Interest Payment and the Class A-3 Interest Payment to be made on the Distribution Date applicable to each Offshore Note.

      (b) The Manager will notify the Issuer, the Offshore Note Trustee, the Principal Paying Agent, the Agent Bank, the US Dollar Note Registrar, the Euro Note Registrar and the Irish Stock Exchange (for so long as the Offshore Notes are listed on the Daily Official List of the Irish Stock Exchange) as soon as practical (and in any event by not later than two Business Days prior to the Distribution Date or on such earlier date as the Irish Stock Exchange may require (for so long as the Offshore Notes are listed on the Daily Official List of the Irish Stock Exchange) of each determination of an amount or percentage referred to in CONDITION 7.11(A) and will cause details of each of those determinations to be published in accordance with CONDITION 11.2 as soon as practical after that notification. If no Class A-1 Principal Amount or Class A-3 Principal Amount is due to be paid on the Offshore Notes on any Distribution

                 Date the Manager will cause a notice to be given in accordance with CONDITION 11.2 as soon as practicable (and in any event by no later than the relevant Distribution
                 Date).

      (c) If the Manager does not at any time for any reason make one or more of the determinations referred to in CONDITION 7.11(A), the Agent Bank (or, failing the Agent Bank, the Offshore Note Trustee) must make such determinations in accordance with this Condition (but based on the information in its possession) and each such determination will be deemed to have been made by the Manager.

      "CLASS A-1 NOTE FACTOR" at a given time means the percentage calculated as follows:

                                       A
                                CA1NF=---
                                       B

      where:

      CA1NF = the Class A-1 Note Factor;

      A     =  the aggregate Invested Amount of the Class A-1 Notes on the last day of the just ended Accrual Period; and

      B     = the aggregate Initial Invested Amount of the Class A-1 Notes.

      "CLASS A-3 NOTE FACTOR" at a given time means the percentage calculated as follows:

                                       A
                                CA3NF=---
                                       B

      where:

      CA3NF = the Class A-3 Note Factor;

      A     = the aggregate Invested Amount of the Class A-3 Notes on the last day of the just ended Accrual Period; and

      B     = the aggregate Initial Invested Amount of the Class A-3 Notes.

8.    PAYMENTS

8.1   METHOD OF PAYMENT

      Any instalment on account of interest or principal payable on any Offshore Note which is punctually paid or duly provided for by or on behalf of or at the direction of the Issuer to the Principal Paying Agent on the applicable Distribution Date shall be paid to the person in whose name such Offshore Note is registered on the relevant Record Date (as defined below), by wire transfer in immediately available funds to the account designated by such person or, if such person so requests in writing, by cheque mailed first-class, postage prepaid, to such person's address as it appears on the Offshore Note Register on such Record Date.

      "RECORD DATE" in relation to a Distribution Date or any other date for any payment to be made in respect of an Offshore Note means:

      (a) if the Offshore Note is issued in book-entry form, 1 day prior to that Distribution Date; and

      (b) if the Offshore Note is issued in definitive form, the day which is the last day of the prior calendar month.

8.2   SURRENDER ON FINAL PAYMENT

      Prior to a final distribution being made in respect of the Offshore Notes under clause 26.12 of the Series Supplement or clause 13.1 of the Security Trust Deed the Offshore Note Trustee must notify the persons in whose names the Offshore Notes are registered on the relevant Record Date of the date upon which the Offshore Note Trustee expects that final distribution to be made and specify if that such final distribution will be payable only upon surrender of the relevant Offshore Note to a Paying Agent at its specified office. No such final distribution will be made other than upon the surrender of the relevant Offshore Notes and none of the Issuer, the Offshore Note Trustee, the Security Trustee or any Paying Agent will be liable to pay any additional amount to any Offshore Noteholder as a result of any delay in payment due to an Offshore Note not having been surrendered in accordance with this CONDITION 8.2.

8.3   PAYING AGENTS

      The initial Paying Agents and their respective specified offices are set out at the end of these Conditions.

      The Issuer, at the direction of the Manager, may with the prior written approval of the Offshore Note Trustee terminate the appointment of the Principal Paying Agent and appoint additional or other Paying Agents, provided that it will at all times maintain a Paying Agent having a specified office in London and New York City. Notice of any such termination or appointment and of any change in the office through which any Paying Agent will act will be given in accordance with CONDITION 11.1.

8.4   TAXATION

      All payments in respect of the Offshore Notes will be made without withholding or deduction for, or on account of, any present or future taxes, duties or charges of whatsoever nature unless the Issuer or any Paying Agent is required by any applicable law to make such a withholding or deduction. In that event the Issuer or that Paying Agent (as the case may be) will, after making such withholding or deduction, account to the relevant authorities for the amount so required to be withheld or deducted. Neither the Issuer nor any Paying Agent nor the Offshore Note Trustee will be obliged to make any additional payments in respect of the relevant Offshore Notes in relation to that withholding or deduction. Immediately after becoming aware that such a withholding or deduction is or will be required, the Issuer will notify the Offshore Note Trustee, the Principal Paying Agent and the Offshore Noteholders in accordance with CONDITION 11.1, thereof.

8.5   PRESCRIPTION

      An Offshore Note will become void in its entirety unless surrendered for payment within a period of 10 years from the Relevant Date in respect of any payment thereon the effect of which would be to reduce the Stated Amount of, and all accrued but unpaid interest on, that Offshore Note to zero. After the date on which an Offshore Note becomes void in its entirety, no claim can be made in respect of it.

      "RELEVANT DATE" in respect of an Offshore Note means the date on which a payment in respect thereof first becomes due or (if the full amount of the moneys payable in respect of the Offshore Notes due on or before that date has not been duly received by the Principal Paying Agent or the Offshore Note Trustee on or prior to such date) the date on which, the full amount of such moneys having been so received and notice to that effect is duly given to the Offshore Noteholders in accordance with CONDITION 11.1.

8.6   NOTIFY LATE PAYMENTS

      In the event of the unconditional payment to the Principal Paying Agent or the Offshore Note Trustee of any sum due in respect of the Offshore Notes or any of them being made after the due date for payment thereof, the Issuer will forthwith give or procure to be given notice to the Offshore Noteholders in accordance with CONDITION 11.1 that such payment has been made.

8.7   ROUNDING OF PAYMENTS

      All payments in respect of the Offshore Notes will be rounded down to the nearest cent.

9.    ENFORCEMENT FOLLOWING OCCURRENCE OF EVENT OF DEFAULT

9.1   ENFORCEMENT

      The Security Trust Deed provides that at any time after the Security Trustee becomes actually aware of the occurrence of an Event of Default, the Security Trustee will (subject to CONDITION 10.4 and subject to being appropriately indemnified), if so directed by an Extraordinary Resolution of the Voting Secured Creditors, declare the Securities immediately due and payable (in which case, subject to CONDITION 12, the Stated Amount of, and all accrued but unpaid interest in relation to, the Offshore Notes will become immediately due and payable) and enforce the Charge.

      Subject to being indemnified in accordance with the Security Trust Deed and to the provisions of CONDITION 9.2, the Security Trustee will take all action necessary to give effect to any direction in accordance with the foregoing and will comply with all such directions.

      "EVENT OF DEFAULT", "EXTRAORDINARY RESOLUTION" and "VOTING SECURED CREDITORS" have the same respective meanings as in the Security Trust Deed.

9.2   SECURITY TRUSTEE MAY ENFORCE CHARGE WITHOUT DIRECTION

      After the Security Trustee becomes actually aware of the occurrence of an Event of Default, provided that it has been indemnified to its satisfaction in accordance with the Security Trust Deed, the Security Trustee must enforce the Security Trust Deed without an Extraordinary Resolution of the Voting Secured Creditors if in its opinion, the delay required to obtain the consent of the Voting Secured Creditors would be prejudicial to the interests of the Secured Creditors as a class.

9.3   PRIORITY OF PAYMENTS FROM PROCEEDS FROM THE ENFORCEMENT OF THE CHARGE

      Following the enforcement of the Charge, all moneys received in connection with the Security Trust Deed by the Security Trustee or by any receiver appointed in relation to the Charged Property pursuant to the provisions of the Security Trust Deed are to be applied, subject to the Security Trust Deed, in accordance with the order of priority contained in the Security Trust Deed.

9.4   SECURITY TRUSTEE AND OFFSHORE NOTE TRUSTEE NOT LIABLE FOR LOSS ON
      ENFORCEMENT

      Except in the case of fraud, negligence or wilful default (in the case of the Security Trustee) and, subject to the mandatory provisions of the Trust Indenture Act, fraud, negligence (except as specifically provided in the Trust Indenture Act), wilful default or breach of trust (in the case of the Offshore Note Trustee), neither the Offshore Note Trustee nor the Security Trustee is liable for any decline in the value, nor any loss realised upon any sale or other disposition made under the Security Trust Deed of any Charged Property or any other property which is charged to the Security Trustee by any other person in respect of or relating to the obligations of the Issuer or any third party in respect of the Issuer or the Offshore Notes or relating in any way to the Charged Property. Without limitation, neither the Offshore Note Trustee nor the Security Trustee will be liable for any such decline or loss directly or indirectly arising from its acting, or failing to act, as a consequence of an opinion reached by it based on advice received by it in accordance with the applicable requirements of the Offshore Note Trust Deed (and the Trust Indenture Act) or the Security Trust Deed, as the case may be.

      "TRUST INDENTURE ACT" means the Trust Indenture Act 1939 of the United States of America as in force at the date of the Offshore Note Trust Deed.

9.5 DIRECTIONS FROM OFFSHORE NOTEHOLDERS TO OFFSHORE NOTE TRUSTEE FOLLOWING EVENT OF DEFAULT

      If an Event of Default or Potential Event of Default has occurred and is known to the Offshore Note Trustee, the Offshore Note Trustee must: (a) notify each Offshore Noteholder of the Event of Default or Potential Event of Default, as the case may be, within 10 days (or such shorter period as may be required by the rules of the Irish Stock Exchange, if the Offshore Notes are listed on the Daily Official List of the Irish Stock Exchange, or the rules of any other stock exchange on which the Offshore Notes are listed) after becoming aware of the Event of Default or Potential Event of Default, provided that except in the case of a default in payment of principal or interest on any Offshore Note, the Offshore Note Trustee may withhold such notice if and so long as the board of directors, the executive committee or a trust committee of its directors and/or its authorised officers under the Offshore Note Trust Deed in good faith determine that withholding the notice is in the interest of Offshore Noteholders; (b) if a meeting of Voting Secured Creditors is to be held under the Security Trust Deed, determine whether it proposes to seek directions from Class A Noteholders as to how to vote at that meeting and, if so, whether it proposes to instruct the Security Trustee to delay the holding of that meeting while it obtains such directions from the Offshore Noteholders; and (c) vote at any meeting of Voting Secured Creditors held under the Security Trust Deed in accordance, where applicable, with the directions of the Offshore Noteholders (whether or not solicited and whether or not all Offshore Noteholders have provided such directions) and otherwise in its absolute discretion. In acting in accordance with the directions of Offshore Noteholders the Offshore Note Trustee must exercise its votes for or against any proposal to be put to a meeting of Voting Secured Creditors under the Security Trust Deed in the same proportion as that of the aggregate Invested Amounts of the Offshore Notes held by Offshore Noteholders who have directed the Offshore Note Trustee to vote for or against such a proposal.

      If any of the Offshore Notes remain outstanding and are due and payable otherwise than by reason of a default in payment of any amount due on the Offshore Notes, the Offshore Note Trustee must not vote at a meeting of Voting Secured Creditors under the Security Trust Deed, or otherwise direct the Security Trustee, to dispose of the Charged Property unless:
      (a) a sufficient amount would be realised to discharge in full all amounts owing to the Offshore Noteholders in respect of the Offshore Notes and any other amounts owing by the Issuer to any other person ranking in priority to or with the Offshore Notes; (b) the Offshore Note Trustee is of the opinion, reached after considering at any time and from time to time the advice of an investment bank or other financial adviser selected by the Offshore Note Trustee, that the cash flow receivable by the Issuer (or the Security Trustee under the Security Trust Deed) will not (or that there is a significant risk that it will not) be sufficient, having regard to any other relevant actual, contingent or prospective liabilities of the Issuer, to discharge in full in due course all the amounts referred to in paragraph (a); or (c) the Offshore Note Trustee is so directed by a Special Majority (as defined in CONDITION 10.3) of Offshore Noteholders.

      Subject to the mandatory provisions of the Trust Indenture Act and provisions in the Offshore Note Trust Deed relating to the deemed receipt of notices, the Offshore Note Trustee will only be considered to have knowledge or awareness of, or notice of, an Event of Default or Potential Event of Default by virtue of the officers of the Offshore Note Trustee (or any related body corporate of the Offshore Note Trustee) which have the day to day responsibility for the administration or management of the Offshore Note Trustee's (or a related body corporate of the Offshore Note Trustee's) obligations in relation to the Series Trust, the trust created under the Offshore Note Trust Deed or the Offshore Note Trust Deed, having actual knowledge, actual awareness or actual notice of the occurrence of the events or circumstances constituting an Event of Default or Potential Event of Default, as the case may be, or grounds or reason to believe that such events or circumstances have occurred.

      "POTENTIAL EVENT OF DEFAULT" means an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

9.6   ONLY SECURITY TRUSTEE MAY ENFORCE CHARGE

      Only the Security Trustee may enforce the Charge and neither the Offshore Note Trustee nor any Offshore Noteholder (nor any other Secured Creditor) is entitled to proceed directly against the Issuer to enforce the performance of any of the provisions of the Security Trust Deed, the Offshore Note Trust Deed, the Offshore Notes or any other applicable Transaction Document, except as provided for in the Security Trust Deed, the Offshore Note Trust Deed, the Master Trust Deed and the Series Supplement. The Security Trustee is not required to act in relation to the enforcement of the Charge unless its liability is limited in a manner reasonably satisfactory to it or, if required by the Security Trustee (in its absolute discretion), it is adequately indemnified from the Charged Property or the Security Trustee receives from the Voting Secured Creditors an indemnity in a form reasonably satisfactory to the Security Trustee (which may be by way of an Extraordinary Resolution of the Voting Secured Creditors) and is put in funds to the extent necessary.

9.7   EXERCISE OF OFFSHORE NOTEHOLDER RIGHTS BY OFFSHORE NOTE TRUSTEE

      The rights, remedies and discretions of the Offshore Noteholders under the Security Trust Deed including all rights to vote or to give an instruction or consent can only be exercised by the Offshore Note Trustee on behalf of the Offshore Noteholders in accordance with the Security Trust Deed. The Security Trustee may rely on any instructions or directions given to it by the Offshore Note Trustee as being given on behalf of the Offshore Noteholders from time to time and need not inquire whether any such instructions or directions are in accordance with the Offshore Note Trust Deed, whether the Offshore Note Trustee or the Offshore Noteholders from time to time have complied with any requirements under the Offshore Note Trust Deed or as to the reasonableness or otherwise of the Offshore Note Trustee.

10. MEETINGS OF VOTING SECURED CREDITORS, DIRECTIONS OF OFFSHORE NOTEHOLDERS, MODIFICATIONS, CONSENTS, WAIVERS AND INDEMNITIES

10.1  MEETINGS OF VOTING SECURED CREDITORS

      The Security Trust Deed contains provisions for convening meetings of the Voting Secured Creditors to, among other things, enable the Voting Secured Creditors to direct or consent to the Security Trustee taking or not taking certain actions under the Security Trust Deed; for example to enable the Voting Secured Creditors, following the occurrence of an Event of Default, to direct the Security Trustee to declare the Securities immediately due and payable and/or to enforce the Charge.

10.2  DIRECTIONS OF OFFSHORE NOTEHOLDERS

      Under the Offshore Note Trust Deed the Offshore Note Trustee may seek directions from the Offshore Noteholders from time to time including following the occurrence of an Event of Default. The Offshore Note Trustee will not be responsible for acting in good faith upon a direction given, or purporting to be given, by Offshore Noteholders holding Offshore Notes with an Invested Amount of greater than 50% of the aggregate Invested Amount of all the Offshore Notes.

      If the Offshore Note Trustee is entitled under the Master Trust Deed or the Security Trust Deed to vote at any meeting on behalf of Offshore Noteholders the Offshore Note Trustee must vote in accordance with the directions of the Offshore Noteholders and otherwise in its absolute discretion. In acting in accordance with the directions of Offshore Noteholders the Offshore Note Trustee must exercise its votes for or against any proposal to be put to a meeting in the same proportion as that of the aggregate Invested Amounts of the Offshore Notes held by Offshore Noteholders who have directed the Offshore Note Trustee to vote for or against that proposal.

      For the purposes of seeking any consent, direction or authorisation from Offshore Noteholders the Offshore Note Trustee may by notice to the Offshore Noteholders specify a date, not earlier than the date of the notice, upon which the persons who are the Offshore Noteholders and the Invested Amount of the Offshore Notes held by them will be determined based upon the details recorded in the Offshore Note Register as at 5.30 pm on that date.

10.3  AMENDMENTS TO OFFSHORE NOTE TRUST DEED AND THE OFFSHORE NOTES

      Pursuant, and subject, to the Offshore Note Trust Deed and subject to any approval required by law, the Offshore Note Trustee, the Manager and the Issuer may together agree, without the consent or sanction of any Offshore Noteholder, by way of supplemental deed to alter, add to or revoke (each a "MODIFICATION") any provision of the Offshore Note Trust Deed or the Offshore Notes (including these Conditions) so long as such modification is not a Payment Modification (as defined below) and such modification in the opinion of the Offshore Note Trustee:

      (a) is necessary or expedient to comply with the provisions of any statute or regulation or with the requirements of any governmental agency;

      (b) is made to correct a manifest error or ambiguity or is of a formal, technical or administrative nature only;

      (c) is appropriate or expedient as a consequence of an amendment to any statute or regulation or altered requirements of any governmental agency or any decision of any court (including, without limitation, a modification which is in the opinion of the Offshore Note Trustee appropriate or expedient as a consequence of the enactment of a statute or regulation or an amendment to any statute or regulation or ruling by the Australian Commissioner or Deputy Commissioner of Taxation or any governmental announcement or statement or any decision of any court, in any case which has or may have the effect of altering the manner or basis of taxation of trusts generally or of trusts similar to the Series Trust or the trust constituted under the Offshore Note Trust Deed); or

      (d) and in the opinion of the Issuer is otherwise desirable for any reason and:

          (i) is not in the opinion of the Offshore Note Trustee likely, upon coming into effect, to be materially prejudicial to the interests of Offshore Noteholders; or

          (ii) if it is in the opinion of the Offshore Note Trustee likely, upon coming into effect, to be materially prejudicial to the interests of Offshore Noteholders the consent of a Special Majority (as hereinafter defined) of Offshore Noteholders is obtained.

      For the purpose of determining whether a Special Majority of Offshore Noteholders has consented to a modification, Offshore Notes which are beneficially owned by the Issuer or the Manager or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or the Manager, will be disregarded. The Manager must give the Rating Agencies 5 Business Days' prior notice of any such modification. The Offshore Note Trustee will be entitled to assume that any proposed modification, other than a Payment Modification, will not be materially prejudicial to the interest of Offshore Noteholders if each of the Rating Agencies confirms in writing that if the modification is effected this will not lead to a reduction, qualification or withdrawal of the then rating given to the Offshore Notes by that Rating Agency.

      Pursuant to the Offshore Note Trust Deed, the Offshore Note Trustee may concur with the Issuer and the Manager in making or effecting any Payment Modification if and only if the consent has first been obtained of each Offshore Noteholder to such Payment Modification.

      Any supplemental deed that effects any such modifications must conform to the requirements of the Trust Indenture Act and copies of any such supplemental deed must be distributed by the Issuer to the Offshore Noteholders in accordance with CONDITION 11.1 as soon as reasonably practicable after the modifications have been made.

      "PAYMENT MODIFICATION" means any alteration, addition or revocation of any provision of the Offshore Note Trust Deed or the Offshore Notes (including the Conditions) which modifies: (a) the amount, timing, place, currency or manner of payment of principal or interest in respect of the Offshore Notes including, without limitation, any modification to the Stated Amount, Invested Amount, Interest Rates or Scheduled Maturity Date in respect of the Offshore Notes or to CONDITIONS 5.4, 6.3, 6.4, 6.10 and 7.2, clause 10 of the Series Supplement or clause 13 of the Security Trust Deed or which would impair the rights of Offshore Noteholders to institute suit for enforcement of such payment on or after the due date for such payment; (b) the definition of the term "Special Majority", clause 21.5 of the Offshore Note Trust Deed or the circumstances in which the consent or direction of a Special Majority of

      Offshore Noteholders is required; (c) clause 6.1(a) of the Security Trust Deed; or (d) the requirements for altering, adding to or revoking any provision of the Offshore Note Trust Deed or the Offshore Notes (including the Conditions).

      "RATING AGENCY" has the same meaning as in the Series Supplement.

      "SPECIAL MAJORITY" in relation to the Offshore Noteholders means Offshore Noteholders holding Offshore Notes with an aggregate Invested Amount of no less than 75% of the aggregate Invested Amount of all the Offshore Notes.

10.4  WAIVERS ETC

      The Security Trustee may, in accordance with the Security Trust Deed and without the consent or sanction of the Voting Secured Creditors (but not in contravention of an Extraordinary Resolution of the Voting Secured Creditors), waive or authorise any breach or proposed breach or determine that any event that would otherwise be an Event of Default will not be treated as such if and in so far as in its opinion the interests of the Secured Creditors will not be materially prejudiced. Any such waiver, authorisation or determination shall be binding on the Secured Creditors and, if, but only if, the Security Trustee so requires, any such waiver, authorisation or determination will be notified to the Secured Creditors by the Manager in accordance with the Security Trust Deed.

      The Offshore Note Trustee may, and if directed to do so by a Majority of Offshore Noteholders must, on such terms and conditions as it may deem reasonable, without the consent of any of the Offshore Noteholders, and without prejudice to its rights in respect of any subsequent breach, agree to any waiver or authorisation of any breach or proposed breach of any of the terms and conditions of the Transaction Documents by the Issuer, the Manager or any other person which, unless the Offshore Note Trustee is acting on the direction of a Majority of Offshore Noteholders, is not, in the opinion of the Offshore Note Trustee, materially prejudicial to the interests of the Offshore Noteholders as a class. No such waiver, authorisation or determination may be made in contravention of any prior directions by a Majority (as hereinafter defined) of the Offshore Noteholders. Any such waiver, authorisation or determination will, if the Offshore Note Trustee so requires, be notified to the Offshore Noteholders in accordance with CONDITION 11.1 by the Issuer as soon as practicable after it is made.

      "MAJORITY" in relation to the Offshore Noteholders means Offshore Noteholders holding Class A Notes with an aggregate Invested Amount of greater than 50% of the aggregate Invested Amount of all the Offshore Notes.

10.5 INDEMNIFICATION AND EXONERATION OF THE OFFSHORE NOTE TRUSTEE AND THE SECURITY TRUSTEE

      The Offshore Note Trust Deed and the Security Trust Deed contain provisions for the indemnification of the Offshore Note Trustee and the Security Trustee (respectively) and for their relief from responsibility, including provisions relieving them from taking proceedings to realise the security and to obtain repayment of the Securities unless indemnified to their satisfaction. Each of the Offshore Note Trustee and the Security Trustee is entitled, subject in the case of the Offshore Note Trustee to the mandatory provisions of the Trust Indenture Act, to enter into business transactions with the Issuer and/or any other party to the Transaction Documents without accounting for any profit resulting from such transactions.

      Subject to the mandatory provisions of the Trust Indenture Act, the Offshore Note Trustee shall not be responsible for any loss, expense or liability occasioned to the Charged Property or any other property or in respect of all or any of the moneys which may stand to the credit of the Collections Account (as defined in the Series Supplement) from time to time however caused (including, without limitation, where caused by an act or omission of the Security Trustee) unless that loss is occasioned by the fraud, negligence, wilful default or breach of trust of the Offshore Note Trustee. The Security Trustee is not, nor is any receiver appointed in relation to the Charged Property pursuant to the provisions of the Security Trust Deed, liable or otherwise accountable for any omission, delay or mistake or any loss or irregularity in or about the exercise, attempted exercise, non-exercise or purported exercise of any of the powers of the Security Trustee or of the receiver under the Security Trust Deed except for fraud, negligence or wilful default.

      Except in the case of fraud, negligence (except as specifically provided in the Trust Indenture Act), wilful default or breach of trust, and subject to the mandatory provisions of the Trust Indenture Act, the Offshore Note Trustee may act on the opinion or advice of, or information obtained from, any lawyer, valuer, banker, broker, accountant or other expert appointed by the Offshore Note Trustee, or by a person other than Offshore Note Trustee, where that opinion, advice or information is addressed to the Offshore Note Trustee or by its terms is expressed to be capable of being relied upon by the Offshore Note Trustee. Except as provided above, the Offshore Note Trustee will not be responsible to any Offshore Noteholder, amongst others, for any loss occasioned by so acting in reliance on such advice. Any such opinion, advice or information may be sent or obtained by letter, telex or facsimile transmission and the Offshore Note Trustee will not be liable to any Offshore Noteholder, amongst others, for acting on any opinion, advice or information conforming with any applicable requirements of the Offshore Note Trust Deed or the Trust Indenture Act and purporting to be conveyed by such means even though it contains some error which is not a manifest error or is not authentic.

11.   NOTICES

11.1  GENERAL

      All notices, other than notices given in accordance with the following paragraph and CONDITION 11.2, to Offshore Noteholders will be deemed given if in writing and mailed, first-class, postage prepaid to each Offshore Noteholder, at his or her address as it appears on the relevant Offshore Note

      Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Offshore Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Offshore Noteholder will affect the sufficiency of such notice with respect to other Offshore Noteholders, and any notice that is mailed in the manner herein provided will conclusively be presumed to have been duly given.

      A notice may be waived in writing by the relevant Offshore Noteholder, either before or after the event, and such waiver will be the equivalent of such notice. Waivers of notice by Offshore Noteholders will be filed with the Offshore Note Trustee but such filing will not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

      Any such notice will be deemed to have been given on the date such notice is deposited in the mail.

      In case, by reason of the suspension of regular mail services as a result of a strike, work stoppage or similar activity, it is impractical to mail notice of any event to Offshore Noteholders when such notice is required to be given, then any manner of giving such notice as the Issuer directs the Offshore Note Trustee will be deemed to be a sufficient giving of such notice.

11.2  OFFSHORE NOTE INFORMATION

      Any notice specifying a Distribution Date, an Interest Rate in relation to the Offshore Notes, Class A-1 Interest Amount, Class A-3 Interest Amount, Class A-1 Principal Amount, Class A-3 Principal Amount (or the absence of Class A-1 Principal Amount or Class A-3 Principal Amount), an Invested Amount, a Stated Amount, a Class A-1 Note Factor, a Class A-3 Note Factor or any other matter permitted to be given in accordance with this CONDITION 11.2, will be deemed to have been duly given if the information contained in the notice appears on the relevant page of the Reuters Screen or the electronic information system made available to its subscribers by Bloomberg, L.P. or another similar electronic reporting service approved by the Offshore Note Trustee in writing and notified to Offshore Noteholders pursuant to CONDITION 11.1 (the "RELEVANT SCREEN"). Any such notice will be deemed to have been given on the first date on which such information appeared on the Relevant Screen. If it is impossible or impracticable to give notice in accordance with this paragraph then notice of the matters referred to in this Condition will be given in accordance with CONDITION 11.1.

11.3  QUARTERLY SERVICING AND OTHER REPORTS

      The Manager must deliver a Quarterly Servicing Report for each Accrual Period to the Offshore Note Trustee, the Principal Paying Agent, the Issuer and each Offshore Noteholder on the Business Day preceding the Distribution Date on the last day of the Accrual Period in accordance with CONDITION 11.1 and, for so long as the Offshore Notes are listed on the Daily Official List of the Irish Stock Exchange, file each Servicing Report with the Irish Stock Exchange as and when required by the rules of the Irish Stock Exchange.

      The Issuer and the Manager must, to the extent required by the rules and regulation of the Securities and Exchange Commission, forward to Offshore Noteholders, and such other persons as are required by the Trust Indenture Act , such summaries of any information, documents and reports required to be filed by the Issuer or the Manager in accordance with the Securities and Exchange Act 1934 of the United States of America or the rules and regulations of the Securities and Exchange Commission.

      "QUARTERLY SERVICING REPORT" in relation to an Accrual Period and the Distribution Date at the end of that Accrual Period means a report which contains the following information:

       o the aggregate Invested Amounts and the aggregate Stated Amounts of each class of Securities on the first day of the Accrual Period;

       o the amounts to be applied towards payment of interest and principal on each class of Securities on the Distribution Date;

       o the Available Income Amount (as defined in the Series Supplement) on the Distribution Date;

       o the aggregate of all Seller Advances made during the preceding Collection Period (as defined in the Series Supplement);

       o the Redraw Shortfall (as defined in the Standby Redraw Facility Agreement) in relation to the preceding Determination Date;

       o the Gross Income Shortfall and Net Income Shortfall (each as defined in the Series Supplement) in relation to the preceding Determination Date;

       o the Liquidity Facility Advance (as defined in the Series Supplement) in relation to that Distribution Date and the Liquidity Facility Principal (as defined in the Series Supplement) in relation to the preceding Determination Date;

       o the Principal Draw (as defined in the Series Supplement) in relation to that Distribution Date;

       o the Available Principal Amount (as defined in the Series Supplement) in relation to that Distribution Date;

       o  the Principal Collections in relation to that Distribution Date;

       o the Standby Redraw Facility Advance in relation to that Distribution Date;

       o the Redraw Bond Amount (as defined in the Series Supplement) in relation to the preceding Determination Date;

       o  the Principal Chargeoff in relation to the preceding Determination
          Date;

       o the Other Principal Amounts (as defined in the Series Supplement) in relation to the preceding Determination Date;

       o the Principal Draw Reimbursement (as defined in the Series Supplement) in relation to that Distribution Date;

       o the Principal Chargeoff Reimbursement in relation to the preceding Determination Date;

       o the Principal Chargeoffs allocated to each class of Securities and the Standby Redraw Facility Principal with effect from that Distribution Date;

       o the Principal Chargeoff Reimbursement allocated to each class of Securities and the Standby Redraw Facility Principal with effect from that Distribution Date;

       o the Class A-1 Note Factor, the Class A-3 Note Factor and the Note Factor (as defined below) for each other class of Securities

       o if the Basis Swap (as defined in the Series Supplement) has terminated, the Threshold Rate (as defined in the Series Supplement) on the preceding Determination Date;

       o the Interest Rate (as defined in the Series Supplement with respect to the Class A-2 Notes, the Class B Notes and the Redraw Bonds) applying to each class of Securities for that Accrual Period;

       o scheduled payments of principal and prepayments of principal received on the Mortgage Loans forming part of the Assets of the Series Trust (as defined in the Master Trust Deed) during the preceding Collections Period;

       o aggregate outstanding principal balance of the Mortgage Loans forming part of the Assets of the Series Trust (as defined in the Master Trust Deed) being charged a fixed rate of interest and the aggregate outstanding principal balance of the Mortgage Loans forming part of the Assets of the Series Trust being charged a variable rate of interest as at opening of business on the preceding Determination Date;

       o delinquency, mortgagee in possession and loss statistics, as determined by the Manager, with respect to the Mortgage Loans forming part of the Assets of the Series Trust as at opening of business on the preceding Determination Date.

      "NOTE FACTOR" in relation to a class of Securities and a Distribution Date, means the aggregate of the Invested Amount of the class of Securities less all principal payments on that class of Securities to be made on that Distribution Date, divided by the aggregate initial Invested Amount of that class of Securities.

11.4  CONSENTS IN WRITING

      All consents and approvals in these Conditions must be given in writing.

12.   LIMITATION OF LIABILITY OF THE ISSUER

      (a) The Issuer enters into the Transaction Documents, and issues the Offshore Notes, only in its capacity as trustee of the Series Trust and in no other capacity (except where the Transaction Documents provide otherwise). A liability arising under or in connection with the Offshore

                 Notes, the Transaction Documents or the Series Trust is limited to and can be enforced against the Issuer only to the extent to which it can be satisfied out of the assets and property of the Series Trust out of which the Issuer is actually indemnified for the liability. This limitation of the Issuer's liability applies despite any other provision of the Transaction Documents (other than paragraph (c) below) and extends to all liabilities and obligations of the Issuer in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to the Transaction Documents, the Offshore Notes or the Series Trust.

      (b) No person may sue the Issuer in respect of liabilities incurred by the Issuer in its capacity as trustee of the Series Trust other than as trustee of the Series Trust or seek the appointment of a receiver (except under the Security Trust
                 Deed), a liquidator, an administrator or any similar person to the Issuer or prove in any liquidation, administration or similar arrangements of or affecting the Issuer (except in relation to the assets or property of the Series Trust).

      (c) The provisions of this CONDITION 12 will not apply to any obligation or liability of the Issuer to the extent that it is not satisfied because under a Transaction Document or by operation of law there is a reduction in the extent of the Issuer's indemnification or exoneration out of the assets or property of the Series Trust as a result of the Issuer's fraud, negligence or wilful default.

      (d) The Relevant Parties are responsible under the Transaction Documents for performing a variety of obligations relating to the Series Trust. No act or omission of the Issuer (including any related failure to satisfy its obligations under the Transaction Documents or the Offshore Notes) will be considered fraud, negligence or wilful default of the Issuer for the purpose of paragraph (c) to the extent to which the act or omission was caused or contributed to by any failure by any Relevant Party or any other person appointed by the Issuer under any Transaction Document (other than a person whose acts or omissions the Issuer is liable for in accordance with any Transaction Document) to fulfil its obligations relating to the Series Trust or by any other act or omission of a Relevant Party or any other such person.

      (e) In exercising their powers under the Transaction Documents, each of the Security Trustee, the Offshore Note Trustee and the Offshore Noteholders must ensure that no attorney, agent, delegate, receiver or receiver and manager appointed by it in accordance with a Transaction Document has authority to act on behalf of the Issuer in a way which exposes the Issuer to any personal liability and no act or omission of any such person will be considered fraud, negligence or wilful default of the Issuer for the purpose of paragraph (c).

      (f) The Issuer is not obliged to enter into any commitment or obligation under these Conditions or any other Transaction Document (including incur any further liability) unless the Issuer's liability is limited in a manner which is consistent with this CONDITION 12 or otherwise in a manner satisfactory to the Issuer in its absolute discretion. "RELEVANT PARTIES" means each of the Manager, each Seller, the Servicer, the Agent Bank, each Paying Agent, the Offshore Note Trustee and the Hedge Providers (as those parties, which are not defined in these Conditions, are defined in the Series Supplement).

      The expression "FRAUD, NEGLIGENCE OR WILFUL DEFAULT" is to be construed in accordance with the Security Trust Deed.

13.   GOVERNING LAW

      The Offshore Notes and the Transaction Documents are governed by, and will be construed in accordance with, the laws of the State of New South Wales of the Commonwealth of Australia, except for the Underwriting Agreement and the credit support annex to the Currency Swap Agreement which are governed by, and will be construed in accordance with, New York law. Each of the Issuer and the Manager has in the Offshore Note Trust Deed irrevocably agreed for the benefit of the Offshore Note Trustee and the Offshore Noteholders that the courts of the State of New South Wales are to have non-exclusive jurisdiction to settle any disputes which may arise out of or in connection with the Offshore Note Trust Deed and the Offshore Notes.

                                    AGENTS

PRINCIPAL PAYING AGENT:              The Bank of New York
                                     Global Structured Finance
                                     101 Barclay Street, 21W
                                     New York, New York, 10286

US DOLLAR NOTE REGISTRAR:            The Bank of New York
                                     Global Structured Finance
                                     101 Barclay Street, 21W
                                     New York, New York, 10286

                                     c/- The Bank of New York, London Branch
                                     Global Structured Finance
                                     48th Floor
                                     One Canada Square
                                     London E14 5AL

EURO NOTE REGISTRAR:                 The Bank of New York, London Branch
                                     Global Structured Finance
                                     48th Floor
                                     One Canada Square
                                     London E14 5AL

AGENT BANK:                          The Bank of New York
                                     Corporate Trust - Global Structured
                                     Finance
                                     101 Barclay Street, 21W
                                     New York, New York, 10286

PAYING AGENT:                        The Bank of New York, London Branch
                                     Global Structured Finance
                                     48th Floor
                                     Once Canada Square
                                     London E14 5AL

IRISH LISTING AGENT AND              Ernst & Young
IRISH PAYING AGENT:                  Ernst & Young Building
                                     Harcourt Centre, Harcourt Street
                                     Dublin 2, Ireland

                 SECURITISATION ADVISORY SERVICES PTY LIMITED
                             (ABN 88 064 133 946)
                                    MANAGER


                             MORTGAGE BACKED NOTES
                     ISSUABLE IN SERIES BY SEPARATE TRUSTS



EACH SERIES OF NOTES:

 o will consist of one or more classes of mortgage backed floating or fixed rate notes representing interests in the assets of a trust;

 o unless otherwise specified in the prospectus supplement for a series, will consist of US Dollar notes and Australian Dollar notes;

 o will receive principal and interest only from payments collected on the assets of the related trust; and

 o will not be insured or guaranteed by any government agency or instrumentality and will not be the personal obligations of the entity acting as issuer trustee of the related trust or any of its affiliates.



EACH TRUST:

 o will own a pool of housing loans secured by first ranking mortgages on owner-occupied and non-owner occupied residential properties located in Australia;

 o may have rights under insurance policies relating to the housing loans, to amounts on deposit in the trust accounts and income earned on those deposits and to authorized investments of the trust; and

 o will include the issuer trustee's rights under the transaction documents for that series.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                 THE DATE OF THIS PROSPECTUS IS MARCH 9, 2004.

                               TABLE OF CONTENTS




                                                        PAGE
                                                     ----------
Important Notice About Information
   Presented in this Prospectus and each
   Accompanying Prospectus Supplement ............         4
Capitalized Terms ................................         6
The Issuer Trustee, Commonwealth Bank
   and the Manager ...............................         6
   The Issuer Trustee ............................         6
   Commonwealth Bank .............................         6
   The Manager ...................................         7
Description of the Trusts ........................         7
   Commonwealth Bank Securitisation
      Trust Programme ............................         7
   Establishing the Trusts .......................         7
   Transfer of assets between Trusts .............         8
   Other Trusts ..................................         8
Description of the Assets of a Trust .............         9
   Assets of a Trust .............................         9
   The Housing Loans .............................        10
   The Sellers ...................................        11
   Transfer and Assignment of the Housing
      Loans ......................................        11
   Representations, Warranties and
      Eligibility Criteria .......................        12
   Breach of Representations and
      Warranties .................................        14
Commonwealth Bank Residential Loan
   Program .......................................        16
   Origination Process ...........................        16
   Approval and Underwriting Process .............        16
   Commonwealth Bank's Product Types .............        18
   Special Features of the Housing Loans .........        19
   Additional Features ...........................        21
Description of the US Dollar Notes ...............        21
   General .......................................        22
   Form of the US Dollar Notes ...................        22
   Global Clearance, Settlement and Tax
      Documentation Procedures ...................        26
   Definitive Notes ..............................        29
   Collections ...................................        30
   Distributions .................................        30
   Distributions of Interest .....................        30
   Distributions of Principal ....................        30
   Withholding or Tax Deductions .................        31
   Redemption of the Notes for Taxation
      or Other Reasons ...........................        31
   Redemption of the Notes upon an Event
      of Default .................................        32
   Optional Redemption of the Notes ..............        33
   Final Maturity Date ...........................        33


                                                        PAGE
                                                     ----------
   Redemption upon Final Payment .................        33
   No Payments of Principal in Excess of
      Stated Amount ..............................        33
   Termination of a Trust ........................        33
   Prescription ..................................        35
   The US Dollar Note Trustee ....................        35
   Directions by US Dollar Noteholders ...........        38
   Amendments to US Dollar Notes and
      US Dollar Note Trust Deed ..................        38
   Reports to Noteholders ........................        40
Description of the Transaction
   Documents .....................................        42
   Collections Account and Authorized
      Short-Term Investments .....................        42
   Modifications of the Master Trust Deed
      and Series Supplement ......................        42
   The Issuer Trustee ............................        44
   The Manager ...................................        48
   Limits on Rights of Noteholders and
      Redraw Bondholders .........................        50
   The Security Trust Deed .......................        51
   The Liquidity Facility ........................        59
   Other Liquidity Enhancement ...................        61
   The Standby Redraw Facility ...................        62
   Redraw Bonds ..................................        65
   Interest Rate Swaps ...........................        65
   Currency Swaps ................................        65
   Credit Enhancement ............................        66
   Servicing of the Housing Loans ................        69
   Custody of the Housing Loan
      Documents ..................................        74
   Clean-Up and Extinguishment ...................        76
   Change to Transaction Documents ...............        77
Prepayment and Yield Considerations ..............        77
The Servicer .....................................        79
   Servicing of Housing Loans ....................        79
   Commonwealth Bank--Collection and
      Enforcement Procedures .....................        79
   Commonwealth Bank--Collection and
      Enforcement Process ........................        80
Use of Proceeds ..................................        81
Legal Aspects of the Housing Loans ...............        81
   General .......................................        81
   Nature of Housing Loans as Security ...........        82
   Enforcement of Registered Mortgages ...........        84
   Penalties and Prohibited Fees .................        85
   Bankruptcy and Insolvency .....................        86
   Environmental .................................        86

                                                  PAGE
                                                 -----
   Insolvency Considerations .................     87
   Tax Treatment of Interest on Australian
      Housing Loans ..........................     88
   Consumer Credit Code ......................     88
United States Federal Income Tax
   Matters ...................................     89
   Original Issue Discount, Indexed
      Securities, etc. .......................     90
   Interest Income on the US Dollar Notes.....     90
   Sale of Notes .............................     90
   Market Discount ...........................     91
   Premium ...................................     92
   Backup Withholding ........................     92
Australian Tax Matters .......................     93
   Payments of Principal, Premiums and
      Interest ...............................     93

                                                  PAGE
                                                 -----
   Profit on Sale ............................     95
   Goods and Services Tax ....................     96
   Tax Reform Proposals ......................     98
   Other Taxes ...............................     99
Enforcement of Foreign Judgments in
   Australia .................................     99
ERISA Considerations .........................    100
Incorporation of Certain Documents by
   Reference .................................    102
Legal Investment Considerations ..............    102
Available Information ........................    103
Ratings of the Notes .........................    103
Plan of Distribution .........................    104
Legal Matters ................................    106
Glossary .....................................    107

         IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                   AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

      For each series, the issuer trustee of that series will issue US Dollar notes and Australian Dollar notes. The prospectus supplement for a series will specify which class(es) of notes will be US Dollar notes for the purposes of this prospectus as well as details of all other classes of notes to be issued for that series which will be Australian Dollar notes for the purposes of this prospectus.

      Only the US Dollar notes will be offered pursuant to this prospectus and the corresponding prospectus supplement. The Australian Dollar notes will not be offered pursuant to this prospectus or the corresponding prospectus supplement.

      References in this prospectus to US Dollar notes are to the class(es) of notes specified in the prospectus supplement for a series as the US Dollar notes for that series.

      References to Australian Dollar notes are to all other classes of notes specified in the prospectus supplement for a series to be issued by the issuer trustee of that series.

      References to notes are to both US Dollar notes and Australian Dollar notes.

      An offered series of US Dollar notes will be described in two separate documents: (1) this prospectus, which provides general information, some of which may not apply to that particular series of US Dollar notes; and (2) the accompanying prospectus supplement, which describes the specific terms of that series of US Dollar notes and may be different from the information in this prospectus.

      IF THE DESCRIPTION OF THE TERMS OF THE NOTES VARIES BETWEEN THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT.

      Neither this prospectus nor any prospectus supplement will contain all of the information included in the registration statement. The registration statement also includes copies of the various agreements referred to in this prospectus and any prospectus supplement. You may obtain copies of these documents for review. See "Available Information".

      Each prospectus supplement will usually include the following information regarding the related series of notes:

       o the principal amount, interest rate, authorized denominations and maturity date of each class of notes;

       o the method for calculating the amount of interest and principal to be paid to each class of notes, and the timing and order of priority of such interest and principal payments on the notes;

       o information concerning the pool of housing loans and other assets of the trust;

       o information regarding the risk factors relating to the US Dollar notes; and

       o  the particulars of the plan of distribution for the US Dollar notes.

      We include cross-references in this prospectus and in the prospectus supplement to captions where further related discussions appear. The preceding Table of Contents and the Table of Contents included in the prospectus supplement provide the pages on which these captions are located. You can find definitions of capitalized terms used in this prospectus and the prospectus supplement under the caption "Glossary" in this prospectus and in the prospectus supplement.

      In this prospectus the terms "we", "us" and "our" refer to Securitisation Advisory Services Pty Limited.

                               CAPITALIZED TERMS

      The capitalized terms used in this prospectus, unless defined elsewhere in this prospectus, have the meanings set forth in the Glossary starting on page 107.

                     THE ISSUER TRUSTEE, COMMONWEALTH BANK
                                 AND THE MANAGER

THE ISSUER TRUSTEE

      Perpetual Trustee Company Limited will act as the issuer trustee for each trust unless the prospectus supplement for a series identifies another entity that will serve as issuer trustee for that series.

      Perpetual Trustee Company Limited was incorporated on September 28, 1886 as Perpetual Trustee Company (Limited) under the Companies Statute of New South Wales as a public company. Perpetual Trustee Company (Limited) changed its name to Perpetual Trustee Company Limited on December 14, 1971 and now operates as a limited liability public company under the Australian Corporations Act 2001. Perpetual Trustee Company Limited has its registered office at Level 7, 39 Hunter Street, Sydney.

      The prospectus supplement for a series may specify additional or different details regarding Perpetual Trustee Company Limited or of any other entity identified as the issuer trustee for that series.

      The issuer trustee with respect to each series will act as trustee of the related trust and, in such capacity, as issuer of the notes for such series under the terms set out in the transaction documents for that series.

COMMONWEALTH BANK

      The Commonwealth Bank of Australia was established in 1911 by an Act of Australia's Commonwealth Parliament as a government owned enterprise to conduct commercial and savings banking business. For a period it also operated as Australia's central bank until this function was transferred to the Reserve Bank of Australia in 1959. The process of privatization of the Commonwealth Bank was commenced by Australia's Commonwealth Government in 1990 and was completed in July 1996. The Commonwealth Bank is now a public company listed on the Australian Stock Exchange Limited.

      Commonwealth Bank is one of the four major banks in Australia and together with its subsidiaries provides a wide range of banking, financial and related services to approximately 10 million customers with an extensive branch network throughout Australia.

      Commonwealth Bank currently files periodic reports with the Securities and Exchange Commission pursuant to the Exchange Act. The prospectus supplement for a series will specify details of Commonwealth Bank's recent filings of Annual Reports and where copies may be obtained.

      The Australian banking activities of Commonwealth Bank come under the regulatory supervision of the Australian Prudential Regulation Authority. For a further description of the business operations of Commonwealth Bank, see "The Servicer".

      The prospectus supplement for a series may specify additional or different details regarding Commonwealth Bank.


THE MANAGER

      Securitisation Advisory Services Pty Limited will be appointed as manager for each trust on the terms set out in the master trust deed and the related series supplement. Securitisation Advisory Services Pty Limited is a wholly owned subsidiary of Commonwealth Bank. Its principal business activity is the management of securitization trusts established under Commonwealth Bank's Medallion Programme and the management of other securitization programs established by Commonwealth Bank or its clients.


                            DESCRIPTION OF THE TRUSTS


COMMONWEALTH BANK SECURITISATION TRUST PROGRAMME

      Commonwealth Bank established its Medallion Trust Programme pursuant to a master trust deed dated October 8, 1997 for the purpose of enabling Perpetual Trustee Company Limited, as trustee of each trust established pursuant to the Medallion Trust Programme, to invest in pools of assets originated by or purchased from time to time from Commonwealth Bank, its subsidiaries and/or other persons. Trusts under the Medallion Trust Programme may also be established under other master trust deeds, entered into in the future, if so specified in the relevant prospectus supplement for the trust and, if so specified, a reference in this prospectus to the master trust deed will be to the relevant master trust deed for that trust.

      The master trust deed provides for the creation of an unlimited number of trusts and may be varied or amended by a series supplement in respect of a corresponding trust. The master trust deed establishes the general framework under which trusts may be established from time to time, with each such trust established under the master trust deed and the corresponding series supplement. Each trust is separate and distinct from any other trust. The assets of each trust are not available to meet the liabilities of any other trust.


ESTABLISHING THE TRUSTS

      The detailed terms of each trust established to acquire housing loans will be as set out in the master trust deed and the series supplement relating to that trust.

      Each series supplement, which supplements the general framework under the master trust deed with respect to a trust established to acquire housing loans, will do, amongst other things, the following:

       o specify the details of the series of notes other than for the US Dollar notes which will be contained in the corresponding US Dollar note trust deed and the US Dollar note terms and conditions annexed to the US Dollar notes for that series;

       o  establish the cash flow allocation;

       o set out the mechanism for the acquisition of the pool of housing loans by the related trust and contain various representations and warranties by Commonwealth Bank in relation to the housing loans;

       o contain Commonwealth Bank's appointment as initial servicer of the housing loans and the various powers, discretions, rights, obligations and protections of Commonwealth Bank in this role;

       o provide for the beneficial ownership of the trust by one or more unitholders; and

       o specify a number of ancillary matters associated with the operation of the related trust and the housing pool such as the arrangements regarding the operation of the collections account, the custody of the title documents in relation to the housing loans, the fees payable to the issuer trustee, the manager and the servicer, the perfection of the issuer trustee's title to the housing loans, the termination of the trust and the limitation on the issuer trustee's liability.


TRANSFER OF ASSETS BETWEEN TRUSTS

      The master trust deed provides for the transfer of some or all of the assets of one trust, the DISPOSING TRUST, to another trust, the ACQUIRING TRUST, subject to the requirements of the master trust deed and the series supplements for both the Disposing Trust and the Acquiring Trust.

      Under the master trust deed, if the issuer trustee as trustee of a Disposing Trust has received:

       o  a Transfer Proposal in accordance with the master trust deed;

       o  the Transfer Amount in respect of that Transfer Proposal; and

       o  a direction from the manager to accept that Transfer Proposal,

then, subject to the requirements of the master trust deed and the series supplements for both the Disposing Trust and the Acquiring Trust, the issuer trustee will hold the Assigned Assets in respect of that Transfer Proposal as trustee of the Acquiring Trust in accordance with the terms of the series supplement in relation to the Acquiring Trust.

      To ensure that the Disposing Trust has the benefit of any receipts (other than receipts in the nature of principal), and bears the cost of any outgoings, in respect of the Assigned Assets for the period up to (but excluding) the Assignment Date and the Acquiring Trust has the benefit of such receipts and bears such costs for the period after (and including) that Assignment Date, the manager will direct the issuer trustee as trustee of the Acquiring Trust to pay the Adjustment Advance to the Disposing Trust on the Assignment Date.


OTHER TRUSTS

      In addition to each trust, two other trusts will be established in relation to an issue of the US Dollar notes as follows:

       o US DOLLAR TRUST. Unless otherwise specified in the prospectus supplement for a series, The Bank of New York will be appointed as US Dollar note trustee for each series of US Dollar notes. The US Dollar note trustee will act as trustee of the US Dollar trust under the US Dollar note trust deed for the benefit of US Dollar noteholders for that particular series. For a description of the principal functions, responsibilities, powers, discretions and protections of the US Dollar note trustee, see "Description of the US Dollar Notes--The US Dollar Note Trustee".

       o SECURITY TRUST. Unless otherwise specified in the prospectus supplement for a series, P.T. Limited will be appointed as security trustee under the terms of a security trust deed for each series. The security trustee will hold the charge over the assets of the corresponding trust granted by the issuer trustee under the security trust deed on trust for the benefit of the noteholders, redraw bondholders and all other Secured Creditors of that series. If an event of default occurs under the security trust deed and the charge is enforced, the security trustee, or a receiver appointed by it, will be responsible for realizing the assets of the corresponding trust and the security trustee will be responsible for distributing the proceeds of realization to Secured Creditors in the order prescribed under the security trust deed.

                      DESCRIPTION OF THE ASSETS OF A TRUST

ASSETS OF A TRUST

      The assets of a trust may include the following:

       o  the pool of housing loans assigned to the trust, including all:

           o principal payments paid or payable on the housing loans at any time from and after the cut-off date;

           o interest payments paid or payable on the housing loans before or after the cut-off date (other than the Accrued Interest Adjustment which is to be paid on the first distribution date to each seller of the housing loans); and

           o fees paid or payable on the housing loans at any time from and after the cut-off date;

       o rights under any mortgage insurance policies covering the housing loans and any individual property insurance policies covering the mortgaged properties relating to the housing loans;

       o  rights under the mortgages in relation to the housing loans;

       o rights under collateral securities appearing on a seller's records as securing the housing loans;

       o amounts on deposit in the accounts established in connection with the creation of the trust and the issuance of the notes, including the collections account, and any instruments in which these amounts are invested; and

       o  the issuer trustee's rights under the transaction documents.

      The prospectus supplement for each series will include information describing the assets of the related trust.

      The US Dollar notes will be non-recourse obligations of the related trust. The assets of a trust specified in the prospectus supplement for that series will serve as collateral only for that series of US Dollar notes. Noteholders of a series of US Dollar notes may only proceed against the collateral securing that series of US Dollar notes in the case of a default on that series of US Dollar notes and may not proceed against any assets of Commonwealth Bank or any of its affiliates, any other seller specified in the prospectus supplement for that series, or any of its affiliates, or the assets of any other trust.


THE HOUSING LOANS

      The housing loans will be secured by registered first ranking mortgages on properties located in Australia. The housing loans will be from a seller's general residential mortgage product pool and will be originated by that seller in the ordinary course of its business. Unless specified otherwise in the prospectus supplement, each housing loan to be sold to a trust by Commonwealth Bank will be one of the types of products described in "Commonwealth Bank Residential Loan Program--Commonwealth Bank's Product Types". Each housing loan to be sold to a trust by Commonwealth Bank may have some or all of the features described in the "Commonwealth Bank Residential Loan Program--Special Features of the Housing Loans". The prospectus supplement for a series may specify additional or different features in respect of housing loans to be sold by Commonwealth Bank. The prospectus supplement for a series will specify the product types and features for any housing loans to be sold by any other seller specified in that prospectus supplement.

      The housing loans will be either fixed rate or variable rate loans. The mortgaged properties will consist of one-to-four family owner-occupied properties and one-to-four family non-owner occupied properties, but will not include mobile homes which are not permanently affixed to the ground, commercial properties or unimproved land.

      The prospectus supplement for each series may provide information with respect to the housing loans that are assets of the related trust as of the cut-off date specified in the prospectus supplement which may include, among other things, to the extent relevant:

       o the aggregate outstanding principal balance of the housing loans included in the assets of the related trust;

       o the range and average outstanding principal balance of the housing loans;

       o the range and weighted average loan rate on the housing loans, if any;

       o the percentage by outstanding principal balance as of the cut-off date of housing loans that accrue interest at variable or fixed interest rates;

       o the weighted average remaining term-to-stated maturity of the housing loans;

       o  the year of origination of the housing loans;

       o the range and weighted average of loan-to-value ratios for the housing loans;

       o the geographic distribution of any mortgaged properties securing the housing loans; and

       o distribution by number and aggregate outstanding principal balance of the types of properties securing the housing loans.

      If information of the nature described above respecting the housing loans is not known or available at the time the related series of US Dollar notes is initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and additional information will be set forth in a Current Report on Form 8-K filed with the SEC within 15 days after the initial issuance of the US Dollar notes.


THE SELLERS

      Unless otherwise specified in the prospectus supplement, the housing loans included in the assets of a trust will be sold to the trust by Commonwealth Bank and/or a subsidiary of Commonwealth Bank. Details of any subsidiary of Commonwealth Bank which is a seller in respect of a trust will be specified in the corresponding prospectus supplement.


TRANSFER AND ASSIGNMENT OF THE HOUSING LOANS

      The housing loans assigned to a trust on the closing date for that trust will be specified in a sale notice from a seller to the issuer trustee.

      A seller will equitably assign housing loans, the mortgages and any collateral securities from time to time appearing in its records as securing those housing loans, any mortgage insurance policies in relation to the housing loans and its interest in any insurance policies on the mortgaged properties relating to those housing loans to the issuer trustee pursuant to the sale notice. After this assignment, the issuer trustee will be entitled to the collections, subject to certain exceptions, on the housing loans the subject of the sale notice.

      If the issuer trustee is actually aware of the occurrence of a Perfection of Title Event which is subsisting then, unless each rating agency confirms that a failure to perfect the issuer trustee's title to the relevant housing loans will not result in a reduction, qualification or withdrawal of the credit ratings assigned by them to the notes and redraw bonds, the issuer trustee must declare that a Perfection of Title Event has occurred and the issuer trustee and the manager must as soon as practicable take steps to perfect the issuer trustee's legal title to those housing loans. These steps will include the lodgment of transfers of the mortgages securing the housing loans with the appropriate land titles office in each applicable Australian State and Territory. The issuer trustee will hold at the closing date for a trust irrevocable powers of attorney from each seller to enable it to execute such mortgage transfers.

      A seller may in some instances equitably assign to the issuer trustee a housing loan secured by an "all moneys" mortgage, which may also secure other financial indebtedness. A seller will also assign these other loans to the issuer trustee which will hold these by way of a separate trust for the seller, established under the series supplement relating to the trust and known as the CBA trust. The other loans will not be assets of the relevant trust. The issuer trustee will hold the proceeds of enforcement of the related mortgage, to the extent they exceed the amount required to repay the housing loan, as trustee for the CBA trust, in relation to that other loan. The mortgage will secure the housing loan equitably assigned to the trust in priority to that other loan.

      Because a seller's standard security documentation may secure all moneys owing by the provider of the security to that seller, it is possible that a security held by that seller in relation to other facilities provided by it could also secure a housing loan, even though in that seller's records the particular security was not taken for this purpose. A seller will only assign to the issuer trustee in its capacity as trustee of the trust those securities that appear in its records as intended to secure the housing loans. Other securities which by their terms technically secure a housing loan, but which were not taken for that purpose, will not be assigned for the benefit of the noteholders or redraw bondholders of the series.


REPRESENTATIONS, WARRANTIES AND ELIGIBILITY CRITERIA

      Commonwealth Bank will make various representations and warranties to the issuer trustee as of the cut-off date for a trust with respect to each housing loan being equitably assigned to the issuer trustee.

      Unless otherwise specified in the prospectus supplement for a series, Commonwealth Bank will represent and warrant to the issuer trustee amongst other things that as at the cut-off date specified in the prospectus supplement in respect of each seller:

       o at the time the seller of the housing loan entered into the related mortgage, the mortgage complied in all material respects with applicable laws;

       o at the time the seller of the housing loan entered into the housing loan, it did so in good faith;

       o at the time the seller of the housing loan entered into the housing loan, the housing loan was originated in the ordinary course of that seller's business and since then that seller has dealt with the housing loan in accordance with its servicing procedures and servicing standards;

       o at the time the seller of the housing loan entered into the housing loan, all necessary steps were taken to ensure that the related mortgage complied with the legal requirements applicable at that time to ensure that the mortgage was a first ranking mortgage, subject to any statutory charges, any prior charges of a body corporate, service company or equivalent, whether registered or not, and any other prior security interests which do not prevent the mortgage from being considered to be a first ranking mortgage in accordance with the servicing standards, secured over land, subject to stamping and registration in due course;

       o where there is a second or other mortgage in respect of the land the subject of the related mortgage and the seller of the housing loan is not the mortgagee of that second or other mortgage, the seller has ensured whether by a priority agreement or otherwise, that the mortgage ranks ahead in priority to the second or other mortgage on enforcement for at least the principal amount plus accrued but unpaid interest of the housing loan and such other amount determined in accordance with the servicing standards;

       o at the time the housing loan was approved, the seller of that housing loan had received no notice of the insolvency or bankruptcy of the relevant borrower or any notice that the relevant borrower did not have the legal capacity to enter into the relevant mortgage;

       o the seller of the housing loan is the sole legal and beneficial owner of that housing loan and the related securities assigned to the issuer trustee as trustee of the trust and, to its knowledge, subject to the above paragraph in relation to second or other mortgages in respect of which the seller of the housing loan is not the mortgagee, no prior ranking security interest exists in relation to its right, title and interest in the housing loan and related securities;

       o each of the relevant mortgage documents, other than any insurance policies in respect of land, which is required to be stamped with stamp duty has been duly stamped;

       o other than in respect of priorities granted by statute, the seller of the housing loan has not received notice from any person that it claims to have a security interest ranking in priority to or equal with the security interest held by that seller and constituted by the relevant mortgage;

       o each housing loan is, or will on the closing date specified in the prospectus supplement be, insured under a mortgage insurance policy;

       o except in relation to fixed rate housing loans or those which can be converted to a fixed rate or a fixed margin relative to a benchmark and applicable laws, binding codes and competent authorities binding on the relevant seller or as may be otherwise provided in the corresponding mortgage documents, there is no limitation affecting, or consent required from a borrower to effect, a change in the interest rate under the housing loan; and

       o as of the cut-off date specified in the prospectus supplement the housing loan satisfies the following eligibility criteria:

           o  it is from the seller's general housing loan pool;

           o it is secured by a mortgage over land which has erected on or within it a residential dwelling or unit and the terms of that mortgage require that dwelling or unit to be insured under a general home owner's insurance policy;

           o it has a loan-to-value ratio based on the outstanding balance of the housing loan and the most recent valuation of the mortgaged property, at the commencement of business on the cut-off date, less than or equal to 95%;

           o the amount outstanding, assuming all due payments have been made by the borrower, will not exceed the amount specified in the relevant prospectus supplement;

           o the borrower is required to repay that loan within 30 years of the cut-off date;

           o no payment from the borrower under the housing loan is in arrears for more than 30 consecutive days;

           o  it is or has been fully drawn;

           o the borrower under the housing loan is not an employee of the seller of that housing loan who is paying a concessional rate of interest under the housing loan as a result of that employment; and

           o  it was advanced, and is repayable, in Australian dollars.

      The issuer trustee will not investigate or make any inquiries regarding the accuracy of the representations and warranties given by Commonwealth Bank and has no obligation to do so. The issuer trustee will be entitled to rely entirely upon the representations and warranties being correct, unless an officer of the issuer trustee involved in the day to day administration of the trust has actual notice to the contrary.

BREACH OF REPRESENTATIONS AND WARRANTIES

      If Commonwealth Bank or any other seller specified in the prospectus supplement for a series, the manager or the issuer trustee becomes actually aware that a representation or warranty from Commonwealth Bank relating to any housing loan or mortgage was incorrect when given, including that a housing loan not meeting the eligibility criteria has been included in the housing loan pool, it must notify the others within 5 Business Days, and provide to them sufficient details to identify the housing loan and the reasons for believing the representation or warranty is incorrect. None of Commonwealth Bank, any other seller specified in that prospectus supplement, the manager or the issuer trustee is under any ongoing obligation to determine whether any representation or warranty is incorrect when given.

      If any representation or warranty is incorrect when given and notice of this is given not later than 5 Business Days prior to 120 days after the closing date specified in the prospectus supplement, and the seller of that housing loan does not remedy the breach to the satisfaction of the issuer trustee within 5 Business Days of the notice being given, the housing loan and its related securities will no longer form part of the assets of the corresponding trust. The issuer trustee will, however, retain all collections received in connection with that housing loan from the cut-off date specified in the prospectus supplement to the date of delivery of the notice. Commonwealth Bank must pay or procure payment to the issuer trustee the principal amount of, and interest accrued but unpaid under, the housing loan as at the date of delivery of the relevant notice within 2 Business Days of that housing loan ceasing to form part of the corresponding trust.

      During the 120 days after the closing date specified in a prospectus supplement, the issuer trustee's sole remedy for any of the representations or warranties being incorrect is the right to the above payment from Commonwealth Bank and neither Commonwealth Bank nor any other seller specified in the prospectus supplement has any other liability for any loss or damage caused to the issuer trustee, any noteholder or any other person, for any of the representations or warranties being incorrect.

      If the breach of a representation or warranty in relation to a housing loan is discovered after the last day for giving notices in the period 120 days after the closing date specified in a prospectus supplement, Commonwealth Bank will pay damages to the issuer trustee limited to the principal amount outstanding and any accrued but unpaid interest and any outstanding fees in respect of the housing loan. The amount of the damages must be agreed between the issuer trustee and Commonwealth Bank or, failing this, will be determined by Commonwealth Bank's external auditors.

      The prospectus supplement for a series may specify additional or different provisions regarding the transfer of housing loans, representations and warranties in relation to the transfer, breaches of such representations and warranties and different notice provisions, cure periods and remedies for such breaches.

                  COMMONWEALTH BANK RESIDENTIAL LOAN PROGRAM

      Set out below is a summary of Commonwealth Bank's residential loan program. The prospectus supplement for a series may specify additional or different provisions regarding Commonwealth Bank's residential loan program. The prospectus supplement for a series will set out details of the residential loan program for any other seller specified in that prospectus supplement.

ORIGINATION PROCESS

      The housing loans to be assigned to a trust by Commonwealth Bank will comprise a portfolio of variable and fixed rate loans originated by Commonwealth Bank through loan applications from new and existing customers. Unless specified otherwise in the prospectus supplement, housing loan applications will be sourced from Commonwealth Bank's branch networks, their mobile sales forces, their telephone sales operations, approved mortgage brokers, and through the internet from Commonwealth Bank's website at "www.commbank.com.au".

APPROVAL AND UNDERWRITING PROCESS

      When a housing loan application is received it is processed in accordance with Commonwealth Bank's approval policies. These policies are monitored and are subject to continuous review by Commonwealth Bank which, like other lenders in the Australian residential housing loan market, does not divide its borrowers into groups of differing credit quality for the purposes of setting standard interest rates for their residential housing loans. In certain situations discounted interest rates are provided to retain existing borrowers or to attract certain high income individuals. All Commonwealth Bank's borrowers must satisfy the approval criteria as described in this section. The prospectus supplement relating to a series of notes will contain a description of any changes to the underwriting process relating to the housing loans to be included in the assets of the trust.

      The approval process includes verifying the borrower's application details, assessing their ability to repay the housing loan and determining the valuation of the mortgaged property.

     VERIFICATION OF APPLICATION DETAILS

      The verification process involves borrowers providing proof of identity, evidence of income and evidence of savings. For an employed applicant, it includes confirming employment and income levels by way of recent payslips, tax assessments or letter from the employer. For a self-employed or business applicant it includes checking annual accounts and tax assessments. Where applicants are refinancing debts from another financial institution, a check of recent statements of the existing loan is made to determine the regularity of debt payments. The credit history of any existing borrowings from Commonwealth Bank is also checked.

     ASSESSING ABILITY TO REPAY

      Based upon the application, once verified, an assessment is made of the applicant's ability to repay the housing loan. This is primarily based on the applicant's debt servicing to income commitment ratio along with any risk factors identified in verifying the applicant's income, savings or credit history. The credit decision is made using one of the following processes.

       o Credit scorecard. A credit scorecard system automatically and consistently applies Commonwealth Bank's credit assessment rules without relying on the credit experience of the inputting officer. The credit scorecard returns a decision to approve, reject or refer an application. An application is referred by the system if certain risk factors, such as loan size or a high commitment level, are present which require the application to be assessed by an experienced loan officer. The credit score determined by this system is based on historical performance data of Commonwealth Bank's housing loan portfolio.

       o Credit approval authorities. Housing loan applications which are not credit scored and those which are referred by the credit scorecard are assessed by a loan officer. Each loan officer is allocated a credit approval authority based on their level of experience and past performance. Loans which have certain risk characteristics, such as loan size or a high commitment level, are assessed by more experienced loan officers. Commonwealth Bank monitors the quality of lending decisions and conducts regular audits of approvals.

      Borrowers in respect of housing loans may be natural persons, corporations or trusts. Housing loans to corporations and trusts may be secured, if deemed necessary, by guarantees from directors. Guarantees may also be obtained in other circumstances.


     VALUATION OF MORTGAGED PROPERTY

      For applications which successfully pass the credit decision process, the maximum allowable loan-to-value ratio, being the ratio of the housing loan amount to the value of the mortgaged property, is calculated and an offer for finance is made conditional upon a satisfactory valuation of the mortgaged property and any other outstanding conditions being satisfied. The amount of the housing loan that will be approved for a successful applicant is based on an assessment of the applicant's ability to service the proposed housing loan and the loan-to-value ratio. For the purposes of calculating the loan-to-value ratio, the value of a mortgaged property in relation to housing loans to be assigned to the trust has been determined at origination by a qualified professional valuer or, subject to certain risk criteria, an externally provided database value or an acceptable source document such as a contract for the purchase of the mortgaged property or rates notice. The risk criteria include limits on the loan amount and the value and geographical location of the security property.

      The maximum loan-to-value ratio that is permitted for any loan is determined according to Commonwealth Bank credit policy and is dependent on the size of the proposed loan, the nature and location of the proposed mortgaged property and other relevant factors. Where more than one mortgaged property is offered as security for a housing loan, the sum of the valuations for each mortgaged property is assessed against the housing loan amount sought.

      Once Commonwealth Bank's formal loan offer has been accepted by the applicant, one of the relevant bank's loan processing centers prepares the loan security documentation and dispatches it to the borrower for execution. After execution, the documentation, together with signed acknowledgement that all non-documentary conditions of approval have been met, is returned by the business unit to the loan processing center authorizing settlement and funding of the housing loan to proceed. In certain circumstances, settlement and funding are completed at the business unit level.

      One of the conditions of settlement is that the borrower establish and maintain full replacement general home owner's insurance on the mortgaged property. Some of the housing loans have home owner's insurance provided by Commonwealth Insurance Limited, a subsidiary of Commonwealth Bank. However, there is no ongoing monitoring of the level of home owner's insurance maintained by borrowers.


COMMONWEALTH BANK'S PRODUCT TYPES

      Set out below is a summary of Commonwealth Bank's housing loan product types. The prospectus supplement for a series may specify additional or different product types or changes to the product types in relation to Commonwealth Bank. The prospectus supplement for a series will specify the product types for any other seller specified in that prospectus supplement.

     PRODUCT TYPES

      Commonwealth Bank offers a wide variety of housing loan product types with various features and options that are further described in this section. Market competition and economics may require that Commonwealth Bank offer new product types or add features to a housing loan which are not described in this section. However, unless otherwise specified in the relevant prospectus supplement, before doing so, Commonwealth Bank must satisfy the manager that the additional features would not affect any mortgage insurance policy covering the housing loans and would not cause a downgrade or withdrawal of the rating of any series of notes if those housing loans remain in the trusts.

     STANDARD VARIABLE RATE LOAN AND FIXED RATE LOAN

      These types of loan are Commonwealth Bank's traditional standard mortgage products which consists of standard variable rate and fixed rate options. The standard variable rate product is not linked to any other variable rates in the market. However, it may fluctuate with market conditions. Borrowers may switch to a fixed interest rate at any time upon payment of a switching fee as described below in "Switching Interest Rates". Some of the housing loans will be subject to fixed rates for differing periods.

      In addition, some of these loans have an interest rate which is discounted by a fixed percentage to the standard variable rate or fixed rate. These discounts are offered to members of certain professional groups, other high income individuals and borrowers who meet certain loan size requirements.

     ECONOMISER HOME LOAN AND RATE SAVER HOME LOAN

      These types of loans have a variable interest rate which is not linked to the standard variable rate product and which may fluctuate independently of this and other standard variable rates in the market. These types of loans were introduced by Commonwealth Bank to allow borrowers who did not require a full range of product features to reduce their interest rate. The interest rate for the Economiser Home Loan and Rate Saver Home Loan historically has been less than that for the standard variable rate product. Of the features described below, at present only those headed "Redraw and Further Advances", "Payment Holiday" and "Early Repayment" are available. To take advantage of other features borrowers must, with the agreement of Commonwealth Bank and upon payment of a fee, switch their housing loan to a Standard Variable Rate Loan or Fixed Rate Loan product. However, these or other features may in the future be offered to borrowers.

SPECIAL FEATURES OF THE HOUSING LOANS

      Each housing loan may have some or all of the features described in this section or other features or options specified in the prospectus supplement. In addition, during the term of any housing loan, Commonwealth Bank may agree to change any of the terms of that housing loan from time to time at the request of the borrower.

     SWITCHING INTEREST RATES

      Borrowers may elect for a fixed rate, as determined by Commonwealth Bank, to apply to their housing loan for a period of up to 15 years. These housing loans convert to the standard variable interest rate at the end of the agreed fixed rate period unless the borrower elects to fix the interest rate for a further period.

      Any variable rate housing loan of a trust converting to a fixed rate product will be hedged in the manner described in the relevant prospectus supplement.

     SUBSTITUTION OF SECURITY

      A borrower may apply to the servicer to achieve the following:

       o substitute a different mortgaged property in place of the existing mortgaged property securing a housing loan; or

       o  release a mortgaged property from a mortgage.

      If the servicer's credit criteria are satisfied and another property is substituted for the existing security for the housing loan, the mortgage which secures the existing housing loan may be discharged without the borrower being required to repay the housing loan. The servicer must obtain the consent of any relevant mortgage insurer to the substitution of security or a release of a mortgage where this is required by the terms of a mortgage insurance policy.

     REDRAWS AND FURTHER ADVANCES

      Each of the variable rate housing loans allows the borrower to redraw principal repayments made in excess of scheduled principal repayments during the period in which the relevant housing loan is charged a variable rate of interest. Borrowers may request a redraw at any time subject to meeting certain credit criteria at that time. The borrower may be required to pay a fee to Commonwealth Bank in connection with a redraw. Currently, Commonwealth Bank does not permit redraws on fixed rate housing loans. A redraw will not result in the related housing loan being removed from the trust.

      In addition, Commonwealth Bank may agree to make a further advance to a borrower under the terms of a housing loan subject to a credit assessment.

      Unless otherwise specified in the relevant prospectus supplement, where a further advance does not result in the previous scheduled principal balance of the housing loan being exceeded by more than one scheduled monthly installment, the further advance will not result in the housing loan being removed from the trust.

      Unless otherwise specified in the relevant prospectus supplement, where a further advance does result in the previous scheduled principal balance of the housing loan being exceeded by more than one scheduled monthly installment, Commonwealth Bank must pay to the trust the principal balance of the housing loan and accrued and unpaid interest and fees on the housing loan. If this occurs the housing loan will be treated as being repaid and will cease to be an asset of the trust. However the prospectus supplement for a series may provide a method for such further advances to be made without the relevant housing loan being removed from the trust under which the funding for that part of a further advance which causes the previous scheduled principal balance of the housing loan to be exceeded by more than one scheduled monthly installment is subordinated, upon enforcement of the security trust deed, to amounts owing with respect to the US Dollar notes.

      A further advance to a borrower may also be made under the terms of another loan or as a new loan. These loans may share the same security as a housing loan assigned to the trust but will be subordinated upon the enforcement of that security to the housing loan.

      The prospectus supplement for a series may contain a description of different or additional provisions to apply with respect to redraws and further advances under housing loans of that series or with respect to housing loans of the series assigned by other sellers.

     PAYMENT HOLIDAY

      A borrower is allowed a payment holiday where the borrower has prepaid principal, creating a difference between the outstanding principal balance of the loan and the scheduled amortized principal balance of the housing loan. The borrower is not required to make any payments, including payments of interest, until the outstanding principal balance of the housing loan plus unpaid interest equals the scheduled amortized principal balance. The failure by the borrower to make payments during a payment holiday will not cause the related housing loan to be considered delinquent.

     EARLY REPAYMENT

      A borrower will not incur break fees if an early repayment or partial prepayment of principal occurs under a variable rate housing loan contract.

      A borrower may incur break fees or receive break benefits if an early repayment or partial prepayment of principal occurs on a fixed rate housing loan. However, at present fixed rate loans allow for early repayment by the borrower of up to A$10,000 in any 12 month period without any break fees or break benefits being applicable.

  COMBINATION OR "SPLIT" HOUSING LOANS

      A borrower may elect to split a housing loan into separate funding portions which may, among other things, be subject to different types of interest rates. Each part of the housing loan is effectively a separate loan contract, even though all the separate loans are secured by the same mortgage.

     INTEREST OFFSET

      Commonwealth Bank offers borrowers an interest offset product known as a mortgage interest saver account under which the interest accrued on the borrower's deposit account is offset against interest on the borrower's housing loan. Commonwealth Bank does not actually pay interest to the borrower on the loan offset account, but simply reduces the amount of interest which is payable by the borrower under its housing loan. The borrower continues to make its scheduled mortgage payment with the result that the portion allocated to principal is increased by the amount of interest offset. Commonwealth Bank will pay to the trust the aggregate of all interest amounts offset in respect of the housing loans for which it is the seller. These amounts will constitute interest collections for the relevant period.

      If, following a Perfection of Title Event, the trust obtains legal title to a housing loan, the relevant seller will no longer be able to offer an interest offset arrangement for that housing loan.

     INTEREST ONLY PERIODS

      A borrower may also request to make payments of interest only on his or her housing loan. If Commonwealth Bank agrees to such a request it does so conditional upon higher principal repayments or a bulk reduction of principal applying upon expiry of the interest only period so that the housing loan is repaid within its original term.

     SPECIAL INTRODUCTORY RATES

      Commonwealth Bank may offer borrowers introductory rates for periods of up to three years during which period the rate is either variable, capped or fixed. On the expiry of the introductory offer, these home loans automatically convert to the standard or base variable interest rate.


ADDITIONAL FEATURES

      Commonwealth Bank may from time to time offer additional features in relation to a housing loan which are not described in the preceding section or in the relevant prospectus supplement or may cease to offer features that have been previously offered and may add, remove or vary any fees or other conditions applicable to such features.


                      DESCRIPTION OF THE US DOLLAR NOTES

      The following summary, together with the description of the US Dollar notes in the prospectus supplement, describes the material terms of the US Dollar notes. The summary does not purport to be complete and is subject to the terms and conditions of the US Dollar notes and to the provisions of the transaction documents for the relevant series.

GENERAL

      The issuer trustee will issue each series of US Dollar notes on the closing date specified in the related prospectus supplement pursuant to a direction from the manager to the issuer trustee to issue the US Dollar notes and the terms of the master trust deed and the corresponding series supplement, US Dollar note trust deed and underwriting agreement. Unless otherwise specified in the prospectus supplement, the laws of New South Wales will govern the US Dollar notes.


FORM OF THE US DOLLAR NOTES

     BOOK-ENTRY REGISTRATION

      The US Dollar notes will be issued only in permanent book-entry format in minimum denominations as specified in the relevant prospectus supplement. While the US Dollar notes are in book-entry format all references to actions by the corresponding US Dollar noteholders will refer to actions taken by the Depository Trust Company, DTC, upon instructions from its participating organizations and all references in this prospectus to distributions, notices, reports and statements to US Dollar noteholders will refer to distributions, notices, reports and statements to DTC or its nominee, as the registered noteholder, for distribution to owners of the US Dollar notes in accordance with DTC's procedures.

      US Dollar noteholders may hold their interests in their US Dollar notes in a series through DTC in the United States or, if specified in the applicable prospectus supplement, through Clearstream Banking, societe anonyme, (previously named Cedelbank), CLEARSTREAM, LUXEMBOURG, or the Euroclear System, in Europe, which in turn hold through DTC, if they are participants in those systems, or indirectly through organizations that are participants in those systems.

      Cede & Co, as nominee for DTC, will hold the US Dollar notes in its name on the books of DTC. If applicable, Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their respective participants, through customers' securities accounts in Clearstream, Luxembourg and Euroclear's names on the books of their respective depositaries. The depositaries in turn will hold the positions in the customers' securities accounts in the depositaries' names on the books of DTC.

      DTC has advised the manager and the underwriters that it is:

       o  a limited-purpose trust company organized under the New York Banking
          Law;

       o  a "banking organization" within the meaning of the New York Banking
          Law;

       o  a member of the Federal Reserve System;

       o a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

       o a "clearing agency" registered under the provisions of Section 17A of the Exchange Act.

      DTC holds securities for its participants and facilitates the clearance and settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic book-entry changes in its participants' accounts. This eliminates the need for physical movement of securities. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to the DTC system is also available to others including securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

      Transfers between participants on the DTC system will occur in accordance with DTC rules. If applicable, transfers between participants on the Clearstream, Luxembourg system and participants on the Euroclear System will occur in accordance with their rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of the relevant European international clearing system by that system's depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to their system's depositary.

      Because of time-zone differences, credits of securities in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date. The credits for any transactions in these securities settled during this processing will be reported to the relevant Clearstream, Luxembourg participant or Euroclear participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or a Euroclear participant to a DTC participant will be received and available on the DTC settlement date. However, it will not be available in the relevant Clearstream, Luxembourg or Euroclear cash account until the business day following settlement in DTC.

      Purchases of US Dollar notes held through the DTC system must be made by or through DTC participants, which will receive a credit for the US Dollar notes on DTC's records. The ownership interest of each actual US Dollar noteholder is in turn to be recorded on the DTC participants' and indirect participants' records. US Dollar noteholders will not receive written confirmation from DTC of their purchase. However, US Dollar noteholders are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC participant or indirect participant through which the US Dollar noteholder entered into the transaction. Transfers of ownership interests in the US Dollar notes are to be accomplished by entries made on the books of DTC participants acting on behalf of the US Dollar noteholders. US Dollar noteholders will not receive US Dollar notes representing their ownership interest in offered US Dollar notes unless use of the book-entry system for the US Dollar notes is discontinued.

      To facilitate subsequent transfers, all securities deposited by DTC participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of securities with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership. DTC has no knowledge of the actual US Dollar noteholders; DTC's records reflect only the identity of the DTC participants to whose accounts the notes are credited, which may or may not be the actual beneficial owners of the US Dollar notes. The DTC participants will remain responsible for keeping account of their holdings on behalf of their customers.

      Conveyance of notices and other communications by DTC to DTC participants, by DTC participants to indirect participants, and by DTC participants and indirect participants to US Dollar noteholders will be governed by arrangements among them and by any statutory or regulatory requirements as may be in effect from time to time.

      Neither DTC nor Cede & Co. will consent or vote on behalf of the US Dollar notes. Under its usual procedures, DTC mails an omnibus proxy to the issuer trustee, the security trustee or the US Dollar note trustee as soon as possible after the record date, which assigns Cede & Co.'s consenting or voting rights to those DTC participants to whose accounts the US Dollar notes are credited on the record date, identified in a listing attached to the proxy.

      Principal and interest payments on the US Dollar notes will be made to DTC. DTC's practice is to credit its participants' accounts on the applicable distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that distribution date. Standing instructions, customary practices and any statutory or regulatory requirements as may be in effect from time to time will govern payments by DTC participants to US Dollar noteholders. These payments will be the responsibility of the DTC participant and not of DTC, the issuer trustee, the US Dollar note trustee or the principal paying agent. Payment of principal and interest to DTC is the responsibility of the issuer trustee, disbursement of the payments to DTC participants is the responsibility of DTC, and disbursement of the payments to US Dollar noteholders is the responsibility of DTC participants and indirect participants.

      DTC may discontinue providing its services as securities depository for the US Dollar notes at any time by giving reasonable notice to the principal paying agent. Under these circumstances, if a successor securities depository is not obtained, definitive notes are required to be printed and delivered.

      According to DTC, the foregoing information about DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

      Clearstream, Luxembourg is a company with limited liability incorporated under the laws of Luxembourg. Clearstream, Luxembourg holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in accounts of Clearstream, Luxembourg participants, thereby eliminating the need for physical movement of notes. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including U.S. dollars.

      Clearstream, Luxembourg participants are financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, and clearing corporations. Indirect access to Clearstream, Luxembourg is also available to others, including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly.

      The Euroclear System was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. This eliminates the need for physical movement of notes. Transactions may be settled in any of 32 currencies, including U.S. dollars.

      The Euroclear System is owned by Euroclear Clearance System Public Limited Company (ECSplc) and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium, the EUROCLEAR OPERATOR. The Euroclear operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium.

      Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear System is also available to other firms that maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

      Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System. These terms and conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments for securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. The Euroclear operator acts under these terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

      Clearstream, Luxembourg and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

      Distributions on the US Dollar notes held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. These distributions must be reported for tax purposes in accordance with United States tax laws and regulations. Clearstream, Luxembourg or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a US Dollar noteholder on behalf of a Clearstream, Luxembourg participant or Euroclear participant only in accordance with its rules and procedures, and depending on its depositary's ability to effect these actions on its behalf through DTC.

      Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in US Dollar notes among participants of DTC, Clearstream, Luxembourg or Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

      In most circumstances, the US Dollar notes will be issued only as GLOBAL NOTES which are registered and held by a depository. Note owners of the global notes may hold their global notes through any of DTC, Clearstream, Luxembourg or Euroclear. The global notes will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding global notes through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way under their normal rules and operating procedures and under conventional eurobond practice, which is seven calendar day settlement.

      Secondary market trading between investors holding global notes through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

      Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC participants holding global notes will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream, Luxembourg and Euroclear, and the DTC participants.

     INITIAL SETTLEMENT

      All global notes will be held in book-entry form by DTC in the name of Cede & Co., as nominee of DTC. Note owners' interests in the global notes will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective depositaries which in turn will hold their positions in accounts as DTC participants.

      US Dollar noteholders electing to hold their global notes through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. US Dollar noteholders' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      US Dollar noteholders electing to hold their global notes through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global notes will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

     SECONDARY MARKET TRADING

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

      Trading between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

      Trading between DTC seller and Clearstream, Luxembourg or Euroclear purchaser. When global notes are to be transferred from the account of a DTC participant to the account of a Clearstream, Luxembourg participant or a Euroclear participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant at least one business day before settlement. Clearstream, Luxembourg or Euroclear, as the case may be, will instruct the respective depositary to receive the global notes against payment. Payment will include interest accrued on the global notes from and including the last distribution date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the global notes. After settlement has been completed, the global notes will be credited to the respective clearing system and by the clearing system, under its usual procedures, to the Clearstream, Luxembourg participant's or Euroclear participant's account. The global notes credit will appear the next day accounting to European time and the cash debit will be back-valued to, and interest on the global notes will accrue from, the value date. The value date would be the day before the day that settlement occurred in New York. If the trade fails and settlement is not completed on the intended value date, the Clearstream, Luxembourg or Euroclear cash debit will be valued instead on the actual settlement date.

      Clearstream, Luxembourg participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the global notes are credited to their accounts one day later.

      As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg participants or Euroclear participants purchasing global notes would incur overdraft charges for one day, assuming they cleared the overdraft when the global notes were credited to their accounts. However, interest on the global notes would accrue from the value date. Therefore, in many cases the investment income on the global notes earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream, Luxembourg participant's or Euroclear participant's particular cost of funds.

      Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global notes to the respective depositary for the benefit of Clearstream, Luxembourg participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

      Trading between Clearstream, Luxembourg or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg participants and Euroclear participants may employ their customary procedures for transactions in which global notes are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant at least one business day before settlement. In these cases, Clearstream, Luxembourg or Euroclear will instruct the respective depositary, as appropriate, to deliver the bonds to the DTC participant's account against payment. Payment will include interest accrued on the global notes from and including the last distribution date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream, Luxembourg participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear participant's account would be back-valued to the value date. The value date would be the day before the day that settlement occurred in New York. Should the Clearstream, Luxembourg participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If the trade fails and settlement is not completed on the intended value date, receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear participant's account would instead be valued on the actual settlement date. Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase global notes from DTC participants for delivery to Clearstream, Luxembourg participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

       o borrowing through Clearstream, Luxembourg or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts, under the clearing system's customary procedures;

       o borrowing the global notes in the U.S. from a DTC participant no later than one day prior to settlement, which would give the global notes sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

       o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day before the value date for the sale to the Clearstream, Luxembourg participant or Euroclear participant.

DEFINITIVE NOTES

      US Dollar notes issued in definitive form are referred to in this prospectus as "definitive notes." US Dollar notes will be issued as definitive notes, rather than in book entry form to DTC or its nominee, only if specified in the prospectus supplement or if one of the following events occurs:

       o DTC or any replacement clearing agency, advises the US Dollar note trustee in writing that DTC or such replacement clearing agency is no longer willing or able to discharge properly its responsibilities as depository for those US Dollar notes, and the manager is not able to locate a qualified successor;

       o the manager, at its option, advises the issuer trustee, the US Dollar note trustee and DTC or any replacement clearing agency in writing that those US Dollar definitive notes are to be issued in replacement of the US Dollar book-entry notes; or

       o an event of default under the security trust deed relating to the relevant series has occurred and is subsisting and the beneficial owners of US Dollar notes in that series with an aggregate Invested Amount of greater than 50% of the aggregate Invested Amount of all the US Dollar notes in that series, advise the issuer trustee, through DTC or any replacement clearing agency, that the continuation of a book-entry system is no longer in the best interests of the beneficial owners of the US Dollar notes in that series.

      If any of these events occurs, the issuer trustee, at the direction of the manager, must within 30 days of such event instruct DTC (or its replacement) to notify all of the beneficial owners of the relevant US Dollar notes of the occurrence of the event and of the availability of definitive notes. DTC will then surrender the relevant US Dollar book-entry notes and provide the relevant registration instructions to the issuer trustee. The issuer trustee will then issue and execute and the US Dollar note trustee will authenticate and deliver US Dollar definitive notes of the same aggregate Invested Amount as those US Dollar book-entry notes. US Dollar notes will be serially numbered if issued in definitive form.

      No noteholder will be entitled to receive a US Dollar definitive note representing its interest, except as described in the preceding paragraph.

      Definitive notes will be transferable and exchangeable at the specified offices of a US Dollar note registrar for the relevant trust. The prospectus supplement for a series will specify the details of the US Dollar note registrar.

      The prospectus supplement for a series may specify different or additional provisions regarding definitive notes for that series.


COLLECTIONS

      Collections in respect of interest, principal and fees on the housing loans will be received during each collection period. Collection periods may be monthly, quarterly, semi-annually or at another interval as specified in the prospectus supplement. The amount of or method for determining collections of interest, principal and fees on housing loans of a given series will be described in the prospectus supplement for that series.


DISTRIBUTIONS

      Distributions on the notes of each series will be made on each distribution date as specified in the prospectus supplement for that series. Distribution dates may be monthly, quarterly, semi-annually or at another interval, as specified in the prospectus supplement. The timing and priority of payment, interest rate and amount of or method of determining payments of interest and principal on each class of notes of a given series will be described in the prospectus supplement for that series. The rights of holders of any class of notes to receive payments of principal and interest may be senior, subordinate or equal to the rights of holders of any other class or classes of notes of such series, as described in the prospectus supplement.


DISTRIBUTIONS OF INTEREST

      Each class of notes of a series will accrue interest from the date and at the interest rate described in the prospectus supplement. Each class of notes of a series may have a different interest rate, which in each case may be fixed, variable or adjustable, or any combination of the foregoing. The prospectus supplement for a series will specify the interest rate or, in the case of a variable rate, the method for determining the interest rate, for each class of notes of that series.


DISTRIBUTIONS OF PRINCIPAL

      Each class of notes of a series will have an Invested Amount which, at any time, will equal the then maximum amount that the Noteholders of that class will be entitled to receive in respect of principal out of the housing loans and other assets of the related trust. The initial Invested Amount of each class of a series of notes will be specified in the prospectus supplement for that series. The Invested Amount of a class of notes will be reduced by distributions of principal on the notes from time to time. Each class of notes of a series will have a Stated Amount which, at any time, will generally equal the Invested Amount of the class less any principal charge-offs incurred in respect of the housing loans in the related trust allocated to that class of notes as described in the prospectus supplement for that series. As described in the relevant prospectus supplement, distributions of principal will be made, and losses on the housing loans will be allocated, on each payment date to the holders of the class or classes of notes of that series until the Stated Amount of those notes have been reduced to zero. Distributions of principal with respect to one or more classes of notes may be made at a rate that is faster, and in some cases substantially faster, than the rate at which payments or other collections of principal are received on the housing loans in the related trust. Distributions of principal with respect to one or more classes of notes may not commence until the occurrence of certain events, including the retirement of one or more other classes of notes of the same series, or may be made at a rate that is slower, and in some cases substantially slower, than the rate at which payments or other collections of principal are received on the housing loans in the related trust. Distributions of principal with respect to one or more classes of notes may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of notes may be contingent on the specified principal payment schedule of another class of the same series and the rate at which payments or other collections of principal on the housing loans in the related trust are received.

      In addition, the prospectus supplement will specify whether all or a portion of principal collected on the housing loans may be retained by the issuer trustee or the servicer and held in temporary investments for a specified period prior to being used to distribute payments of principal to noteholders, purchase additional assets for the trust or fund redraws or further advances. Unless otherwise specified in the prospectus supplement, distributions of principal of any class of notes will be made on a pro rata basis among all of the notes of that class.

WITHHOLDING OR TAX DEDUCTIONS

      Unless specified otherwise in the relevant prospectus supplement, all payments in respect of the notes of a series will be made without withholding or deduction for, or on account of, any present or future taxes, duties or charges of whatever nature unless the issuer trustee or any paying agent is required by applicable law to make such a withholding or deduction. In that event the issuer trustee or the paying agent, as the case may be, will account to the relevant authorities for the amount so required to be withheld or deducted. Unless otherwise specified in the relevant series supplement, neither the issuer trustee nor any paying agent nor the US Dollar note trustee will be obligated to make any additional payments to holders of the US Dollar notes of a series with respect to that withholding or deduction. Immediately after becoming aware that such a withholding or deduction is or will be required, the issuer trustee will notify the US Dollar note trustee, the principal paying agent and the relevant noteholders of that series.

REDEMPTION OF THE NOTES FOR TAXATION OR OTHER REASONS

      Unless specified otherwise in the relevant prospectus supplement, if the manager satisfies the issuer trustee and the US Dollar note trustee of a series, immediately before giving the notice to the noteholders of that series as described in this section, that because of a change of law in Australia or any other jurisdiction to which the issuer trustee becomes subject either:

       o on the next distribution date specified in the relevant prospectus supplement the issuer trustee would be required to deduct or withhold from any payment of principal or interest in respect of any class of notes or redraw bonds of that series any amount for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by a government or authority of Australia or such other jurisdiction; or

       o the total amount payable in respect of interest in relation to the housing loans in respect of that series for a collection period ceases to be receivable, whether or not actually received, by the issuer trustee during such collection period by reason of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by a government or authority of Australia or such other jurisdiction, and in each case such obligation cannot be avoided by the issuer trustee taking reasonable measures available to it, then the issuer trustee must, when so directed by the manager, at the manager's option, redeem all, but not some, of the notes and redraw bonds of that series on any subsequent distribution date specified in the relevant prospectus supplement at their then Invested Amounts, subject to the following, together with accrued but unpaid interest to but excluding the date of redemption. Unless specified otherwise in the relevant prospectus supplement, the issuer trustee may redeem the notes and redraw bonds of that series at their Stated Amounts, instead of at their Invested Amounts, together with accrued but unpaid interest to but excluding the date of redemption, if so approved by an Extraordinary Resolution of noteholders and redraw bondholders together for that series.

      However, the manager will not direct the issuer trustee to, and the issuer trustee will not, redeem the notes or redraw bonds of that series unless it is in a position on the relevant distribution date to repay the then Invested Amounts or Stated Amounts, as required, of the notes and the redraw bonds of that series together with all accrued but unpaid interest to but excluding the date of redemption and to discharge all its liabilities in respect of amounts which are required under the security trust deed to be paid in priority to or equally with the notes or redraw bonds if the charge under the security trust deed were enforced.

      US Dollar noteholders of that series must be given notice of a redemption not more than 60 nor less than 45 days prior to the date of redemption.

      Unless otherwise specified in the relevant prospectus supplement, if a tax, duty or other amount described above applies only to the notes of a series and the issuer trustee gives notice that it proposes to redeem the US Dollar notes and the redraw bonds of that series, the holders of 75% of the aggregate Invested Amount of the notes of that series may elect, in accordance with the terms of the US Dollar note trust deed for that series, that they do not require the issuer trustee to redeem the US Dollar notes. Upon being notified of such an election at least 21 days before the relevant distribution date upon which redemption was to occur the issuer trustee must not redeem those notes or redraw bonds.


REDEMPTION OF THE NOTES UPON AN EVENT OF DEFAULT

      If an event of default occurs under the security trust deed for a series the security trustee must, upon becoming aware of the event of default and subject to certain conditions, in accordance with an Extraordinary Resolution of Voting Secured Creditors for that series and the provisions of the security trust deed, enforce the security created by the security trust deed. That enforcement can include the sale of some or all of the housing loans. Any proceeds from the enforcement of the security will be applied in accordance with the order of priority of payments as set out in the security trust deed for that series.


OPTIONAL REDEMPTION OF THE NOTES

      The issuer trustee must, when directed by the manager, at the manager's option, redeem all of the notes and the redraw bonds of a series at their then Invested Amounts, subject to the following, together with accrued but unpaid interest to, but excluding, the date of redemption, on any distribution date specified in the relevant prospectus supplement falling on or after the date of the occurrence of certain events specified in that prospectus supplement.


FINAL MATURITY DATE

      Unless previously redeemed, the issuer trustee must redeem the notes and redraw bonds of a series by paying the Stated Amount, together with all accrued and unpaid interest, in relation to each note and redraw bond on or by the distribution date falling on the maturity date specified in the prospectus supplement for that series. The failure of the issuer trustee to pay the Stated Amount, together with all accrued and unpaid interest, within 10 days, or such other period as is specified in the prospectus supplement for a series, of the due date for payment, other than amounts due to such subordinated classes of notes as may be specified in the prospectus supplement for that series, will be an event of default under the security trust deed for that series.


REDEMPTION UPON FINAL PAYMENT

      Upon final distribution being made in respect of any notes or redraw bonds of a series following termination of the trust or enforcement of the charge under the security trust deed for that series, those notes or redraw bonds will be deemed to be redeemed and discharged in full and any obligation to pay any accrued but unpaid interest, the Stated Amount or the Invested Amount in relation to those notes or redraw bonds will be extinguished in full.


NO PAYMENTS OF PRINCIPAL IN EXCESS OF STATED AMOUNT

      No amount of principal will be repaid in respect of a note or redraw bond of any series in excess of its Stated Amount or, in the case of an optional redemption or redemption for taxation reasons, and where applicable, its Invested Amount.


TERMINATION OF A TRUST

     TERMINATION OF TRUST

      Following the issue of notes in respect of a trust, that trust may only terminate prior to the redemption of the notes if a Potential Termination Event occurs and:

       o the issuer trustee for that series determines that the Potential Termination Event has or will have an Adverse Effect, upon which it must promptly notify the manager, the servicer, the security trustee and the US Dollar note trustee;

       o the servicer, the issuer trustee and the manager for that series consult and use their reasonable endeavors, in consultation with the security trustee, the US Dollar note trustee and, if necessary, the unitholders to amend or vary the terms of the series supplement, any other relevant transaction document and the notes and redraw bonds for that series in such a way so as to cure the Potential Termination Event or its Adverse Effect; and

       o such consultations do not result in the cure of the Potential Termination Event or its Adverse Effect, with the consent of the servicer, the issuer trustee, the manager, the security trustee and the US Dollar note trustee, within 60 days of notice being given by the issuer trustee as described above.

      If this occurs then the issuer trustee, in consultation with the manager, must proceed to liquidate the assets of the trust in accordance with the corresponding series supplement.

     SALE OF HOUSING LOANS UPON TERMINATION

      Upon termination of a trust, the issuer trustee in consultation with the manager must sell and realize the assets of that trust within 180 days of the termination date of that trust. During this period the issuer trustee is not entitled to sell the housing loans of that trust and their related securities, mortgage insurance policies and other rights for less than the aggregate Fair Market Value of the housing loans. The issuer trustee is only entitled to sell the housing loans of that trust and their related securities, mortgage insurance policies and other rights to a person other than Commonwealth Bank if Commonwealth Bank, for itself and on behalf of any other seller specified in the prospectus supplement for that series, does not exercise its right of first refusal. The issuer trustee must not conclude a sale to a person other than Commonwealth Bank unless, among other things, any housing loans of that trust and their related securities, mortgage insurance policies and other rights are assigned in equity only, except if the issuer trustee already has legal title, and the sale is expressly subject to the servicer's right to be retained as servicer and subject to the rights of the CBA trust and to the rights of Commonwealth Bank and any other seller specified in the prospectus supplement for that series as beneficiaries of the CBA trust in respect of those housing loans and their related securities, mortgage insurance policies and other rights, as described in "Description of the Assets of a Trust--Transfer and Assignment of the Housing Loans".

      If the issuer trustee is unable to sell the housing loans of that trust and their related securities and mortgage insurance policies for Fair Market Value and on those terms during the 180 day period, it may then sell them free of the restrictions and may perfect its legal title if necessary to obtain Fair Market Value for the housing loans. However upon such a sale the issuer trustee must use reasonable endeavors to include as a condition of the sale that a purchaser will agree to Commonwealth Bank or any other seller specified in the prospectus supplement for that series (as appropriate) taking second mortgages in order to retain second ranking security for the other loans secured by the mortgage and to entering into a priority agreement to give Commonwealth Bank or any other seller specified in the prospectus supplement for that series (as appropriate) second priority for its second mortgage and to use reasonable endeavors to obtain the consent of the relevant borrowers and security providers to the seller's second mortgage.

  SELLER'S FIRST RIGHT OF REFUSAL

      On the termination date of a trust, the issuer trustee is deemed to offer to sell the housing loans of that trust and their related securities, mortgage insurance policies and other rights in relation to that trust to Commonwealth Bank (for itself and any other seller specified in the prospectus supplement for that series) for at least the aggregate Fair Market Value of the housing loans.

      The issuer trustee must not sell the housing loans of that trust and their related securities, mortgage insurance policies and other rights unless Commonwealth Bank has failed to accept that offer within 90 days of the termination date of the trust or has failed to pay the purchase price within 180 days of the termination date of that trust.

     DISTRIBUTIONS

      The issuer trustee must deposit the proceeds of realization of the assets of a trust into the collections account for that trust and, following the realization of all the assets of that trust, must distribute them on a distribution date in accordance with the cash flow allocation methodology set out in the prospectus supplement for that series. Upon final distribution being made, the notes of that series will be deemed to be redeemed and discharged in full and the obligations of the issuer trustee with respect to the payment of principal, interest or any other amount on the notes of that series will be extinguished.

      The prospectus supplement for a series may contain a description of different or additional provisions regarding the termination of the relevant series trust and the sale of the assets of the trust upon termination.

PRESCRIPTION

      A US Dollar note will be void in its entirety if not surrendered for final payment within ten years of the relevant date in respect of that payment of principal or interest on the US Dollar note which would have the effect of reducing the Stated Amount of, and all accrued but unpaid interest on, the US Dollar note to zero. The relevant date is the date on which a payment first becomes due but, if the full amount of the money payable has not been received by the principal paying agent or the US Dollar note trustee on or prior to that date, it means the date on which the full amount of such money having been so received and notice to that effect is duly given in accordance with the terms of the relevant US Dollar note. After the date on which a US Dollar note becomes void in its entirety, no claim may be made in respect of it.

THE US DOLLAR NOTE TRUSTEE

     APPOINTMENT OF US DOLLAR NOTE TRUSTEE

      Unless otherwise specified in the prospectus supplement for a series, The Bank of New York will serve as the US Dollar note trustee for the applicable series of US Dollar notes. The Bank of New York is a banking corporation duly organized and existing under the laws of New York.

     US DOLLAR NOTE TRUSTEE'S FEES AND EXPENSES

      Unless otherwise specified in the relevant prospectus supplement for each series, the issuer trustee will pay the US Dollar note trustee's fees out of its personal funds, other than fees in respect of any additional duties outside the scope of the US Dollar note trustee's normal duties under the corresponding transaction documents. The US Dollar note trustee will be entitled to be indemnified for its fees with respect to any such additional duties from the assets of the relevant trust.

     DELEGATION BY US DOLLAR NOTE TRUSTEE

      The US Dollar note trustee will be entitled to delegate its duties, powers, authorities, trusts and discretions under a US Dollar note trust deed to any related company of the US Dollar note trustee or to any other person in accordance with that US Dollar note trust deed or as agreed by the manager.

     INDEMNITY OF US DOLLAR NOTE TRUSTEE

      The US Dollar note trustee will be entitled to be indemnified from the assets of the corresponding trust against all liabilities, expenses, costs, charges, taxes and stamp duties, other than general overhead costs and expenses, properly incurred by the US Dollar note trustee, or its properly appointed agents or delegates in the performance of its obligations under the corresponding US Dollar note trust deed or any other transaction document.

      However, the US Dollar note trustee will not be entitled to be indemnified against any liability for breach of trust or any liability which by virtue of any rule of law would otherwise attach to it in respect of fraud or willful default of which it may be guilty in relation to its duties under the corresponding US Dollar note trust deed.

     QUALIFICATIONS OF US DOLLAR NOTE TRUSTEE

      The US Dollar note trustee is, and will at all times be, a corporation or association, organized and doing business under the laws of the United States of America, any individual state or the District of Columbia, authorized under those laws to exercise corporate trust powers, having a combined capital of US$50,000,000, as set forth in its most recent published annual report of condition, and subject to supervision or examination by federal or state authority. The US Dollar note trustee may also, if permitted by the Securities and Exchange Commission, be organized under the laws of a jurisdiction other than the United States, provided that it is authorized under such laws to exercise corporate trust powers and is subject to examination by authority of such jurisdictions substantially equivalent to the supervision or examination applicable to a trustee in the United States.

     REMOVAL OF US DOLLAR NOTE TRUSTEE

      The US Dollar note trustee will retire as note trustee in respect of a series if:

       o an Insolvency Event occurs in relation to the US Dollar note trustee in its personal capacity or in respect of its personal assets and not in its capacity as trustee of any trust or in respect of any assets it holds as trustee;

       o  it ceases to carry on business;

       o  it ceases to be an Eligible Trust Corporation;

       o it is so directed by the US Dollar noteholders of a series holding no less than 75% of the aggregate Invested Amount of the US Dollar notes of that series;

       o when required to do so by the manager or the issuer trustee by notice in writing, it fails or neglects within 20 Business Days after receipt of such notice to carry out or satisfy any material duty imposed on it by the note trust deed or any transaction document; or

       o there is a change in ownership of 50% or more of the issued equity share capital of the US Dollar note trustee from the position as at the date of the relevant US Dollar note trust deed or effective control of the US Dollar note trustee alters from the position as at the date of the US Dollar note trust deed unless in either case approved by the manager, whose approval must not be unreasonably withheld.

      If any of these events occurs and the US Dollar note trustee refuses to retire, the manager may remove the US Dollar note trustee from office immediately by notice in writing. On the retirement or removal of the US Dollar note trustee of a series:

       o  the manager must promptly notify the rating agencies of that series;
          and

       o subject to any approval required by law, the manager must use reasonable endeavors to appoint in writing some other Eligible Trust Corporation approved by the rating agencies of that series to be the substitute US Dollar note trustee for that series.

     US DOLLAR NOTE TRUSTEE MAY RETIRE

      The US Dollar note trustee may retire as US Dollar note trustee of a series at any time on 3 months', or such lesser period as the manager, the issuer trustee and the US Dollar note trustee agree, notice in writing to the issuer trustee, the manager and the rating agencies of that series, without giving any reason and without being responsible for any liabilities incurred by reason of its retirement provided that the period of notice may not expire within 30 days before a distribution date specified in the prospectus supplement. Upon retirement the US Dollar note trustee, subject to any approval required by law, may appoint in writing any other Eligible Trust Corporation approved by the rating agencies and the manager, which approval must not be unreasonably withheld by the manager, as US Dollar note trustee for the corresponding series. If the US Dollar note trustee does not propose a replacement at least one month prior to its proposed retirement, the manager may appoint a substitute US Dollar note trustee, which must be an Eligible Trust Corporation approved by the rating agencies of that series.

     APPOINTMENT BY US DOLLAR NOTEHOLDERS

      No retirement or removal of the US Dollar note trustee will be effective until a substitute US Dollar note trustee has been appointed.

      If a substitute US Dollar note trustee has not been appointed at a time when the position of US Dollar note trustee would, but for the foregoing requirement, become vacant, the issuer trustee must promptly advise the US Dollar noteholders of that series. A special majority of US Dollar noteholders, being US Dollar noteholders who hold not less than 75% of the aggregate Invested Amount of all US Dollar notes of that series, may appoint an Eligible Trust Corporation to act as US Dollar note trustee.

      The prospectus supplement for each series may contain a description of additional or different obligations, powers, discretions and protections of the US Dollar note trustee for that series and different or additional requirements in relation to the retirement or removal of the US Dollar note trustee and the appointment of a substitute US Dollar note trustee.


DIRECTIONS BY US DOLLAR NOTEHOLDERS

      Unless specified otherwise in the prospectus supplement for a series, under the US Dollar note trust deed the US Dollar note trustee may seek directions from the US Dollar noteholders from time to time as described below, including following the occurrence of an event of default under the security trust deed.

      The US Dollar note trustee will not be responsible for acting in good faith upon a direction given by US Dollar noteholders holding US Dollar notes with an Invested Amount of greater than 50% of the aggregate Invested Amount of all the US Dollar notes.

      If the US Dollar note trustee is entitled under the master trust deed or the security trust deed to vote at any meeting on behalf of US Dollar noteholders the US Dollar note trustee must vote in accordance with the directions of the US Dollar noteholders and otherwise in its absolute discretion. In acting in accordance with the directions of US Dollar noteholders the US Dollar note trustee must exercise its votes for or against any proposal to be put to a meeting in the same proportion as that of the aggregate Invested Amounts of the US Dollar notes held by US Dollar noteholders who have directed the US Dollar note trustee to vote for or against that proposal.

      For the purposes of seeking any consent, direction or authorization from US Dollar noteholders the US Dollar note trustee may by notice to the US Dollar noteholders specify a date, not earlier than the date of the notice, upon which the persons who are the US Dollar noteholders and the Invested Amount of the US Dollar notes held by them will be determined based upon the details recorded in the US Dollar note register as at 5.30 pm on that date.


AMENDMENTS TO US DOLLAR NOTES AND US DOLLAR NOTE TRUST DEED

      Unless specified otherwise in the prospectus supplement for a series, the issuer trustee, the manager and the US Dollar note trustee, may alter, add to or revoke any provision of the US Dollar note trust deed or the US Dollar notes, without the consent or sanction of any US Dollar noteholder, subject to the limitations described below, if the alteration, addition or revocation is not a Payment Modification and, in the opinion of the US Dollar note trustee:

       o is made to correct a manifest error or ambiguity or is of a formal, technical or administrative nature only;

       o is necessary or expedient to comply with the provisions of any law or regulation or with the requirements of any governmental agency;

       o is appropriate or expedient as a consequence of an alteration to any law or regulation or altered requirements of the government of any jurisdiction or any governmental agency or any decision of any court including an alteration, addition or revocation which, in the opinion of the US Dollar note trustee, is appropriate or expedient as a result of an alteration to Australia's tax laws or any ruling by the Australian Commissioner or Deputy Commissioner of Taxation or any governmental announcement or statement or any decision of any court which has or may have the effect of altering the manner or basis of taxation of trusts generally or of trusts similar to the trust or to the trust under the US Dollar note trust deed; or

       o and in the opinion of the issuer trustee is otherwise desirable for any reason and:

       o is not in the opinion of the US Dollar note trustee likely, upon coming into effect, to be materially prejudicial to the interests of the US Dollar noteholders; or

       o if it is in the opinion of the US Dollar note trustee likely, upon coming into effect, to be materially prejudicial to the interests of the US Dollar noteholders, the consent is obtained of US Dollar noteholders owning 75% of the aggregate Invested Amount of the US Dollar notes, excluding notes beneficially owned by the issuer trustee or the manager or any person controlling or controlled by or under common control with the issuer trustee or the manager.

      Any alteration, addition or revocation must be notified to the rating agencies 5 Business Days in advance.

      The US Dollar note trustee will be entitled to assume that any proposed alteration, addition or revocation, other than a Payment Modification, will not be materially prejudicial to the interests of US Dollar noteholders if each of the rating agencies confirms in writing that the alteration, addition or revocation, if effected, will not lead to a reduction, qualification or withdrawal of the rating given to the US Dollar notes by that rating agency.

      The issuer trustee, the manager and the US Dollar note trustee may make or effect any Payment Modification to the US Dollar note trust deed or the US Dollar notes of a trust only if the consent has first been obtained of each US Dollar noteholder of that trust to the Payment Modification.

      PAYMENT MODIFICATION means, unless otherwise specified in the relevant prospectus supplement in relation to a series, any alteration, addition or revocation of any provision of the relevant US Dollar note trust deed, the US Dollar notes, the master trust deed so far as it applies to the trust, the relevant series supplement or the relevant security trust deed which modifies:

       o the amount, timing, currency or manner of payment of principal or interest in respect of the US Dollar notes, including, without limitation, any modification to the Stated Amount, Invested Amount, interest rate or maturity date of the US Dollar notes or the orders of payment of the proceeds of the trust assets under the relevant series supplement, the US

          Dollar notes or the relevant security trust deed or which would impair rights of US Dollar noteholders to institute suit for enforcement of such payment;

       o the manner of determining whether US Dollar noteholders owning 75% of the aggregate Invested Amount of the US Dollar notes have provided a consent or direction or the circumstances in which such a consent or direction is required or to reduce the percentage of the aggregate Invested Amount of the US Dollar notes required for such a consent or direction;

       o the provision of the relevant security trust deed that prohibits the issuer trustee from creating or permitting to exist any security interest, other than the Prior Interest, over the assets of the trust; or,

       o the requirements for altering, adding to or revoking any provision of the relevant US Dollar note trust deed or the US Dollar notes, including the US Dollar note conditions.

      The issuer trustee must distribute to all US Dollar noteholders of the relevant trust a copy of any amendment made as soon as reasonably practicable after the amendment has been made.

REPORTS TO NOTEHOLDERS

      For each series, on each determination date, the manager will, in respect of the collection period ending before that determination date, deliver to the principal paying agent, the US Dollar note trustee and the issuer trustee a servicing report containing, to the extent applicable to the series, among other things:

       o  the Invested Amounts and the Stated Amounts of each class of notes;

       o the interest payments and principal distributions on each class of notes;

       o  the principal collections;

       o the note factor for each class of notes, which with respect to a class of notes, means the aggregate of the Invested Amount of the class of notes less all principal payments on that class of notes to be made on that distribution date divided by the aggregate initial Invested Amount for all of that class of notes;

       o  the interest rates on the notes for the related accrual period;

       o aggregate outstanding principal balance of the fixed rate housing loans and the aggregate outstanding principal balance of the variable rate housing loans;

       o delinquency, mortgagee in possession and loss statistics with respect to the housing loans; and

       o any other items of information applicable to a particular series of notes.

      Unless and until definitive US Dollar notes are issued in respect of a trust, beneficial owners of the corresponding US Dollar notes will receive reports and other information provided for under the transaction documents for that trust only if, when and to the extent provided by DTC and its participating organizations.

      Unless and until definitive US Dollar notes are issued in respect of a trust, periodic and annual unaudited reports containing information concerning the trust and the corresponding US Dollar notes will be prepared by the manager and sent to DTC. DTC and its participants will make such reports available to holders of interests in the corresponding US Dollar notes in accordance with the rules, regulations and procedures creating and affecting DTC. However, such reports will not be sent directly to each beneficial owner while the corresponding US Dollar notes are in book-entry form. Upon the issuance of US Dollar notes in definitive form such reports for a trust and its corresponding US Dollar notes will be sent directly to each US Dollar noteholder of that series. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles.

      The manager will file with the SEC such periodic reports as are required under the Exchange Act, and the rules and regulations of the SEC thereunder.

      If stated in the prospectus supplement for the series, the manager will prepare and arrange for the publication of summary pool performance data for the corresponding trust in a format determined by the manager on Reuters, Bloomberg or other financial news medium.

                   DESCRIPTION OF THE TRANSACTION DOCUMENTS

      The following summary describes the material terms of the transaction documents for a series other than the underwriting agreement and the dealer agreement for that series and except as already described above or in the related prospectus supplement. The summary does not purport to be complete and is subject to the provisions of the transaction documents for that series and the related prospectus supplement. Unless specified otherwise in the relevant prospectus supplement, the transaction documents will be governed by the laws of New South Wales, Australia.

      Within fifteen days after the closing date for each series of notes, the manager will file with the SEC copies of each of the material transaction documents on a Current Report on Form 8-K.


COLLECTIONS ACCOUNT AND AUTHORIZED SHORT-TERM INVESTMENTS
      For each series, the issuer trustee will establish and maintain a collections account with an Eligible Depositary. Unless otherwise specified in the prospectus supplement for a series, the collections account for that series will initially be established with Commonwealth Bank by the issuer trustee in its name and in its capacity as trustee of the relevant trust. The collections account will not be used for any purpose other than for the trust. The account will be an interest bearing account.

      If the financial institution with which the collections account is held ceases to be an Eligible Depositary the issuer trustee must establish a new account with an Eligible Depositary as a replacement collections account. In addition, unless otherwise specified in the prospectus supplement for a series, if the Eligible Depository has a short term credit rating of no higher than A-1 from Standard & Poor's the sum of the balance of the collections account and the value of Authorized Short-Term Investments with a short term rating of A-1 by Standard & Poor's must not exceed 20% of the aggregate Invested Amount of all notes of that series.

      The manager has the discretion to propose to the issuer trustee, in writing, the manner in which any moneys forming part of a trust may be invested in Authorized Short-Term Investments and what purchases, sales, transfers, exchanges, realizations or other dealings with assets of that trust will be effected and when and how they should be effected. Provided that they meet certain requirements, the issuer trustee must give effect to the manager's proposals. Each investment of moneys required for the payment of liabilities of a trust must be in Authorized Short-Term Investments that will mature on or before the due date for payment of those liabilities.

      The prospectus supplement for a series may contain a description of additional or different provisions to apply with respect to the collections account or the Authorized Short-Term Investments of that series.


MODIFICATIONS OF THE MASTER TRUST DEED AND SERIES SUPPLEMENT

      Unless otherwise specified in the prospectus supplement for a series, the issuer trustee and the manager, with respect to the master trust deed, and the issuer trustee, the manager, each seller and the servicer, with respect to the series supplement for a series, may amend, add to or revoke any provision of the master trust deed or the corresponding series supplement, subject to the limitations described below, if the amendment, addition or revocation:

       o in the opinion of the issuer trustee is necessary to correct a manifest error or is of a formal, technical or administrative nature only;

       o in the opinion of the issuer trustee, or of a lawyer instructed by the issuer trustee, is necessary or expedient to comply with the provisions of any law or regulation or with the requirements of any statutory authority;

       o in the opinion of the issuer trustee is required by, a consequence of, consistent with or appropriate or expedient as a consequence of an amendment to any law or regulation or altered requirements of the government of any jurisdiction or any governmental agency including, an amendment, addition or revocation which in the opinion of the issuer trustee is appropriate or expedient as a result of an amendment to Australia's tax laws or any ruling by the Australian Commissioner or Deputy Commissioner of Taxation or any governmental announcement or statement, in any case which has or may have the effect of altering the manner or basis of taxation of trusts generally or of trusts similar to any of the Medallion Programme trusts;

       o in the case of the master trust deed, relates only to a Medallion Programme trust not yet constituted;

       o in the opinion of the issuer trustee, will enable the provisions of the master trust deed or the series supplement to be more conveniently, advantageously, profitably or economically administered; or

       o in the opinion of the issuer trustee is otherwise desirable for any reason.

      Any amendment, addition or revocation referred to in the last two of the above paragraphs which in the opinion of the issuer trustee is likely to be prejudicial to the interests of:

       o the unitholders of a trust, may only be effected with the consent of those unitholders;

       o a class of noteholders or redraw bondholders of the corresponding series may only be effected if those noteholders or redraw bondholders pass a resolution by a majority of not less than 75% of the votes at a meeting approving the amendment, addition or revocation or all such noteholders or redraw bondholders sign a resolution approving the amendment, addition or revocation, subject to the following paragraph; or

       o all noteholders and redraw bondholders of the corresponding series, may only be effected if those noteholders and redraw bondholders pass a resolution by a majority of not less than 75% of the votes at a meeting approving the amendment, addition or revocation or all noteholders and redraw bondholders sign a resolution approving the amendment, addition or revocation. A separate resolution will not be required in relation to any class of noteholders or redraw bondholders.

      The manager must advise the rating agencies in respect of each trust affected by the amendment, addition or revocation no less than 10 Sydney business days prior to any amendment, addition or revocation of the master trust deed or a series supplement and must certify to the issuer trustee that no rating agency has advised that the amendment, addition or revocation will cause a withdrawal, downgrading or qualification of the credit ratings assigned to the notes or redraw bonds of that series before the amendment, addition, or revocation is effected. The issuer trustee may not amend, add to or revoke any provision of the master trust deed or a series supplement if the consent of a party is required under a transaction document unless that consent has been obtained.

      Any amendment, addition or revocation to the master trust deed or series supplement with respect to a series that effects a Payment Modification may only be made with the consent of each US Dollar noteholder of that series.

THE ISSUER TRUSTEE

     GENERAL DUTIES OF ISSUER TRUSTEE

      Unless provided otherwise in the prospectus supplement for a series, Perpetual Trustee Company Limited will act as issuer trustee of each trust on the terms set out in the master trust deed and the corresponding series supplement.

      Subject to the provisions of the master trust deed, the issuer trustee has all the powers in respect of the assets of a trust which it could exercise if it were the absolute and beneficial owner of the assets. The issuer trustee agrees to act in the interests of the unitholders, the noteholders and the redraw bondholders of a series. If there is a conflict between the interests of the unitholders on the one hand and the noteholders and redraw bondholders on the other hand, the issuer trustee must act in the interests of the noteholders and the redraw bondholders.

      The issuer trustee must act honestly and in good faith in performance of its duties and in exercising its discretions under the master trust deed, use its best endeavors to carry on and conduct its business in so far as it relates to the master trust deed and the corresponding series supplement in a proper and efficient manner and exercise such diligence and prudence as a prudent person of business would exercise in performing its express functions and in exercising its discretions under the master trust deed, having regard to the interests of noteholders, redraw bondholders and the unitholders for each series.

      The terms of the master trust deed and each series supplement will provide, amongst other things, that:

       o the obligations of the issuer trustee to the noteholders expressed in the master trust deed or the series supplement are contractual obligations only and do not create any relationship of trustee or fiduciary between the issuer trustee and the noteholders;

       o the issuer trustee has no duty, and is under no obligation, to investigate whether a Manager Default, a Servicer Default or a Perfection of Title Event has occurred in relation to the corresponding trust other than where it has actual notice;

       o unless actually aware to the contrary, the issuer trustee is entitled to rely conclusively on, and is not required to investigate the accuracy of any calculation by, a seller, the servicer or the manager under the series supplement, the amount or allocation of collections or the contents of any certificate provided to the issuer trustee by the servicer or manager under a series supplement;

       o the issuer trustee may obtain and act on the advice of experts, whether instructed by the issuer trustee or the manager, which are necessary, usual or desirable for the purpose of enabling the issuer trustee to be fully and properly advised and informed and will not be liable for acting in good faith on such advice; and

       o the issuer trustee will only be considered to have knowledge or awareness of, or notice of, a thing or grounds to believe anything by virtue of the officers of the issuer trustee who have day-to-day responsibility for the administration or management of the issuer trustee's obligations in relation to the trust, having actual knowledge, actual awareness or actual notice of that thing, or grounds to believe that thing.

     ANNUAL COMPLIANCE STATEMENT

      The issuer trustee in its capacity as trustee of a trust will not publish annual reports and accounts. The issuer trustee will deliver to the US Dollar note trustee of each series annually a written statement as to the fulfillment of the issuer trustee's obligations under the corresponding US Dollar note trust deed including compliance with its material obligations under the related transaction documents and whether an event of default or other matter which is required to be brought to the US Dollar note trustee's attention has occurred.

     DELEGATION

      In exercising its powers and performing its obligations and duties under the master trust deed, the issuer trustee may delegate any or all of the powers, discretions and authorities of the issuer trustee under the master trust deed or otherwise in relation to a trust, to a related company of the issuer trustee or otherwise in accordance with the master trust deed or corresponding series supplement, including, in respect of its payment obligations in respect of the US Dollar notes, to the paying agents under an agency agreement in relation to each trust. The issuer trustee at all times remains liable for the acts or omissions of such related company when acting as delegate.

     ISSUER TRUSTEE FEES AND EXPENSES

      The issuer trustee will be entitled to a fee in respect of a trust payable in arrears on each distribution date specified in the corresponding prospectus supplement for that trust.

      The fee payable to the issuer trustee in respect of a trust may be varied as agreed between the issuer trustee and the manager provided that each corresponding rating agency must be given 3 Business Days' prior notice of any variation and the fee must not be varied if this would result in a reduction, qualification or withdrawal of the credit rating of any note or redraw bond relating to that trust.

      If the issuer trustee becomes liable to remit to a governmental agency an additional amount of Australian goods and services tax or is otherwise disadvantaged by a change in the Australian goods and services tax legislation in connection with a trust, the issuer trustee will not be entitled to any reimbursement from the assets of that trust. However, the fees payable to the issuer trustee may be adjusted, in accordance with the series supplement for that trust.

      At any time within 12 months after the abolition of or a change in the goods and services tax laws becomes effective, the issuer trustee or the manager may, by written notice to the other, require negotiations to commence to adjust the fees payable to the issuer trustee in respect of a trust so that it is not economically advantaged or disadvantaged by the effect of the change in the goods and services tax. Any adjustment to fees will be subject to written confirmation from the corresponding rating agencies that the adjustment will not result in a reduction, qualification or withdrawal of the credit ratings then assigned to the notes relating to that trust.

      The issuer trustee is entitled to be reimbursed out of the assets of a trust for costs, charges and expenses which it may incur in respect of and can attribute to the trust including, amongst other costs, disbursements in connection with the assets of that trust, the auditing of the trust, taxes payable in respect of the trust, legal costs and other amounts in connection with the exercise of any power or discretion or the performance of any obligation in relation to the trust approved by the manager which approval is not to be unreasonably withheld.


     REMOVAL OF THE ISSUER TRUSTEE

      The issuer trustee is required to retire as issuer trustee of a trust following an Issuer Trustee Default. If the issuer trustee refuses to retire following an Issuer Trustee Default the manager may remove the issuer trustee immediately, or, if the Issuer Trustee Default relates only to a change in ownership or merger without assumption of the issuer trustee, upon 30 days' notice in writing.

      The manager must use reasonable endeavors to appoint a qualified substitute issuer trustee who is approved by the ratings agencies of all the Medallion Programme trusts established under the master trust deed within 30 days of the removal of the issuer trustee. Until a substitute issuer trustee is appointed, the manager must act as issuer trustee and will be entitled to receive the issuer trustee's fee.

      If after 30 days the manager is unable to appoint a qualified substitute issuer trustee who is approved by the ratings agencies, it must convene a meeting of all debt security holders, including the noteholders and redraw bondholders of the trusts, and all beneficiaries, including the unitholders, of all the Medallion Programme trusts under the master trust deed at which a substitute issuer trustee may be appointed by resolution of not less than 75% of the votes at that meeting or by a resolution in writing signed by all debt security holders and beneficiaries.


     VOLUNTARY RETIREMENT OF THE ISSUER TRUSTEE

      The issuer trustee may resign as trustee of the trusts on giving to the manager not less than 3 months' notice in writing, or such lesser period as the manager and the issuer trustee may agree, of its intention to do so.

      Upon retirement, the issuer trustee must appoint a qualified substitute issuer trustee who is approved by the ratings agencies and the manager. If the issuer trustee does not propose a substitute issuer trustee at least one month prior to its proposed retirement, the manager may appoint a qualified substitute issuer trustee who is approved by the ratings agencies.

      If a substitute issuer trustee has not been appointed upon the expiry of the 3 month notice period, the manager will act as issuer trustee. If the manager is unable to appoint a qualified substitute issuer trustee within a further 30 days, it must convene a meeting of all debt security holders, including the noteholders and redraw bondholders of the trusts, and all beneficiaries, including the unitholders of the trusts, of all the Medallion Programme trusts under the master trust deed at which a substitute issuer trustee may be appointed by resolution of not less than 75% of the votes at that meeting or by a resolution in writing signed by all debt security holders and beneficiaries.

      The retiring issuer trustee must indemnify the manager and the substitute issuer trustee in respect of all costs incurred as a result of its removal or retirement.

     LIMITATION OF THE ISSUER TRUSTEE'S LIABILITY

      The issuer trustee acts as trustee of a trust and issues the notes relating to that trust only in its capacity as trustee of that trust and in no other capacity. A liability incurred by the issuer trustee acting as trustee of a trust under or in connection with the related transaction documents, except with respect to the following paragraph, is limited to and can be enforced against the issuer trustee only to the extent to which it can be satisfied out of the assets of that trust out of which the issuer trustee is actually indemnified for the liability. Except in the circumstances described in the following paragraph, this limitation of the issuer trustee's liability applies despite any other provisions of the related transaction documents and extends to all liabilities and obligations of the issuer trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to the notes, the redraw bonds, the master trust deed, the relevant series supplement or any other transaction document of the trust. Noteholders, redraw bondholders and the parties to the transaction documents may not sue the issuer trustee in respect of liabilities incurred by it acting as trustee of a trust in any capacity other than as trustee of the trust and may not seek to appoint a liquidator or administrator to the issuer trustee or to appoint a receiver to the issuer trustee, except in relation to the assets of the trust, and may not prove in any liquidation, administration or arrangements of or affecting the issuer trustee, except in relation to the assets of the trust.

      The limitation in the previous paragraph will not apply to any obligation or liability of the issuer trustee to the extent that it is not satisfied because under a transaction document or by operation of law there is a reduction in the extent of the issuer trustee's indemnification out of the assets of the trust as a result of the issuer trustee's fraud, negligence or willful default or the fraud, negligence or willful default of its officers, employees or agents or any person for whom the issuer trustee is liable under the terms of the transaction documents. For these purposes a willful default does not include a default which arises as a result of a breach of a transaction document by any other person, other than any person for whom the issuer trustee is liable under the terms of the transaction documents, or which is required by law or a proper instruction or direction of a meeting of Secured Creditors of a trust or noteholders, bondholders or other debt security holders or beneficiaries of a trust.

      In addition, the manager, the servicer, the agents, the US Dollar note trustee and other persons are responsible for performing a variety of obligations in relation to a trust. An act or omission of the issuer trustee will not be considered to be fraudulent, negligent or a willful default to the extent to which it was caused or contributed to by any failure by any such person to fulfill its obligations relating to a trust or by any other act or omission of such a person.

     RIGHTS OF INDEMNITY OF ISSUER TRUSTEE

      The issuer trustee is indemnified out of the assets of the applicable trust for any liability properly incurred by the issuer trustee in performing or exercising any of its powers or duties. This indemnity is in addition to any indemnity allowed to the issuer trustee by law, but does not extend to any liabilities arising from the issuer trustee's fraud, negligence or willful default.

      The issuer trustee is indemnified out of the assets of the applicable trust against certain payments it may be liable to make under the Australian Consumer Credit Code. The servicer also indemnifies the issuer trustee in relation to such payments in certain circumstances and the issuer trustee is required to first call on the indemnity from the servicer before calling on the indemnity from the assets of the trust. See "Legal Aspects of the Housing Loans--Consumer Credit Code".

      The prospectus supplement for each series may contain a description of additional or different obligations, powers and protections of the issuer trustee and additional or different requirements in relation to the retirement or removal of the issuer trustee and the appointment of a substitute issuer trustee.


THE MANAGER

     POWERS

      The manager's general duty is to manage the assets of each trust which are not serviced by the servicer. In addition, the manager has a number of specific responsibilities including making all necessary determinations to enable the issuer trustee to make the payments and allocations required on each distribution date specified in the relevant prospectus supplement in accordance with the applicable series supplement, directing the issuer trustee to make those payments and allocations, keeping books of account and preparing the tax returns of each trust and monitoring support facilities.

      The manager must act honestly and in good faith in performance of its duties and in exercising its discretions under the master trust deed, use its best endeavors to carry on and conduct its business in so far as it relates to the master trust deed and the other transaction documents for each trust in a proper and efficient manner and exercise such prudence as a prudent person of business would exercise in performing its express functions and in exercising its discretions under the master trust deed and the other transaction documents having regard to the interests of noteholders, redraw bondholders and the unitholders of each trust.

  DELEGATION

      The manager may, in carrying out and performing its duties and obligations in relation to a trust, appoint any person as attorney or agent of the manager with such powers as the manager thinks fit including the power to sub-delegate provided that the manager may not delegate a material part of its duties and obligations in relation to the trust. The manager remains liable for the acts or omissions of such attorneys or agents to the extent that the manager would itself be liable.


     MANAGER'S FEES, EXPENSES AND INDEMNIFICATION

      The manager is entitled to a management fee and arranging fee in respect of each trust payable in arrears on each distribution date specified in the prospectus supplement for that trust.

      The management fee payable to the manager by the issuer trustee out of the available income amount for a trust may be varied as agreed between the income unitholder and the manager provided that each corresponding rating agency must be given 3 Business Days' prior notice of any variation and the fee must not be varied if this would result in a reduction, qualification or withdrawal of the credit rating of any note or redraw bond relating to that trust. The arranging fee payable to the manager by the issuer trustee out of the Available Income Amount for the trust is agreed between the income unitholder and the manager prior to the date of the series supplement.

      The manager will be indemnified out of the assets of each trust for any liability, cost or expense properly incurred by it in its capacity as manager of the trust.


     REMOVAL OR RETIREMENT OF THE MANAGER

      If the issuer trustee becomes aware that a Manager Default has occurred and is subsisting the issuer trustee must immediately terminate the appointment of the manager as manager of a trust and must appoint a substitute manager in its place. The manager indemnifies the issuer trustee in respect of all costs incurred as a result of its replacement by the issuer trustee.

      The manager may retire as manager of the trusts on giving to the issuer trustee 3 months', or such lesser period as the manager and the issuer trustee may agree, notice in writing of its intention to do so. Upon its retirement, the manager may appoint another corporation approved by the issuer trustee as manager in its place. If the manager does not propose a replacement by the date one month prior to the date of its retirement the issuer trustee may appoint a replacement manager as from the date of the manager's retirement.

      Until a substitute manager is appointed, the issuer trustee must act as manager and will be entitled to receive the manager's fee.


     LIMITATION OF MANAGER'S LIABILITY

      The manager is not personally liable to indemnify the issuer trustee or to make any payments to any other person in relation to the applicable trust except where arising from any fraud, negligence, willful default or breach of duty by it in its capacity as manager of the trust. A number of limitations on the manager's liability are or will be set out in full in the master trust deed and the other transaction documents. These include the limitation that the manager will not be liable for any loss, costs, liabilities or expenses:

       o arising out of the exercise or non-exercise of its discretions under any transaction document or otherwise in relation to the trust;

       o arising out of the exercise or non-exercise of a discretion on the part of the issuer trustee, a seller or the servicer or any act or omission of the issuer trustee, a seller or the servicer; or

       o caused by its failure to check any calculation, information, document, form or list supplied or purported to be supplied to it by the issuer trustee, a seller, the servicer or any other person, except to the extent that they are caused by the manager's own fraud, negligence or willful default.

      The prospectus supplement for each series may contain a description of additional or different obligations, powers and protections of the manager.


LIMITS ON RIGHTS OF NOTEHOLDERS AND REDRAW BONDHOLDERS

      Apart from the security interest arising under the security trust deed for a series, the noteholders and redraw bondholders of each series do not own and have no interest in the corresponding trust or any of its assets. In particular, no noteholder or redraw bondholder is entitled to:

       o an interest in any particular part of the trust or any asset of the trust;

       o  require the transfer to it of any asset of the trust;

       o interfere with or question the exercise or non-exercise of the rights or powers of a seller, the servicer, the manager or the issuer trustee in their dealings with the trust or any assets of the trust;

       o attend meetings or take part in or consent to any action concerning any property or corporation in which the issuer trustee has an interest;

       o exercise any rights, powers or privileges in respect of any asset of the trust;

       o lodge a caveat or other notice forbidding the registration of any person as transferee or proprietor of or any instrument affecting any asset of the trust or claiming any estate or interest in any asset of the trust;

       o negotiate or communicate in any way with any borrower or security provider under any housing loan assigned to the issuer trustee or with any person providing a support facility to the issuer trustee;

       o  seek to wind up or terminate the trust;

       o  seek to remove the servicer, manager or issuer trustee;

       o  interfere in any way with the trust;

       o take proceedings against the issuer trustee, the manager, a seller or the servicer or in respect of the trust or the assets of the trust. This will not limit the right of noteholders and redraw bondholders to compel the issuer trustee, the manager and the security trustee to comply with their respective obligations under the master trust deed and the corresponding series supplement, US Dollar note trust deed and security trust deed, in the case of the issuer trustee and the manager, and the security trust deed, in the case of the security trustee;

       o have any recourse to the issuer trustee or the manager in their personal capacity, except to the extent of fraud, negligence or willful default on the part of the issuer trustee or the manager respectively; or

       o have any recourse whatsoever to a seller or to the servicer in respect of a breach by a seller or the servicer of their respective obligations and duties under the corresponding series supplement.


THE SECURITY TRUST DEED


     GENERAL

      Unless otherwise specified in the prospectus supplement for a series, P.T. Limited will serve as security trustee for each series under a security trust deed. The issuer trustee will grant a floating charge, registered with the Australian Securities and Investments Commission, over all of the trust assets of that series in favor of the security trustee. Unless otherwise specified in the relevant prospectus supplement, the floating charge will secure the Secured Moneys owing to the noteholders, the redraw bondholders, the servicer, the US Dollar note trustee in its personal capacity and for and on behalf of the US Dollar noteholders, each agent, the sellers, the liquidity facility provider, the standby redraw facility provider and each swap provider in respect of that series. These secured parties, or such other persons as are specified in the relevant prospectus supplement, are collectively known as the SECURED CREDITORS.

      Unless otherwise specified in the prospectus supplement for a series, the principal terms of the security trust deed for each series will be as described below.


     NATURE OF THE CHARGE

      A company may not deal with its assets over which it has granted a fixed charge without the consent of the relevant chargee. Fixed charges are usually given over real property, marketable securities and other assets which will not be dealt with by the company.

      A floating charge, like that created by the security trust deed, does not attach to specific assets but instead "floats" over a class of assets which may change from time to time. The company granting the floating charge may deal with those assets and give third parties title to those assets free from any encumbrance, provided such dealings and transfers of title are in the ordinary course of the company's business. The issuer trustee has agreed not to dispose of or create interests in the assets of a trust subject to a floating charge except in accordance with the master trust deed, the corresponding series supplement or any other related transaction document and the manager has agreed not to direct the issuer trustee to take any such actions. If, however, the issuer trustee disposes of any of a trust's assets, including any housing loan, other than in accordance with the master trust deed, the corresponding series supplement or any other related transaction document, the person acquiring the property may nevertheless take it free of the floating charge. The floating charge granted over a trust's assets will crystallize, which means it becomes a fixed charge, upon the occurrence of an event of default as described in the corresponding security trust or will become fixed over the affected assets in the case of certain of such events of default. Once the floating charge crystallizes, the issuer trustee will still be obliged not to dispose of or create interests in the assets of the trust except in accordance with the related transaction documents and, as a result of the crystallization of the charge, any attempt to do so in violation of the related transaction documents will not generally be effective to create interests in the assets of the trust ranking in priority to the charge.


     THE SECURITY TRUSTEE

      The security trustee will be appointed to act as trustee on behalf of the Secured Creditors of a trust and will hold the benefit of the charge over the trust's assets in trust for each such Secured Creditor on the terms and conditions of the security trust deed for that trust. If, in the security trustee's opinion, there is a conflict between the duties owed by the security trustee to any Secured Creditor or class of Secured Creditors of a trust and the interests of noteholders and redraw bondholders of a trust as a whole, the security trustee will give priority to the interests of the noteholders and redraw bondholders. The prospectus supplement for a series will specify the priority given to each class of noteholders and the redraw bondholders, if there is a conflict between the interests of particular classes of noteholders and redraw bondholders of that trust.


     DUTIES AND LIABILITIES OF THE SECURITY TRUSTEE

      The security trustee's liability to the Secured Creditors of a trust is limited to the amount the security trustee is entitled to recover through its right of indemnity from the assets held on trust by it under the security trust deed relating to that trust. However, this limitation will not apply to the extent that the security trustee limits its right of indemnity as a result of its own fraud, negligence or willful default.

      Each security trust deed will contain a range of other provisions regulating the scope of the security trustee's duties and liabilities. These include the following:

       o the security trustee will not be required to monitor whether an event of default has occurred in relation to a trust or compliance by the issuer trustee or manager with the transaction documents relating to a trust or their other activities;

       o the security trustee will not be required to do anything unless its liability is limited in a manner satisfactory to it;

       o the security trustee will not be responsible for the adequacy or enforceability of any transaction documents relating to a trust;

       o except as expressly stated in the security trust deed, the security trustee will not be required to give to the corresponding Secured Creditors information concerning the issuer trustee or the related trust which comes into the possession of the security trustee;

       o the issuer trustee will give wide ranging indemnities to the security trustee in relation to its role as security trustee; and

       o the security trustee may be entitled to rely on documents and information provided by the issuer trustee or manager.


     EVENTS OF DEFAULT

      Unless otherwise specified in the prospectus supplement, each of the following will be an event of default under the security trust deed for a series:

       o the issuer trustee retires or is removed, or is required to retire or be removed, as trustee of the corresponding trust and is not replaced within 30 days and the manager fails within a further 20 days to convene a meeting of debt security holders and beneficiaries of the Medallion Programme trusts established under the master trust deed in accordance with the master trust deed;

       o the security trustee has actual notice or is notified by the manager or the issuer trustee that the issuer trustee is not entitled for any reason to fully exercise its right of indemnity against the assets of the corresponding trust to satisfy any liability to a Secured Creditor of that trust and the circumstances are not rectified to the reasonable satisfaction of the security trustee within 14 days of the security trustee requiring this;

       o the corresponding trust is not properly constituted or is imperfectly constituted in a manner or to an extent that is regarded by the security trustee acting reasonably to be materially prejudicial to the interests of any class of Secured Creditor of that trust and is incapable of being, or is not within 30 days of the discovery thereof, remedied;

       o an Insolvency Event occurs in respect of the issuer trustee in its capacity as trustee of the corresponding trust;

       o distress or execution is levied or a judgment, order or encumbrance is enforced, or becomes enforceable, over any of the assets of the corresponding trust for an amount exceeding A$1,000,000, either individually or in aggregate, or can be rendered enforceable by the giving of notice, lapse of time or fulfillment of any condition;

       o  the charge under the security trust deed:

           o  is or becomes wholly or partly void, voidable or unenforceable;
              or

           o loses its priority, subject only to the Prior Interest, as a first ranking charge, other than as mandatorily preferred by law or by an act or omission of the security trustee;

       o subject only to the Prior Interest, the issuer trustee attempts to create or allows to exist a security interest over the assets of the corresponding trust or transfers, assigns or otherwise disposes of, or creates or allows to exist, any other interest over the assets of the trust, otherwise than in accordance with the master trust deed, the corresponding series supplement or the security trust deed;

       o the Australian Commissioner of Taxation, or its delegate, determines to issue a notice (under any legislation that imposes a tax) requiring any person obliged or authorized to pay money to the issuer trustee in respect of the corresponding trust to instead pay such money to the Commissioner in respect of any tax or any fines and costs imposed on the issuer trustee in respect of that trust; and

       o any Secured Moneys of the corresponding trust are not paid within 10 days of when due, other than amounts due to any subordinated class of noteholders or other subordinated Secured Creditors so long as any Secured Moneys relating to any senior class of notes remain outstanding.

      The security trustee may determine that any event that would otherwise be an event of default under a security trust deed will not be treated as an event of default, where this will not in the opinion of the security trustee be materially prejudicial to the interests of the Secured Creditors of the corresponding trust. However, it must not do so in contravention of any prior directions in an Extraordinary Resolution of Voting Secured Creditors of that trust. Unless the security trustee has made such an election, and providing that the security trustee is actually aware of the occurrence of an event of default, the security trustee will promptly and, in any event, within 2 Business Days, convene a meeting of the Voting Secured Creditors of the corresponding trust at which it will seek directions from the Voting Secured Creditors of that trust by way of Extraordinary Resolution regarding the action it should take as a result of that event of default.

     MEETINGS OF VOTING SECURED CREDITORS

      The security trust deed for a series will contain provisions for convening meetings of the Voting Secured Creditors of the corresponding trust to enable the Voting Secured Creditors to direct or consent to the security trustee taking or not taking certain actions under the security trust deed, including directing the security trustee to enforce the security trust deed. Meetings may also be held of a class or classes of Voting Secured Creditors under a security trust deed.

     VOTING PROCEDURES

      Every question submitted to a meeting of Voting Secured Creditors will be decided in the first instance by a show of hands. If a show of hands results in a tie, the chairman will both on a show of hands and on a poll have a casting vote. A representative is a person or body corporate appointed as a proxy for a Voting Secured Creditor or a representative of a corporate Voting Secured Creditor under the Australian Corporations Act 2001. On a show of hands, every person holding, or being a representative holding or representing other persons who hold, Secured Moneys will have one vote. If at any meeting a poll is demanded, every person who is present will have one vote for every A$10 of Secured Moneys owing to it, converted, in the case of the US Dollar noteholders, to Australian dollars at the exchange rate specified for this purpose in the prospectus supplement for a series or the spot rate used for the calculation of amounts payable on the early termination of the relevant currency swap of the trust, whichever produces the lowest amount in Australian dollars.

      A resolution of all the Voting Secured Creditors of a trust, including an Extraordinary Resolution, may be passed, without any meeting or previous notice being required, by an instrument or notes in writing which have been signed by all of the Voting Secured Creditors of that trust.

     ENFORCEMENT OF THE CHARGE

      Upon a vote at a meeting of Voting Secured Creditors of a trust called following an event of default under the security trust deed for that trust, or by a resolution in writing signed by all Voting Secured Creditors of that trust, the Voting Secured Creditors of that trust may direct the security trustee by Extraordinary Resolution to do any or all of the following:

       o declare all Secured Moneys relating to that trust immediately due and payable;

       o appoint a receiver over that trust's assets and determine the remuneration to be paid to that receiver;

       o sell and realize the assets of that trust and otherwise enforce the charge; or

       o take any other action as the Voting Secured Creditors may specify in the terms of such Extraordinary Resolution.

      Any enforcement action taken by the security trustee relating to a trust will only relate to the same rights in relation to the assets of that trust as are held by the issuer trustee. This means that even after an enforcement, the security trustee's interest in the assets of the trust will remain subject to the rights of Commonwealth Bank and any other seller specified in the relevant prospectus supplement arising under the master trust deed and the corresponding series supplement.

      No Secured Creditor of a trust is entitled to enforce the charge under the corresponding security trust deed, or appoint a receiver or otherwise exercise any power conferred by any applicable law on charges, otherwise than in accordance with that security trust deed.

      The prospectus supplement for each series will describe any additional or different voting percentages or procedures applicable to that series of notes.

     THE US DOLLAR NOTE TRUSTEE AS VOTING SECURED CREDITOR

      If an event of default, or any event which, with the giving of notice or lapse of time or both, would constitute an event of default, under a security trust deed relating to a trust occurs and is continuing, the US Dollar note trustee of that trust must deliver notice of that event to each US Dollar noteholder of that trust within 10 days, or sooner if required by the rules of any stock exchange or listing authority on which the corresponding US Dollar notes are listed, of becoming aware of that event provided that, except in the case of a default in payment of interest and principal on those US Dollar notes, the note trustee may withhold such notice if it determines in good faith that withholding the notice is in the interests of the corresponding US Dollar noteholders.

      The rights, remedies and discretion of the US Dollar noteholders under a security trust deed relating to a trust, including all rights to vote or give instructions or consents to the security trustee and to enforce its undertakings and warranties, will only be exercised by the US Dollar note trustee on behalf of the US Dollar noteholders except in limited circumstances as specified in the corresponding security trust deed. The security trustee will be entitled to rely on any instructions or directions given to it by the US Dollar note trustee as being given on behalf of the US Dollar noteholders without inquiry about compliance with the US Dollar note trust deed.

      Unless otherwise specified in the prospectus supplement for a series, if any of the US Dollar notes of a trust remain outstanding and are due and payable otherwise than by reason of a default in payment of any amount due on the US Dollar notes, the US Dollar note trustee will not vote under the security trust deed to dispose of the assets of that trust unless:

       o a sufficient amount would be realized to discharge in full all amounts owing to the US Dollar noteholders, and any other amounts payable by the issuer trustee ranking in priority to or equal with the US Dollar notes;

       o the US Dollar note trustee is of the opinion, reached after considering at any time and from time to time the advice of a investment bank or other financial adviser selected by the US Dollar note trustee, that the cash flow receivable by the issuer trustee or the security trustee under the security trust deed will not, or that there is a significant risk that it will not, be sufficient, having regard to any other relevant actual, contingent or prospective liabilities of the issuer trustee, to discharge in full in due course all the amounts referred to in the preceding paragraph; or

       o the US Dollar note trustee is so directed by the holders of 75% of the aggregate Invested Amount of the US Dollar notes.

     LIMITATIONS OF ACTIONS BY THE SECURITY TRUSTEE

      The security trustee will not be obliged to take any action, give any consent or waiver or make any determination under a security trust deed relating to a trust without being directed to do so by an Extraordinary Resolution of the corresponding Voting Secured Creditors in accordance with the security trust deed, unless in the opinion of the security trustee the delay required to obtain such directions would be prejudicial to the Secured Creditors of that trust as a class. The security trustee is not obligated to act unless it obtains an indemnity from the Voting Secured Creditors of a trust and funds have been deposited on behalf of the security trustee to the extent to which it may become liable for the relevant enforcement actions.

      If the security trustee convenes a meeting of the Voting Secured Creditors of a trust, or is required by an Extraordinary Resolution to take any action under the corresponding security trust deed, and advises the Voting Secured Creditors before or during the meeting that it will not act in relation to the enforcement of the security trust deed unless it is personally indemnified by the Voting Secured Creditors of the trust to its reasonable satisfaction against all actions, proceedings, claims and demands to which it may render itself liable, and all costs, charges, damages and expenses which it may incur in relation to the enforcement of the security trust deed and is put in funds to the extent to which it may become liable, including costs and expenses, and the Voting Secured Creditors refuse to grant the requested indemnity, and put the security trustee in funds, then the security trustee will not be obliged to act in relation to that enforcement under the security trust deed. In those circumstances, the Voting Secured Creditors may exercise such of those powers conferred on them by the security trust deed as they determine by Extraordinary Resolution.

     PRIORITIES UNDER THE SECURITY TRUST DEED

      The prospectus supplement for each series of notes will describe the order of priority in which the proceeds from the enforcement of the security trust deed are to be applied.

      Upon enforcement of a security created by the security trust deed, the net proceeds may be insufficient to pay all amounts due on redemption to the corresponding noteholders and redraw bondholders. Any claims of the noteholders and redraw bondholders remaining after realization of the security and application of the proceeds will be extinguished.

     SECURITY TRUSTEE'S FEES AND EXPENSES

      The issuer trustee as trustee of a trust will reimburse the security trustee of that trust for all costs and expenses of the security trustee incurred in performing its duties under the corresponding security trust deed. The security trustee will receive a fee in respect of each trust in an amount agreed from time to time by the issuer trustee, the security trustee and the manager provided that the corresponding rating agencies must be given prior notice of any variation of the fee and the fee may not be varied if this would result in a reduction, qualification or withdrawal of the credit rating of any note or redraw bond relating to that trust.

     RETIREMENT AND REMOVAL OF THE SECURITY TRUSTEE

      The security trustee must retire as security trustee in respect of a trust if:

       o  an Insolvency Event occurs with respect to it;

       o  it ceases to carry on business;

       o the issuer trustee, where it is a related body corporate, retires or is removed from office and the manager requires the security trustee by notice in writing to retire;

       o the Voting Secured Creditors of the trust require it to retire by an Extraordinary Resolution;

       o it breaches a material duty and does not remedy the breach with 14 days notice from the manager or the issuer trustee; or

       o there is a change in ownership or effective control of the security trustee without the consent of the manager.

      If the security trustee is removed, the issuer trustee, or failing it the manager, may appoint a replacement security trustee which is an authorized trustee corporation under the Australian Corporations Act 2001 with the approval of the corresponding rating agencies.

      The security trustee may retire as security trustee of a trust on 3 months notice. If the security trustee retires, it may appoint an authorized trustee corporation to act in its place with the approval of the manager, which must not be unreasonably withheld, and the corresponding rating agencies. If the security trustee does not propose a replacement by one month prior to the date of its retirement, the manager is entitled to appoint a substitute security trustee which must be an authorized trustee corporation approved by the corresponding rating agencies.

      If a substitute security trustee has not been appointed at a time when the position of security trustee becomes vacant, the manager must act as security trustee and must promptly convene a meeting of Voting Secured Creditors of the corresponding trust who may by Extraordinary Resolution appoint a replacement security trustee. While the manager acts as security trustee, it is entitled to the security trustee's fee.

     AMENDMENT

      The issuer trustee, the manager, the security trustee and the US Dollar note trustee may alter, add to or revoke any provision of a security trust deed relating to a series, subject to the limitations described below, if the alteration, addition or revocation:

       o in the opinion of the security trustee is made to correct a manifest error or is of a formal, technical or administrative nature only;

       o in the opinion of the security trustee, or of a lawyer instructed by the security trustee, is necessary or expedient to comply with the provisions of any law or regulation or with the requirements of any statutory authority;

       o in the opinion of the security trustee is appropriate or expedient as a consequence of an alteration to any law or regulation or altered requirements of the government of any jurisdiction or any governmental agency or any decision of any court including an alteration, addition or revocation which is appropriate or expedient as a result of an alteration to Australia's tax laws or any ruling by the Australian Commissioner or Deputy Commissioner of Taxation or any governmental announcement or statement or any decision of any court, which has or may have the effect of altering the manner or basis of taxation of trusts generally or of trusts similar to the trust under the security trust deed; or

       o in the opinion of the security trustee is otherwise desirable for any reason.

      If any alteration, addition or revocation referred to in the last bullet point above, in the opinion of the US Dollar note trustee, affects the US Dollar noteholders only or in a manner differently to Secured Creditors generally, alters the terms of the US Dollar notes or is materially prejudicial to the interests of US Dollar noteholders, the alteration, addition or revocation will not be effective unless the consent of US Dollar noteholders owning 75% of the aggregate Invested Amount of the US Dollar notes is obtained.

      Any alteration, addition or revocation must be notified to the corresponding rating agencies 5 Business Days in advance.

      The US Dollar note trustee will be entitled to assume that any proposed alteration, addition or revocation will not be materially prejudicial to the interests of the US Dollar noteholders if each of the corresponding rating agencies confirms in writing that if the alteration, addition or revocation is effected this will not lead to a reduction, qualification or withdrawal of the then rating given to the US Dollar notes by the rating agency.

      If any alteration, addition or revocation referred to above effects or purports to effect a Payment Modification it will not be effective as against a given US Dollar noteholder unless consented to by that US Dollar noteholder.

THE LIQUIDITY FACILITY

     GENERAL

      Unless otherwise specified in the prospectus supplement for a series, a liquidity facility agreement will be entered into in respect of each series between the issuer trustee, the manager and Commonwealth Bank as liquidity facility provider. Unless otherwise specified in the prospectus supplement for a series, the principal terms of the liquidity facility agreement for each series will be as follows.

     ADVANCES AND FACILITY LIMIT

      Under the liquidity facility agreement for a series, the liquidity facility provider will agree to make advances to the issuer trustee for the purpose of meeting shortfalls in relation to the corresponding trust as described in the prospectus supplement for the series.

      The liquidity facility provider will agree to make advances to the issuer trustee up to the liquidity limit. The liquidity limit will be equal to the least of:

       o  the amount specified in the corresponding prospectus supplement;

       o  the Performing Housing Loans Amount at that time for that series; and


       o the amount agreed by the liquidity facility provider, the manager and the rating agencies for that series.

  CONDITIONS PRECEDENT TO DRAWING

      The liquidity facility provider will only be obliged to make an advance if:

       o no event of default under the liquidity facility exists or will result from the provision of the advance;

       o the representations and warranties by the issuer trustee and the manager in any transaction document relating to the corresponding series are true and correct as of the date of the drawdown notice and the drawdown; and

       o other than statutory priorities, the liquidity facility provider has not received notice of any security interest ranking in priority to or equal with its security interest under the security trust deed relating to that series.

     INTEREST AND FEES UNDER THE LIQUIDITY FACILITY

      Interest will accrue daily on the principal outstanding under the liquidity facility at the relevant Australian bank bill rate plus a margin, calculated on the number of days elapsed and a 365 day year. Interest will be payable in arrears on each distribution date specified in the relevant prospectus supplement to the extent that funds are available for this purpose in accordance with the series supplement. Unpaid interest will be capitalized and will accrue interest from the date not paid.

      A commitment fee with respect to the unutilized portion of the liquidity limit will accrue daily, calculated on the number of days elapsed and a 365 day year. The commitment fee will be payable in arrears on each distribution date specified in the relevant prospectus supplement to the extent that funds are available for this purpose in accordance with the series supplement.

      The interest rate and the commitment fee under the liquidity facility may be varied by agreement between the liquidity facility provider, the issuer trustee and the manager. However, the corresponding rating agencies must be notified of any proposed variation and the interest rate and the commitment fee will not be varied if this would result in the reduction, qualification or withdrawal of any credit rating of a note or redraw bond of the series.

     REPAYMENT OF LIQUIDITY ADVANCES

      Advances under a liquidity facility will be repayable on the following distribution date from the funds available for this purpose in accordance with the series supplement.

     DOWNGRADE OF LIQUIDITY FACILITY PROVIDER

      Unless otherwise specified in the relevant prospectus supplement, if the liquidity facility provider does not have short term credit ratings of at least A-1 by Standard & Poor's and P-1 by Moody's, it must within 5 Business Days, or longer if agreed by the rating agencies, deposit in the collections account of each trust an amount equal to the unutilized portion of the liquidity limit for that trust. Following this, all drawings under the liquidity facility will be made from the deposit relating to that trust. If the liquidity facility provider regains the required credit ratings, the unutilized portion of that deposit will be repaid to it.

     EVENTS OF DEFAULT UNDER THE LIQUIDITY FACILITY AGREEMENT

      The following will be events of default under the liquidity facility agreement relating to a series:

       o the issuer trustee as trustee of the related trust fails to pay to the liquidity facility provider any amount owing to it under the liquidity facility agreement within 10 Business Days of its due date where funds are available for this purpose under the corresponding series supplement;

       o the issuer trustee alters the priority of payments under the transaction documents relating to the trusts without the consent of the liquidity facility provider; and

       o an event of default occurs under the security trust deed relating to the trust and any enforcement action is taken under that security trust deed.

     CONSEQUENCES OF AN EVENT OF DEFAULT

      At any time after an event of default under the liquidity facility agreement relating to a series, the liquidity facility provider may do all or any of the following:

       o declare all moneys actually or contingently owing under the liquidity facility agreement immediately due and payable; and

       o  terminate the liquidity facility.

     TERMINATION

      The liquidity facility relating to a series will terminate upon the earlier to occur of:

       o  the date specified in the corresponding prospectus supplement;

       o the date on which the liquidity facility provider declares the liquidity facility terminated following an event of default under the liquidity facility or where it becomes unlawful or impossible to maintain or give effect to its obligations under the liquidity facility;

       o the date one month after all notes and redraw bonds relating to the trust are redeemed;

       o the distribution date upon which the issuer trustee, as directed by the manager, appoints a replacement liquidity facility provider for the trust, provided that each corresponding rating agency has confirmed that this will not result in a reduction, qualification or withdrawal of any credit rating assigned by it to the notes or redraw bonds of the trust; and

       o the date on which the liquidity limit is reduced to zero by agreement between the liquidity facility provider, the manager and the corresponding rating agencies.

     INCREASED COSTS

      If, by reason of any change in law or its interpretation or administration or because of compliance with any request from any fiscal, monetary, or other governmental agency, the liquidity facility provider in relation to a trust incurs new or increased costs, obtains reduced payments or returns or becomes liable to make any payment based on the amount of advances outstanding under the liquidity facility agreement, the issuer trustee as trustee of the trust must pay the liquidity facility provider an amount sufficient to indemnify it against that cost, increased cost, reduction or liability.

OTHER LIQUIDITY ENHANCEMENT

     GENERAL

      If stated in the prospectus supplement for a series, liquidity enhancement for a series may, in addition to or instead of the liquidity facility, be provided by way of principal draws or another method of liquidity enhancement as described in the relevant prospectus supplement.

     PRINCIPAL DRAWS

      Unless otherwise specified in the relevant prospectus supplement, interest collections on the housing loans and other income receipts of a trust are used to pay interest on the notes and redraw bonds and other expenses of the trust while principal collections on the housing loans and other principal receipts of the trust are used to repay principal on the notes and redraw bonds and to make other principal payments of the trust.

      However, if stated in the relevant prospectus supplement, if there are insufficient income receipts of a trust to be applied on a distribution date toward payment of interest on the notes and redraw bonds and other expenses of the trust, the manager may direct the issuer trustee to allocate some or all of the principal collections on the housing loans and other principal receipts of the trust towards meeting the shortfall. Such an application is referred to as a principal draw. Unless otherwise specified in the relevant prospectus supplement, any principal draws will be reimbursed from available interest collections and other income of the trust on subsequent distribution dates so as to be applied towards principal payments of the trust, including repayment of the notes and redraw bonds.

      The relevant prospectus supplement will set out the circumstances in which principal draws will be made and reimbursed.


THE STANDBY REDRAW FACILITY


     GENERAL

      A standby redraw facility agreement will be entered into in respect of each series between the issuer trustee, the manager and Commonwealth Bank as standby redraw facility provider. Unless otherwise specified in the prospectus supplement for a series the principal terms of the standby redraw facility agreement for each series will be as follows.


     ADVANCES AND FACILITY LIMIT

      Under the standby redraw facility agreement for a series, the standby redraw facility provider will agree to make advances to the issuer trustee for the purpose of reimbursing redraws and further advances made by a seller to the corresponding trust as described in the prospectus supplement for that series.

      The standby redraw facility provider will agree to make advances to the issuer trustee up to the redraw limit. The redraw limit will be equal to the lesser of:

       o  the amount specified in the corresponding prospectus supplement; and

       o  the Performing Housing Loans Amount at that time for that series,

or such greater or lesser amount agreed by the standby redraw facility provider, the manager and the rating agencies for that series.


     CONDITIONS PRECEDENT TO DRAWING

      The standby redraw facility provider will only be obliged to make an advance if:

       o no event of default under the standby redraw facility exists or will result from the provision of the advance;

       o the representations and warranties by the issuer trustee in any transaction document relating to the corresponding series are true and correct as of the date of the drawdown notice and the drawdown; and

       o other than statutory priorities, the standby redraw facility provider has not received notice of any security interest ranking in priority to or equal with its security under the security trust deed relating to that series.


     INTEREST AND FEES UNDER THE STANDBY REDRAW FACILITY

      Interest will accrue daily on the principal outstanding under the standby redraw facility, adjusted for principal charge-offs and principal charge-off reimbursements as described below, at the relevant Australian bank bill rate plus a margin, calculated on the number of days elapsed and a 365 day year. Interest will be payable in arrears on each distribution date specified in the relevant prospectus supplement to the extent that funds are available for this purpose in accordance with the series supplement. Unpaid interest will be capitalized and will accrue interest from the date not paid.

      A commitment fee with respect to the unutilized portion of the redraw limit will accrue daily, calculated on the number of days elapsed and a 365 day year. The commitment fee will be payable in arrears on each distribution date specified in the relevant prospectus supplement to the extent that funds are available for this purpose in accordance with the series supplement.

      The interest rate and the commitment fee under a standby redraw facility may be varied by agreement between the standby redraw facility provider, the issuer trustee and the manager. However, the corresponding rating agencies must be notified of any proposed variation and the interest rate and the commitment fee will not be varied if this would result in the reduction, qualification or withdrawal of any credit rating of a note or redraw bond of a series.


     REPAYMENT OF STANDBY REDRAW ADVANCES

      Advances under a standby redraw facility will be repayable on the following distribution date specified in the relevant prospectus supplement from the funds available for this purpose in accordance with the series supplement.

      However, in certain circumstances, the principal outstanding under a standby redraw facility for a series may be reduced by way of principal charge-off or increased by a reimbursement of principal charge-offs, as described in the prospectus supplement for that series. The amount of principal to be repaid under a standby redraw facility on a distribution date is the outstanding principal as reduced by any principal charge-offs or increased by any principal charge-off reimbursements.


     EVENTS OF DEFAULT UNDER THE STANDBY REDRAW FACILITY AGREEMENT

      The following will be events of default under the standby redraw facility relating to a series:

       o the issuer trustee as trustee of the related trust fails to pay to the standby redraw facility provider any amount owing under the standby redraw facility agreement within 10 Business Days of its due date where funds are available for this purpose under the corresponding series supplement;

       o the issuer trustee alters the priority of payments under the transaction documents relating to the trust without the consent of the standby redraw facility provider; and

       o an event of default occurs under the security trust deed relating to the trust and any enforcement action is taken under that security trust deed.

     CONSEQUENCES OF AN EVENT OF DEFAULT

      At any time after an event of default under the standby redraw facility agreement relating to a series, the standby redraw facility provider may do all or any of the following:

       o declare all moneys actually or contingently owing under the standby redraw facility agreement immediately due and payable; and

       o  terminate the standby redraw facility.

     TERMINATION

      The term of the standby redraw facility for a series will be 364 days from the date of the corresponding standby redraw facility agreement. The term may be renewed at the option of the standby redraw facility provider if it receives a request for an extension from the manager 60 days prior to the scheduled termination. If the standby redraw facility provider agrees to an extension, the term of the standby redraw facility will be extended to the date specified by the standby redraw facility provider, which must not be more than 364 days, subject to any further agreed extension.

      The standby redraw facility for a series will terminate upon the earlier to occur of the following:

       o the date on which the standby redraw facility provider declares the standby redraw facility terminated following an event of default under the standby redraw facility or where it becomes unlawful or impossible to maintain or give effect to its obligations under the standby redraw facility; and

       o 364 days from the date of the corresponding standby redraw facility agreement or any extension as set out above.

     INCREASED COSTS

      If by reason of any change in law or its interpretation or administration or because of compliance with any request from any fiscal, monetary or other governmental agency, the standby redraw facility provider in relation to a trust incurs new or increased costs, obtains reduced payments or returns or becomes liable to any payment based on the amount of advances outstanding under the standby redraw facility agreement, the issuer trustee as trustee of the trust must pay the standby redraw facility provider an amount sufficient to indemnify it against that cost, increased cost, reduction or liability.

REDRAW BONDS

      Unless otherwise specified in the prospectus supplement for a series, in certain circumstances, as specified in the relevant prospectus supplement, the manager may direct the issuer trustee to issue redraw bonds. The redraw bonds will be denominated in Australian dollars and will be issued only in Australia.

      The manager must not direct the issuer trustee to issue redraw bonds unless it considers that on the following distribution date, taking into account that issue of redraw bonds and any repayments of principal and principal charge-offs or reimbursement of principal charge-offs on the redraw bonds expected on that distribution date, the aggregate Stated Amount of all redraw bonds will not exceed the limit specified in the prospectus supplement, or such other amount agreed between the manager and the rating agencies and notified to the issuer trustee.

      Before issuing any redraw bonds, the issuer trustee must receive written confirmation from each rating agency that the proposed issue of redraw bonds will not result in a reduction, qualification or withdrawal of any credit rating assigned by that rating agency to a note or redraw bond.

      The prospectus supplement for each series may contain a description of additional or different provisions relating to the issue of redraw bonds of that series.

INTEREST RATE SWAPS

      If stated in the prospectus supplement, the issuer trustee will enter into one or more basis swaps and fixed rate swaps with Commonwealth Bank. The actual swap agreements may vary for each series of notes depending upon the types of housing loan products included in the trust for that series. The prospectus supplement for each series will identify the interest rate swaps for that series and the terms for each interest rate swap. Unless otherwise stated in the prospectus supplement, an ISDA Master Agreement, as amended by a schedule thereto, will govern each of the interest rate swaps. Each swap entered into will be confirmed by a written confirmation.

CURRENCY SWAPS

      If stated in the prospectus supplement, the issuer trustee will enter into one or more currency swaps with one or more currency swap providers. Collections on the housing loan will be denominated in Australian dollars and amounts received under any basis swap and any fixed rate swap are likely to be denominated in Australian dollars. However, in most instances, and unless otherwise stated in the relevant prospectus supplement, the payment obligations of the issuer trustee on the US Dollar notes will be denominated in a currency other than Australian dollars. In these cases, to hedge its currency exposure, the issuer trustee may enter into one or more swap agreements with the currency swap providers. The actual swap agreements may vary for each series of notes. The prospectus supplement for each series will identify and describe the currency swaps and currency swap providers for that series and the terms for each currency swap. If stated in the prospectus supplement, Commonwealth Bank may be the swap provider for one or more of the currency swaps. Unless otherwise stated in the prospectus supplement, an ISDA Master Agreement, as amended by a schedule thereto, will govern each of the currency swaps. Each swap entered into will be confirmed by a written confirmation.

CREDIT ENHANCEMENT

     TYPES OF ENHANCEMENTS

      If stated in the prospectus supplement, credit enhancement may be provided for one or more classes of a series of notes in relation to a trust. Credit enhancement is intended to enhance the likelihood of full payment of principal and interest due on the US Dollar notes and to decrease the likelihood that noteholders will experience losses. Unless otherwise specified in the prospectus supplement, the credit enhancement for a class or series of notes will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and accrued interest. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, noteholders of any class or series will bear their allocated share of losses, as described in the prospectus supplement.

      Credit enhancement may be in one or more of the following forms:

       o  the subordination of one or more classes of the notes of the series;

       o  primary mortgage insurance on all or a portion of the housing loans;

       o  a pool mortgage insurance policy;

       o  the utilization of excess available income of the series;

       o  the establishment of one or more reserve funds;

       o  overcollateralisation;

       o  letters of credit;

       o  surety bonds;

       o  a minimum principal payment agreement;

       o  other insurance, guarantees and similar instruments or agreements; or

       o another method of credit enhancement described in the relevant prospectus supplement.

     SUBORDINATION

      If stated in the prospectus supplement, a series of notes may provide for the subordination of payments to one or more subordinate classes of notes. In this case, scheduled payments of principal, principal prepayments, interest or any combination of these items that otherwise would have been payable to holders of one or more classes of subordinate notes will instead be payable to holders of one or more classes of senior notes under the circumstances and to the extent specified in the prospectus supplement. If stated in the prospectus supplement, losses on defaulted housing loans may be borne first by the various classes of subordinate notes and thereafter by the various classes of senior notes. The prospectus supplement will set forth information concerning the amount of subordination of a class or classes in a series, the circumstances in which this subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

     PRIMARY MORTGAGE INSURANCE POLICY

      In order to reduce the likelihood that noteholders will experience losses, Commonwealth Bank or any other seller specified in the prospectus supplement for a series may, if stated in the respective prospectus supplement, require borrowers with loan-to-value ratios greater than a percentage specified in the prospectus supplement to obtain primary mortgage insurance. Commonwealth Bank or any other seller specified in the relevant prospectus supplement will equitably assign its interest in these policies, if any, to the issuer trustee after receiving the consent of the insurers.

      Unless otherwise stated in the prospectus supplement, the amount of coverage under each policy will be the amount owed on the related housing loan, including unpaid principal, accrued interest at any non-default rate up to specified dates, fines, fees, charges and proper enforcement costs, less all amounts recovered from enforcement of the mortgage.

     POOL MORTGAGE INSURANCE POLICY

      In order to decrease the likelihood that noteholders will experience losses the issuer trustee may, if stated in the prospectus supplement, obtain one or more pool mortgage insurance policies. The pool mortgage insurance policy will cover the housing loans specified in the prospectus supplement. Subject to the limitations described in the prospectus supplement, the policy will cover loss by reason of default in payments on the housing loans up to the amounts specified in the prospectus supplement and for the periods specified in the prospectus supplement. The servicer will agree to act in accordance with the terms of any pool mortgage insurance policy obtained and to present claims thereunder to the pool mortgage insurer on behalf of itself, the issuer trustee and the noteholders. However, the pool mortgage insurance policy is not a blanket policy against loss. Claims under a pool mortgage insurance policy may only be made regarding a loss by reason of default insofar as the insurance policy applies to the relevant housing loan, and only upon satisfaction of specific conditions precedent as described in the prospectus supplement.

      Unless otherwise stated in the prospectus supplement, the original amount of coverage under any pool mortgage insurance policy will be reduced over the life of the related series of notes by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool mortgage insurer upon the disposition of all foreclosed properties. The amount of claims paid will include expenses incurred by the servicer on the foreclosed properties. Accordingly, if aggregate net claims paid under any pool mortgage insurance policy reach the original policy limit, coverage under that pool mortgage insurance policy may be exhausted and any further losses may be borne by one or more classes of noteholders.

     EXCESS AVAILABLE INCOME

      In order to decrease the likelihood that the noteholders will experience principal losses, if stated in the prospectus supplement, the issuer trustee will apply interest collections on the housing loans and other income of the trust remaining after payments of interest on the notes and redraw bonds and the trust's other expenses to reimburse noteholders for principal charge offs allocated to the notes. These reimbursements will be allocated to the class or classes of notes, and to the redraw bonds and the standby redraw facility, in the manner described in the prospectus supplement.

  RESERVE FUND

      If specified in the relevant prospectus supplement, one or more reserve funds will be established for a series with an entity specified in the prospectus supplement. The prospectus supplement will state whether or not the reserve fund will be part of the assets of the related trust. The reserve fund may be funded with an initial cash or other deposit or from collections on the housing loans or other sources, in either case in the manner specified in the prospectus supplement. The prospectus supplement will specify the manner and timing of distributions from the amounts in the reserve fund, which may include making payments of principal and interest on the notes and payment of other expenses of the relevant trust. The prospectus supplement will set forth the required reserve fund balance, if any, and when and to what extent the required reserve fund balance may be reduced. The prospectus supplement will further specify how any funds remaining in the reserve fund will be distributed after termination of the related trust or reduction of the required reserve fund balance to zero.

     OVERCOLLATERALIZATION

      If specified in the relevant prospectus supplement, credit enhancement for a series of notes may be provided by overcollateralization where the principal amount of the housing loans exceeds the principal amount of the notes. The prospectus supplement for the series will specify the manner in which the interest in the excess amount of the housing loans is held by Commonwealth Bank or any other seller and the extent to which the level of overcollateralization must be maintained while the US Dollar notes are outstanding.

     LETTER OF CREDIT

      Credit enhancement for a series of notes may be provided by the issuance of one or more letters of credit by a bank or financial institution specified in the relevant prospectus supplement. The maximum obligation of the issuer of the letter of credit will be to honor requests for payment in an aggregate fixed dollar amount, net of unreimbursed payments under the letter of credit, as specified in the prospectus supplement. The duration of coverage and the amount and frequency and circumstances of any reduction in coverage provided by the letter of credit for a series will be described in the prospectus supplement.

     MINIMUM PRINCIPAL PAYMENT AGREEMENT

      If specified in the relevant prospectus supplement, the issuer trustee will enter into a minimum principal payment agreement with an entity meeting the criteria of the rating agencies, under which agreement that entity will provide payments on some or all of the notes of the series in the event that aggregate scheduled principal payments and/or prepayments on the assets of the trust for that series are not sufficient to make payments on those notes to the extent specified in the prospectus supplement. The provisions of such an agreement will be more fully described in the prospectus supplement.

     GUARANTEED INVESTMENT CONTRACT

      If specified in the relevant prospectus supplement, the issuer trustee for a series will enter into a guaranteed investment contract or an investment agreement with an entity specified in such prospectus supplement. Pursuant to the agreement, all or a portion of the amounts which would otherwise be held in the collection account would be invested with the entity specified in the prospectus supplement and earn an agreed rate of return. The issuer trustee would be entitled to withdraw amounts invested pursuant to the agreement in the manner specified in the prospectus supplement. The prospectus supplement for a series pursuant to which such an agreement is used will contain a description of the terms of the agreement.


     OTHER INSURANCE, GUARANTEES AND SIMILAR INSTRUMENTS OR AGREEMENTS

      If stated in the prospectus supplement, a series may also include insurance, guarantees or similar arrangements for the purpose of:

       o maintaining timely payments or providing protection against losses on the assets included in a trust;

       o  paying administrative expenses; or

       o establishing a minimum reinvestment rate on the payments made in respect of the assets or a minimum principal payment rate on the assets of a trust.


SERVICING OF THE HOUSING LOANS


     APPOINTMENT AND OBLIGATIONS OF SERVICER

      Commonwealth Bank will be appointed as servicer of the housing loans on the terms set out in the series supplement for each series. Unless otherwise specified in the prospectus supplement for a series, the principal terms of Commonwealth Bank's appointment as servicer will be as follows.


     GENERAL SERVICING OBLIGATION

      The servicer will be required to administer the housing loans of a series in the following manner:

       o  in accordance with the corresponding series supplement;

       o in accordance with the servicer's procedures manual and policies as they apply to those housing loans, which are under regular review and may change from time to time in accordance with business judgment and changes to legislation and guidelines established by relevant regulatory bodies; and

       o to the extent not covered by the preceding paragraphs, in accordance with the standards and practices of a prudent lender in the business of originating and servicing retail home loans.

      The servicer's actions in servicing the housing loans will be binding on the issuer trustee, whether or not such actions are in accordance with the servicer's obligations. The servicer will be entitled to delegate its duties under the series supplement. The servicer at all time will remain liable for the acts or omissions of any delegate to the extent that those acts or omissions constitute a breach of the servicer's obligations.

  POWERS

      The function of servicing the housing loans of a series will be vested in the servicer and it will be entitled to service the housing loans to the exclusion of the issuer trustee. The servicer will have a number of express powers, which include the power:

       o to release a borrower from any amount owing where the servicer has written-off or determined to write-off that amount or where it is required to do so by a court or other binding authority;

       o subject to the preceding paragraph, to waive any right in respect of the housing loans and their securities, except that the servicer may not increase the term of a housing loan beyond 30 years from its settlement date unless required to do so by law or by the order of a court or other binding authority or if, in its opinion, such an increase would be made or required by a court or other binding authority;

       o to release or substitute any security for a housing loan in accordance with the relevant mortgage insurance policy;

       o to consent to subsequent securities over a mortgaged property for a housing loan, provided that the security for the housing loan retains priority over any subsequent security for at least the principal amount and accrued and unpaid interest on the housing loan plus any extra amount determined in accordance with the servicer's procedures manual and policies;

       o to institute litigation to recover amounts owing under a housing loan, but it is not required to do so if, based on advice from internal or external legal counsel, it believes that the housing loan is unenforceable or such proceedings would be uneconomical;

       o to take other enforcement action in relation to a housing loan as it determines should be taken; and

       o to compromise, compound or settle any claim in respect of a mortgage insurance policy or a general insurance policy in relation to a housing loan or a mortgaged property for a housing loan.

  UNDERTAKINGS BY THE SERVICER

      The servicer will undertake, among other things, the following:

       o upon being directed by the issuer trustee following a Perfection of Title Event in relation to a series, it will promptly take all action required or permitted by law to assist the issuer trustee to perfect the issuer trustee's legal title to the housing loans and related securities of that series;

       o to make reasonable efforts to collect all moneys due under the housing loans and related securities of that series and, to the extent consistent with the corresponding series supplement, to follow such normal collection procedures as it deems necessary and advisable;

       o to comply with its material obligations under each mortgage insurance policy which is an asset of the trust;

       o it will notify the issuer trustee if it becomes actually aware of the occurrence of any Servicer Default or Perfection of Title Event in relation to a series;

       o it will obtain and maintain all authorizations, filings and registrations necessary to properly service the housing loans; and

       o subject to the provisions of the Australian Privacy Act and its duty of confidentiality to its clients, it will promptly make available to the manager, the auditor of the corresponding trust and the issuer trustee any books, reports or other oral or written information and supporting evidence of which the servicer is aware that they reasonably request with respect to the trust or the assets of the trust or with respect to all matters in respect of the activities of the servicer to which the corresponding series supplement relates.

     ADMINISTER INTEREST RATES

      The servicer will set the interest rates to be charged on the variable rate housing loans and the monthly installment to be paid in relation to each housing loan. Subject to the next paragraph, while Commonwealth Bank is the servicer, it must charge the same interest rates on the variable rate housing loans in the pool as it does for housing loans of the same product type which have not been assigned to the issuer trustee.

      Unless one or more interest rate swaps are in place with respect to a trust to hedge any mismatch between the interest earned on the housing loans and the expenses of the trust, then, while any notes or redraw bonds are outstanding, the servicer must, subject to applicable laws, adjust the rates at which interest set-off benefits are calculated under the mortgage interest saver accounts in relation to the housing loans to rates which produce an amount of income which is sufficient to ensure that the issuer trustee has sufficient funds to comply with its obligations under the relevant transaction documents as they fall due. If rates at which such interest set-off benefits are calculated have been reduced to zero and the amount of income produced by the reduction of the rates on the mortgage interest saver accounts is not sufficient, the servicer must, subject to applicable laws, including the Australian Consumer Credit Code, ensure that the weighted average of the variable rates charged on the housing loans is sufficient, assuming that all relevant parties comply with their obligations under the housing loans and the transaction documents, to ensure that issuer trustee has sufficient funds to comply with its obligations under the transaction documents as they fall due.

     COLLECTIONS

      The servicer will receive collections on the housing loans from borrowers. The servicer must deposit any collections into the collections account of the corresponding trust within 5 Business Days following its receipt. However, unless specified otherwise in the relevant prospectus supplement, if the collections account for a trust is permitted to be maintained with the servicer and:

       o the servicer has short term credit ratings of A-1+ from Standard & Poor's and P-1 from Moody's, it may retain collections until 10:00 am on the distribution date for the relevant collection period;

       o the servicer has short term credit ratings of no lower than A-1 from Standard & Poor's and P-1 from Moody's, it may retain collections until 10.00 am on the distribution date for the relevant collection period. However, while the sum of all collections held by the servicer and the value of any Authorized Short-Term Investments which are with, or issued by, a bank or financial institution which has a short-term credit rating of A-1 from Standard & Poor's, exceeds 20% of the aggregate of the Stated Amounts of the notes and redraw bonds, the servicer will only be entitled to retain any additional collections received for 2 Business Days following receipt;

       o the servicer has no credit ratings or has short term credit ratings of lower than A-1 from Standard & Poor's or lower than P-1 from Moody's, it may retain collections for 2 Business Days following receipt.

      After the applicable period referred to above, the servicer must deposit the collections into the collections account of the applicable trust.

      If collections are retained by the servicer in accordance with the first two paragraphs above, the servicer may retain any interest and other income derived from those collections but must when depositing the collections into the collections account also deposit interest on the collections retained equal to the interest that would have been earned on the collections if they had been deposited in the collections account within 5 Business Days of their receipt by the servicer.

     SERVICING COMPENSATION AND EXPENSES

      The servicer will be entitled to a monthly fee in respect of each series, payable in arrears on each distribution date specified in the relevant prospectus supplement. The servicer's fee may be varied by agreement between the income unitholder, the manager and the servicer provided that the corresponding rating agencies are notified and the servicer's fee is not varied if it would cause a reduction, qualification or withdrawal in the credit rating of a note or redraw bond of the series.

      The servicer must pay from its own funds all expenses incurred in connection with servicing the housing loans except for certain specified expenses in connection with, amongst other things, the enforcement of any housing loan or its related securities, the recovery of any amounts owing under any housing loan or any amount repaid to a liquidator or trustee in bankruptcy pursuant to any applicable law, binding code, order or decision of any court, tribunal or the like or based on advice of the servicer's legal advisers, which amounts are recoverable from the assets of the trust.

     LIABILITY OF THE SERVICER

      The servicer will not be liable for any loss incurred by any noteholder, any redraw bondholder, any creditor of a trust or any other person except to the extent that such loss is caused by a breach by the servicer or any delegate of the servicer of the corresponding series supplement or any fraud, negligence or willful default by the servicer. In addition, the servicer will not be liable for any loss in respect of a default in relation to a housing loan in excess of the amount outstanding under the housing loan at the time of default less any amounts that the issuer trustee has received or is entitled to receive under a mortgage insurance policy in relation to that housing loan.

  REMOVAL, RESIGNATION AND REPLACEMENT OF THE SERVICER

      If the issuer trustee determines that the performance by the servicer of its obligations under a series supplement relating to a series is no longer lawful and there is no reasonable action that the servicer can take to remedy this, or a Servicer Default is subsisting, the issuer trustee must by notice to the servicer immediately terminate the rights and obligations of the servicer in relation to the housing loans of that series and appoint another bank or appropriately qualified organization to act in its place.

      Unless specified otherwise in the related prospectus supplement, a SERVICER DEFAULT in relation to a series will occur if:

       o the servicer fails to remit any collections or other amounts received within the time periods specified in the corresponding series supplement and that failure is not remedied within 5 Business Days, or such longer period as the issuer trustee may agree, of notice of that failure given by the manager or the issuer trustee;

       o the servicer fails to prepare and transmit the information required by the manager by the date specified in the corresponding series supplement and that failure is not remedied within 20 Business Days, or such longer period as the issuer trustee may agree, of notice of that failure given by the manager or the issuer trustee and has or will have an Adverse Effect in relation to that trust as reasonably determined by the issuer trustee;

       o a representation, warranty or certification made by the servicer in a transaction document, or in any certificate delivered pursuant to a transaction document in relation to that series, proves incorrect when made and has or will have an Adverse Effect in relation to that series as reasonably determined by the issuer trustee and is not remedied within 60 Business Days after receipt by the servicer of notice from the issuer trustee requiring remedy;

       o  an Insolvency Event occurs in relation to the servicer;

       o if the servicer is a seller and is acting as custodian, it fails to deliver all the mortgage documents to the issuer trustee following a document transfer event in accordance with the corresponding series supplement and does not deliver to the issuer trustee the outstanding documents within 20 Business Days of receipt of a notice from the issuer trustee specifying the outstanding documents;

       o the servicer fails to adjust the rates on the mortgage interest saver accounts or fails to maintain the required threshold rate on the housing loans where an appropriate interest rate swap is not in place and that failure is not remedied within 20 Business Days of its occurrence; or

       o the servicer breaches its other obligations under a transaction document in relation to that series and that breach has or will have an Adverse Effect in relation to that series as reasonably determined by the issuer trustee and:

           o the breach is not remedied within 20 Business Days after receipt of notice from the trustee or manager requiring its remedy; and

           o the servicer has not paid satisfactory compensation to the issuer trustee.

      The servicer may voluntarily retire as the servicer of the housing loans relating to a series if it gives the issuer trustee 3 months' notice in writing or such lesser period as the servicer and the issuer trustee agree. Upon retirement the servicer may appoint in writing any other corporation approved by the issuer trustee, acting reasonably. If the servicer does not propose a replacement by one month prior to its proposed retirement, the issuer trustee may appoint a replacement.

      Pending the appointment of a new servicer, the issuer trustee will act as servicer and will be entitled to the servicer's fee.

      The appointment of a substitute servicer in relation to a series is subject to confirmation from the corresponding rating agencies that the appointment will not cause a reduction, qualification or withdrawal in the credit ratings of the notes or redraw bonds of that series.

CUSTODY OF THE HOUSING LOAN DOCUMENTS

     DOCUMENT CUSTODY

      Unless otherwise stated in the prospectus supplement for a series the servicer will act as custodian in relation to all documents relating to the housing loans, a seller's securities and, where applicable, the certificates of title to property subject to those securities, until a transfer of the housing loan documents to the issuer trustee for a series as described below.

      Unless otherwise specified in the prospectus supplement for a series, the principal terms of the servicer's appointment as custodian will be as follows.

     RESPONSIBILITIES AS CUSTODIAN

      The servicer's duties and responsibilities as custodian will include:

       o holding the housing loan documents in accordance with its standard safe keeping practices and in the same manner and to the same extent as it holds its own documents;

       o marking and segregating the security packages containing the housing loan documents in a manner to enable easy identification by the issuer trustee when the issuer trustee is at the premises where the housing loan documents are located with a letter provided by that seller explaining how those security packages are marked or segregated;

       o  maintaining reports on movements of the housing loan documents;

       o providing to the issuer trustee prior to the closing date for a series and quarterly thereafter a file, as provided by each seller, containing certain information in relation to the storage of the housing loan documents and the borrower, mortgaged property and housing loan account number in relation to each housing loan; and

       o curing any deficiencies noted by the auditor in a document custody audit report for that series.

     AUDIT

      The servicer will be audited by the auditor of each trust on an annual basis in relation to its compliance with its obligations as custodian of the housing loan documents for that trust and will be instructed to provide a document custody audit report. The document custody audit report will grade the servicer from "A" (good) to "D" (adverse). If the servicer receives an adverse document custody audit report in relation to that trust, the issuer trustee must instruct the auditor to conduct a further document custody audit report.

     TRANSFER OF HOUSING LOAN DOCUMENTS

      If:

       o an adverse document custody audit report for a trust is provided by the auditor and a further report, conducted no earlier than one month nor later than two months after the first report, is also an adverse report for that trust;

       o the issuer trustee replaces Commonwealth Bank as the servicer for that trust when entitled to do so; or

       o the long term debt rating of the servicer is downgraded below BBB by Standard & Poor's or Baa2 by Moody's or such other rating as is agreed between the manager, the servicer and the relevant rating agency, the servicer, upon notice from the issuer trustee, will transfer custody of the housing loan documents for that trust to the issuer trustee. This obligation will be satisfied if the servicer delivers the housing loan documents in relation to 90% by number of the housing loans within 5 Business Days of that notice and the balance within 10 Business Days of that notice.

      In addition, if:

       o the issuer trustee declares that a Perfection of Title Event has occurred in relation to a trust other than a Servicer Default referred to in the next bullet point; or

       o the issuer trustee considers in good faith that a Servicer Default has occurred in relation to a trust as a result of a breach of certain of the servicer's obligations which has or will have an Adverse Effect in relation to that trust which is not remedied within the required period, and the issuer trustee serves a notice on the servicer identifying the reasons why it believes that has occurred, the servicer will, immediately following notice from the issuer trustee, transfer custody of the mortgage documents relating to that trust to the issuer trustee.

      The servicer, as custodian, will not be required to deliver housing loan documents that are deposited with a solicitor, acting on behalf of the servicer, a land titles office, a stamp duty office or a governmental agency or lost but will provide a list of these to the issuer trustee and deliver them upon receipt or take steps to replace them, as applicable.

  REAPPOINTMENT OF SERVICER AS CUSTODIAN

      The issuer trustee may, following a transfer of the housing loan documents of a trust, reappoint the servicer as custodian of those housing loan documents provided that the corresponding rating agencies confirm that this will not cause a reduction, qualification or withdrawal in the credit rating of any note or redraw bond of that trust.


CLEAN-UP AND EXTINGUISHMENT

      Commonwealth Bank, for itself and on behalf of any other seller specified in the prospectus supplement for a series, will have certain rights to extinguish the issuer trustee's interest in the housing loans for a series and the related securities, mortgage insurance policies and other rights, or to otherwise regain the benefit of the housing loans and the related securities, mortgage insurance policies and other rights, if:

       o the date on which the total principal outstanding on the housing loans of the series is less than 10% of the total principal outstanding on those housing loans on the cut-off date for that series has occurred or is expected to occur on or before the next distribution date; or

       o  both of the following events occur:

       o  either:

           o the next distribution date is the distribution date falling on the date specified for this purpose in the prospectus supplement, or

           o the issuer trustee will be entitled to redeem the notes and redraw bonds of the series because of the imposition of a withholding or other tax; and

       o Commonwealth Bank has previously notified the manager that the Australian Prudential Regulation Authority will permit it to exercise on behalf of itself and any other seller specified in the prospectus supplement its rights to extinguish the issuer trustee's interest in the housing loans of the series notwithstanding that the total principal outstanding on the housing loans of the series is greater than 10% of the total principal outstanding on those housing loans on the cut-off date for that series.

      Commonwealth Bank may only exercise those rights by paying to the issuer trustee for the relevant series on a distribution date specified in the relevant prospectus supplement the amount determined by the manager to be the aggregate of the Fair Market Value as at the last day of the immediately preceding accrual period of the housing loans for that series. If any notes or redraw bonds of a series are outstanding Commonwealth Bank will not be able to exercise those rights unless the amount to be paid by Commonwealth Bank to the issuer trustee will be sufficient to redeem those notes and redraw bonds. In addition, Commonwealth Bank may not exercise those rights where the issuer trustee's right to redeem the notes and redraw bonds of a series arises from the imposition of a tax or duty applicable only to the

US Dollar notes and the holders of 75% of the aggregate Invested Amount of the US Dollar notes have elected that they do not require the issuer trustee to redeem the US Dollar notes.

      The prospectus supplement for a series may specify additional or different provisions for that series in relation to the extinguishment of the issuer trustee's interest in the housing loans of that series.


CHANGE TO TRANSACTION DOCUMENTS

      Unless specified otherwise in the prospectus supplement for a series, and subject to the provisions described above in relation to amendments to the master trust deed, US Dollar notes, a US Dollar note trust deed, a series supplement or a security trust deed, the issuer trustee and the manager may agree to amend any transaction document of a series, and may enter into new transaction documents for a series, after the relevant US Dollar notes have been issued and without the consent of US Dollar noteholders of that series, provided that each rating agency for that series has advised the manager that this will not result in a reduction, qualification or withdrawal of the ratings given to the notes of that series by that rating agency.


                      PREPAYMENT AND YIELD CONSIDERATIONS

      The following discussions of prepayment and yield considerations is intended to be general in nature and reference is made to the discussion in each prospectus supplement regarding prepayment and yield considerations.

     GENERAL

      The rate of principal payments and aggregate amount of distributions on the notes and the yield to maturity of the notes will relate to the rate and timing of payments of principal on the housing loans. The rate of principal payments on the housing loans will in turn be affected by the amortization schedules of the housing loans and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the housing loans due to defaults, casualties, condemnations and repurchases by a seller. Subject to the payment of any applicable fees and break costs, in the case of fixed rate loans, the housing loans may be prepaid by the mortgagors at any time.

     PREPAYMENTS

      Prepayments, liquidations and purchases of the housing loans, including the optional purchase of the remaining housing loans in connection with the termination of a trust, will result in early distributions of principal amounts on the notes.

      Since the rate of payment of principal of the housing loans cannot be predicted and will depend on future events and a variety of factors, we cannot assure you as to the rate of payment or the rate of principal prepayments. The extent to which the yield to maturity of any note may vary from the anticipated yield will depend upon the following factors:

       o  the degree to which a note is purchased at a discount or premium; and


       o the degree to which the timing of payments on the note is sensitive to prepayments, liquidations and purchases of the housing loans.

      A wide variety of factors, including economic, demographic, geographic, legal, tax, social and other factors may affect the trust's prepayment experience with respect to the housing loans. For example, under Australian law, unlike the law of the United States, interest on loans used to purchase a principal place of residence is not ordinarily deductible for taxation purposes.

      There is no assurance that the prepayment of the housing loans included in the related trust will conform to any level of any prepayment standard or model specified in the prospectus supplement.


     WEIGHTED AVERAGE LIVES

      The weighted average life of a note refers to the average amount of time that will elapse from the date of issuance of the note to the date the amount in respect of principal repayable under the note is reduced to zero.

      Usually greater than anticipated principal prepayments will increase the yield on notes purchased at a discount and will decrease the yield on notes purchased at a premium. The effect on yield due to principal prepayments occurring at a rate that is faster or slower than the rate anticipated will not be entirely offset by a subsequent similar reduction or increase, as applicable, in the rate of principal payments. The amount and timing of delinquencies and defaults on the housing loans and the recoveries, if any, on defaulted housing loans and foreclosed properties will also affect the weighted average life of the notes.

                                 THE SERVICER

SERVICING OF HOUSING LOANS

      Under the series supplement for a series Commonwealth Bank will be appointed as the initial servicer of the housing loans with a power to delegate to related companies within the Commonwealth Bank group. The day to day servicing of the housing loans will be performed by the servicer at Commonwealth Bank's loan processing centers, presently located in Sydney, Melbourne, Brisbane, Perth and Adelaide, and at the retail branches of Commonwealth Bank and any other seller identified in the supplemental prospectus for that series and telephone banking and marketing centers. Servicing procedures undertaken by loan processing centers include partial loan security discharges, loan security substitutions, consents for subsequent mortgages and arrears management. Customer enquiries will be dealt with by the retail branches and telephone banking and marketing centers. For a further description of the duties of the servicer, see "Description of the Transaction Documents--The Servicing of the Housing Loans".

COMMONWEALTH BANK--COLLECTION AND ENFORCEMENT PROCEDURES

      Pursuant to the terms of the housing loans, borrowers must make the minimum repayment due under the terms and conditions of the housing loans, on or before each monthly installment due date. A borrower may elect to make his or her repayments weekly or fortnightly so long as the equivalent of the minimum monthly repayment is received on or before the monthly installment due date. Borrowers often select repayment dates to coincide with receipt of their salary or other income. In addition to payment to a retail branch by cash or check, housing loan repayments may be made by direct debit to a nominated bank account or direct credit from the borrower's salary by their employer.

      A housing loan is subject to action in relation to arrears of payment whenever the monthly repayment is not paid by the monthly installment due date. However, under the terms of the housing loans, borrowers may prepay amounts which are additional to their required monthly repayments to build up a "credit buffer," being the difference between the total amount paid by them and the total of the monthly repayments required to be made by them. If a borrower subsequently fails to make some or all of a required monthly repayment, the servicing system will apply the amount not paid against the credit buffer until the total amount of missed payments exceeds the credit buffer. The housing loan will be considered to be arrears only in relation to that excess. See "Commonwealth Bank Residential Loan Program--Payment Holidays" in this prospectus.

      Commonwealth Bank's automated collections system identifies all housing loan accounts which are in arrears and produces lists of those housing loans. The collection system allocates overdue loans to designated collection officers within Commonwealth Bank who take action in relation to the arrears.

      Actions taken by Commonwealth Bank in relation to delinquent accounts will vary depending on a number of elements, including the following and, if applicable, with the input of a mortgage insurer:

       o  arrears history;

       o  equity in the property; and

       o  arrangements made with the borrower to meet overdue payments.

      If satisfactory arrangements cannot be made to rectify a delinquent housing loan, legal notices are issued and recovery action is initiated by Commonwealth Bank. This includes, if Commonwealth Bank obtains possession of the mortgaged property, ensuring that the mortgaged property supporting the housing loan still has adequate general home owner's insurance and that the upkeep of the mortgaged property is maintained. Recovery action is arranged by experienced collections staff in conjunction with internal or external legal advisers. A number of sources of recovery are pursued including the following:

       o  voluntary sale by the mortgagor;

       o  guarantees;

       o  government assistance schemes;

       o  mortgagee sale; and

       o  claims on mortgage insurance.

      It should be noted that Commonwealth Bank reports all actions that it takes on overdue housing loans to the relevant mortgage insurer where required in accordance with the terms of the mortgage insurance policies.

      The prospectus supplement for a series may specify different or additional collection and enforcement procedures for Commonwealth Bank and the collection and enforcement procedures for any other seller relating to that series.


COMMONWEALTH BANK--COLLECTION AND ENFORCEMENT PROCESS

      When a housing loan is more than 7 days delinquent, a letter is issued to the borrower to seek full and immediate clearance of all arrears. In the absence of successful contact, a phone call is made to the borrower. If the housing loans have a direct debit payment arrangement, a sweep of the nominated account is made to rectify the arrears.

      When a housing loan reaches 60 days delinquent, a default notice is sent advising the borrower that if the matter is not rectified within a period of 30 days, Commonwealth Bank is entitled to commence enforcement proceedings without further notice. Normally a further notice will be issued to a borrower on an account which is 90 days delinquent advising the borrower that failure to comply within 30 days will result in Commonwealth Bank exercising its power of sale. At 120 days delinquent, a letter of demand and notice to vacate is issued to the borrower, followed by a statement of claim at 150 days delinquent.

      Once a statement of claim is served, Commonwealth Bank can then enter judgment in the Supreme Court. The borrower is given up to 40 days to file a notice of appearance and defense and, failing this, Commonwealth Bank will then have judgment entered and will apply for a writ of possession whereby the sheriff will set an eviction date. Appraisals and valuations are ordered and a reserve price is set for sale by way of auction or private treaty. These time frames assume that the borrower has either taken no action or has not honored any commitments made in relation to the delinquency to the satisfaction of the Commonwealth Bank and the mortgage insurers.

      It should also be noted that the mortgagee's ability to exercise its power of sale on the mortgaged property is dependent upon the statutory restrictions of the relevant state or territory as to notice requirements. In addition, there may be factors outside the control of the mortgagee such as whether the mortgagor contests the sale and the market conditions at the time of sale. These issues may affect the length of time between the decision of the mortgagee to exercise its power of sale and final completion of the sale.

      The prospectus supplement for a series may specify different or additional collection and enforcement processes for Commonwealth Bank and the collection and enforcement processes for any other seller relating to that series.


                                USE OF PROCEEDS

      The issuer trustee will apply all or substantially all of the net proceeds from the sale of US Dollar notes of each series, after exchange under any applicable currency swap, for one or more of the following purposes as specified in the relevant pricing supplement:

       o  to purchase the assets of the trust;

       o to repay indebtedness which has been incurred to obtain funds to acquire the assets of the trust;

       o to establish any reserve funds described in the prospectus supplement; and

       o to pay costs of structuring and issuing the notes, including the costs of obtaining any credit enhancement.

      If so specified in the prospectus supplement, the purchase of the assets of the trust for a series may be effected by an exchange of notes with the seller of such assets of the trust.


                      LEGAL ASPECTS OF THE HOUSING LOANS

      The following discussion is a summary of the material legal aspects of Australian retail housing loans and mortgages. It is not an exhaustive analysis of the relevant law. Some of the legal aspects are governed by the law of the applicable State or Territory. Laws may differ between States and Territories. The summary does not reflect the laws of any particular jurisdiction or cover all relevant laws of all jurisdictions in which a mortgaged property may be situated, although it reflects the material aspects of the laws of New South Wales (except where it expressly provides otherwise), without referring to any specific legislation of that State.


GENERAL

      There are two parties to a mortgage. The first party is the mortgagor, who is either the borrower or, where the relevant loan is guaranteed and the guarantee is secured by a mortgage, the guarantor. The mortgagor grants the mortgage over its property. The second party is the mortgagee, who is the lender. Each housing loan will be secured by a mortgage which has a first ranking priority in respect of the mortgaged property over all other mortgages granted by the relevant borrower or guarantor and over all unsecured creditors of the borrower or guarantor, except in respect of certain statutory rights such as some rates and taxes, which are granted statutory priority. Each borrower under the housing loans is prohibited under its loan documents from creating another mortgage or other security interest over the relevant mortgaged property without the consent of the seller of that housing loan.


NATURE OF HOUSING LOANS AS SECURITY

      There are a number of different forms of title to land in Australia. The most common form of title in Australia is "Torrens title."

      "Torrens title" land is freehold or leasehold title, interests in which are created by registration in one or more central land registries of the relevant State or Territory. Each parcel of land is represented by a specific certificate of title. The original certificate is retained by the registry, and in most States a duplicate certificate is issued to the owner. Pro forma instruments are used to register most dealings with the relevant land.

      Ordinarily the relevant certificate of title, or any registered plan referred to in it, will reveal the position and dimensions of the land, the present owner, and any mortgages, registered easements and other dealings to which it is subject. In some jurisdictions, leases of more than three years are required to be registered. Otherwise, leases are generally not registered. The certificate is conclusive evidence, except in limited circumstances, such as fraud, of the matters stated in it.

      Some Torrens title property securing housing loans and thus comprised in the mortgaged property, will be "strata title," "stratum title" or "residential Crown leasehold."


     STRATA TITLE AND STRATUM TITLE

      "Strata title" and "stratum title" were developed to enable the creation of, and dealings with, apartment units which are similar to condominiums in the United States, and are governed by the legislation of the State or Territory in which the property is situated. Under both strata title and stratum title, each proprietor has title to, and may freely dispose of, their apartment unit. Certain parts of the property, such as the land on which the building is erected, the stairwells, entrance lobbies and the like, are known as "common property" and are held by an "owners corporation" or a "service company" for the benefit of the individual proprietors. All proprietors are members of the owners corporation or service company, which is vested with the control, management and administration of the common property and the strata scheme generally, for the benefit of the proprietors. In general, the owners corporation or service company will have a charge, either registered or created by statute, over the units of its members to secure fees payable by the members or will have rights enforceable against any assignee of a member. This charge, or those rights as a matter of practice, will take priority over the mortgage securing the housing loan.

      Only Torrens title land can be the subject of strata or stratum title in this way, and so the provisions referred to in this section in relation to Torrens title apply to the title in an apartment unit held by a strata or stratum proprietor.

     RESIDENTIAL CROWN LEASEHOLD

      All land in the Australian Capital Territory is owned by the Commonwealth of Australia and is subject to a leasehold system of land title known as Crown leasehold. Mortgaged residential property in that jurisdiction comprises a Crown lease and developments on the land are subject to the terms of that lease. Any such lease:

       o cannot have a term exceeding 99 years, although the term can be extended in effect under a straightforward administrative process, whereby the existing lease is surrendered and a new lease is granted for a term not exceeding 99 years, unless the Commonwealth or Australian Capital Territory Government considers that the land is required for a public purpose; and

       o  is subject to a nominal rent of 5 cents per annum on demand.

      As with other Torrens title land, the mortgagor's leasehold interest in the land is entered in a central register and, subject to some exceptions, the mortgagor may deal with its residential leasehold interest, including granting a mortgage over the property, without consent from the government.

      In all cases where mortgaged property consists of a leasehold interest, the unexpired term of the lease exceeds the term of the housing loan secured by that mortgaged property.

      Leasehold property may become subject to native title claims. Native title has only quite recently been recognized by Australian courts. Native title to particular property is based on the traditional laws and customs of indigenous Australians and is not necessarily extinguished by grants of Crown leases over that property. The extent to which native title exists over property, including property subject to a Crown lease, depends on how that property was previously used by the indigenous claimants asserting native title, and whether the native title has been extinguished by the granting of the leasehold interest. If the lease confers the right of exclusive possession over the property, which is typically the case with residential leases, the current view is that native title over the relevant property would be extinguished. Whether a lease confers exclusive possession will depend on a construction of the lease and the legislation under which the lease was granted.

     TAKING SECURITY OVER LAND

      The law relating to the granting of securities over real property is made complex by the fact that each State and Territory has separate governing legislation. The following is a brief overview of some issues involved in taking security over land.

      Under Torrens title, registration of a mortgage using the prescribed form executed by the mortgagor is required in order for the mortgagee to obtain both the remedies of a mortgagee granted by statute and the relevant priorities against other secured creditors. To this extent, the mortgagee is said to have a legal or registered title. However, registration does not transfer title in the property and the mortgagor remains as legal owner. Rather, the Torrens mortgage operates as a statutory charge. The mortgagee does not obtain an estate in the property but does have an interest in the land which is marked on the register and the certificate of title for the property. A search of the register by any subsequent creditor or proposed creditor will reveal the existence of the prior mortgage.

      In most States and Territories, a mortgagee will retain a duplicate certificate of title which mirrors the original certificate of title held at the relevant land registry office. Although the certificate is not a document of title as such, the procedure for replacement is sufficiently onerous to act as a deterrent against most mortgagor fraud. Failure to retain the certificate may in certain circumstances constitute negligent conduct resulting in a postponement of the mortgagee's priority to a later secured creditor.

      In Queensland, under the Land Title Act 1994, duplicate certificates of title are no longer issued to mortgagees as a matter of practice. A record of the title is stored on computer at the land registry office and the mortgage is registered on that computerized title.

      Once the mortgagor has repaid his or her debt, a discharge executed by the mortgagee is lodged with the relevant registrar by the mortgagor or the mortgagee and the mortgage is noted as having been released.

     EACH SELLER AS MORTGAGEE

      Commonwealth Bank, or any other seller specified in the prospectus supplement for a series, as applicable, is, and until a Perfection of Title Event in relation to that series occurs, intends to remain the registered mortgagee of all the mortgages originated by it. The borrowers will not be aware of the equitable assignment of the housing loans and mortgages to the issuer trustee.

      Prior to any Perfection of Title Event in relation to a series, Commonwealth Bank, as servicer, will undertake any necessary enforcement action with respect to defaulted housing loans and mortgages relating to that series. Following a Perfection of Title Event in relation to a series, the issuer trustee will be entitled, under an irrevocable power of attorney granted to it by each seller, to be registered as mortgagee of the applicable mortgages. Until that registration is achieved, the issuer trustee or the manager will be entitled to lodge caveats on the register publicly to notify its interest in the applicable mortgages (and must do so if it has not commenced to take all necessary steps to perfect its legal title within 30 Business Days of its declaration that a Perfection of Title Event has occurred).

ENFORCEMENT OF REGISTERED MORTGAGES

      Subject to the discussion in this section, if a borrower defaults under a housing loan, the loan documents provide that all moneys under the housing loan may be declared immediately due and payable. In Australia, a lender may sue to recover all outstanding principal, interest and fees under the personal covenant of a borrower contained in the loan documents to repay those amounts. In addition, the lender may enforce a registered mortgage in relation to the defaulted loan. Enforcement may occur in a number of ways, including the following:

       o The mortgagee may enter into possession of the property. If it does so, it does so in its own right and not as agent of the mortgagor, and so may be personally liable for mismanagement of the property and to third parties as occupier of the property.

       o The mortgagee may, in limited circumstances, lease the property to third parties.

       o The mortgagee may foreclose on the property. Under foreclosure procedures, the mortgagee extinguishes the mortgagor's title to the property so that the mortgagee becomes the absolute owner of the property, a remedy that is, because of procedural constraints, rarely used. If the mortgagee forecloses on the property, it loses the right to sue the borrower under the personal covenant to repay and can look only to the value of the property for satisfaction of the debt.

       o The mortgagee may appoint a receiver to deal with income from the property or exercise other rights delegated to the receiver by the mortgagee. A receiver is the agent of the mortgagor and so, unlike when the mortgagee enters possession of property, in theory the mortgagee is not liable for the receiver's acts or as occupier of the property. In practice, however, the receiver will require indemnities from the mortgagee that appoints it.

       o The mortgagee may sell the property, subject to various duties to ensure that the mortgagee exercises proper care in relation to the sale. This power of sale is usually expressly contained in the mortgage documents, and is also implied in registered mortgages under the relevant Torrens title legislation. The Torrens title legislation prescribes certain forms and periods of notice to be given to the mortgagor prior to enforcement. A sale under a mortgage may be by public auction or private treaty. Once registered, the purchaser of property sold pursuant to a mortgagee's power of sale becomes the absolute owner of the property.

      A mortgagee's ability to call in all amounts under a housing loan or enforce a mortgage which is subject to the Australian Consumer Credit Code is limited by various demand and notice procedures which are required to be followed. For example, as a general rule enforcement cannot occur unless the relevant default is not remedied within 30 days after a default notice is given. Borrowers may also be entitled to initiate negotiations with the mortgagee for a postponement of enforcement proceedings.

PENALTIES AND PROHIBITED FEES

      Australian courts will not enforce an obligation of a borrower to pay default interest on delinquent payments if the court determines that the relevant default interest rate is a penalty. A default interest rate will not be a penalty if the amount payable on default is a genuine pre-estimate of the loss that the lender will suffer as a result of the default. The Australian Consumer Credit Code does not impose a limit on the rate of default interest, but a rate which is too high may entitle the borrower to have the loan agreement re-opened on the ground that it is unjust.

Under the Australian Corporations Act 2001, where a company is being wound up, a loan is voidable if it is an unfair loan. A loan will only be unfair if the interest or charges on the loan were extortionate when the loan was made or have become extortionate because of a variation.

      The Australian Consumer Credit Code requires that certain fees or charges to be levied by the lender must be provided for in the contract, otherwise they cannot be levied. The regulations under the Australian Consumer Credit Code may also from time to time prohibit certain fees and charges. There are none currently so prohibited. The Australian Consumer Credit Code also requires that establishment fees, early termination fees and prepayment fees must not be unconscionable otherwise they may be reduced or set aside.

BANKRUPTCY AND INSOLVENCY

      The insolvency of a natural person is governed by the provisions of the Bankruptcy Act 1966 of Australia, which is a federal statute. Generally, secured creditors of a natural person, such as mortgagees under real property mortgages, stand outside the bankruptcy. That is, the property of the bankrupt which is available for distribution by the trustee in bankruptcy does not include the secured property. The secured creditor may, if it wishes, prove, or file a claim, in the bankruptcy proceeding as an unsecured creditor in a number of circumstances, including if they have realized the related mortgaged property and their debt has not been fully repaid, in which case they can prove for the unpaid balance. Certain dispositions of property by a bankrupt may be avoided by the trustee in bankruptcy. These include where:

       o  the disposition was made to defraud creditors; or

       o the disposition was made by an insolvent debtor within a prescribed period and that disposition had the effect of giving a creditor a preference, priority or advantage over other creditors.

      The insolvency of a company is governed by the Australian Corporations Act 2001. Again, secured creditors generally stand outside the insolvency. However, a liquidator may avoid a housing loan or a mortgage which is voidable under the Australian Corporations Act 2001 because it is an uncommercial transaction, or an unfair preference to a creditor and that transaction occurs:


       o when the company is insolvent, or an act is done, or an omission is made, to give effect to the transaction when the company is insolvent, or the company becomes insolvent because of, or because of matters including, the entering into of the transaction or the doing of an act, or the making of an omission, to give effect to the transaction; and

       o within a prescribed period prior to the commencement of the winding up of the company.

      A liquidator may also avoid a housing loan if it is an unfair loan being a loan in relation to which an extortionate interest rate or charges are levied.

ENVIRONMENTAL

      Real property in Australia is subject to a range of environmental laws, which deal with issues such as planning regulation and land contamination. Most environmental laws in Australia are State-based, and laws may therefore vary among the various Australian States and Territories. Federal laws provide additional regulation in respect of some environmental issues.

      Most Australian jurisdictions have, or are proposing to introduce, legislation which addresses responsibility for contamination of land. Initial responsibility is usually (but not always) cast on the person whose activities are likely to have caused the contamination. However, in some circumstances, other classes of persons such as an owner or occupier of land may bear some responsibility at law for contamination of that land. These other classes of persons may include lenders or security holders, but generally only where they take possession or control of the land (for example, to enforce a security).

      Regulatory authorities usually have power to require persons whom they hold responsible for contaminated land to investigate the contamination and/or clean up the contamination. Alternatively, a regulatory authority may carry out investigation or clean up work itself and recover the cost of doing so from other persons held responsible for the contamination. Many jurisdictions provide for the recovery of costs of investigation and/or clean up as between persons who may be held responsible for the contamination. In addition, some jurisdictions provide for the creation of security interests over land to protect claims for contribution to these costs. This may give rise to issues of priority of security interests. The security interests may have priority over pre-existing mortgages. To the extent that the issuer trustee or a receiver appointed on its behalf incurs any such liabilities, it will be entitled to be indemnified out of the assets of the trust.


INSOLVENCY CONSIDERATIONS

      The structure of the Medallion program is intended to mitigate insolvency risk. For example, the equitable assignment of the housing loans by a seller to the issuer trustee should ensure that the housing loans are not assets available to the liquidator or creditors of the seller in the event of the insolvency of that seller. Similarly, the assets in a trust should not be available to other creditors of the issuer trustee in its personal capacity or as trustee of any other trust in the event of the insolvency of the issuer trustee.

      If any Insolvency Event occurs with respect to the issuer trustee in its capacity as trustee of a trust, the security trust deed relating to that trust may be enforced by the security trustee at the direction of the Voting Secured Creditors relating to that trust. See "Description of the Transaction Documents--The Security Trust Deed--Enforcement of the Charge". The security created by the security trust deed will stand outside any liquidation of the issuer trustee, and the assets the subject of that security will not be available to the liquidator or any creditor of the issuer trustee, other than a creditor which has the benefit of the security trust deed or is a creditor of the relevant trust with a right of subrogation to the issuer trustee's lien over the assets of the trust. The proceeds of enforcement of the security trust deed are to be applied by the security trustee as set out in "Description of the Transaction Documents--The Security Trust Deed--Priorities under the Security Trust Deed" in the prospectus supplement. If the proceeds from enforcement of the security trust deed for a series are not sufficient to redeem the US Dollar notes of that series in full, some or all of the US Dollar noteholders of that series will incur a loss.


TAX TREATMENT OF INTEREST ON AUSTRALIAN HOUSING LOANS

      Under Australian law, interest on loans used to purchase a person's primary place of residence is not ordinarily deductible for taxation purposes. Conversely, interest payments on loans and other non-capital expenditures relating to non-owner occupied properties that generate taxable income are generally allowable as tax deductions.


CONSUMER CREDIT CODE

      Under the Australian Consumer Credit Code, a borrower has the right to apply to a court to do the following, among other things:

       o vary the terms of a housing loan on the grounds of hardship or that it is an unjust contract;

       o reduce or cancel any interest rate payable on a housing loan if the interest rate is changed in a way which is unconscionable;

       o have certain provisions of a housing loan which are in breach of the legislation declared unenforceable;

       o obtain an order for a civil penalty against Commonwealth Bank or any other seller, as applicable, the amount of which may be set off against any amount payable by the borrower under the applicable housing loan; or

       o obtain restitution or compensation from the seller in relation to breaches of the Australian Consumer Credit Code in relation to a housing loan.

      The issuer trustee will become liable for compliance with the Australian Consumer Credit Code if it acquires legal title to the housing loans. It will take this legal title subject to any breaches of the Australian Consumer Credit Code by the seller. In particular, once the issuer trustee acquires legal title it may become liable to orders of the type referred to in the last two bullet points listed above in relation to breaches of the Australian Consumer Credit Code. Any order under the Australian Consumer Credit Code may affect the timing or amount of interest or principal payments or repayments under the relevant housing loan, which might in turn affect the timing or amount of interest or principal payments or repayments to you under the US Dollar notes. The servicer will indemnify the issuer trustee against any liability under the Australian Consumer Credit Code in relation to the trust where the events giving rise to that liability occur before the issuer trustee acquires legal title to the housing loans and against any such liability where the events giving rise to that liability occur after the issuer trustee acquires legal title to the housing loans to the extent that they arise from a Servicer Default or a failure of the servicer to comply with its obligations under any transaction document.

                   UNITED STATES FEDERAL INCOME TAX MATTERS

     OVERVIEW

      The following is a summary of the material United States federal income tax consequences of the purchase, ownership and disposition of the US Dollar notes by investors who are subject to United States federal income tax. This summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), proposed, temporary and final Treasury regulations under the Code, and published rulings and court decisions, all of which are subject to change, possibly retroactively, or to a different interpretation at a later date by a court or by the IRS. The parts of this summary which relate to matters of law or legal conclusions represent the opinion of Mayer, Brown, Rowe & Maw LLP, special United States federal tax counsel for the manager, and are as qualified in this summary. We have not sought and will not seek any rulings from the IRS about any of the United States federal income tax consequences we discuss, and we cannot assure you that the IRS will not take contrary positions.

      Mayer, Brown, Rowe & Maw LLP has prepared or reviewed the statements under the heading "United States Federal Income Tax Matters" and is of the opinion that these statements discuss all material United States federal income tax consequences to investors generally of the purchase, ownership and disposition of the US Dollar notes. However, the following discussion does not discuss and Mayer, Brown, Rowe & Maw LLP is unable to opine as to the unique tax consequences of the purchase, ownership and disposition of the US Dollar notes by investors that are given special treatment under the United States federal income tax laws, including:

       o  banks and thrifts;

       o  insurance companies;

       o  regulated investment companies;

       o  dealers in securities;

       o investors that will hold the notes as a position in a "straddle" for tax purposes or as a part of a "synthetic security," "conversion transaction" or other integrated investment comprised of the notes and one or more other investments;

       o  foreign investors;

       o  trusts and estates; and

       o pass-through entities, the equity holders of which are any of the foregoing.

      Additionally, the discussion regarding the US Dollar notes is limited to the United States income tax consequences to the initial investors and not to a purchaser in a secondary market and is limited to investors who will hold the US Dollar notes as "capital assets" within the meaning of Section 1221 of the Code.

      It is suggested that prospective investors consult their own tax advisors about the United States federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the US Dollar notes, including the advisability of making any election discussed under "Market Discount."

      The issuer trustee will be reimbursed for any United States federal income taxes imposed on it in its capacity as trustee of the trust out of the assets of the trust. Also, based on the representation of the manager that the trust does not and will not have an office in the United States, and that the trust is not conducting, and will not conduct any activities in the United States, other than in connection with its issuance of the US Dollar notes, in the opinion of Mayer, Brown, Rowe & Maw LLP, the issuer trustee will not be subject to United States federal income tax.

      We will agree, and if you purchase US Dollar notes, you will agree by your purchase of the notes, to treat the US Dollar notes as debt for United States Federal, State and local income and franchise tax purposes. In the opinion of Mayer, Brown, Rowe & Maw LLP, for United States Federal income tax purposes, the US Dollar notes will be characterized as debt of the issuer trustee. Each noteholder, by the acceptance of an offered note, will agree to treat the US Dollar notes as indebtedness for Federal income tax purposes.

      The prospectus supplement for a series will specify any additional material United States Federal income tax consequences for that series.


ORIGINAL ISSUE DISCOUNT, INDEXED SECURITIES, ETC.

      The discussion below assumes that all payments on the US Dollar notes are denominated in U.S. dollars, and that the offered notes are not indexed securities or strip notes. Additionally, the discussion assumes that the interest formula for the US Dollar notes meets the requirements for "qualified stated interest" under Treasury regulations, called the "OID Regulations," relating to original issue discount, or "OID." This discussion assumes that any original issue discount on the US Dollar notes is a de minimis amount, within the meaning of the OID Regulations. Under the OID Regulations, the offered notes will have original issue discount to the extent the principal amount of the US Dollar notes exceeds their issue price. Further, if the US Dollar notes have any original issue discount, it will be de minimis if it is less than 1/4% of the principal amount of the offered notes multiplied by the number of full years included in their term.


INTEREST INCOME ON THE US DOLLAR NOTES

      Based on the above assumptions, except as discussed below, the US Dollar notes will not be considered issued with original issue discount. If you buy US Dollar notes, you will be required to report as ordinary interest income the stated interest on the notes when received or accrued in accordance with your method of tax accounting. Such interest income will be considered foreign source income. Under the OID Regulations, if you hold a note issued with a de minimis amount of original issue discount, you must include this original issue discount in income, on a pro rata basis, as principal payments are made on the note. If you purchase a note for more or less than its principal amount, you will generally be subject, respectively, to the premium amortization or market discount rules of the Code, discussed below.


SALE OF NOTES

      Mayer, Brown, Rowe & Maw LLP, is of the opinion that if you sell a US Dollar note, you will recognize gain or loss equal to the difference between the amount realized on the sale, other than amounts attributable to, and taxable as, accrued interest, and your adjusted tax basis in the US Dollar note. Your adjusted tax basis in a note will equal your cost for the US Dollar note, decreased by any amortized premium and any payments other than interest made on the US Dollar note and increased by any market discount or original issue discount previously included in income. Any gain or loss will generally be a capital gain or loss, other than amounts representing accrued interest or market discount, and will be long-term capital gain or loss if the US Dollar note was held as a capital asset for more than one year. In the case of an individual taxpayer, the maximum long-term capital gains tax rate is lower than the maximum ordinary income tax rate. Any capital losses realized may be deducted by a corporate taxpayer only to the extent of capital gains and by an individual taxpayer only to the extent of capital gains plus $3,000 of other U.S. income.

MARKET DISCOUNT

      In the opinion of Mayer, Brown, Rowe & Maw LLP, you will be considered to have acquired a US Dollar note at a "market discount" to the extent the remaining principal amount of the note exceeds your tax basis in the note, unless the excess does not exceed a prescribed de minimis amount. If the excess exceeds the de minimis amount, you will be subject to the market discount rules of Sections 1276 and 1278 of the Code with regard to the note.

      In the case of a sale or other disposition of a US Dollar note subject to the market discount rules, Section 1276 of the Code requires that gain, if any, from the sale or disposition be treated as ordinary income to the extent the gain represents market discount accrued during the period the note was held by you, reduced by the amount of accrued market discount previously included in income.

      In the case of a partial principal payment of a US Dollar note subject to the market discount rules, Section 1276 of the Code requires that the payment be included in ordinary income to the extent the payment does not exceed the market discount accrued during the period the note was held by you, reduced by the amount of accrued market discount previously included in income.

      Generally, market discount accrues under a straight line method, or, at the election of the taxpayer, under a constant interest rate method. However, in the case of bonds with principal payable in two or more installments, such as the US Dollar notes, the manner in which market discount is to be accrued will be described in Treasury regulations not yet issued. Until these Treasury regulations are issued, you should follow the explanatory conference committee Report to the Tax Reform Act of 1986 for your accrual of market discount. This conference committee Report indicates that holders of these obligations may elect to accrue market discount either on the basis of a constant interest rate or as follows:

       o for those obligations that have original issue discount, market discount shall be deemed to accrue in proportion to the accrual of original issue discount for any accrual period; and

       o for those obligations which do not have original issue discount, the amount of market discount that is deemed to accrue is the amount of market discount that bears the same ratio to the total amount of remaining market discount that the amount of stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the obligation at the beginning of the accrual period.

      Under Section 1277 of the Code, if you incur or continue debt that is used to purchase a US Dollar note subject to the market discount rules, and the interest paid or accrued on this debt in any taxable year exceeds the interest and original issue discount currently includible in income on the note, deduction of this excess interest must be deferred to the extent of the market discount allocable to the taxable year. The deferred portion of any interest expense will generally be deductible when the market discount is included in income upon the sale, repayment, or other disposition of the indebtedness.

      Section 1278 of the Code allows a taxpayer to make an election to include market discount in gross income currently. If an election is made, the previously described rules of Sections 1276 and 1277 of the Code will not apply to the taxpayer.

      Due to the complexity of the market discount rules, we suggest that you consult your tax advisors as to the applicability and operation of these rules.


PREMIUM

      In the opinion of Mayer, Brown, Rowe & Maw LLP, you will generally be considered to have acquired a US Dollar note at a premium if your tax basis in the note exceeds the remaining principal amount of the note. In that event, if you hold a US Dollar note as a capital asset, you may amortize the premium as an offset to interest income under Section 171 of the Code, with corresponding reductions in your tax basis in the note if you have made an election under
Section 171 of the Code. Generally, any amortization is on a constant yield basis. However, in the case of bonds with principal payable in two or more installments, like the US Dollar notes, the previously discussed conference report, which indicates a Congressional intent that amortization be in accordance with the rules that will apply to the accrual of market discount on these obligations, should be followed for the amortization of such premium. We suggest that you consult your tax advisor as to the applicability and operation of the rules regarding amortization of premium.


BACKUP WITHHOLDING

      Mayer, Brown, Rowe & Maw LLP is of the opinion that, backup withholding taxes will be imposed on payments to you on interest paid, and original issue discount accrued, if any, on the US Dollar notes if, upon issuance, you fail to supply the manager or its broker with a certified statement, under penalties of perjury, containing your name, address, correct taxpayer identification number, and a statement that you are not required to pay backup withholding taxes. The backup withholding rate is currently 28%. For payments made after 2010, the backup withholding rate will be increased to 31%. Exempt investors, such as corporations, tax-exempt organizations, qualified pension and profit sharing trusts, individual retirement accounts or non-resident aliens who provide certification of their status as non-resident are not subject to backup withholding. Information returns will be sent annually to the IRS by the manager and to you stating the amount of interest paid, original issue discount accrued, if any, and the amount of tax withheld from payments on the US Dollar notes. We suggest that you consult your tax advisors about your eligibility for, and the procedure for obtaining, exemption from backup withholding.


                             AUSTRALIAN TAX MATTERS

      The following statements with respect to Australian taxation are the material tax consequences to the US Dollar noteholders of purchasing, holding or disposing of the US Dollar notes and are based on factual advice received by the manager and represent the opinions of Clayton Utz, Australian Tax Counsel for Commonwealth Bank. It is suggested that purchasers of US Dollar notes should consult their own tax advisers concerning the consequences, in their particular circumstances under Australian tax laws and the laws of any other taxing jurisdiction, of the ownership of or any dealing in the US Dollar notes.

      The prospectus supplement for a series will specify any additional material tax consequences with respect to Australian taxation.


PAYMENTS OF PRINCIPAL, PREMIUMS AND INTEREST

      Under existing Australian tax law in the opinion of Clayton Utz, Australian Tax Counsel for Commonwealth Bank, non-resident holders of notes or interests in any global note, other than persons holding such securities or interest as part of a business carried on, at or through a permanent establishment in Australia, are not subject to Australian income tax on payments of interest or amounts in the nature of interest, other than interest withholding tax, which is currently 10%, on interest or amounts in the nature of interest paid on the notes.

      Australian residents who hold such securities or interests as part of a business carried on, at or through a permanent establishment in a country outside Australia are also subject to interest withholding tax, and may also be subject to Australian income tax, on payments of interest or amounts in the nature of interest.

      Pursuant to section 128F of the Income Tax Assessment Act 1936 of the Commonwealth of Australia, an exemption from Australian interest withholding tax applies provided all prescribed conditions are met. Where the section 128F exemption applies, the income ceases to be subject to Australian income tax.

      These conditions in section 128F are:

       o the issuer trustee is a company, which for section 128F purposes includes a company acting as a trustee of an Australian trust estate, provided that all the beneficiaries are companies, that is a resident of Australia, or a non-resident carrying on business through an Australian permanent establishment, when it issues the notes and when interest, as defined in section 128A(1AB) of the Income Tax Assessment Act 1936, is paid; and

       o the notes, or a global bond or note or interests in such a global bond or note, were issued in a manner which satisfied the public offer test as prescribed under section 128F of the Income Tax Assessment Act 1936.

      The issuer trustee will seek to issue the US Dollar notes and interests in any global US Dollar note in a way that will satisfy the public offer test and otherwise meet the requirements of section 128F of the Income Tax Assessment Act 1936 including by listing the US Dollar notes.

      The public offer test for US Dollar Notes will not be satisfied if the issuer trustee knew or had reasonable grounds to suspect that the US Dollar notes were being or would later be acquired directly or indirectly by an associate of the issuer trustee within the meaning of that section, other than in the capacity of a dealer, manager or underwriter in relation to the placement of a note. "Associate" for these purposes is widely defined and means, generally speaking, in relation to an issuer acting in the capacity of a trustee, its associated companies, the beneficiaries of the trust, and any "associates" of those beneficiaries. Thus the relevant associates of the issuer trustee in the present case will be the associates of Perpetual Trustee Company Limited, in its capacity as trustee, that is, Commonwealth Bank as a unitholder of a trust and the associates of Commonwealth Bank and the other beneficiaries of the trust, if any, from time to time.

      In the opinion of Clayton Utz, the exemption from Australian withholding tax will also not apply to interest paid by the issuer trustee to an associate of the issuer trustee within the meaning of section 128F of the Income Tax Assessment Act 1936, which, as discussed, would be an associate of a unitholder, if, at the time of the payment, the issuer trustee knows, or has reasonable grounds to suspect, that the person is an associate of the issuer trustee.

      In a press release dated 29 August 2001, the Minister for Financial Services and Regulation and the Assistant Treasurer announced that, with effect from 29 August 2001, the definition of "associate" for the purposes of Section 128F would be amended to exclude certain entities that would otherwise satisfy the definition, being entities that are:

       o  Australian residents;

       o non-residents carrying on business at or through a permanent establishment in Australia; or

       o non-residents who are acting in the capacity of a clearing house, paying agent, custodian or funds manager.

      These amendments, if passed, are expected to make it easier for the public offer test to be satisfied. Legislation to give effect to these amendments has not been introduced into Parliament and no indication has been given by the Australian Government when this will occur.

      If, for any reason, the interest paid by the issuer trustee is not exempt from interest withholding tax, the treaty titled "Convention for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income" between the United States and Australia or a similar treaty between Australia and another country apart from the United States may apply. The treaty between the United States and Australia provides that interest which has its source in Australia, and to which a United States resident, as defined in the treaty and who is entitled to the benefit of the treaty, is beneficially entitled, may be taxed in Australia, but that any tax charged shall not exceed 10% of the gross amount of interest. However, this provision will not apply where the indebtedness giving rise to the interest entitlement is effectively connected with:

       o the United States resident beneficial owner's permanent establishment, at or through which it carries on business in Australia; or

       o the United States resident beneficial owner's fixed base, situated in Australia, from which it performs independent personal services.

      The treaty between the United States and Australia has been amended by the Protocol entered into on 27 September 2001, which has effect in Australia, in relation to interest derived by United States residents, on or after 1 July, 2003 or following ratification, whichever is later. The effect of the Protocol is that withholding tax may not be charged in respect of interest arising in Australia on or after 1 July, 2003 if the United States resident that is beneficially entitled to the interest is a financial institution as defined or a United States government entity as described below and in either case is entitled to the benefit of the treaty pursuant to Article 16 of the treaty as amended by the Protocol.

      In the case of a financial institution, as defined in Article 11(3)(b) of the treaty as amended by the Protocol, that is a United States resident , no tax may be charged on the interest provided the financial institution is unrelated to and dealing wholly independently with the payer and the interest is not paid as part of an arrangement involving back-to-back loans or similar arrangements.

      A United States government entity covers the United States, a political or administrative sub-division or local authority thereof, any other body exercising governmental functions in the United States, or a bank performing central banking functions in the United States.

      If a US Dollar noteholder is an Australian resident withholding tax of 48.5% must be deducted, unless that US Dollar noteholder supplies the issuer trustee with its Australian Business Number or Tax File Number. An Australian resident that is a US Dollar noteholder may also be subject to Australian income tax in respect of interest derived from the notes.

      On July 1, 2001 the New Business Tax System (Debt and Equity) Act 2001 took effect. This Act addresses the classification of arrangements as either debt or equity. The amendments only affect a trust in relation to the definition of a debt interest; the amendments in relation to the definition of an equity interest do not apply to a trust. In the opinion of Clayton Utz, on the basis that the US Dollar notes provide that the noteholders will have a non-contingent right to the return of the face value of the notes, plus the applicable interest, the US Dollar notes will be classified as debt instruments.


PROFIT ON SALE

      Under existing Australian law, in the opinion of Clayton Utz, non-resident holders of notes will not be subject to Australian income tax on profits derived from the sale or disposal of the notes provided that:

       o the notes are not held, and the sale or disposal does not occur, as part of a business carried on, at or through a permanent establishment in Australia; and

       o  the profits do not have an Australian source.

      The source of any profit on the disposal of notes will depend on the factual circumstances of the actual disposal. Where the notes are acquired and disposed of pursuant to contractual arrangements entered into and concluded outside Australia, and the seller and the purchaser are non-residents of Australia and do not have a business carried on, at or through a permanent establishment in Australia, the profit would not be expected to have an Australian source.

      However, there are specific withholding tax rules that can apply to treat a portion of the sale price of notes as interest for withholding tax purposes and which amounts are not covered by the exemption conditions in section 128F of the Income Tax Assessment Act. These rules can apply when:

       o notes are sold for any amount in excess of their issue price prior to maturity to a purchaser who is either a resident who does not acquire the notes in the course of carrying on business in a country outside Australia at or through a permanent establishment in that country or a non-resident that acquires the notes in the course of carrying on a business in Australia at or through a permanent establishment in Australia; or

       o notes are sold to an Australian resident or to a non-resident in connection with a business carried on, at or through a permanent establishment in Australia by the non-resident in connection with a "washing arrangement" as defined in section 128A(1AB) of the Income Tax Assessment Act.

GOODS AND SERVICES TAX

      From 1 July, 2000, a goods and services tax is payable by all entities which make taxable supplies in Australia. If an entity, such as the issuer trustee, makes any taxable supply on or after July 1, 2000, it will have to pay goods and services tax equal to 1/11th of the total consideration that it received for that supply. However, on the basis of the current goods and services tax legislation and regulations, in the opinion of Clayton Utz, the issue of the US Dollar notes and the payment of interest or principal on the US Dollar notes to you will not be taxable supplies.

      If the supply is

       o "GST free," the issuer trustee does not have to remit goods and services tax on the supply and can obtain input tax credits for goods and services taxes included in the consideration provided for acquisitions relating to the making of this supply; or

       o "input taxed," which includes financial supplies, the issuer trustee does not have to remit goods and services tax on the supply, but may not be able to claim input tax credits for goods and services tax included in any expenses in making this supply, unless the expenses are eligible for a reduced input tax credit.

      The services which are provided to the issuer trustee are expected to be taxable supplies for goods and services tax purposes. Where this is the case, it will be the service provider who is liable to pay goods and services tax in respect of that supply. Under the goods and services tax legislation, the consideration of goods and services acquired is treated as inclusive of the goods and services tax, unless the supply agreement states otherwise. The service provider must rely on a contractual provision to increase the consideration to recoup the amount of that goods and services tax from the issuer trustee. Under the series supplement, the issuer trustee's fee will only be able to be increased by reference to the issuer trustee's goods and services tax liability, if any, if:

       o the issuer trustee and the manager agree or, failing agreement, the issuer trustee's goods and services tax liability is determined by an expert; and

       o the increase will not result in the reduction, qualification or withdrawal of the credit rating of any notes or redraw bonds.

      The manager and the servicer may agree to adjust the manager's fee and the servicer's fee provided that the adjustment will not result in the reduction, qualification or withdrawal of the credit rating of any notes or redraw bonds.

      If amounts payable by the issuer trustee are treated as the consideration for a taxable supply under the goods and services tax legislation and are increased by reference to the relevant supplier's goods and services tax liability, the issuer trustee may be restricted in its ability to claim an input tax credit for that increase and the expenses of the trust will increase, resulting in a decrease in the funds available to the trust to pay you.

      However, the issuer trustee may be entitled to a reduced input tax credit for some of the supplies made to the issuer trustee by service providers where the acquisition relates to the making of financial supplies. Where available, the amount of the reduced input tax credit is currently 75% of the GST which is payable by the service provider on the taxable supplies made to the issuer trustee. The availability of reduced input tax credits will reduce the extent to which the expenses of the trust will increase.

      The goods and services tax may increase the cost of repairing or replacing damaged properties offered as security for housing loans. However, it is a condition of each seller's loan contract and mortgage documentation that the borrower must maintain full replacement value property insurance at all times during the loan term.

      The goods and services tax legislation, in certain circumstances, treats the issuer trustee as making a taxable supply if it enforces a security by selling the mortgaged property and applying the proceeds of sale to satisfy the housing loan. The issuer trustee will have to account for goods and services tax out of the sale proceeds, with the result that the remaining sale proceeds may be insufficient to cover the unpaid balance of the related loan. However, the general position is that a sale of residential property is an input taxed supply for goods and services tax purposes and so the enforced sale of property which secures the housing loans will generally not be treated as a taxable supply under these provisions. As an exception, the issuer trustee may still have to account for goods and services tax out of the proceeds of sale recovered when a housing loan is enforced where the borrower carries on an enterprise which is registered for goods and services tax purposes, uses the mortgaged property as an asset of its enterprise and any of the following are relevant:

       o  the property can no longer be used as a residence; or

       o the property is used as commercial residential premises such as a hostel or boarding house; or

       o the borrower is the first vendor of the property--the borrower built the property and the property was not used for residential accommodation before December 2, 1998; or

       o the borrower has undertaken substantial renovation of the property since December 2, 1998; or

       o the mortgaged property is sold otherwise than to be used predominantly as a residence.

      Any reduction as a result of goods and services tax in the amount recovered by the issuer trustee when enforcing the housing loans will decrease the funds available to the trust to pay you to the extent not covered by the mortgage insurance policies. The extent to which the issuer trustee is able to recover an amount on account of the goods and services tax, if any, payable on the proceeds of sale in the circumstances described in this section, will depend on the terms of the related mortgage insurance policy.


TAX REFORM PROPOSALS

      Each trust will be structured in a manner so that, based on the opinion of Clayton Utz, Australian tax counsel for the manager, of Australian tax law and the rulings and approach of the Australian Commissioner of Taxation, and subject to certain assumptions regarding the operation of the trust, neither the trust nor the issuer trustee, in its capacity as trustee of the trust, will be liable to Australian income tax. However, we note the following proposed reforms.


     ENTITY TAXATION

      The Treasurer has released exposure draft legislation which taxes "non-fixed trusts" on an entity basis (New Business Tax System (Entity Taxation) Bill 2000).

      However, on February 27, 2001 the Treasurer withdrew this proposed legislation. Further consultation is expected to take place as well as discussions with the Board of Taxation to prevent tax abuse in the trust area. At this stage, we are unable to comment as to what alternative approach may be used, if any, to tax non-fixed trusts as companies.


     CONSOLIDATION

      The Treasurer has released exposure draft legislation on a proposed new consolidation regime (New Business Tax System (Consolidation) Bill 2002). In a press release dated February 7, 2002, it was stated by the Assistant Treasurer that this new regime is intended to be effective from July 1, 2002.

      The new consolidation regime will repeal the existing grouping rules contained in the tax laws. Although elective, consolidation will be required to maintain the benefit of grouping.

      Consolidation is made at the election of an Australian head entity. The consolidated group will consist of the head entity and all of its wholly owned Australian resident subsidiaries including trusts, provided all members are 100% beneficially owned, directly or indirectly, by the head entity. An election to consolidate will apply to the entire Australian resident group, not merely selected entities.

      If an election is made to consolidate, under the draft legislation a trust is likely to become part of the group, which under current proposals is likely to be the Commonwealth Bank and its subsidiaries. This will have significant tax consequences. There are to be specific rules dealing with the recovery of income tax owing by the head entity of the consolidated group, where the head entity defaults on its primary obligation for the income tax debts of the consolidated group. These rules are not contained in the released exposure draft legislation.

      We note that the legislation is presently only in draft form and is incomplete.


OTHER TAXES

      No stamp, issue, registration or similar taxes are payable in Australia in connection with the issue of the US Dollar notes. Furthermore, a transfer of, or agreement to transfer, notes executed outside of Australia will not be subject to Australian stamp duty.


                 ENFORCEMENT OF FOREIGN JUDGMENTS IN AUSTRALIA

      Each of Securitisation Advisory Services Pty Limited and Perpetual Trustee Company Limited is an Australian proprietary company registered with limited liability under the Australian Corporations Act 2001. Any final and conclusive judgment of any New York State or United States Federal Court sitting in the Borough of Manhattan in the City of New York having jurisdiction recognized by the relevant Australian jurisdiction in respect of an obligation of either Securitisation Advisory Services Pty Limited or Perpetual Trustee Company Limited in respect of a note, which is for a fixed sum of money and which has not been stayed or satisfied in full, would be enforceable by action against either Securitisation Advisory Services Pty Limited or Perpetual Trustee Company Limited in the courts of the relevant Australian jurisdiction without a re-examination of the merits of the issues determined by the proceedings in the New York State or United States Federal Court, as applicable, unless:

       o the proceedings in New York State or United States Federal Court, as applicable, involved a denial of the principles of natural justice;

       o the judgment is contrary to the public policy of the relevant Australian jurisdiction;

       o judgment was obtained by fraud or duress or was based on a clear mistake of fact;

       o  the judgment is a penal or revenue judgment;

       o there has been a prior judgment in another court between the same parties concerning the same issues as are dealt with in the judgment of the New York State or United States Federal Court, as applicable; or

       o the judgment is one in respect of which the Australian Commonwealth Attorney-General has made a declaration or order under the Australian Foreign Proceedings (Excess of Jurisdiction) Act 1984.

      A judgment by a court may be given in some cases only in Australian dollars. Each of Securitisation Advisory Services Pty Limited and Perpetual Trustee Company Limited expressly submits to the jurisdiction of New York State and United States Federal Courts sitting in the Borough of Manhattan in the City of New York for the purpose of any suit, action or proceeding arising out of this offering. Securitisation Advisory Services Pty Limited has appointed Commonwealth Bank of Australia, 599 Lexington Avenue, New York, New York 10022, as its agent upon whom process may be served in any such action. Perpetual Trustee Company Limited has appointed CT Corporation, 111 Eighth Avenue, New York, NY 10011, USA, as its agent upon whom process may be served in any such action.

      All of the directors and executive officers of Securitisation Advisory Services Pty Limited, and certain experts named in this prospectus, reside outside the United States in the Commonwealth of Australia. Substantially all or a substantial portion of the assets of all or many of such persons are located outside the United States. As a result, it may not be possible for holders of the US Dollar notes to effect service of process within the United States upon such persons or to enforce against them judgments obtained in United States courts predicated upon the civil liability provisions of federal securities laws of the United States. Securitisation Advisory Services Pty Limited and Perpetual Trustee Company Limited have been advised by Clayton Utz, that, based on the restrictions discussed in this section, there is doubt as to the enforceability in the Commonwealth of Australia, in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities predicated upon the federal securities laws of the United States.


                              ERISA CONSIDERATIONS

      Subject to the considerations discussed in this section and in the prospectus supplement for a series, the US Dollar notes are eligible for purchase by employee benefit plans.

      Section 406 of the Employee Retirement Income Security Act of 1974 as amended ("ERISA") and Section 4975 of the Internal Revenue Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh plans and any entity deemed to hold the "plan assets" of the foregoing (each, a "BENEFIT PLAN") from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to these Benefit Plans. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for these persons. Title I of ERISA also imposes certain duties on fiduciaries of a Benefit Plan subject to ERISA including those of loyalty and prudence.

      Some transactions involving the purchase, holding or transfer of the US Dollar notes might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased US Dollar notes if assets of the trust were deemed to be assets of a Benefit Plan. Under a regulation issued by the United States Department of Labor, the assets of the trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquires an "equity interest" in the trust and none of the exceptions contained in the regulation is applicable. An equity interest is defined under the regulation as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is no specific guidance in the regulation regarding whether a principal charge-off feature under the circumstances described herein would constitute a "substantial equity feature", the regulation does state that an instrument will not fail to be treated as indebtedness merely because it has certain equity features, such as additional variable interest or conversion rights, that are incidental to the instrument's primary fixed obligation. Although there can be no assurances in this regard, it appears, at the time of their initial issuance that the US Dollar notes should not be treated as an equity interest for purposes of the regulation. The debt characterization of the US Dollar notes could change after their initial issuance (i.e. they could be treated as equity) if the trust incurs losses or the rating of the US Dollar notes changes.

      However, without regard to whether the US Dollar notes are treated as an equity interest for these purposes, the acquisition or holding of the US Dollar notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the corresponding trust, the issuer trustee, the servicer, the manager, the US Dollar note trustee, the seller, any holder of 50% or more of any equity interests in the trust, any of the swap providers, the underwriters or the security trustee is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a note. Included among these exemptions are:

       o Prohibited Transaction Class Exemption 96-23, regarding transactions effected by "in-house asset managers";

       o Prohibited Transaction Class Exemption 90-1, regarding investments by insurance company pooled separate accounts;

       o Prohibited Transaction Class Exemption 95-60, regarding transactions effected by "insurance company general accounts";

       o Prohibited Transaction Class Exemption 91-38, regarding investments by bank collective investment funds; and

       o Prohibited Transaction Class Exemption 84-14, regarding transactions effected by "qualified professional asset managers."

      There can be no assurance that any of these, or any other exemption, will be available with respect to any transaction involving the US Dollar notes. By your acquisition of a US Dollar note, you shall be deemed to represent and warrant that either (x) you are not acquiring the US Dollar note with the assets of a Benefit Plan or (y) your purchase and holding of the US Dollar note will not result in a non-exempt prohibited transaction under ERISA or the Code or any substantially similar applicable law.

      Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, and certain church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements but may be subject to state or other laws that are substantially similar to ERISA or the Code.

      If you are a plan fiduciary considering the purchase of any of the US Dollar notes, you should consult your tax and legal advisors regarding whether the assets of the trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

      The prospectus supplement for a series will specify any additional or different ERISA considerations for that series.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      All documents filed by the manager with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the US Dollar notes shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the dates of filing of the documents. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in the related prospectus supplement, or in any subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

      The manager will provide without charge to each person to whom a copy of this prospectus is delivered, on the written or oral request of the person, a copy of any or all of the documents incorporated in this prospectus by reference. Requests for copies should be directed to: Securitisation Advisory Services Pty Limited, C/- Commonwealth Bank of Australia, 599 Lexington Avenue, New York, NY 10022, Attention: Executive Vice President, Head of North America Phone (212) 848 9241.


                        LEGAL INVESTMENT CONSIDERATIONS

      The US Dollar notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 under United States Federal law, because the originator of the housing loans was not subject to United States state or federal regulatory authority. Accordingly, some U.S. institutions with legal authority to invest in comparably rated securities based on such housing loans may not be legally authorized to invest in the US Dollar notes. No representation is made as to whether the notes constitute legal investments under any applicable statute, law, rule, regulation or order for any entity whose investment activities are subject to investment laws and regulations or to review by any regulatory authorities. You are urged to consult with your counsel concerning the status of the US Dollar notes as legal investments for you.


                              AVAILABLE INFORMATION

      The manager has filed with the SEC a registration statement on Form S-3 with respect to the notes being offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement, some parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information, reference should be made to the registration statement and amendments thereof and to the exhibits thereto, which will be available for inspection without charge at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 The SEC also maintains a World Wide Web site which provides on-line access to reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at the address "http://www.sec.gov."

      Upon receipt of a request by an investor who has received an electronic prospectus supplement and prospectus from the underwriter or a request by the investor's representative within the period during which there is an obligation to deliver a prospectus supplement and prospectus, the underwriter will promptly deliver, or cause to be delivered, without charge, to the investor a paper copy of the prospectus supplement and prospectus.


                              RATINGS OF THE NOTES

      Any class of notes of a series offered by this prospectus and the corresponding prospectus supplement will be:

       o rated by at least one nationally recognized statistical rating agency or organization that initially rates the series at the request of the issuer trustee, and

       o identified in the prospectus supplement in one of the rating agency's four highest rating categories which are referred to as investment grade.

      The security ratings of the notes should be evaluated independently from similar ratings on other types of securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies. The rating does not address the expected schedule of principal repayments other than to say that principal will be returned no later than the final maturity date.

      A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of similar ratings on different securities.

                             PLAN OF DISTRIBUTION

      The issuer trustee may sell the US Dollar notes in any of three ways:

       o  through underwriters or dealers;

       o  directly to a limited number of purchasers or to a single purchaser;
          or

       o  through agents.

      The prospectus supplement for a series will set for the terms of the offering of that series of US Dollar notes including:

       o  the name or names of any underwriters, dealers or agents;

       o the purchase price of the US Dollar notes and the proceeds to the issuer trustee from the sale;

       o any underwriting discounts and other items constituting underwriters' compensation; and

       o  any discounts and commissions allowed or paid to dealers.

      Any initial public offering prices and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

      If so specified in the prospectus supplement for a series, the issuer trustee, the manager or any of their affiliates may purchase or retain some or all of one or more classes of notes of the series. The purchaser may thereafter from time to time offer and sell, pursuant to this prospectus, some or all of the notes so purchased directly, through one or more underwriters to be designated at the time of the offering of the notes or through broker-dealers acting as agent and/or principal. The offering may be restricted in the manner specified in the prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. In addition, the issuer trustee, the manager or one of their affiliates may pledge notes retained or purchased by the issuer trustee in connection with borrowings or use them in repurchase transactions.

      If any US Dollar notes of any series are sold through underwriters, the prospectus supplement will describe the nature of the obligation of the underwriters to purchase the notes. The US Dollar notes may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more underwriting firms acting alone. The underwriter or underwriters for a particular underwritten offering of notes will be named in the prospectus supplement relating to that offering, and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of the prospectus supplement. Unless otherwise described in a prospectus supplement, the obligation of the underwriters to purchase any US Dollar notes of the related series will be subject to various conditions precedent, and the underwriters will be obligated to purchase all of the US Dollar notes if any are purchased.

      Underwriters and agents who participate in the distribution of a series of US Dollar notes may be entitled under agreements which may be entered into by the issuer trustee to indemnification by the issuer trustee against specific liabilities, including liabilities under the Securities Act, as amended, or to contribution for payments which the underwriters or agents may be required to make under the terms of the agreements.

      The prospectus supplement for any series of US Dollar notes offered other than through the underwriters will contain information regarding the nature of the offering and any agreements to be entered into between the issuer trustee and dealers for the US Dollar notes of that series.

      Affiliates of the manager, including Commonwealth Bank, may act as agents or underwriters in connection with the sale of a series of US Dollar notes. Securities sold, offered or recommended by Securitisation Advisory Services Pty Limited, are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by, and are not otherwise obligations of, Securitisation Advisory Services Pty Limited, and involve investment risks, including the possible loss of principal.

      Any affiliate of the issuer trustee or the manager acting as agent or underwriter in connection with the sale of a series of notes will be named, and its affiliation with the issuer trustee or the manager described, in the prospectus supplement. For underwritten offerings, any of these affiliates not named in the prospectus supplement will not be parties to the related underwriting agreement, will not be purchasing the related US Dollar notes from the issuer trustee and will have no direct or indirect participation in the underwriting of the notes, although the affiliates may participate in the distribution of the US Dollar notes under circumstances entitling it to a dealer's commission. An affiliate of the issuer trustee or the manager may act as a placement agent for US Dollar notes not offered through underwriters. If an affiliate does act as placement agent on behalf of the issuer trustee in the sale of US Dollar notes, it will receive a selling commission which will be disclosed in the prospectus supplement. To the extent permitted by law, affiliates of the issuer trustee or the manager may purchase notes acting as principal.

      The issuer trustee anticipates that the US Dollar notes will be sold to institutional and retail investors. Purchasers of US Dollar notes, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with re-offers and sales by them of US Dollar notes. US Dollar noteholders should consult with their legal advisors in this regard prior to any re-offer or sale.

      There is currently no secondary market for the US Dollar notes. The issuer trustee does not intend to make a secondary market for the US Dollar notes. There can be no assurance that a secondary market for the US Dollar notes will develop or, if it does develop, that it will continue. The issuer trustee may list the US Dollar notes on a national or foreign stock exchange.

                                 LEGAL MATTERS

      Mayer, Brown, Rowe & Maw LLP, New York, New York, will pass upon some legal matters with respect to the US Dollar notes, including the material U.S. federal income tax matters, for Commonwealth Bank and Securitisation Advisory Services Pty Limited. Clayton Utz, Sydney, Australia, will pass upon some legal matters, including the material Australian tax matters, with respect to the US Dollar notes for Commonwealth Bank and Securitisation Advisory Services Pty Limited.

                                   GLOSSARY

      Capitalized terms in this prospectus have the meaning set out below unless, in relation to a particular series, they are given a different meaning in the prospectus supplement for that series.

ACCRUED INTEREST ADJUSTMENT...   unless otherwise specified in the relevant
                                 prospectus supplement, means, in relation to a series, the amount of interest accrued on the housing loans of that series for, and any fees in relation to the housing loans falling due for payment during, the period commencing on and including the date on which interest is debited to the relevant housing loan accounts by the servicer for that housing loan immediately prior to the cut-off date for those housing loans and ending on but excluding the closing date and any accrued interest and fees due but unpaid in relation to the housing loan prior to the date that interest is debited to the relevant housing loan accounts.

ACQUIRING TRUST...............   see page 8.

ADJUSTMENT ADVANCE............   in relation to Assigned Assets and an
                                 Assignment Date means an amount, as determined by the manager and specified in the corresponding Transfer Proposal, not exceeding an amount equal to the accrued and unpaid interest in respect of the Assigned Assets
                                 (less any accrued and unpaid costs and expenses in respect of the Assigned Assets) during the period up to (but not including) that Assignment Date.

ADVERSE EFFECT................   unless otherwise specified in the relevant
                                 prospectus supplement, means any event which, determined by the manager unless specifically provided otherwise, materially and adversely affects the amount or timing of any payment due to any noteholder or redraw bondholder.

ASSIGNED ASSETS...............   in relation to a Transfer Proposal and a
                                 Disposing Trust, means the issuer trustee's entire right, title and interest (including the beneficial interest of each unitholder in relation to the Disposing Trust) as trustee of the Disposing Trust in:

                                  o the assets of the Disposing Trust insofar as they relate to the housing loans referred to in that Transfer Proposal; and

                                  o  unless otherwise specified in that
                                     Transfer Proposal, the benefit of all
                                     representations and warranties given to
                                     the Trustee by the seller of the housing loans referred to in that Transfer Proposal, the servicer or any other person in relation to those assets.

ASSIGNMENT DATE...............   in relation to a Transfer Proposal means the
                                 date specified as such in that Transfer
                                 Proposal on which the housing loans are
                                 transferred from the Disposing Trust to the Acquiring Trust.

AUSTRALIAN CONSUMER
CREDIT CODE...................   unless specified otherwise in the relevant
                                 prospectus supplement, means the Consumer
                                 Credit Code set out in the Appendix to the Consumer Credit (Queensland) Act 1994, as amended by the Consumer Credit (Queensland)
                                 Amendment Act 1998, as in force or applied as a law of any jurisdiction in Australia.

AUTHORIZED
SHORT-TERM INVESTMENTS .......   unless otherwise specified in the relevant
                                 prospectus supplement, means:

                                  o bonds, debentures, stock or treasury bills issued by or notes or other securities issued by the Commonwealth of Australia or the government of any State or Territory of the Commonwealth of Australia;

                                  o  deposits with, or the acquisition of
                                     certificates of deposit issued by, an
                                     Australian bank;

                                  o  bills of exchange, which at the time of
                                     acquisition have a maturity date of not
                                     more than 200 days accepted, drawn on or endorsed with recourse by an Australian bank;

                                  o  debentures or stock of any public
                                     statutory body constituted under the laws of the Commonwealth of Australia or any State or Territory of the Commonwealth where the repayment of the principal secured and the interest payable on that principal is guaranteed by the Commonwealth or the State or Territory; or

                                  o  securities which are "mortgage-backed
                                     securities" within the meaning of the
                                     Duties Act 1997 (New South Wales), the
                                     Duties Act 2000 (Victoria), the Duties Act
                                     2001 (Queensland) and the Duties Act 2001
                                     (Tasmania).

BUSINESS DAY..................   unless otherwise specified in the relevant
                                 prospectus supplement, means any day on which banks are open for business in Sydney, New York
                                 City and London which is also a TARGET
                                 Settlement Day other than a Saturday, a Sunday or a public holiday in Sydney, New York City or London.

DISPOSING TRUST...............   see page 8.

ELIGIBLE DEPOSITORY...........   unless otherwise specified in the relevant
                                 prospectus supplement, means a financial institution which has assigned to it short term credit ratings equal to or higher than A-1 by Standard & Poor's and P-1 by Moody's and includes the servicer to the extent that:

                                  o  it is rated in this manner; or

                                  o  the rating agencies confirm that the
                                     rating of the servicer at a lower level
                                     will not result in a reduction,
                                     qualification or withdrawal of the ratings given by the rating agencies to the notes and redraw bonds of the series.

ELIGIBLE TRUST CORPORATION....   unless otherwise specified in the relevant
                                 prospectus supplement, means any person
                                 eligible for appointment as an institutional trustee under an indenture to be qualified pursuant to the Trust Indenture Act of 1939 of the United States of America as prescribed in section 310(a) of the Trust Indenture Act.

EXTRAORDINARY RESOLUTION......   unless otherwise specified in the relevant
                                 prospectus supplement, in relation to Voting
                                 Secured Creditors or a class of Voting Secured
                                 Creditors means a resolution passed at a duly convened meeting of the Voting Secured

                                 Creditors or a class of Voting Secured
                                 Creditors under the security trust deed by a majority consisting of not less than 75% of the votes of such Voting Secured Creditors or their representatives present and voting or, if a poll is demanded, by such Voting Secured Creditors holding or representing between them Voting Entitlements comprising in aggregate not less than 75% of the aggregate number of votes comprised in the Voting Entitlements held or represented by all the persons present and voting at the meeting or a written resolution signed by all the Voting Secured Creditors or the class of Voting Secured Creditors, as the case may be.

FAIR MARKET VALUE.............   unless otherwise specified in the relevant
                                 prospectus supplement, in relation to a housing loan means the fair market value for that housing loan determined by the relevant seller's external auditors and which value reflects the performing or non-performing status, as determined by the servicer, of that housing loan and any benefit which the intended purchaser will have in respect of such housing loan under any relevant transaction document.

INSOLVENCY EVENT..............   unless otherwise specified in the relevant
                                 prospectus supplement, means, in relation to:

                                  o  the issuer trustee in its capacity as
                                     trustee of a trust, the occurrence of any of the following events in relation to the issuer trustee in that capacity (and not in any other capacity):

                                      o   an application is made and not
                                          dismissed or stayed on appeal within
                                          30 days or an order is made that the
                                          issuer trustee be wound up or
                                          dissolved;

                                      o   an application for an order is made
                                          and not dismissed or stayed on appeal
                                          within 30 days appointing a
                                          liquidator, a provisional liquidator,
                                          a receiver or a receiver and manager
                                          in respect of the issuer trustee or
                                          one of them is appointed;

                                      o   except on terms approved by the
                                          security trustee, the issuer trustee
                                          enters into, or resolves to enter
                                          into, a scheme of arrangement, deed
                                          of company arrangement or composition
                                          with, or assignment for the benefit
                                          of, all or any class of its
                                          creditors, or it proposes a
                                          reorganization, moratorium or other
                                          administration involving any of them;

                                      o   the issuer trustee resolves to wind
                                          itself up, or otherwise dissolve
                                          itself, or gives notice of intention
                                          to do so, except to reconstruct or
                                          amalgamate while solvent on terms
                                          approved by the security trustee or
                                          is otherwise wound up or dissolved;

                                      o   the issuer trustee is or states that
                                          it is unable to pay its debts when
                                          they fall due;

                                      o   as a result of the operation of
                                          section 459(1) of the Australian
                                          Corporations Act 2001, the issuer
                                          trustee is taken to have failed to
                                          have complied with a statutory
                                          demand;

                                      o   the issuer trustee is or makes a
                                          statement from which it may be
                                          reasonably deduced by the security
                                          trustee that the issuer trustee is,
                                          the subject of an event described in
                                          section 459C(2)(b) or section 585 of
                                          the Australian Corporations Act 2001;


                                      o   the issuer trustee takes any step to
                                          obtain protection or is granted
                                          protection from its creditors, under
                                          any applicable legislation or an
                                          administrator is appointed to the
                                          issuer trustee or the board of
                                          directors of the issuer trustee
                                          propose to appoint an administrator
                                          to the issuer trustee or the issuer
                                          trustee becomes aware that a person
                                          who is entitled to enforce a charge
                                          on the whole or substantially the
                                          whole of the issuer trustee's
                                          property
                                          proposes to appoint an administrator
                                          to the issuer trustee; or

                                      o   anything analogous or having a
                                          substantially similar effect to any
                                          of the events specified above happens
                                          under the law of any applicable
                                          jurisdiction; and

                                  o  any other body corporate and the issuer
                                     trustee in its personal capacity, each of the following events:

                                      o   an order is made that the body
                                          corporate be wound up;

                                      o   a liquidator, provisional liquidator,
                                          controller or administrator is
                                          appointed in respect of the body
                                          corporate or a substantial portion of
                                          its assets whether or not under an
                                          order;

                                      o   except to reconstruct or amalgamate
                                          on terms reasonably approved by the
                                          issuer trustee (or in the case of a
                                          reconstruction or amalgamation of the
                                          issuer trustee in its personal
                                          capacity or the security trustee, on
                                          terms reasonably approved by the
                                          manager), the body corporate enters
                                          into, or resolves to enter into, a
                                          scheme of arrangement, deed of
                                          company arrangement or composition
                                          with, or assignment for the benefit
                                          of, all or any class of its
                                          creditors;

                                      o   the body corporate resolves to wind
                                          itself up, or otherwise dissolve
                                          itself, or gives notice of its
                                          intention to do so, except to
                                          reconstruct or amalgamate on terms
                                          reasonably approved by the issuer
                                          trustee (or in the case of a
                                          reconstruction or amalgamation of the
                                          issuer trustee in its personal
                                          capacity or the security trustee,
                                          except on terms reasonably approved
                                          by the manager) or is otherwise wound
                                          up or dissolved;

                                      o   the body corporate is or states that
                                          it is insolvent;

                                      o   as a result of the operation of
                                          section 459F(1) of the Australian
                                          Corporations Act 2001, the body
                                          corporate is taken to have failed to
                                          comply with a statutory demand;

                                      o   the body corporate takes any step to
                                          obtain protection or is granted
                                          protection from its creditors, under
                                          any applicable legislation;

                                      o   any writ of execution, attachment,
                                          distress or similar process is made,
                                          levied or issued against or in
                                          relation to a substantial portion of
                                          the body corporate's assets and is
                                          not satisfied or withdrawn or
                                          contested in good faith by the body
                                          corporate within 21 days; or

                                      o   anything analogous or having a
                                          substantially similar effect to any
                                          of the events specified above happens
                                          under the law of any applicable
                                          jurisdiction.

INVESTED AMOUNT...............   unless otherwise specified in the relevant
                                 prospectus supplement, means in relation to a note or a redraw bond, the principal amount of that note or redraw bond upon issue less the aggregate of all principal payments made on that note or redraw bond.

ISSUER TRUSTEE DEFAULT........   unless otherwise specified in the relevant
                                 prospectus supplement, means:

                                  o the issuer trustee fails within 20 Sydney business days, or such longer period as the manager may agree to, after notice from the manager to carry out or satisfy any material duty or obligation imposed on the issuer trustee by the master trust deed or any other transaction document in respect of a Medallion Programme trust established under the master trust deed;

                                  o an Insolvency Event occurs with respect to the issuer trustee in its personal capacity;

                                  o  the issuer trustee ceases to carry on
                                     business;

                                  o the issuer trustee merges or consolidates into another entity, unless approved by the manager, which approval will not be withheld if, in the manager's reasonable opinion, the commercial reputation and standing of the surviving entity will not be less than that of the issuer trustee prior to such merger or consolidation, and unless the surviving entity assumes the obligations of the issuer trustee under the transaction documents in respect of a Medallion Programme trust established under the master trust deed; or

                                  o there is a change in the ownership of 50 per cent or more of the issued equity share capital of the issuer trustee from the position as at the date of the master trust deed, or effective control of the issuer trustee alters from the position as at the date of the master trust deed, unless in either case approved by the manager, which approval will not be withheld if, in the manager's reasonable opinion, the change in ownership or control of the issuer trustee will not result in a lessening of the commercial reputation and standing of the issuer trustee.

MANAGER DEFAULT...............   unless otherwise specified in the relevant
                                 prospectus supplement, means:

                                  o an Insolvency Event occurs in relation to the manager;

                                  o the manager does not instruct the issuer trustee to pay the required amounts to the noteholders within the time periods specified in the series supplement and that failure is not remedied within 10 Business Days, or such longer period as the issuer trustee may agree, of notice of failure being delivered to the manager by the issuer trustee;

                                  o the manager does not prepare and transmit to the issuer trustee the monthly or quarterly certificates or any other reports required to be prepared by the manager and such failure is not remedied within 10 Business Days, or such longer period as the issuer trustee may agree, of notice being delivered to the manager by the issuer trustee. However, such a failure by the manager does not constitute a Manager Default if it is as a result of a Servicer Default referred to in the second paragraph of the definition of that term provided that, if the servicer subsequently provides the information to the manager, the manager prepares and submits to the issuer trustee the outstanding monthly or quarterly certificates or other reports within 10 Business Days, or such longer period as the issuer trustee may agree to, of receipt of the required information from the servicer;

                                  o  any representation, warranty,
                                     certification or statement made by the
                                     manager in a transaction document or in
                                     any document provided by the manager under or in connection with a transaction document proves to be incorrect when made or is incorrect when repeated, in a manner which as reasonably determined by the issuer trustee has an Adverse Effect and is not remedied to the issuer trustee's reasonable satisfaction within 60 Business Days of notice to the manager by the issuer trustee; or

                                  o  the manager has breached its other
                                     obligations under a transaction document or any other deed, agreement or arrangement entered into by the manager under the master trust deed and relating to the trust or the notes or redraw bonds, other than an obligation which depends upon information provided by, or action taken by, the servicer and the servicer has not provided the information or taken the action, and that breach has had or, if continued, will have an Adverse Effect as reasonably determined by the issuer trustee, and either:

                                      o   such breach is not remedied so that
                                          it no longer has or will have to such
                                          an Adverse Effect, within 20 Business
                                          Days of notice delivered to the
                                          manager by the issuer trustee; or

                                      o   the manager has not within 20
                                          Business Days of receipt of such
                                          notice paid compensation to the
                                          issuer trustee for its loss from such
                                          breach in an amount satisfactory to
                                          the issuer trustee, acting
                                          reasonably.

                                 The issuer trustee must, in such notice, specify the reasons why it believes an Adverse Effect has occurred, or will occur, as the case may be.

PAYMENT MODIFICATION..........   see page 39.

PERFECTION OF TITLE EVENT.....   unless otherwise specified in the relevant
                                 prospectus supplement, means:

                                  o  the seller makes any representation or
                                     warranty under a transaction document that proves to be incorrect when made, other than a representation or warranty in respect of which damages have been paid or for which payment is not yet due, for breach, or breaches any covenant or undertaking given by it in a transaction document, and that has or, if continued will have, an Adverse Effect; and:

                                      o   the same is not satisfactorily
                                          remedied so that it no longer has or
                                          will have, an Adverse Effect, within
                                          20 Business Days of notice being
                                          delivered to the seller by the
                                          manager or the issuer trustee; or

                                      o   if the preceding paragraph is not
                                          satisfied, the seller has not within
                                          20 Business Days of such notice paid
                                          compensation to the issuer trustee
                                          for its loss from that breach in an
                                          amount satisfactory to the issuer
                                          trustee acting reasonably. Such
                                          compensation cannot exceed the
                                          aggregate of the principal amount
                                          outstanding in respect of the
                                          corresponding housing loan and any
                                          accrued or unpaid interest in
                                          respect of the housing loan,
                                          calculated in both
                                          cases at the time of payment of the
                                          compensation.

                                 The issuer trustee must, in such notice, specify the reasons why it believes an Adverse Effect has occurred, or will occur;

                                  o  if the seller is the servicer, a Servicer
                                     Default occurs;

                                  o an Insolvency Event occurs in relation to the seller;

                                  o if the seller is the swap provider under a fixed rate swap or an interest rate basis cap, the seller fails to make any payment due under a swap or cap and that failure:

                                      o   has or will have an Adverse Effect as
                                          reasonably determined by the issuer
                                          trustee; and

                                      o   is not remedied by the seller within
                                          20 Business Days, or such longer
                                          period as the issuer trustee agrees,
                                          of notice to the seller by the
                                          manager or the issuer trustee;

                                  o a downgrading in the long term debt rating of the seller below BBB by Standard & Poor's or Baa2 by Moody's or such other rating in respect of the seller as is agreed between the manager, the seller and the rating agency which had assigned the relevant rating.

PERFORMING HOUSING
LOANS AMOUNT..................   unless otherwise specified in the relevant
                                 prospectus supplement, means in relation to a series the aggregate of the following:

                                  o the amount outstanding under housing loans of that series under which no payment due from the borrower has been in arrears by more than 90 days; and

                                  o the amount outstanding under housing loans of that series under which a payment due from the borrower has been in arrears by more than 90 days and which are insured under a mortgage insurance policy.

POTENTIAL TERMINATION EVENT...   unless otherwise specified in the relevant
                                 prospectus supplement, means:

                                  o  as a result of the introduction,
                                     imposition or variation of any law it is or becomes unlawful for the issuer trustee, and would also be unlawful for any new issuer trustee, to carry out any of its obligations under the series supplement, the master trust deed (in so far as it relates to the trust), the US Dollar note trust deed, the US Dollar notes or the security trust deed; or

                                  o all or any part of the series supplement, the master trust deed (in so far as it relates to the trust) the US Dollar note trust deed, the US Dollar notes or the security trust deed is or has become void, illegal, unenforceable or of limited force and effect.

PRIOR INTEREST................   unless otherwise specified in the relevant
                                 prospectus supplement, means the issuer
                                 trustee's lien over, and right of
                                 indemnification from, the assets of the trust calculated in accordance with the master trust deed for fees and expenses payable to the issuer trustee, other than the Secured Moneys and the arranging fees payable to the manager, which are unpaid, or paid by the issuer trustee but not reimbursed to the issuer trustee from the assets of the trust.

SECURED CREDITORS.............   see page 51.

SECURED MONEYS................   unless otherwise specified in the relevant
                                 prospectus supplement, means the aggregate of all moneys owing to the security trustee or to a Secured Creditor under any of the transaction documents whether such amounts are liquidated or not or are contingent or presently accrued due, and including rights sounding in damages only, provided that the amount owing by the issuer trustee in relation to the principal component of a note or redraw bond is to be calculated by reference to the Invested Amount of that note or redraw bond, the amount owing by the issuer trustee in relation to the principal component of the standby redraw facility will include any unreimbursed principal charge-offs in respect of the standby redraw facility and the Secured Moneys do not include any fees or value added tax payable to the US Dollar note trustee or an agent for which the issuer trustee is personally liable.

SERVICER DEFAULT..............   see page 71.

STATED AMOUNT.................   unless otherwise specified in the relevant
                                 prospectus supplement, for a note or a redraw bond means:

                                  o  the principal amount of that note or
                                     redraw bond upon issue; less

                                  o  the aggregate of principal payments
                                     previously made on that note or redraw
                                     bond; less

                                  o  the aggregate of all then unreimbursed
                                     principal charge-offs on that note or
                                     redraw bond.

TARGET SETTLEMENT DAY.........   means any day on which TARGET (the
                                 Trans-European Automated Real-time Gross
                                 Settlement Express Transfer System) is open.

TRANSFER AMOUNT...............   in relation to a Transfer Proposal means the
                                 amount specified as such in that Transfer
                                 Proposal, as determined by the manager, which must be:

                                  o the aggregate principal outstanding of the Assigned Assets in relation to that Transfer Proposal as at close of business on the Business Day immediately preceding the cut-off date in relation to that Transfer Proposal; or

                                  o such other amount as is agreed between the issuer trustee and the manager provided that the manager has given written confirmation to the issuer trustee that the manager has received confirmation from each rating agency in relation to the Acquiring Trust that the transfer of the Assigned Assets in relation to that Transfer Proposal for that amount will not result in a reduction, qualification or withdrawal of any ratings then assigned by it in relation to any note or redraw bond in relation to the Acquiring Trust or the Disposing Trust.

TRANSFER PROPOSAL.............   means a proposal from the manager to the
                                 issuer trustee given in accordance with the master trust deed, for the issuer trustee to transfer Assigned Assets from one series trust under the master trust deed to another series trust under the master trust deed.

VOTING ENTITLEMENTS...........   unless otherwise specified in the relevant
                                 prospectus supplement, on a particular date means the number of votes which a Voting
                                 Secured Creditor would be entitled to exercise if a meeting of Voting Secured Creditors were held on that date, being the number calculated by dividing the Secured Moneys owing to that Voting Secured Creditor by 10 and rounding the resultant figure down to the nearest whole number. If the US Dollar note trustee is a Voting Secured Creditor it will have a Voting
                                 Entitlement equal to the aggregate Voting
                                 Entitlement for all US Dollar noteholders.

                                 Secured Moneys in respect of the US Dollar notes will be converted to Australian dollars at the exchange rates specified for this purpose in the relevant prospectus supplement or the spot rate used for the calculation of amounts payable on the early termination of the applicable currency swap, whichever produces the lowest amount in Australian dollars.

VOTING SECURED CREDITORS......    o  unless otherwise specified in the
                                     relevant prospectus supplement, means:

                                  o for so long as the Secured Moneys of the noteholders, converted, in the case of the US Dollar notes, to Australian dollars in the manner described in the definition of "Voting Entitlements" and the redraw bondholders are 75% or more of the then total Secured Moneys:

                                      o   if any US Dollar note then remains
                                          outstanding, the US Dollar note
                                          trustee, or, if the US Dollar note
                                          trustee has become bound to notify,
                                          or seek
                                          directions from, the US Dollar
                                          noteholders or take steps and/or to
                                          proceed under the US Dollar note
                                          trust deed and fails to do so when
                                          required by the US Dollar note
                                          trustee and such failure is
                                          continuing, the US Dollar
                                          noteholders;

                                      o   if any other senior notes remain
                                          outstanding, the other senior
                                          noteholders; and

                                      o   if any redraw bonds remain
                                          outstanding, the redraw bondholders;
                                          or

                                      o   if none of the above securities then
                                          remain outstanding, the subordinated
                                          noteholders; and

                                  o  otherwise:

                                      o   if any US Dollar note remains
                                          outstanding, the US Dollar note
                                          trustee, or, if the US Dollar note
                                          trustee has become bound to take
                                          steps and/or to proceed under the US
                                          Dollar note trust deed and fails to
                                          do so when required by the US Dollar
                                          note trust deed and such failure is
                                          continuing, the US Dollar
                                          noteholders; and

                                      o   each other then Secured Creditor
                                          other than the US Dollar note trustee
                                          and the US Dollar noteholders.

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                 SECURITISATION ADVISORY SERVICES PTY LIMITED


                                    Manager


                        COMMONWEALTH BANK OF AUSTRALIA
                         As a Seller and the Servicer


                             HOMEPATH PTY LIMITED

                                  As a Seller


                       PERPETUAL TRUSTEE COMPANY LIMITED

    in its capacity as Issuer Trustee of the Medallion Trust Series 2004-1G


                      MORTGAGE BACKED FLOATING RATE NOTES

                            [MEDALLION LOGO OMITTED]


                                ---------------
                             PROSPECTUS SUPPLEMENT
                                ---------------

                   Joint Lead Managers and Joint Bookrunners


CITIGROUP                  DEUTSCHE BANK SECURITIES                       NOMURA


                  Joint Lead Manager for the Class A-1 Notes


                        COMMONWEALTH BANK OF AUSTRALIA


                                  Co-Manager


                          CREDIT SUISSE FIRST BOSTON


     You should rely only on the information contained or incorporated in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the notes in any state where the offer is not permitted.

     Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments and subscriptions. In addition, all dealers selling the notes will deliver a
prospectus supplement and prospectus until      .
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